Filed with the U.S. Securities and Exchange Commission on October 7, 2022

Registration No. 333-248430

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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PRE-EFFECTIVE AMENDMENT NO. 1

to

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

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VS TRUST
(Exact name of registrant as specified in its charter)

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Delaware	6221	84-6704517
(State of Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

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2000 PGA Boulevard, Suite 4440
Palm Beach Gardens, FL 33408
(866) 261-0273

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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Justin Young
Volatility Shares LLC
2000 PGA Boulevard, Suite 4440
Palm Beach Gardens, FL 33408
(866) 261-0273
(Name, address, including zip code, and telephone number, including area code, of agent for service)

________________________

Copies to:

Barry Pershkow c/o Chapman and Cutler LLP 1717 Rhode Island Avenue NW Suite 800 Washington, DC 20036	Morrison Warren Walt Draney c/o Chapman and Cutler LLP 111 West Monroe Street Chicago, IL 60603

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Approximate date of commencement of proposed sale to the public:

As promptly as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, November 1, 2022

VS TRUST

Common Units of Beneficial Interest

Title of Securities to be Registered (Ticker)	Benchmark	Proposed Maximum Aggregate Offering Price
-1x Short VIX Futures ETF (SVIX)	Short VIX Futures Index	$	Not applicable
2x Long VIX Futures ETF (UVIX)	Long VIX Futures Index	$	Not applicable

VS Trust (the “Trust”) is a Delaware statutory trust. The -1x Short VIX Futures ETF (“SVIX”) and the 2x Long VIX Futures ETF (“UVIX”) (SVIX and UVIX, each a “Fund” and together, the “Funds”) are separate series of VS Trust. The Trust may from time to time offer to sell common units of beneficial interest (“Shares”) of the Funds. Shares represent units of fractional undivided beneficial interest in and ownership of a Fund. Fund Shares will be offered on a continuous basis. The Shares of the Funds are listed for trading on CBOE BZX Exchange, Inc. (the “Exchange”) under the ticker symbol shown above next to each Fund’s name.

SVIX seeks daily investment results, before fees and expenses, that correspond to the performance of the Short VIX Futures Index (the “Short Index”) for a single day, not for any other period. UVIX seeks daily investment results, before fees and expenses, that correspond to twice the performance of the Long VIX Futures Index (the “Long Index”). A “single day” is measured from the time a Fund calculates its net asset value (“NAV”) to the time of the Fund’s next NAV calculation. The NAV calculation time for a Fund typically is 4:00 p.m. (Eastern Time). Please see the section entitled “Summary — Creation and Redemption Transactions” for additional details on the NAV calculation time for the Funds. The Short Index measures the daily inverse (i.e., opposite) performance of a portfolio of first- and second-month futures contracts on the CBOE Volatility Index, commonly known as the “VIX.” The Long Index measures the performance of a portfolio of first- and second-month futures contracts on the VIX. Because the Funds’ portfolios are rebalanced daily to meet their leveraged (or inverse) investment objective, the Funds may not be suitable for investors who plan to hold them for periods longer than one day, particularly in volatile markets.

The Funds seek to achieve their investment objective through the appropriate amount of exposure to the VIX futures contracts included in their respective index. The Funds also have the ability to engage in options transactions, swaps, forward contracts and other instruments in order to achieve their investment objective, in the manner and to the extent described herein.

SVIX is not benchmarked to the inverse of, and UVIX is not benchmarked to twice, the widely referenced VIX. The Short Index and the inverse of the VIX are separate measurements and can be expected to perform very differently. The Long Index and twice the VIX also are separate measurements and can be expected to perform very differently. As such, SVIX can be expected to perform very differently from the inverse (-1x) of the performance of the VIX over any period, and UVIX can be expected to perform very differently from twice (2x) of the performance of the VIX over any period.

The Funds continuously offer and redeem Shares in blocks of at least 10,000 Shares (each such block, a “Creation Unit”) at current per Share market prices. Only Authorized Participants (as defined herein) may purchase and redeem Shares from a Fund and then only in Creation Units. An Authorized Participant is an entity that has entered into an Authorized Participant Agreement with the Trust and Volatility Shares LLC (the “Sponsor”). Shares are offered on a continuous basis to Authorized Participants in Creation Units at NAV. Authorized Participants may then offer to the public, from time to time, Shares from any Creation Unit they create at a per-Share market price. The form of Authorized Participant Agreement and the related Authorized Participant Procedures Handbook set forth the terms and conditions under which an Authorized Participant may purchase or redeem a Creation Unit. Authorized Participants will not receive from a Fund, the Sponsor, or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public. An Authorized Participant may receive commissions or fees from investors who purchase Shares through their commission or fee-based brokerage accounts.

INVESTING IN THE SHARES INVOLVES SIGNIFICANT RISKS. PLEASE REFER TO THE SECTION ENTITLED “RISK FACTORS” ON PAGES 8-27.

THE FUNDS PRESENT SIGNIFICANT RISKS NOT APPLICABLE TO OTHER TYPES OF FUNDS, INCLUDING RISKS RELATING TO INVESTING IN AND SEEKING EXPOSURE TO VIX FUTURES CONTRACTS. THE FUNDS ARE NOT APPROPRIATE FOR ALL INVESTORS. AN INVESTOR SHOULD ONLY CONSIDER AN INVESTMENT IN A FUND IF HE OR SHE UNDERSTANDS THE CONSEQUENCES OF SEEKING DAILY INVESTMENT RESULTS AND THE IMPACT OF COMPOUNDING ON FUND PERFORMANCE.

THE RETURN OF A FUND FOR A PERIOD LONGER THAN A SINGLE DAY IS THE RESULT OF ITS RETURN FOR EACH DAY COMPOUNDED OVER THE PERIOD AND USUALLY WILL DIFFER IN AMOUNT AND POSSIBLY EVEN DIRECTION FROM: I) IN THE CASE OF SVIX, EITHER THE INVERSE OF THE VIX, OR THE INVERSE OF A PORTFOLIO OF SHORT-TERM VIX FUTURES CONTRACTS FOR THE SAME PERIOD; AND II) IN THE CASE OF UVIX, EITHER TWICE THE VIX OR TWICE A PORTFOLIO OF SHORT-TERM VIX FUTURES CONRACTS FOR THE SAME PERIOD. THESE DIFFERENCES CAN BE SIGNIFICANT.

THE FUNDS’ INVESTMENTS MAY BE ILLIQUID AND/OR HIGHLY VOLATILE AND A FUND MAY EXPERIENCE LARGE LOSSES FROM BUYING, SELLING OR HOLDING SUCH INVESTMENTS. AN INVESTOR IN A FUND COULD POTENTIALLY LOSE THE FULL PRINCIPAL VALUE OF HIS/HER INVESTMENT WITHIN A SINGLE DAY OR OVERNIGHT.

THE FUNDS GENERALLY ARE INTENDED TO BE USED ONLY FOR SHORT-TERM TIME HORIZONS. SHAREHOLDERS WHO INVEST IN A FUND SHOULD ACTIVELY MANAGE AND MONITOR THEIR INVESTMENT, AS FREQUENTLY AS DAILY.

The Short Index and the VIX (or its inverse) are two separate measurements and can be expected to perform very differently. The Long Index and the VIX also are two separate indices and can be expected to perform very differently. The VIX is a non-investable index that measures the implied volatility of the S&P 500. For these purposes, “implied volatility” is a measure of the expected volatility (i.e., the rate and magnitude of variations in performance) of the S&P 500 over the next 30 days. The VIX does not represent the actual volatility of the S&P 500. The VIX is calculated based on the prices of a constantly changing portfolio of S&P 500 put and call options. The Short Index, the Index used by SVIX, consists of short-term VIX futures contracts. As such, the performance of the Short Index can be expected to be very different from an inverse of the actual volatility of the S&P 500 or an inverse of the actual performance of the VIX. The Long Index, the Index used by UVIX, consists of short-term VIX futures contracts. As such, the performance of the Long Index can be expected to be very different from twice the actual volatility of the S&P 500 or twice the actual performance of the VIX.

The potential upside of an investment in a Fund may be limited. Gains, if any, may be subject to significant and unexpected reversals. The Funds are generally intended to be used only for short-term investment horizons. Investors holding Shares of a Fund beyond short-term periods have an increased risk of losing all or a substantial portion of their investment. Shareholders who invest in a Fund should actively manage and monitor their investments, as frequently as daily.

Each Fund will distribute to shareholders a Schedule K-1 that will contain information regarding the income and expenses of a Fund.

NEITHER THE TRUST NOR THE FUNDS ARE MUTUAL FUNDS OR ANY OTHER TYPE OF INVESTMENT COMPANY AS DEFINED IN THE INVESTMENT COMPANY ACT OF 1940 (THE “1940 ACT”), AND NEITHER IS SUBJECT TO REGULATION THEREUNDER. SHAREHOLDERS DO NOT HAVE THE PROTECTIONS ASSOCIATED WITH OWNERSHIP OF SHARES IN AN INVESTMENT COMPANY REGISTERED UNDER THE 1940 ACT. SEE RISK FACTOR ENTITLED “SHAREHOLDERS DO NOT HAVE THE PROTECTIONS ASSOCIATED WITH OWNERSHIP OF SHARES IN AN INVESTMENT COMPANY REGISTERED UNDER THE 1940 ACT” IN PART ONE OF THIS PROSPECTUS FOR MORE INFORMATION.

These securities have not been approved or disapproved by the United States Securities and Exchange Commission (the “SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

November 1, 2022

The Shares are neither interests in nor obligations of the Sponsor, Wilmington Trust Company (the “Trustee”), or any of their respective affiliates. The Shares are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This Prospectus has two parts: the offered series disclosure and the general pool disclosure. These parts are bound together and are incomplete if not distributed together to prospective participants.

COMMODITY FUTURES TRADING COMMISSION
RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGES 55-56 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGES 55-56.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 8-27.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

SWAPS TRANSACTIONS, LIKE OTHER FINANCIAL TRANSACTIONS, INVOLVE A VARIETY OF SIGNIFICANT RISKS. THE SPECIFIC RISKS PRESENTED BY A PARTICULAR SWAP TRANSACTION NECESSARILY DEPEND UPON THE TERMS OF THE TRANSACTION AND YOUR CIRCUMSTANCES. IN GENERAL, HOWEVER, ALL SWAPS TRANSACTIONS INVOLVE SOME COMBINATION OF MARKET RISK, CREDIT RISK, COUNTERPARTY CREDIT RISK, FUNDING RISK, LIQUIDITY RISK, AND OPERATIONAL RISK.

HIGHLY CUSTOMIZED SWAPS TRANSACTIONS IN PARTICULAR MAY INCREASE LIQUIDITY RISK, WHICH MAY RESULT IN A SUSPENSION OF REDEMPTIONS. HIGHLY LEVERAGED TRANSACTIONS MAY EXPERIENCE SUBSTANTIAL GAINS OR LOSSES IN VALUE AS A RESULT OF RELATIVELY SMALL CHANGES IN THE VALUE OR LEVEL OF AN UNDERLYING OR RELATED MARKET FACTOR.

IN EVALUATING THE RISKS AND CONTRACTUAL OBLIGATIONS ASSOCIATED WITH A PARTICULAR SWAP TRANSACTION, IT IS IMPORTANT TO CONSIDER THAT A SWAP TRANSACTION MAY BE MODIFIED OR TERMINATED ONLY BY MUTUAL CONSENT OF THE ORIGINAL PARTIES AND SUBJECT TO AGREEMENT ON INDIVIDUALLY NEGOTIATED TERMS. THEREFORE, IT MAY NOT BE POSSIBLE FOR THE COMMODITY POOL OPERATOR TO MODIFY, TERMINATE, OR OFFSET THE POOL’S OBLIGATIONS OR THE POOL’S EXPOSURE TO THE RISKS ASSOCIATED WITH A TRANSACTION PRIOR TO ITS SCHEDULED TERMINATION DATE.

THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE REGISTRATION STATEMENT OF THE TRUST. INVESTORS CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C.

THE TRUST WILL FILE QUARTERLY AND ANNUAL REPORTS WITH THE SEC. INVESTORS CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C. PLEASE CALL THE SEC AT 1-800-SEC-0330 FOR FURTHER INFORMATION.

THE FILINGS OF THE TRUST ARE POSTED AT THE SEC WEBSITE AT WWW.SEC.GOV.

REGULATORY NOTICES

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST, THE FUNDS, THE SPONSOR, THE AUTHORIZED PARTICIPANTS OR ANY OTHER PERSON.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY OFFER, SOLICITATION, OR SALE OF THE SHARES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER, SOLICITATION, OR SALE.

AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN TRANSACTING IN SHARES. SEE “PLAN OF DISTRIBUTION” IN PART TWO OF THIS PROSPECTUS.

VS TRUST

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Glossary of Terms

“1933 Act” means the Securities Act of 1933

“1934 Act” means The Securities Exchange Act of 1934

“1940 Act” means the Investment Company Act of 1940

“Administrator” means Tidal ETF Services LLC

“Administration Agreement” means the fund administration servicing agreement between the Trust and Tidal ETF Services LLC

“AP” means authorized participant

“Authorized Participant” means a financial entity (specifically a members or participant of a clearing agency registered with the SEC) that has a contractual arrangement with a Fund (or its service provider) to purchase and redeem ETF shares directly with the ETF in Creation Units

“Benchmark” means, for SVIX, the Short Index; and means, for UVIX, twice (2x) the Long Index

“Beneficial Owners” means owners of beneficial interests in Shares

“Business Day” means any day on which the NYSE, the Exchange and the Trust are open for business. As of the date of this Prospectus, the NYSE observes the following holidays: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Juneteenth, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

“CBOE” means Chicago Board Options Exchange, Incorporated

“CFTC” means the Commodity Futures Trading Commission

The “Code” means the Internal Revenue Code of 1986

“Commodity Sub-Adviser” means Penserra

“Commodity Sub-Advisory Agreement” means the sub-advisory agreement between Volatility Shares and Penserra

“Creation Unit” means aggregations of specified numbers of Shares for which a Fund offers, issues and redeems Shares

“Custodian” means U.S. Bank National Association

“DSTA” means Delaware Statutory Trust Act

“DTC” means The Depository Trust Company, a limited-purpose trust company

“DTC Participants” means those participants who utilize the facilities of DTC

“EU” means the European Union

“Exchange” means CBOE BZX Exchange, Inc.

“FCM” means a Futures Commission Merchant

“FINRA” means the Financial Industry Regulatory Authority

The “Fund” means either SVIX or UVIX

The “Funds” mean both SVIX and UVIX

“Fund Accountant” means U.S. Bancorp Fund Services LLC

“Fund Accounting Agreement” means the fund accounting servicing agreement between the Trust and USBFS

“Index” means the Short Index (as defined herein) or the Long Index (as defined herein), as the context requires

“Index Sponsor” means Volatility Shares LLC

“Long Index” means the Long VIX Futures Index

“Marketing Agent” means Foreside Fund Services, LLC

“NAV” means net asset value

“NFA” means The National Futures Association

“Non-U.S. Shareholder” means a Fund shareholder who is a nonresident alien or foreign entity

“NSCC” means the National Securities Clearing Corporation

“NYSE” means the New York Stock Exchange

“OTC” means over-the-counter

“Participant Agreement” means the written agreement between and Authorized Participant and the Fund or one of its service providers that allows the Authorized Participant to place orders for the purchase or redemption of Creation Units

“Penserra” means Penserra Capital Management LLC

The “Prospectus” means the Funds’ prospectus, as it may be revised and updated from time to time

“SEC” means the U.S. Securities and Exchange Commission

“Shares” means the shares of the Fund

“Short Index” means the Short VIX Futures Index

“Sub-Administrator means U.S. Bancorp Fund Services LLC

“Sub-Administration Agreement” means the fund sub-administration servicing agreement between the Trust and UFBFS

“SVIX” means -1x Short VIX Futures ETF

“Transfer Agent” means U.S. Bancorp Fund Services LLC

“Transmittal Date” means the Business Day on which an order to purchase or redeem Creation Units is received in proper form

The “Trust” means the VS Trust

“USBFS” means U.S. Bancorp Fund Services LLC

“UVIX” means 2x Long VIX Futures ETF

“VIX” means CBOE Volatility Index

“VIX Futures Contracts” means exchange-listed futures contracts based on the VIX

“Volatility Shares” means Volatility Shares LLC

PART ONE
OFFERED SERIES DISCLOSURE

SUMMARY

Investors should read the following summary together with the more detailed information in this Prospectus before investing in Fund Shares, including the information under the caption “Risk Factors” and all exhibits to this Prospectus.

Any references throughout this Prospectus to various actions taken by a Fund are actually actions taken by the Trust on behalf of a Fund.

For ease of reading, certain terms used throughout this Prospectus are defined in the Glossary beginning on page 1. Readers should consult the Glossary before reading through this Prospectus.

Important Information About the Funds

NEITHER THE TRUST NOR THE FUNDS ARE MUTUAL FUNDS OR ANY OTHER TYPE OF INVESTMENT COMPANY AS DEFINED IN THE INVESTMENT COMPANY ACT OF 1940 (THE “1940 ACT”), AND NEITHER IS SUBJECT TO REGULATION THEREUNDER. SHAREHOLDERS DO NOT HAVE THE PROTECTIONS ASSOCIATED WITH OWNERSHIP OF SHARES IN AN INVESTMENT COMPANY REGISTERED UNDER THE 1940 ACT. SEE RISK FACTOR ENTITLED “SHAREHOLDERS DO NOT HAVE THE PROTECTIONS ASSOCIATED WITH OWNERSHIP OF SHARES IN AN INVESTMENT COMPANY REGISTERED UNDER THE 1940 ACT” IN PART ONE OF THIS PROSPECTUS FOR MORE INFORMATION.

THE FUNDS PRESENT SIGNIFICANT RISKS NOT APPLICABLE TO OTHER TYPES OF FUNDS, INCLUDING RISKS RELATING TO INVESTING IN VIX FUTURES CONTRACTS. THE FUNDS ARE NOT APPROPRIATE FOR ALL INVESTORS. AN INVESTOR SHOULD ONLY CONSIDER AN INVESTMENT IN A FUND IF HE OR SHE UNDERSTANDS THE CONSEQUENCES OF SEEKING DAILY INVESTMENT RESULTS AND THE IMPACT OF COMPOUNDING ON FUND PERFORMANCE.

THE RETURN OF THE FUNDS FOR A PERIOD LONGER THAN A SINGLE DAY IS THE RESULT OF ITS RETURN FOR EACH DAY COMPOUNDED OVER THE PERIOD AND USUALLY WILL DIFFER IN AMOUNT AND POSSIBLY EVEN DIRECTION FROM: I) FOR SVIX, EITHER THE INVERSE OF THE VIX OR THE INVERSE OF THE PERFORMANCE OF A PORTFOLIO OF SHORT-TERM VIX FUTURES CONTRACTS FOR THE SAME PERIOD; AND II) FOR UVIX, EITHER TWICE THE VIX OR TWICE THE PERFORMANCE OF A PORTFOLIO OF SHORT-TERM VIX FUTURES CONTRACTS FOR THE SAME PERIOD. THESE DIFFERENCES CAN BE SIGNIFICANT.

THE FUNDS’ INVESTMENTS MAY BE ILLIQUID AND/OR HIGHLY VOLATILE AND THE FUNDS MAY EXPERIENCE LARGE LOSSES FROM BUYING, SELLING OR HOLDING SUCH INVESTMENTS. AN INVESTOR IN THE FUNDS COULD POTENTIALLY LOSE THE FULL PRINCIPAL VALUE OF HIS/HER INVESTMENT WITHIN A SINGLE DAY.

SHAREHOLDERS WHO INVEST IN THE FUNDS SHOULD ACTIVELY MANAGE AND MONITOR THEIR INVESTMENTS, AS FREQUENTLY AS DAILY.

SVIX is benchmarked to the Short Index; SVIX is not benchmarked to an inverse of the VIX. The Short Index and the inverse of the VIX are two separate measurements and can be expected to perform very differently.

UVIX is benchmarked to twice the Long Index; UVIX is not benchmarked to twice the VIX. Twice the Long Index and twice the VIX are two separate measurements and can be expected to perform very differently,

The VIX is a non-investable index that measures the implied volatility of the S&P 500. For these purposes, “implied volatility” is a measure of the expected volatility (i.e., the rate and magnitude of variations in performance) of the S&P 500 over the next 30 days. The VIX does not represent the actual volatility of the S&P 500. The VIX is calculated based on the prices of a constantly changing portfolio of S&P 500 put and call options. The Short Index, the Index used by SVIX, consists of short-term VIX futures contracts. As such, the performance of the Short Index, and therefore the performance of SVIX, can be expected to be very different from the actual volatility of the S&P 500 or the inverse performance of the VIX. As a result, the performance of SVIX also can be expected to be very different from the inverse (-1x) of the actual volatility of the S&P 500, or the inverse (-1x) performance of either the VIX or a portfolio of short-term VIX futures contracts.

The Long Index, the Index used by UVIX, consists of short-term VIX futures contracts. As such, twice the performance of the Long Index, and therefore the performance of UVIX, can be expected to be very different from the actual volatility of the S&P 500 or twice the performance of the VIX. As a result, the performance of UVIX also can be expected to be very different from twice (2x) the actual volatility of the S&P 500, or twice (2x) the performance of either the VIX or a portfolio of short-term VIX futures contracts.

The potential upside of an investment in a Fund may be limited. Gains, if any, may be subject to significant and unexpected reversals. The Funds are generally intended to be used only for short-term investment horizons. Investors holding Shares of a Fund beyond short-term periods have an increased risk of losing all or a substantial portion of their investment. Shareholders who invest in a Fund should actively manage and monitor their investments, as frequently as daily.

Overview

SVIX and UVIX are each separate series of the Trust.

SVIX seeks daily investment results, before fees and expenses, that correspond to the performance of the Short Index for a single day, not for any other period. The return of the Fund for a period longer than a single day is the result of its return for each day compounded over the period and usually will differ in amount and possibly even direction from the performance of the inverse (-1x) performance of either the VIX or a portfolio of short-term VIX futures contracts over the same period. These differences can be significant.

UVIX seeks daily investment results, before fees and expenses, that correspond to twice the performance of the Long Index for a single day, not for any other period. The return of the Fund for a period longer than a single day is the result of its return for each day compounded over the period and usually will differ in amount and possibly even direction from the performance of twice (2x) the performance of either the VIX or a portfolio of short-term VIX futures contracts over the same period. These differences can be significant.

Neither Fund is benchmarked to the inverse (-1x) or twice (2x) the performance of the VIX itself. The VIX is a non-investable index that measures the implied volatility of the S&P 500.

The Funds’ website at www.volatilityshares.com will display the end of day closing Index level, and NAV per Share for the Fund. The Fund will provide daily website disclosure, prior to market opening, of the Funds’ portfolio holdings. This website disclosure of the portfolio composition of the Fund will occur at the same time as the disclosure by the Fund of the portfolio composition to Authorized Participants so that all market participants are provided portfolio composition information at the same time.

FOR SVIX, THE PERFORMANCE OF THE FUND CAN BE EXPECTED TO BE VERY DIFFERENT FROM THE ACTUAL INVERSE (-1X) PERFORMANCE OF THE VIX OR A PORTFOLIO OF SHORT-TERM VIX FUTURES CONTRACTS. DAILY REBALANCING AND THE COMPOUNDING OF EACH DAY’S RETURN OVER TIME MEANS THAT THE RETURN OF THE FUND FOR A PERIOD LONGER THAN A SINGLE DAY WILL BE THE RESULT OF EACH DAY’S RETURNS COMPOUNDED OVER THE PERIOD, WHICH WILL VERY LIKELY DIFFER FROM THE RETURN OF THE INVERSE OF THE VIX OR A PORTFOLIO OF SHORT-TERM VIX FUTURES CONTRACTS OVER THE SAME PERIOD. THESE DIFFERENCES CAN BE SIGNIFICANT. MOREOVER, THE FUND WILL LOSE MONEY IF THE SHORT INDEX’S PERFORMANCE IS FLAT OVER TIME, AND THE FUND CAN LOSE MONEY REGARDLESS OF THE PERFORMANCE OF THE SHORT INDEX, THE INVERSE PERFORMANCE OF THE VIX OR THE INVERSE PERFORMANCE OF A PORTFOLIO OF SHORT-TERM VIX FUTURES CONTRACTS, AS A RESULT OF DAILY REBALANCING, THE SHORT INDEX’S VOLATILITY, COMPOUNDING AND OTHER FACTORS.

FOR UVIX, THE PERFORMANCE OF THE FUND CAN BE EXPECTED TO BE VERY DIFFERENT FROM TWICE (2X) THE PERFORMANCE OF THE VIX OR A PORTFOLIO OF SHORT-TERM VIX FUTURES CONTRACTS. DAILY REBALANCING AND THE COMPOUNDING OF EACH DAY’S RETURN OVER TIME MEANS THAT THE RETURN OF THE FUND FOR A PERIOD LONGER THAN A SINGLE DAY WILL BE THE RESULT OF EACH DAY’S RETURNS COMPOUNDED OVER THE PERIOD, WHICH WILL VERY LIKELY DIFFER FROM THE RETURN OF TWICE THE VIX OR A PORTFOLIO OF SHORT-TERM VIX FUTURES CONTRACTS OVER THE SAME PERIOD. THESE

DIFFERENCES CAN BE SIGNIFICANT. MOREOVER, THE FUND WILL LOSE MONEY IF THE LONG INDEX’S PERFORMANCE IS FLAT OVER TIME, AND THE FUND CAN LOSE MONEY REGARDLESS OF THE PERFORMANCE OF THE LONG INDEX, TWICE THE PERFORMANCE OF THE VIX OR TWICE THE PERFORMANCE OF A PORTFOLIO OF SHORT-TERM VIX FUTURES CONTRACTS, AS A RESULT OF DAILY REBALANCING, THE LONG INDEX’S VOLATILITY, COMPOUNDING AND OTHER FACTORS.

The Funds

The Funds invest in Financial Instruments to gain the appropriate exposure to their benchmark. In the case of SVIX, its Benchmark is the Short Index. In the case of UVIX, its Benchmark is twice the Long Index. “Financial Instruments” are instruments whose value is derived from the value of an underlying asset, rate or benchmark (such asset, rate or benchmark, a “Reference Asset”) and include futures contracts, options transactions, swap agreements, forward contracts and similar instruments or transactions.

In seeking to achieve each Fund’s investment objective, the Sponsor uses a mathematical approach to investing. The Sponsor determines the type, quantity and mix of Financial Instruments that it believes, in combination, should produce daily returns consistent with a Fund’s objective.

The Funds are not actively managed by traditional methods (e.g., by effecting changes in the composition of a portfolio on the basis of judgments relating to economic, financial and market conditions with a view toward obtaining positive results under all market conditions). The Funds seek to remain fully invested at all times in Financial Instruments and money market instruments that, in combination, provide exposure to their benchmark consistent with each Fund’s investment objective, even during periods in which the benchmark is flat or moving in a manner which causes the value of a Fund to decline.

The Funds invest in VIX futures contracts that exhibit complex risks associated with derivative products. Derivative products such as futures are most frequently traded by professional and sophisticated investors. Non-professional and less sophisticated inventors may not have access to the same information as professional and sophisticated VIX futures investors. Non-professional and less sophisticated investors may therefore be at a disadvantage to professional and sophisticated investors in their access to and analysis of important information about VIX futures.

The Sponsor has the power to change a Fund’s investment objective, benchmark or investment strategy, and may liquidate a Fund, at any time, without shareholder approval, subject to applicable regulatory requirements.

Fund Rebalancing

The Funds seek to engage in daily rebalancing to position its portfolio so that its exposure to its Benchmark is consistent with its daily investment objective. The impact of changes to the value of an Index each day will affect whether the Fund’s portfolio needs to be rebalanced. Each Fund seek to position its portfolio so that its exposure to their Benchmark is consistent with its investment objective. The time and manner in which each Fund will rebalance its portfolio is defined by the Index methodology but may vary from the Index methodology depending upon market conditions and other circumstances including the potential impact of the rebalance on the price of the VIX futures contracts. The Sponsor will seek to minimize the market impact of rebalances across all exchange traded products based on VIX futures contracts (“VIX ETPs”) that it sponsors on the price of VIX futures contracts by limiting the Funds’ participation, on any given day, in VIX futures contracts to no more than 10% of the VIX futures contracts traded on Cboe Futures Exchange, Inc. (“CFE”) during any “Rebalance Period,” defined as any fifteen minute period of continuous market trading. To limit participation during periods of market illiquidity, the Sponsor, on any given day, may vary the manner and period over which all VIX ETPs it sponsors are rebalanced, and as such, the manner and period over which the Funds are rebalanced. The Sponsor believes that a Fund will enter an extended rebalance period most often during periods of extraordinary market conditions or illiquidity in VIX futures contracts. In the event that the Fund participates in an extended rebalance period, the Fund represents that it will notify the Exchange and the SEC of such participation as soon as practicable, but no later than 9:00 a.m. ET on the trading day following the event.

The Short Index

The Short Index measures the daily inverse performance of a portfolio of first and second month VIX futures contracts. This theoretical portfolio is rolled each day to maintain a consistent time to maturity of the futures contracts.

The Short Index is calculated daily at 4:00 p.m. (Eastern time) from the average price of the VIX futures contracts between 3:45 p.m. and 4:00 p.m. (Eastern time).

The Short Index has an inception date of November 22, 2019. The Short Index settled on March 16, 2020 41.64% below its settlement on the previous business day (its most significant single day decline from its inception through the year ended December 31, 2021).

More detailed information about the construction of the Short Index can be found on page 29 under Description of the Funds’ Indexes — The Short VIX Futures Index.

The Long Index

The Long Index measures the daily performance of long positions in a portfolio of first and second month VIX futures contracts. This theoretical portfolio is rolled each day to maintain a consistent time to maturity of the futures contracts.

The Long Index is calculated daily at 4:00 p.m. (Eastern time) from the average price of the VIX futures contracts between 3:45 p.m. and 4:00 p.m. (Eastern time).

The Long Index has an inception date of October 8, 2021. The Long Index settled on November 29, 2021 13.80% below its settlement on the previous business day (its most significant single day decline from its inception through the year ended December 31, 2021).

More detailed information about the construction of the Long Index can be found on page 30 under Description of the Funds’ Indexes — The Long VIX Futures Index.

The Sponsor and the Commodity Sub-Adviser

Volatility Shares LLC, a Delaware limited liability company, serves as the Trust’s Sponsor and commodity pool operator. It will manage 100% of Fund assets. The principal office of the Sponsor and the Trust is located at 2000 PGA Boulevard, Suite 4440, Palm Beach Gardens, FL 33408. The telephone number of the Sponsor and the Trust is (866) 261-0273.

Penserra Capital Management LLC, a New York State limited liability company, serves as the Funds’ commodity sub-adviser (“Commodity Sub-Adviser”). The principal office of the Commodity Sub-Adviser is 4 Orinda Way, suite 100-a, Orinda, CA 94563. The Commodity Sub-Adviser will manage 100% of the Fund assets.

Prior to November 1, 2022, Milliman FRM served as the Funds’ commodity sub-adviser.

Neither the Trust nor the Funds are required to establish, or be overseen by, a board of directors or an audit committee of the board of directors. Accordingly, only the Funds’ service providers, which are generally overseen by the Funds’ Sponsor, will be providing services to the Funds.

More detailed information about the Sponsor can be found beginning on page 78 under Service Providers — The Sponsor. More detailed information about the Commodity Sub-Adviser can be found beginning on page 80 under Service Providers — The Commodity Sub-Adviser.

Purchases and Sales in the Secondary Market

Fund Shares are listed on the Exchange under the ticker symbol of SVIX and UVIX. Secondary market purchases and sales of Shares are subject to ordinary brokerage commissions and charges.

Creation and Redemption Transactions

Only an Authorized Participant may purchase (i.e., create) or redeem Shares with a Fund. Authorized Participants may create and redeem Shares only in Creation Units, which are blocks of at least 10,000 Shares in a Fund. An “Authorized Participant” is a broker-dealer that is a member of a national clearing agency and that has entered into an Authorized Participant Agreement with the Sponsor. Creation Units are offered to Authorized Participants at a Fund’s NAV. Creation Units in a Fund are expected to be created when there is sufficient demand for Shares in the Fund that the market price per Share is at a premium to the NAV per Share. Authorized Participants will likely sell such Shares to the public at prices that are expected to reflect, among other factors, the trading price of the Shares and the supply of and demand for the Shares at the time of sale. Similarly, it is expected that Creation Units will be redeemed when the market price per Share of a Fund is at a discount to the NAV per Share. The Sponsor expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients will tend to cause the public trading price of the Shares to track the NAV per Share of a Fund over time. Retail investors seeking to purchase or sell Shares on any day effect such transactions in the secondary market at the market price per Share, rather than in connection with the creation or redemption of Creation Units.

A creation transaction, which is subject to acceptance by the Marketing Agent, generally takes place when an Authorized Participant deposits a specified amount of cash (unless as provided otherwise in this Prospectus) in exchange for a specified number of Creation Units. Similarly, Shares can be redeemed only in Creation Units, generally for cash (unless as provided otherwise in this Prospectus). Except when aggregated in Creation Units, Shares are not generally redeemable individually. The prices at which creations and redemptions occur are based on the next calculation of the NAV after an order is received in proper form, as described in the Authorized Participant Agreement and the related Authorized Participant Procedures Handbook. The manner by which Creation Units are purchased and redeemed is governed by the terms of this Prospectus, the Authorized Participant Agreement and Authorized Participant Procedures Handbook. Creation and redemption orders are not effective until accepted by the Marketing Agent and may be rejected or revoked. By placing a purchase order, an Authorized Participant agrees to deposit cash (unless as provided otherwise in this Prospectus) with the Funds’ Custodian.

Creation and redemption transactions must be placed each day the Authorized Participant by the create/redeem cut-off time (stated below) to receive that day’s NAV, or earlier if, for example, the Exchange or other exchange material to the valuation or operation of a Fund closes before such cut-off time. See the section entitled “Net Asset Value” for additional information about NAV calculations.

Create/Redeem Cut-off	NAV Calculation Time
2:00 p.m. (Eastern Time)	4:00 p.m. (Eastern Time)

Breakeven Amounts

The Funds will be profitable only if returns from the Funds’ investments exceed their “breakeven amount.” The Estimated breakeven amount is set forth in the table below. The estimated breakeven amount represents the estimated amount of trading income that the Funds would need to achieve during one year to offset the Funds’ estimated fees, costs and expenses, net of any interest income earned by the Funds on their investments. Estimated amounts do not represent actual results, which may be different. It is not possible to predict whether the Funds will break even at the end of the first twelve months of an investment or any other period. See section “Charges — Breakeven Tables,” for more detailed tables showing Breakeven Amounts.

Fund Name	Breakeven Amount (% Per Annum of Average Daily NAV)*	Assumed Selling Price Per Shares*	Breakeven Amount ($ for the Assumed Selling Price Per Shares)*
-1x Short VIX Futures ETF (SVIX)	2.47%	$10.00	0.25
2x Long VIX Futures ETF (UVIX)	3.19%	$10.00	0.32

____________

*        The breakeven analysis set forth in this table assumes that the Shares have a constant NAV equal to the amount shown. The amount approximates the NAV of such Shares on August 31, 2022. The actual NAV of the Fund differs and is likely to change on a daily basis. The numbers in this chart have been rounded to the nearest 0.01.

Important Tax Information

Please note that the Funds will distribute to shareholders a Schedule K-1 that will contain information regarding the income and expense items of a Fund. The Schedule K-1 is a complex form and shareholders may find that preparing tax returns may require additional time or may require the assistance of an accountant or other tax preparer, at an additional expense to the shareholder.

RISK FACTORS

The Funds may be highly volatile and generally are intended for short-term investment purposes only.

Investing in the Funds involves significant risks not applicable to other types of investments. You could potentially lose the full principal value of your investment within a single day. Before you decide to purchase any Shares, you should consider carefully the risks described below together with all of the other information included in this Prospectus, as well as information found in documents incorporated by reference in this Prospectus.

These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any periodic report, prospectus supplement, post-effective amendment or in other reports filed with the SEC in the future.

Risks Specific to the Funds

In addition to the risks described elsewhere in this “Risk Factors” section, the following risks apply to the Funds.

Special Note Regarding Recent Market Events

From time to time, global financial markets experience periods of unprecedented turmoil. During these periods, the financial sector may result in reduced or altered liquidity in the markets and an unusually high degree of volatility, both domestically and internationally. In addition, events such as earthquakes, hurricanes, epidemics and pandemics and other unforeseen natural or human disasters, may have broad adverse social, political, and economic effects on the global economy, which could negatively impact the value of a Fund’s investments. The potential for market turbulence may have an adverse effect on the value of a Fund’s investments.

In the past (between 2007 and 2009) and more recently in 2020, instability in the financial markets led the United States and other governments to take a number of unprecedented actions designed to support certain financial and other institutions and certain segments of the financial markets. Federal, state, and foreign governments, regulatory agencies and self-regulatory organizations (“Regulatory Bodies”) have taken, and could take in the future, actions that affect the regulation of the instruments in which a Fund invests, or the issuers of such instruments, in ways that are unforeseeable. Such legislation or regulation could limit a Fund’s ability to achieve its investment objective. There also is no assurance that Regulatory Bodies will intervene in these or similar matters or events in the future. Any lack of intervention by such Regulatory Bodies also could have an impact on Fund performance and limit a Fund’s ability to achieve its investment objective.

Recent market volatility, particularly from January 2020 through May 2020, that is seemingly the result of the negative impacts of COVID-19 on global and domestic markets and the response thereto by governments and their central banks, has acutely affected the performance of the Index over those periods.

The following chart shows the performance of the Long Index and the Short Index (each from the first full calendar month of performance after their inception) and the VIX, all through the year-ended December 2021. The Short Index has an inception date of November 22, 2019. The Long Index has an inception date of October 8, 2021.

Month	Long Index	Short Index	VIX
December 2019	—	5.79%	9.19%
January 2020	—	(9.91)%	36.72%
February 2020	—	(38.62)%	112.90%
March 2020	—	(68.18)%	33.48%
April 2020	—	13.74%	(36.22)%
May 2020	—	6.82%	(19.44)%
June 2020	—	(15.52)%	10.61%
July 2020	—	14.77%	(19.62)%
August 2020	—	5.82%	7.97%

Month	Long Index	Short Index	VIX
September 2020	—	2.06%	(0.15)%
October 2020	—	(11.99)%	44.18%
November 2020	—	49.23%	(45.90)%
December 2020	—	1.27%	10.60%
January 2021	—	(26.02)%	45.45%
February 2021	—	24.86%	(15.53)%
March 2021	—	34.77%	(30.59)%
April 2021	—	10.93%	(4.07)%
May 2021	—	6.24%	(9.94)%
June 2021	—	14.17%	(5.55)%
July 2021	—	(8.16)%	15.22%
August 2021	—	15.57%	(9.65)%
September 2021	—	(12.07)%	40.41%
October 2021	—	27.60%	(29.73)%
November 2021	18.64%	(24.77)%	67.22%
December 2021	(26.93)%	28.75%	(36.67)%
January 2022	16.26%	(17.36)%	44.19%
February 2022	12.26%	(17.87)%	21.43%
March 2022	(16.06)%	13.50%	(31.81)%
April 2022	25.39%	(25.01)%	62.45%
May 2022	(15.15)%	7.96%	(21.59)%
June 2022	4.62%	(8.27)%	9.62%
July 2022	(20.29)%	23.99%	(25.71)%
August 2022	0.01%	(2.79)%	21.28%

Due to the compounding of daily returns, the Funds’ returns over a period longer than a single day will likely differ in amount and possibly even direction from: i) in the case of SVIX, the inverse performance of the VIX or a portfolio of short VIX futures contracts over the same period; and ii) in the case of UVIX, twice the performance of the VIX or a portfolio of long VIX futures contracts over the same period.

SVIX has an investment objective to seek daily investment results, before fees and expenses, that track the Short Index, which is designed to express the daily inverse performance of a theoretical portfolio of first and second month VIX futures contracts. The Fund seeks investment results for a single day only, as measured from NAV calculation time to NAV calculation time, and not for any other period (see “Summary — Creation and Redemption Transactions” for the typical NAV calculation time of the Fund). The return of the Fund for a period longer than a single day is the result of its return for each day compounded over the period and usually will differ from the return the inverse (-1x) performance of either the VIX or a portfolio of short positions in VIX futures contracts over the same period.

UVIX seeks daily investment results, before fees and expenses, that correspond to twice the performance of the Long Index, which measures the daily performance of long positions in a theoretical portfolio of first and second month VIX futures contracts. The Fund seeks investment results for a single day only, as measured from NAV calculation time to NAV calculation time, and not for any other period (see “Summary — Creation and Redemption Transactions” for the typical NAV calculation time of the Fund). The return of the Fund for a period longer than a single day is the result of its return for each day compounded over the period and usually will differ from twice (2x) the return of either the VIX or a portfolio of long positions in VIX futures contracts over the same period.

Compounding is the cumulative effect of applying investment gains and losses and income to the principal amount invested over time. Gains or losses experienced over a given period will increase or reduce the principal amount invested from which the subsequent period’s returns are calculated. The effect of compounding becomes more pronounced as index volatility and holding period increase. The impact of compounding will impact each shareholder differently depending on the period of time an investment in a Fund is held and the volatility of the Index during the holding period of an investment in Shares of the Fund.

Each Fund will lose money if its Index’s performance is flat over time, and a Fund can lose money regardless of the performance of the Index, as a result of daily rebalancing, fees, the Index’s volatility, compounding and other factors. Longer holding periods, higher index volatility, inverse exposure and leverage each affect the impact of compounding on a Fund’s returns. Daily compounding of a Fund’s investment returns can dramatically and adversely affect performance, especially during periods of high volatility. Volatility has a negative impact on a Fund’s performance and the volatility of the Index may be at least as important to the Fund’s return for a period as the return of an Index.

The Funds are not appropriate for all investors and presents significant risks not applicable to other types of funds. An investor should only consider an investment in a Fund if he or she understands the consequences of seeking investment results for a single day. Shareholders who invest in a Fund should actively manage and monitor their investments, as frequently as daily.

Correlation risk.

In order to achieve a high degree of correlation with its Benchmark, each Fund seeks to rebalance its portfolio daily to keep exposure consistent with its investment objective. Being materially under or overexposed to the Benchmark may prevent a Fund from achieving a high degree of correlation with that Benchmark. Market disruptions or closures, large movements of assets into or out of a Fund, large rebalances, regulatory restrictions, cash drag from uninvested cash, market volatility, accountability levels, position limits, margin requirements, and daily price fluctuation limits set by the exchanges and other factors will adversely affect a Fund’s ability to adjust exposure to requisite levels. The target amount of portfolio exposure may be impacted by changes to the value of a Fund’s Index each day. Other things being equal, more significant movement, up or down, will require more significant adjustments to a Fund’s portfolio. Because of this, it is unlikely that a Fund will be perfectly exposed at the end of each day, and the likelihood of being materially under- or overexposed is higher on days when the index levels are volatile at or near the close of the trading day. These risks are particularly acute for a Fund due to the high degree of volatility in VIX futures contracts.

Risk of after-market or overnight events impacting the next opening market price.

Global and domestic, political, social or economic events that occur after the end of trading of Fund Shares on domestic Exchanges can have a significant impact on the market price of Fund Shares when the trading of Fund Shares resumes on the following day.

Changes to an Index and the daily rebalancing of a Fund may impact trading in the underlying futures contracts.

Changes to an Index and daily rebalancing may cause a Fund to adjust its portfolio positions. This trading activity will contribute to the trading volume of the underlying futures contracts and may adversely affect the market price of such underlying futures contracts.

Market price risk.

The intraday performance of Shares traded in the secondary market generally will be different from the performance of a Fund when measured from one NAV calculation-time to the next.

Each Fund seeks to achieve its investment objective even during periods when the performance of an Index is flat or when an Index is moving in a manner that may cause the value of a Fund to decline.

Each Fund is not actively managed by traditional methods (e.g., by effecting changes in the composition of a portfolio on the basis of judgments relating to economic, financial and market considerations with a view toward obtaining positive results under all market conditions). Each Fund seeks to remain fully invested at all times in Financial Instruments and money market instruments that, in combination, provide exposure to the Benchmark consistent with each Fund’s investment objective. This is the case even during periods in which an Index is flat or moving in a manner which causes the value of the Fund to decline. Each Fund can lose money regardless of the performance of its Benchmark, due to the effects of daily rebalancing, volatility, fees, compounding and other factors.

A number of factors may affect a Fund’s ability to produce returns that correlate to the returns of its Benchmark.

While each Fund seeks to meet its investment objective, there is no guarantee it will do so. Factors that may affect a Fund’s ability to meet its investment objective include: (1) the Sponsor’s or Commodity Sub-Adviser’s ability to purchase and sell Financial Instruments in a manner that correlates to the Fund’s objective; (2) an imperfect correlation between the performance of the Financial Instruments held by the Fund and the performance of the Index; (3) bid-ask spreads on such Financial Instruments; (4) fees, expenses, transaction costs, financing costs and margin requirements associated with the use of Financial Instruments and commission costs; (5) holding or trading Financial Instruments in a market that has become illiquid or disrupted; (6) the Fund’s Share prices being rounded to the nearest cent and/or valuation methodologies; (7) changes to the Index that are not disseminated in advance; (8) the need to conform the Fund’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; (9) early and unanticipated closings of the markets on which the holdings of the Fund trade, resulting in the inability of the Fund to execute intended portfolio transactions; (10) accounting standards; and (11) differences caused by the Fund obtaining exposure to only a representative sample of the components of the Index, overweighting or underweighting certain components of the Index or obtaining exposure to assets that are not included in the Index; (12) the inability of the Fund to fully invest cash received in exchange for Creation Unit purchases, resulting in cash drag; and (13) the inability to fully access the VIX futures contract market because of the limitation described under “Summary — Fund Rebalancing” on p. 17.

Being materially under- or overexposed to a Fund’s Benchmark may prevent a Fund from achieving a high degree of correlation with its Benchmark. Market disruptions or closures, large movements of assets into or out of a Fund, large rebalances, regulatory restrictions, or market volatility and other factors will adversely affect the Fund’s ability to maintain a high degree of correlation.

Possible illiquid markets may cause or exacerbate losses.

Financial Instruments cannot always be liquidated at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. Market disruptions or volatility can also make it difficult to liquidate a position or find a swap counterparty at a reasonable cost.

Market illiquidity may cause losses for a Fund. The large size of the positions which a Fund may acquire increases the risk of illiquidity by both making their positions more difficult to liquidate and increasing the losses incurred while trying to do so. Any type of disruption or illiquidity will potentially be exacerbated due to the fact that a Fund will typically invest in Financial Instruments related to a single benchmark, which in many cases is highly concentrated. Limits imposed by counterparties, exchanges or other regulatory organizations, such as accountability levels, position limits and daily price fluctuation limits, may contribute to a lack of liquidity with respect to some Financial Instruments.

Fees are charged regardless of a Fund’s returns and may result in depletion of assets.

Each Fund is subject to the fees and expenses described herein which are payable irrespective of the Fund’s returns, as well as the effects of commissions, trading spreads, and embedded financing, borrowing costs and fees associated with swaps, futures contracts, and costs relating to the purchase of U.S. Treasury securities or similar high credit quality, short-term fixed-income or similar securities. These fees and expenses have a negative impact on Fund returns.

The policies of S&P and the CBOE and changes that affect the composition and valuation of the S&P 500, the VIX or an Index could affect the value of an investment in the Shares.

The policies of S&P and the CBOE concerning the calculation of the level of the S&P 500, the VIX and each Index, and any additions, deletions or substitutions of equity securities, options or futures contracts in the above indexes, respectively, and the manner in which changes affecting the equity securities, options contracts or futures contracts are reflected in the indexes outlined above, could affect the level of such indexes and, therefore, the value of the Shares. S&P can add, delete or substitute the equity securities underlying the S&P 500 or make other methodological changes that could change the level of the S&P 500. S&P and CBOE can also add, delete or substitute the futures contracts underlying the Index or make other methodological changes that could change the level of an Index. The changing of equity securities included in the S&P 500 may affect the S&P 500, as a newly added equity security may perform better or worse than the equity security or securities it replaces. Such a change may also affect the value of the put and call options used to calculate the level of the VIX. The changing of the futures contracts underlying the Index may affect the performance of an Index in similar ways. Additionally, S&P and CBOE may alter, discontinue or suspend calculation or dissemination of the S&P 500 or an Index. Any of these actions could adversely affect the value of the Shares. S&P and CBOE have no obligation to consider shareholder interests in calculating or revising the S&P 500 or an Index. The CBOE can make methodological changes to the calculation of the VIX that could affect the value of VIX futures contracts and, consequently, the value of the Shares. There can be no assurance that the CBOE will not change the VIX calculation methodology in a way which may affect the value of the Shares. Additionally, the CBOE may alter, discontinue or suspend calculation or dissemination of the VIX and/or the exercise settlement value. Any of these actions could adversely affect the value of the Shares.

Calculation of an Index may not be possible or feasible under certain events or circumstances that are beyond the reasonable control of the Sponsor, which in turn may adversely impact both the Index and/or the Shares, as applicable. Additionally, Index calculations may be disrupted by rollover disruptions, rebalancing disruptions and/or market emergencies, which may have an adverse effect on the value of the Shares.

Additionally, the Short Index is a relatively new index — with an inception date of November 22, 2019 — and no currently operating fund or account yet seeks to track the Short Index. The Long Index is a new index — with an inception date of October 8, 2021 and no currently operating fund or account yet seeks to track the Long Index or an inverse or leveraged version of it. There is the risk that, as a result of the limited operational history of each Index, a Fund may have more difficulty tracking the Index than an index that has had a long operational history.

Each Fund may be subject to counterparty risks.

The Funds may use derivatives such as swap agreements and options (collectively referred to herein as “derivatives”) in the manner described herein as a means to achieve its investment objective. The use of derivatives by the Funds exposes them to counterparty risks.

Regulatory Treatment

Derivatives are generally traded in over-the-counter (“OTC”) markets and have only recently become subject to comprehensive regulation in the United States. Cash-settled forwards are generally regulated as “swaps”, whereas physically settled forwards are generally not subject to regulation or subject to the federal securities laws (in the case of securities).

Title VII of the Dodd-Frank Act (as defined below) (“Title VII”) created a regulatory regime for derivatives, with the Commodity Futures Trading Commission (the “CFTC”) responsible for the regulation of swaps and the SEC responsible for the regulation of “security-based swaps.” The SEC requirements have largely yet to be made effective, but the CFTC requirements are largely in place. The CFTC requirements have included rules for some of the types of transactions in which the Funds will engage, including mandatory clearing and exchange trading for certain categories of swaps, reporting, and margin for uncleared swaps. Title VII also created new categories of regulated market participants, such as “swap dealers,” “security-based swap dealers,” “major swap participants,” and “major security-based swap participants” who are, or will be, subject to significant new capital, registration, recordkeeping, reporting, disclosure, business conduct and other regulatory requirements. The regulatory requirements under Title VII continue to be developed and there may be further modifications that could impact materially and adversely the Funds, the markets in which the Funds trade and the counterparties with which the Funds engage in transactions.

As noted, the CFTC rules do not apply to all of the physically settled forward contracts entered into by the Funds. Investors, therefore, may not receive the protection of CFTC regulation or the statutory scheme of the Commodities Exchange Act of 1934 (“CEA”) in connection with the Funds’ physically settled forward contracts. The lack of regulation in these markets could expose investors to significant losses under certain circumstances, including in the event of trading abuses or financial failure by participants.

Counterparty Credit Risk

Each Fund will be subject to the credit risk of the counterparties to derivatives. In the case of cleared derivatives, each Fund will have credit risk to the clearing corporation in a similar manner as each Fund would for futures contracts. In the case of uncleared derivatives, each Fund will be subject to the credit risk of the counterparty to the transaction — typically a single bank or financial institution. As a result, each Fund is subject to increased credit risk with respect to the amount it expects to receive from counterparties to uncleared derivatives entered into as part of the Fund’s principal investment strategy. If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, a Fund could suffer significant losses on these contracts and the value of an investor’s investment in the Fund may decline.

Each Fund generally requires that the counterparties for the Fund agree to post collateral for the benefit of the Fund, marked to market daily, subject to certain minimum thresholds. To the extent any such collateral is insufficient or there are delays in accessing the collateral, each Fund will be exposed to counterparty risk as described above, including possible delays in recovering amounts as a result of bankruptcy proceedings. Each Fund typically enters into transactions only with major, global financial institutions.

OTC derivatives of the type that may be utilized by each Fund are generally less liquid than futures contracts because they are not traded on an exchange, do not have uniform terms and conditions, and are generally entered into based upon the creditworthiness of the parties and the availability of credit support, such as collateral, and in general, are not transferable without the consent of the counterparty. These agreements contain various conditions, events of default, termination events, covenants and representations. The triggering of certain events or the default on certain terms of the agreement could allow a party to terminate a transaction under the agreement and request immediate payment in an amount equal to the net positions owed to the party under the agreement. For example, if the level of each Fund’s Benchmark has a dramatic intraday move that would cause a material decline in the Fund’s NAV, the terms of the swap may permit the counterparty to immediately close out the transaction with the Fund. In that event, it may not be possible for a Fund to enter into another swap or to invest in other Financial Instruments necessary to achieve the desired exposure consistent with the Fund’s objective. This, in turn, may prevent a Fund from achieving its investment objective, particularly if the level of the Fund’s Benchmark reverses all or part of its intraday move by the end of the day.

In addition, cleared derivatives benefit from daily marking-to-market and settlement, and segregation and minimum capital requirements applicable to intermediaries. To the extent a Fund enters into cleared swap transactions, the Fund will deposit collateral with a Futures Commission Merchant (“FCM”) in cleared swaps customer accounts, which are required by CFTC regulations to be separate from its proprietary collateral posted for cleared swaps transactions. Cleared swap customer collateral is subject to regulations that closely parallel the regulations governing customer segregated funds for futures transactions (described above) but provide certain additional protections to cleared swaps collateral in the event of a clearing broker or clearing broker customer default. For example, in the event of a default of both the clearing broker and a customer of the clearing broker, a clearing house is only permitted to access the cleared swaps collateral in the legally separate (but operationally comingled) account of the defaulting cleared swap customer of the clearing broker, as opposed to the treatment of customer segregated funds, under which the clearing house may access all of the commingled customer segregated funds of a defaulting clearing broker. Uncleared derivatives entered into directly between two counterparties do not necessarily benefit from such protections, particularly if entered into with an entity that is not registered as a “swap dealer” with the CFTC. This exposes a Fund to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a dispute over the terms of the contract (whether or not bona fide) or because of a credit or liquidity problem, thus causing the Fund to suffer a loss.

Each counterparty and/or any of its affiliates may be an Authorized Participant or shareholder of a Fund, subject to applicable law.

The counterparty risk for cleared derivatives transactions is generally lower than for uncleared OTC derivatives. Once a transaction is cleared, the clearing organization is substituted and is a Fund’s counterparty on the derivative. The clearing organization guarantees the performance of the other side of the derivative. Nevertheless, some risk remains, as there is no assurance that the clearing organization, or its members, will satisfy its obligations to a Fund.

Risks Related to a Fund’s Investments in Options

Transactions in options generally require less capital than equivalent stock transactions. They may return smaller dollar figures but a potentially greater percentage of the investment than equivalent stock transactions.

The potential profit is limited to the premium received for the contract. The potential loss is often unlimited. While leverage means the percentage returns can be significant, the amount of cash required is smaller than equivalent stock transactions. It is possible to lose the entire principal invested, and sometimes more. As an options holder, a Fund risks the entire amount of the premium it pays. But as an options writer, it takes on a much higher level of risk. For example, if the Fund writes an uncovered call, it faces unlimited potential loss, since there is no cap on how high a stock price can rise. When buying options, a Fund risks losing the premium paid, plus commissions and fees.

Each Fund may change its investment objective, Index, Benchmark and strategies at any time.

The Sponsor has the authority to change each Fund’s investment objective, Index, Benchmark or investment strategy at any time without shareholder approval. Although such changes may be subject to applicable regulatory approvals, the Sponsor may determine to operate a Fund in accordance with its new investment objective, Index, Benchmark or strategy while those approvals are pending. Changes in the Fund’s investment objective, Index, Benchmark or strategy, may occur without shareholder approval and with limited advance notice to shareholders and may expose shareholders to losses on their investments in a Fund.

A change to the investment objective, Index, Benchmark or strategies or the liquidation of the Fund could occur at a time that is disadvantageous to shareholders.

Each Fund may be liquidated at any time, including a time that is disadvantageous to shareholders.

The Sponsor has the authority to liquidate a Fund at any time without shareholder approval. There is also the risk that a Fund will liquidate shortly after it has suffered sudden and substantial losses as a result of volatile markets. Liquidation of a Fund may occur without shareholder approval and with limited advance notice to shareholders and may expose shareholders to losses on their investments in the Fund. Liquidation of a Fund could occur at a time that is disadvantageous to shareholders. When a Fund’s assets are sold as part of the Fund’s liquidation, the resulting proceeds distributed to shareholders may be less than those that may be realized in a sale outside of a liquidation context.

Each Fund uses investment techniques that may be considered aggressive.

Some investment techniques of a Fund, such as its use of Financial Instruments, may be considered aggressive. Risks associated with Financial Instruments include potentially dramatic price changes (losses) in the value of the instruments and imperfect correlations between the price of the contract and the underlying reference asset. The use of Financial Instruments may increase the volatility of a Fund and may involve a small investment of cash relative to the magnitude of the risk assumed.

Historical correlation trends between a Fund’s Benchmark and other asset classes may not continue or may reverse, limiting or eliminating any potential diversification or other benefit from owning a Fund.

To the extent that an investor purchases a Fund seeking diversification benefits based on the historic correlation (whether positive or negative) between the Fund or its Benchmark and other asset classes, such historic correlation may not continue or may reverse itself. In this circumstance, the diversification or other benefits sought may be limited or non-existent. The diversification or other benefits sought by an investor in a Fund may also become limited or cease to exist if the Sponsor determines to change a Fund’s Benchmark or otherwise modify the Fund’s investment objective or strategy.

The lack of active trading markets for the Shares may result in losses upon the sale or disposition of such Shares.

Although the Shares are publicly listed and traded on the Exchange, there can be no guarantee that an active trading market for the Shares will develop or be maintained. If investors need to sell their Shares at a time when an active market for such Shares does not exist, the price investors receive for their Shares, assuming that investors are able to sell them at all, likely will be lower than the price that investors would receive if an active market did exist.

Investors may be adversely affected by redemption or creation orders that are subject to postponement, suspension or rejection under certain circumstances.

A Fund may, in its discretion, suspend the right of creation or redemption or may postpone the redemption or purchase settlement date, for (1) any period during which the Exchange or any other exchange, marketplace or trading center, deemed to affect the normal operations of the Fund, is closed, or when trading is restricted or suspended on such exchanges in the Fund’s futures contracts, (2) any period during which an emergency exists as a result of which the fulfilment of a purchase order or the redemption distribution is not reasonably practicable, or (3) such other period as the Sponsor determines to be necessary for the protection of the shareholders of the Fund. In addition, a Fund will reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfilment of the order might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the Authorized Participant’s redemption proceeds if the NAV of the Fund declines during the period of delay. A Fund disclaims any liability for any loss or damage that may result from any such suspension or postponement. Suspension of creation privileges may adversely impact how the Shares are traded and arbitraged on the secondary market, which could cause them to trade at levels materially different (premiums and discounts) from the fair value of their underlying holdings.

The NAV per Share may not correspond to the market price per Share.

The NAV per Share of a Fund changes as fluctuations occur in the market value of the Fund’s portfolio. Investors should be aware that the public trading price per Share of a Fund may be different from the NAV per Share of the Fund (i.e., the secondary market price may trade at a premium or discount to NAV). The price at which an investor may be able to sell Shares at any time, especially in times of market volatility, may be significantly less than the NAV per Share of a Fund at the time of sale. Consequently, an Authorized Participant may be able to create or redeem a Creation Unit of a Fund at a discount or a premium to the public trading price per Share of a Fund.

Authorized Participants or their customers may have an opportunity to realize a profit if they can purchase a Creation Unit at a discount to the public trading price of the Shares of a Fund or can redeem a Creation Unit at a premium over the public trading price of the Shares of the Fund. The Sponsor expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price to track the NAV per Share of a Fund closely over time.

Investors who purchase Shares in the secondary market and pay a premium purchase price over a Fund’s indicative optimized portfolio value (“IOPV”), which is also known as the intraday indicative value or IIV, could incur significant losses in the event such investor sells the Fund Shares at a time when such premium is no longer present in the marketplace.

Also, the NAV of a Share may not correspond to its market price due to differences in timing. NAV is typically calculated as of 4:00 p.m. (Eastern Time). The Shares of a Fund trade on the Exchange during the hours the Exchange is open for trading, typically from 9:30 a.m. to 4:00 p.m. (Eastern Time).

Investors may be adversely affected by an overstatement or understatement of a Fund’s NAV due to the valuation method employed or errors in the NAV calculation.

Under normal circumstances, the NAV of a Fund reflects the value of the Financial Instruments held by the Fund, as of the time the NAV is calculated. The NAV includes, in part, any unrealized profits or losses on open Financial Instrument positions. Additionally, in calculating the NAV of a Fund, VIX futures contracts are valued using the Time Weighted Average Price (TWAP) of the futures during the last 15 minutes of NYSE’s regular trading session, rather than solely from the VIX futures’ settlement price. In certain circumstances (e.g., if the Sponsor believes market quotations do not accurately reflect fair value of an investment, or a trading halt closes an exchange or market early), the Sponsor may, in its sole discretion, choose to determine a fair value price as the basis for determining the market value of such position for such day. The fair value of an investment determined by the Sponsor may be different from other value determinations of the same investment. Such fair value prices generally would be determined based on available inputs about the current value of the underlying Reference Assets and would be based on principles that the Sponsor deems fair and equitable. Errors in calculation of a Fund’s NAV also may cause the Fund NAV to be overstated or understated and may affect the performance of the Fund and the value of an investment in the Shares.

The number of underlying components included in the Index may impact volatility, which could adversely affect an investment in the Shares.

A Fund’s Index is concentrated solely in VIX futures contracts. Investors should be aware that other volatility indexes may be more diversified in terms of both the number and variety of instruments included or in terms of the volatility exposure offered. Concentration in fewer underlying components may result in a greater degree of volatility in an Index and the NAV of a Fund which tracks that index under specific market conditions and over time.

Competing claims of intellectual property rights may adversely affect a Fund and an investment in the Shares.

The Sponsor believes that it has properly licensed or obtained the appropriate consent of all necessary parties with respect to intellectual property rights. However, other third parties could allege ownership as to such rights and may bring legal action asserting their claims. The expenses in litigating, negotiating, cross-licensing or otherwise settling such claims may adversely affect a Fund. Additionally, as a result of such action, a Fund could potentially change its investment objective, strategies or benchmark. Each of these factors could have a negative impact on the performance of a Fund.

Authorized Participants with large holdings in a Fund are able to effect transactions which could adversely affect an investment in the Shares.

In the event that one or more Authorized Participants which have substantial interests in the Shares withdraw from participation, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in investors incurring a loss on their investment.

Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect investors’ investment in the Shares.

Only Authorized Participants may create or redeem Creation Units. All other investors that desire to purchase or sell Shares must do so through the Exchange or in other markets, if any, in which the Shares may be traded. Shares may trade at a premium or discount to NAV per Share or the IOPV.

The Exchange may halt trading in the Shares of a Fund, which would adversely impact investors’ ability to sell Shares.

Trading in Shares of a Fund may be halted by the Exchange due to market conditions or, in light of the applicable Exchange rules and procedures. In addition, trading in Shares is subject to trading halts caused by market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified decline or rise in a market index (e.g., the Dow Jones Industrial Average) or in the price of a Fund’s Shares. There can be no assurance that the requirements necessary to maintain the listing of the Shares of a Fund will continue to be met or will remain unchanged.

The value of the Shares will be adversely affected because a Fund is required to indemnify Wilmington Trust Company (the “Trustee”) and/or the Sponsor.

Under the Trust Agreement, the Trustee and the Sponsor each has the right to be indemnified for any liability or expense incurred without gross negligence or willful misconduct. That means the Sponsor may require the assets of a Fund to be sold in order to cover losses or liability suffered by it or by the Trustee. Any such sale would decrease the value of an investment in a Fund.

Although the Shares are limited liability investments, certain circumstances, such as the bankruptcy of a Fund, could increase a shareholder’s liability.

The Shares are limited liability investments; investors may not lose more than the amount that they invest plus any gains or income recognized on their investment. However, shareholders could be required, as a matter of bankruptcy law, to return to the estate of a Fund any distribution they received at a time when the Fund was in fact insolvent or in violation of the Trust Agreement.

The insolvency of an FCM or clearing organization or the failure of an FCM or clearing organization to properly segregate Fund assets held as margin on futures transactions may result in losses to a Fund.

The CEA requires FCMs to segregate client assets received as margin on futures transactions from their own proprietary assets. However, if an FCM fails to properly segregate Fund assets deposited as margin, these assets might not be fully protected in the event of the FCM’s bankruptcy. In such event, a Fund may not be able to recover any assets held by the FCM, or may recover only a limited portion of such assets.

Furthermore, customer funds held at a clearing organization in connection with any futures contracts are permitted to be held in a commingled omnibus account that does not identify the name of the clearing member’s individual customers. A clearing organization may use assets held in such accounts to satisfy payment obligations of a defaulting customer of the FCM to the clearing organization. As a result, in the event of a default of one or more of the FCM’s other clients together with the bankruptcy or insolvency of the FCM, a Fund may not be able to recover the assets deposited by the FCM on behalf of the Fund with the clearing organization.

In the event of a bankruptcy or insolvency of any exchange or a clearing house, the Fund could experience a loss of the funds deposited through its FCM as margin with the exchange or clearing house, a loss of any profits on its open positions on the exchange, and the loss of unrealized profits on its closed positions on the exchange.

There may be circumstances that could prevent or make it impractical for a Fund to operate in a manner consistent with its investment objective and principal investment strategy.

There may be circumstances outside the control of the Sponsor and/or a Fund that could prevent or make it impractical to re-position the Fund’s portfolio investments, to process purchase or redemption orders, or to otherwise operate the Fund in a manner consistent with its investment objective and principal investment strategy. Examples of such circumstances include: market disruptions; significant market volatility, particularly late in a trading day; natural disasters; public service disruptions or utility problems such as those caused by fires, floods, extreme weather conditions, and power outages resulting in telephone, telecopy, and computer failures; market conditions or activities causing trading halts; systems failures involving computer or other information systems affecting the aforementioned parties, as well as the Depository Trust Company (“DTC”), the National Securities Clearing Corporation (“NSCC”), or any other participant in the trading or operation of the Fund; and other extraordinary events.

While the Sponsor has implemented and tested a business and a disaster recovery plan designed to address circumstances such as those described above, these and other circumstances may prevent a Fund from being operated in a manner consistent with its investment objective and/or principal investment strategy.

Due to the increased use of technologies, intentional and unintentional cyber-attacks pose operational and information security risks.

With the increased use of technologies such as the Internet and the dependence on computer systems to perform necessary business functions, a Fund and its service providers are susceptible to operational and information security risks. In general, cyber incidents can result from deliberate attacks or unintentional events. Cyber-attacks include, but are not limited to gaining unauthorized access to digital systems for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyber-attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites. Cyber security failures or breaches of a Fund’s third-party service providers (including, but not limited to, the index provider, the Sponsor, the Commodity Sub-Adviser, the Administrator, Sub-Administrator, Custodian, FCM and Transfer Agent) have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, the inability of Fund shareholders to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs. In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future. A Fund and its shareholders could be negatively impacted as a result. While a Fund has established business continuity plans and systems to prevent such cyber-attacks, there are inherent limitations in such plans and risk management systems including the possibility that certain risks have not been identified. Furthermore, a Fund cannot control the cyber security plans and systems of the Fund’s service providers, market makers, Authorized Participants or issuers of securities in which the Fund invests.

Investors cannot be assured of the Sponsor’s continued services, the discontinuance of which may be detrimental to a Fund.

Investors cannot be assured that the Sponsor will be able to continue to service a Fund for any length of time. If the Sponsor discontinues its activities on behalf of a Fund, the Fund may be adversely affected, as there may be no entity servicing the Fund for a period of time. If the Sponsor’s registrations with the CFTC or memberships in the NFA were revoked or suspended, the Sponsor would no longer be able to provide services and/or to render advice to a Fund. If the Sponsor were unable to provide services and/or advice to a Fund, the Fund would be unable to pursue its investment objectives unless and until the Sponsor’s ability to provide services and advice to the Fund was reinstated or a replacement for the Sponsor as commodity pool operator could be found. Such an event could result in termination of a Fund.

Risks Applicable to Investing in VIX Futures Contracts and Other Financial Instruments

VIX futures contracts can be highly volatile and a Fund may experience sudden and large losses when buying, selling or holding such instruments; you can lose all or a portion of your investment within a single day.

Investments linked to equity market volatility, including VIX futures contracts, can be highly volatile and may experience sudden, large and unexpected losses. For example, in 2018, similar indexes which were comprised of VIX futures contracts, had their largest one-day move ever of approximately 96%. In the future, an Index could have even larger single-day or intraday moves, up or down, that could cause investors to lose all or a substantial portion of their investment in a short period of time. VIX futures contracts are unlike traditional futures contracts and are not based on a tradable reference asset. The VIX is not directly investable, and the settlement price of a VIX futures contract is based on the calculation that determines the level of the VIX. As a result, the behavior of a VIX futures contract may be different from a traditional futures contract whose settlement price is based on a specific tradable asset and may differ from an investor’s expectations. The market for VIX futures contracts may fluctuate widely based on a variety of factors including changes in overall market movements, political and economic events and policies, wars, acts of terrorism, natural disasters, changes in interest rates or inflation rates. High volatility may have an adverse impact on the performance of a Fund. An investor in a Fund could experience substantial losses and even potentially lose the full principal of his or her investment within a single day, the risk of which is heightened during periods of high market volatility.

Recent market volatility, particularly from January 2020 through the date of this Prospectus, that is seemingly the result of the negative impacts of COVID-19 on global and domestic markets and the response thereto by governments and their central banks, has acutely affected the performance of each Index over those periods.

The use of leveraged or inverse positions increases risk and could result in the total loss of an investor’s investment within a single day.

UVIX seeks investment results, before fees and expenses, that correspond to twice the performance of the Long Index for a single day. UVIX utilizes leverage in seeking to achieve its investment objective and will lose more money in market environments adverse to its daily investment objective than funds that do not employ leverage. The use of leveraged positions increases risk and could result in the total loss of an investor’s investment within a single day. The more UVIX invests in leveraged positions, the more this leverage will magnify any losses on those investments. UVIX’s investments in leveraged positions generally requires a small investment relative to the amount of investment exposure assumed. As a result, such investments may give rise to losses that far exceed the amount invested in those instruments. For example, because UVIX includes a two times (2x) multiplier, a single-day movement in the Long Index approaching 50% at any point in the day could result in the total loss or near total loss of an investment in the Fund if that movement is contrary to the investment objective of UVIX. In the case where a single-day movement in the Long Index is contrary to the investment objective of the UVIX Fund and approaches 50% at any point during the day, UVIX may sell a significant portion of its leveraged long VIX futures position which may result in the total loss or almost total loss of an investment in the Fund, even if the Long Index subsequently moves in an opposite direction.

SVIX seeks daily investment results, before fees and expenses, that correspond to the performance of the Short Index for a single day. SVIX utilizes short positions in VIX futures contracts in seeking to achieve its investment objective and will lose money in market environments adverse to its daily investment objective.

The use of short positions increases risk and could result in the total loss of an investor’s investment within a single day. SVIX’s investments in short positions generally requires a small investment relative to the amount of investment exposure assumed. As a result, such investments may give rise to losses that far exceed the amount invested in those instruments. For example, because SVIX includes a minus one (-1x) multiplier, a single-day movement in the Index approaching 100% at any point in the day could result in the total loss or almost total loss of an investment in the Fund if that movement is contrary to the investment objective of SVIX. In the case where a single-day movement in the Short Index is contrary to the investment objective of the SVIX Fund and approaches 100% at any point during the day, the SVIX Fund may buy back a significant portion of its short VIX futures position which may result in the total loss or almost total loss of an investment in the Fund, even if the Index subsequently moves in an opposite direction.

The Short Index settled on March 16, 2020 41.64% below its settlement on the previous business day (its most significant single day decline since its inception). If SVIX had met its investment objective corresponding to the performance of the Short Index on that day, SVIX may have lost that amount equaling 41.64% before fees and expenses in a single day. It is not possible to predict when sudden large changes in the daily movement of a benchmark may occur and future changes may be significantly larger than historic changes.

The Long Index settled on November 29, 2021 13.80% below its settlement on the previous business day (its most significant single day decline since its inception). If UVIX had met its investment objective corresponding to the performance of the Long Index on that day, UVIX may have lost that amount equaling 27.60% before fees and expenses in a single day. It is not possible to predict when sudden large changes in the daily movement of a benchmark may occur and future changes may be significantly larger than historic changes.

Daily rebalancing of the futures contracts underlying an Index or a Benchmark may impact trading in the underlying futures contracts.

The daily rebalancing of the futures contracts underlying an Index or Benchmark may impact trading in such futures contracts and adversely affect the value of the Funds. For example, such trading may cause a Fund’s FCMs to adjust their hedges. The trading activity associated with such transactions will contribute to the existing trading volume of the underlying futures contracts and may adversely affect the market price of such underlying futures contracts and in turn the level of the Index or Benchmark.

Each Fund generally is intended to be used as a trading tool for short-term investment horizons and investors holding shares of a Fund over longer-term periods may be subject to increased risk of loss.

Each Fund generally is intended to be used only for short-term investment horizons. An investor in a Fund can lose all or a substantial portion of his or her investment within a single day. The longer an investor’s holding period in a Fund, the greater the potential for loss.

SVIX is benchmarked to the Short Index and UVIX is benchmarked to twice the Long Index. SVIX is not benchmarked to the inverse of the VIX and UVIX is not benchmarked to twice the VIX. The performance of the Funds should be expected to vary from the inverse (-1x) or twice (2x) the performance of either the VIX or a portfolio of VIX futures contracts over the same period. As a result, SVIX should be expected to perform very differently from the inverse performance of either the VIX or a portfolio of short-term VIX futures contracts over all periods of time, and UVIX should be expected to perform very differently from twice the performance of either the VIX or a portfolio of short-term VIX futures contracts over all periods of time.

The VIX seeks to measure the market’s current expectation of 30-day volatility of the S&P 500 Index, as reflected by the prices of near-term S&P 500 options. The market’s current expectation of the possible rate and magnitude of movements in an index is commonly referred to as the “implied volatility” of the index. Because S&P 500 options derive value from the possibility that the S&P 500® may experience movement before such options expire, the prices of near-term S&P 500 options are used to calculate the implied volatility of the S&P 500.

The VIX is not an investable index. It is not practical to invest in the VIX as it is comprised of a constantly changing portfolio of options on the S&P 500. Rather, the VIX is designed to serve as a market volatility forecast. Neither Fund is benchmarked to the performance of the VIX or the realized volatility of the S&P 500 and, in fact, can be expected to perform very differently from the VIX and the realized volatility of the S&P 500 over all periods of time.

The prices of futures contracts based on a non-investable index such as the VIX may behave differently from the prices of futures contracts whose settlement price is based on a tradeable asset.

SVIX

The performance of the Short Index is based on the value of the VIX short-term futures contracts that comprise the Short Index. While there is a relationship between the performance of the Short Index and future levels of the VIX, the performance of the Short Index is not directly linked to the inverse performance of the VIX, to the realized volatility of the S&P 500 or to the options that underlie the calculation of the VIX. As a result, the Short Index and the Fund should be expected to perform very differently from the inverse performance of either the VIX or a portfolio of short-term VIX futures contracts over all periods of time. In many cases, the Short Index and the Fund will underperform the inverse of the VIX. Further, the performance of the Short Index and the Fund should not be expected to represent the realized volatility of the S&P 500 or the inverse thereof.

As noted, the Fund is benchmarked against an underlying index of VIX short-term futures contracts. The value of a VIX futures contract is based on the expected value of the VIX at a future point in time, specifically the expiration date of the VIX futures contract. Therefore, a VIX futures contract represents the forward implied volatility of the VIX, and the forward implied volatility of the S&P 500, over the 30-day period following the expiration of such contract. As a result, a change in the VIX today will not necessarily result in a corresponding movement in the price of VIX futures contracts since the price of the VIX futures contracts is based on expectations of the performance of the VIX at a future point in time. For example, a VIX futures contract purchased in March that expires in May, in effect, is a forward contract on what the level of the VIX, as a measure of 30-day implied volatility of the S&P 500, will be on the May expiration date. The forward volatility reading of the VIX may not correlate directly to the current volatility reading of the VIX because the implied volatility of the S&P 500 at a future expiration date may be different from the current implied volatility of the S&P 500. As a result, the Index and the Fund should be expected to perform very differently from the VIX over all periods of time.

UVIX

The performance of twice the Long Index is based on the value of twice the VIX short-term futures contracts that comprise the Long Index. While there is a relationship between the performance of the Long Index and future levels of the VIX, the performance of twice the Long Index is not directly linked to twice the performance of the VIX, to twice the realized volatility of the S&P 500 or to twice the value of the options that underlie the calculation of the VIX. As a result, twice the Long Index and the performance of the Fund should be expected to perform very differently from twice the performance of either the VIX or twice a portfolio of short-term VIX futures contracts over all periods of time. In many cases, twice the Long Index and the performance of the Fund will underperform twice the performance of the VIX. Further, the performance of twice the Long Index and the performance of the Fund should not be expected to represent the realized volatility of the S&P 500 or twice thereof.

As noted, the Fund is benchmarked against twice an underlying index of VIX short-term futures contracts. The value of a VIX futures contract is based on the expected value of the VIX at a future point in time, specifically the expiration date of the VIX futures contract. Therefore, a VIX futures contract represents the forward implied volatility of the VIX, and the forward implied volatility of the S&P 500, over the 30-day period following the expiration of such contract. As a result, a change in the VIX today will not necessarily result in a corresponding movement in the price of VIX futures contracts since the price of the VIX futures contracts is based on expectations of the performance of the VIX at a future point in time. For example, a VIX futures contract purchased in March that expires in May, in effect, is a forward contract on what the level of the VIX, as a measure of 30-day implied volatility of the S&P 500, will be on the May expiration date. The forward volatility reading of the VIX may not correlate directly to the current volatility reading of the VIX because the implied volatility of the S&P 500 at a future expiration date may be different from the current implied volatility of the S&P 500. As a result, twice the performance of the Long Index and the Fund should be expected to perform very differently from the VIX, or twice thereof, over all periods of time.

Any increase or decrease in the level of the VIX may impact Fund performance

The potential gains of short exposure to VIX futures contracts is limited due to significant and unexpected reversals in the level of the VIX and corresponding VIX futures contracts which will have a negative impact on the performance of the Funds. Additionally, rebalancing during these reversals can significantly increase costs and negatively impact performance of the Funds.

Potential negative impact from rolling futures positions; there have been extended periods in the past where the investment strategies utilized by the Funds have caused significant and sustained losses.

Each Fund intends to, or may, have exposure to VIX futures contracts and each Fund is subject to risks related to “rolling” such futures contracts, which is the process by which a Fund closes out a futures position prior to its expiration month and purchases an identical futures contract with a later expiration date. The Funds do not intend to hold futures contracts through expiration, but instead intend to “roll” their respective positions as they approach expiration. The contractual obligations of a buyer or seller holding a futures contract to expiration may be satisfied by settling in cash as designated in the contract specifications. As explained further below, the price of futures contracts farther from expiration may be higher (a condition known as “contango”) or lower (a condition known as “backwardation”), which can impact the Funds’ returns.

When the market for these futures contracts is such that the prices are higher in the more distant delivery months than in the nearer delivery months, the sale during the course of the “rolling process” of the more nearby futures contract would take place at a price that is lower than the price of the more distant futures contract. This pattern of higher prices for longer expiration futures contracts is often referred to as “contango.” Alternatively, when the market for these futures contracts is such that the prices are higher in the nearer months than in the more distant months, the sale during the course of the “rolling process” of the more nearby futures contract would take place at a price that is higher than the price of the more distant futures contract. This pattern of higher prices for shorter expiration futures contracts is referred to as “backwardation.” The presence of contango in certain futures contracts at the time of rolling would be expected to adversely affect the Funds with long positions, and positively affect the Funds with short positions. Similarly, the presence of backwardation in certain futures contracts at the time of rolling such contracts would be expected to adversely affect the Funds with short positions and positively affect the Funds with long positions.

For example, on January 3, 2022, the shortest dated monthly VIX futures contract expiring on January 19, 2022, settled at 18.86 and the next shortest dated monthly contract expiring on February 16, 2022, settled at 21.41. This is an example of futures in contango. Conversely on January 25, 2022, the shortest dated monthly VIX futures contract expiring on February 16, 2022, settled at 28.16, while the next shortest dated monthly contract expiring on March 15, 2022, settled at 27.73. This is an example of futures in backwardation. In a large majority of trading sessions between Jan 1, 2015 and the date of this Prospectus, VIX futures contracts traded in contango.

Additionally, because of the frequency with which the Funds may roll futures contracts, the impact of such contango or backwardation on Fund performance may be greater than it would have been if the Funds rolled futures contracts less frequently. In April 2020, the market for crude oil futures contracts experienced a period of “extraordinary contango” that resulted in a negative price in the May 2020 WTI crude oil futures contract. It is possible that the futures contracts held by the Funds also may experience periods of extraordinary contango in the future.

The value of Shares relates directly to the value of, and realized gain or loss from, the Financial Instruments and other assets held by a Fund. Fluctuations in the price of these Financial Instruments or assets could materially adversely affect an investment in the Shares.

Several factors may affect the price and/or liquidity of VIX futures contracts and other assets, if any, owned by a Fund, including, but not limited to:

•        Prevailing market prices and forward volatility levels of the U.S. and global stock markets, the S&P 500, the equity securities included in the S&P 500 and prevailing market prices of options on the S&P 500, the VIX, options on the VIX, the relevant VIX futures contracts, or any other financial instruments related to the S&P 500 and the VIX or VIX futures contracts;

•        Interest rates;

•        Inflation rates and investors’ expectations concerning inflation rates;

•        Economic, financial, political, regulatory, geographical, judicial and other events that affect the level of the Index or the market price or forward volatility of the U.S. and global stock markets, the equity securities included in the S&P 500, the S&P 500, the VIX or the relevant futures or option contracts on the VIX;

•        Supply and demand as well as hedging activities in the listed and over-the-counter (“OTC”) equity derivatives markets;

•        The level of margin requirements;

•        The position limits imposed by FCMs and Exchanges;

•        Disruptions in trading of the S&P 500, futures contracts on the S&P 500 or options on the S&P 500

•        The level of contango or backwardation in the VIX futures contracts market; and

•        The trading activity of other funds following similar indexes or trading similar strategies

Each of these factors could have a negative impact on the value of the Funds. These factors interrelate in complex ways, and the effect of one factor on the market value of a Fund may offset or enhance the effect of another factor.

Margin requirements for VIX futures contracts and position limits imposed by FCMs and Exchanges may limit a Fund’s ability to achieve sufficient exposure and prevent a Fund from achieving its investment objective.

Each Fund may enter into written agreements with one or more FCMs governing the terms of the Fund’s futures transactions cleared by such FCM. Because futures contracts typically require only a relatively small initial investment, they may involve a high degree of leverage. A Fund must provide margin when it invests in a futures contract. Such margin requirements are subject to change suddenly and without warning at any time during the term of the contract and could be substantial in the event of adverse price movements or volatility. High margin requirements could prevent a Fund from obtaining sufficient exposure to futures contracts and may prevent or have a significant adverse impact on a Fund’s ability to achieve its investment objective. If a margin call is not met within a reasonable time, an FCM may close out a Fund’s position which may prevent the Fund from achieving its investment objective. If a Fund has insufficient cash to meet daily margin requirements, it may need to sell Financial Instruments at a time when such sales are disadvantageous. An FCM’s failure to return required margin to a Fund on a timely basis may cause the Fund to delay redemption settlement dates and/or restrict, postpone or limit the right of redemption and could also have a negative impact on a Fund’s ability to achieve its investment objective.

Exchanges impose futures contract position limits and accountability levels on the Funds and the Funds may be subject to new or more restrictive position limits or accountability levels in the future. If a Fund reaches a position limit or accountability level or becomes subject to a daily limit, its ability to issue new Creation Units or reinvest in additional commodity futures contracts may be limited to the extent these restrictions limit its ability to establish new futures positions, add to existing positions, or otherwise transact in futures.

Certain of the FCMs utilized by the Funds may impose their own “position limits”, or risk limits, on the Funds. Any such risk limits restrict the amount of exposure to futures contracts that a Fund can obtain through such FCMs. These risk limits may, for example, be imposed as a result of significant and/or rapid increases in the size of the Fund as a result of an increase in creation activity. As a result, a Fund may need to transact through a number of FCMs in order to achieve its investment objective. If enough FCMs are not willing to transact with a Fund, or if the risk limits imposed by such FCMs do not provide sufficient exposure, the Fund may not be able to achieve its investment objective. In addition, in such instances, a Fund may limit or suspend the purchase of Creation Units since the Fund may be unable to invest the cash received from such Creation Unit in sufficient futures transactions to meet its investment objective. As discussed elsewhere herein, the limitation or suspension of Creation Units could cause a Fund’s Shares to trade at significant premiums or discounts and otherwise disrupt secondary market trading of Fund Shares.

Futures markets are highly volatile, and may become more volatile during periods of general market and/or economic volatility, and the use of or exposure to futures contracts may increase volatility of a Fund’s NAV.

VIX futures contracts in particular have been subject to periods of sudden and extreme volatility. As a result, margin requirements for VIX futures contracts are higher than those for most other types of futures contracts. In addition, the FCMs utilized by the Funds may impose margin requirements in addition to those imposed by the clearinghouse. Margin requirements are subject to change, and may be raised in the future by either or both of the clearinghouse and the FCMs. High margin requirements could prevent a Fund from obtaining sufficient exposure to VIX futures contracts and may adversely affect a Fund’s ability to achieve its investment objective. An FCM’s failure to return required margin to a Fund on a timely basis may cause such Fund to delay redemption settlement dates and/or restrict, postpone or limit the right of redemption.

The Index may underperform other asset classes and may underperform other indices or benchmarks based upon VIX futures contracts, which can have an adverse impact on the value of Fund Shares.

Each Fund’s performance is linked to an Index maintained by a third-party provider unaffiliated with the Funds or the Sponsor. There can be no guarantee or assurance that the methodology used by the third-party provider to create the Indexes will result in the Funds achieving high, or even positive, returns. Further, there can be no guarantee that the methodology underlying an Index or the daily calculation of each Index will be free from error. It is also possible that third parties may attempt to manipulate the value of an Index or the VIX. Each Index may underperform other asset classes and may underperform other indices or benchmarks based upon the VIX futures contracts. Each of these factors could have a negative impact on the performance of the Funds.

Calculation of a benchmark may not be possible or feasible under certain events or circumstances that are beyond the reasonable control of the Sponsor, which in turn may adversely impact both the benchmark and/or the value of the Shares as applicable. Additionally, benchmark calculations are subject to error and may be disrupted by rollover disruptions, rebalancing disruptions and/or market emergencies, which may have an adverse effect on the value of the Shares.

In addition, the CBOE can make methodological changes to the calculation of the VIX that could affect the value of VIX futures contracts and, consequently, the value of Fund Shares. There can be no assurance that the CBOE will not change the VIX calculation methodology in a way which may affect the value of Fund Shares. The CBOE may also alter, discontinue or suspend calculation or dissemination of the VIX and/or exercise settlement value. S&P Dow Jones Indices may also make changes to the equity securities underlying the S&P 500 or the futures contracts included in the Index, or make other methodological changes that could change the level of the S&P 500. Any of these actions could adversely affect the value of Fund Shares.

It may not be possible to gain exposure to a Benchmark using exchange-traded Financial Instruments.

Each Fund intends to utilize exchange-traded Financial Instruments. However, it may not be possible to gain exposure to a Fund’s Benchmark with these Financial Instruments. If these Financial Instruments cease to be traded on regulated exchanges, they may be replaced with Financial Instruments traded on trading facilities that are subject to lesser degrees of regulation or, in some cases, no substantive regulation. As a result, trading in such Financial Instruments, and the manner in which prices and volumes are reported by the relevant trading facilities, may not be subject to the provisions of, and the protections afforded by, the Commodity Exchange Act or other applicable statutes and related regulations that govern trading on regulated U.S. futures exchanges. In addition, many electronic trading facilities have only recently initiated trading and do not have significant trading histories.

Concentration Risk

Each Fund will typically concentrate its investments in long or short positions in first- and second-month VIX futures contracts. Investors should be aware that other volatility investments may be more diversified both in terms of the number and variety of instruments included and of the volatility exposure offered.

Concentration exclusively in long or short positions in first- and second-month futures contracts may result in a greater degree of volatility and adverse performance of a Fund under specific market conditions and over time. Concentration in fewer futures contracts as opposed to exposure to a broader set of futures contracts may increase the risk of a Fund’s trading activity affecting such futures contracts and this may adversely affect the performance of a Fund.

For example, such concentration may cause the daily rolling or rebalancing of a Fund’s portfolio to adversely impact the market price of its concentrated portfolio of futures contracts and in turn the level of the Benchmark and the performance of a Fund.

Risks Related to Regulation and Federal Income Tax Consequences

Shareholders do not have the protections associated with ownership of shares in an investment company registered under the 1940 Act.

Each Fund is not subject to registration or regulation under the 1940 Act. Consequently, shareholders do not have the regulatory protections provided to investors in investment companies registered under the 1940 Act. These protections include, but are not limited to, provisions in the 1940 Act that limit transactions with affiliates, prohibit the suspension of redemptions (except under limited circumstances), require a board of directors that must include disinterested directors, limit leverage, impose a fiduciary duty on the fund’s managers with respect to the receipt of compensation for services, require shareholder approval for certain fundamental changes, limit sales loads, and require proper valuation of fund assets.

Shareholders’ tax liability will exceed cash distributions on the Shares.

Shareholders of each Fund are subject to U.S. federal income taxation and, in some cases, state, local, or foreign income taxation on their share of a Fund’s taxable income, whether or not they receive cash distributions from the Fund. Each Fund does not currently expect to make distributions with respect to capital gains or ordinary income. Accordingly, Fund shareholders will not receive cash distributions equal to their share of their Fund’s taxable income or the tax liability that results from such income. Each Fund’s income, gains, losses and deductions are allocated to shareholders on a monthly basis. If you own Shares in a Fund at the beginning of a month and sell them during the month, you are generally still considered a shareholder through the end of that month.

The U.S. Internal Revenue Service (the “IRS”) could adjust or reallocate items of income, gain, deduction, loss and credit with respect to the Shares if the IRS does not accept the assumptions or conventions utilized by a Fund.

U.S. federal income tax rules applicable to partnerships, which a Fund is anticipated to be treated as under the Internal Revenue Code of 1986, as amended (the “Code”), are complex and their application is not always clear. Moreover, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded interests in partnerships. Each Fund applies certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to shareholders in a manner that reflects the shareholders’ economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Regulations (as defined below). It is possible therefore that the IRS will successfully assert that these assumptions or conventions do not satisfy the technical requirements of the Code or the Treasury regulations promulgated thereunder (the “Regulations”) and will require that items of income, gain, deduction, loss and credit be adjusted or reallocated in a manner that could be adverse to investors.

Shareholders will receive partner information tax returns on Schedule K-1, which could increase the complexity of tax returns.

The partner information tax returns on Schedule K-1, which a Fund will distribute to shareholders, will contain information regarding the income items and expense items of a Fund. If you have not received Schedule K-1s from other investments, you may find that preparing your tax return may require additional time, or it may be necessary for you to retain an accountant or other tax preparer, at an additional expense to you, to assist you in the preparation of your return.

Investors could be adversely affected if the current treatment of short-term capital gains under current U.S. federal income tax law is changed or repealed in the future.

Under current law, short-term capital gains are taxed to non-corporate investors at reduced U.S. federal income tax rates. This tax treatment may be adversely affected, changed or repealed by future changes in, or the expiration of, tax laws at any time.

Shareholders of a Fund may recognize significant amounts of ordinary income and short-term capital gains.

Due to a Fund’s investment strategy, it may realize and pass through to shareholders significant amounts of ordinary income and short-term capital gains as opposed to short-term capital gains, which generally are taxed at a preferential rate. A Fund’s income, gains, losses and deductions are allocated to shareholders on a monthly basis. If you own Shares in a Fund at the beginning of a month and sell them during the month, you are generally still considered a shareholder through the end of that month.

Changes in U.S. federal income tax law could affect an investment in the Shares.

Recently enacted legislation commonly known as the “Tax Cuts and Jobs Act” has made significant changes to U.S. federal income tax rules. As of the date of this registration statement, the short-term impact of the Tax Cuts and Jobs Act, including on the Shares, is unclear. Prospective investors are urged to consult their tax advisors regarding the effect of the Tax Cuts and Jobs Act prior to investing in the Shares.

PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS AND COUNSEL WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE SHARES OF A FUND; SUCH TAX CONSEQUENCES MAY DIFFER IN RESPECT OF DIFFERENT INVESTORS.

Regulatory changes or actions, including the implementation of new legislation, may alter the operations and profitability of a Fund.

On October 4, 2021, Gary Gensler, Chair of the SEC, issued a statement on complex exchange-traded products whereby he directed the staff of the Securities and Exchange Commission to study the potential risks of complex financial products that are listed on exchanges and present recommendations of the Commission’s consideration on potential rulemaking proposals to address those risks. While it is difficult to know what form such rulemaking proposals might take or what substantive content they main contain, there is a possibility that any such future regulatory changes could have a material impact on the ability of the Funds to continue to offer and sell Shares in the Funds. The effect of any future regulatory change on the Fund is impossible to predict, but could be substantial and adverse.

The U.S. derivatives markets and market participants have been subject to comprehensive regulation, not only by the CFTC but also by self-regulatory organizations, including the NFA and the exchanges on which the derivatives contracts are traded and/or cleared. As with any regulated activity, changes in regulations may have unexpected results. For example, changes in the amount or quality of the collateral that traders in derivatives contracts are required to provide to secure their open positions, or in the limits on number or size of positions that a trader may have open at a given time, may adversely affect the ability of a Fund to enter into certain transactions that could otherwise present lucrative opportunities. Considerable regulatory attention has been focused on non-traditional investment pools which are publicly distributed in the United States. There is a possibility of future regulatory changes altering, perhaps to a material extent, the nature of an investment in a Fund or the ability of the Fund to continue to implement its investment strategy.

In addition, the SEC, CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of swaps, forwards and futures transactions in the United States is a rapidly changing area of law and is subject to modification by government and judicial action. The effect of any future regulatory change on the Fund is impossible to predict, but could be substantial and adverse.

In particular, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) has made and will continue to make sweeping changes to the way in which the U.S. financial system is supervised and regulated. Title VII of the Dodd-Frank Act sets forth a legislative framework for OTC derivatives, including certain Financial Instruments, such as swaps, in which a Fund may invest. Title VII of the Dodd-Frank Act makes broad changes to the OTC derivatives market, grants significant new authority to the SEC and the CFTC to regulate OTC derivatives and market participants, and, pursuant to regulations that have been and will continue to be adopted by the regulators, requires the clearing and exchange trading of many types of OTC derivatives transactions.

Pursuant to regulations adopted by the CFTC, swap dealers are required to be registered and are subject to various regulatory requirements, including, but not limited to, margin, recordkeeping, reporting and various business conduct requirements, as well as proposed minimum financial capital requirements.

Pursuant to the Dodd-Frank Act, regulations adopted by the CFTC and the federal banking regulators that are now in effect require swap dealers to post and collect variation margin (comprised of specified liquid instruments and subject to a required haircut) in connection with trading of OTC swaps with a Fund. These requirements may increase the amount of collateral a Fund is required to provide and the costs associated with providing it.

OTC swap agreements submitted for clearing are subject to minimum initial and variation margin requirements set by the relevant clearing house, as well as margin requirements mandated by the CFTC, SEC and/or federal banking regulators. Swap dealers also typically demand the unilateral ability to increase a Fund’s collateral requirements for cleared swap agreements beyond any regulatory and clearing house minimums. Such requirements may make it more difficult and costly for investment funds, such as a Fund, to enter into customized transactions. They may also render certain strategies in which a Fund might otherwise engage impossible or so costly that they will no longer be economical to implement. If a Fund decides to execute swap agreements through such exchanges or execution facilities, the Fund would be subject to the rules of the exchange or execution facility, which would bring additional risks and liabilities, and potential requirements under applicable regulations and under rules of the relevant exchange or execution facility.

With respect to cleared OTC derivatives, a Fund will not face a clearing house directly but rather will do so through a swap dealer that is registered with the CFTC or SEC and that acts as a clearing member. A Fund may face the indirect risk of the failure of another clearing member customer to meet its obligations to its clearing member. This risk could arise due to a default by the clearing member on its obligations to the clearing house triggered by a customer’s failure to meet its obligations to the clearing member.

Swap dealers also are required to post margin to the clearing houses through which they clear their customers’ trades instead of using such margin in their operations, as was widely permitted before Dodd-Frank. This has increased and will continue to increase the swap dealers’ costs, and these increased costs are generally passed through to other market participants such as a Fund in the form of higher upfront and mark-to-market margin, less favorable trade pricing, and the imposition of new or increased fees, including clearing account maintenance fees.

While certain regulations have been promulgated and are already in effect, the full impact of the Dodd-Frank Act on a Fund remains uncertain. The legislation and the related regulations that have been and may be promulgated in the future may negatively impact a Fund’s ability to meet its investment objective either through limits on its investments or requirements imposed on it or any of its counterparties. In particular, new requirements, including capital requirements and mandatory clearing of OTC derivatives transactions, which may increase derivative counterparties’ costs and are expected to generally be passed through to other market participants in the form of higher upfront and mark-to-market margin, less favorable trade pricing, and the imposition of new or increased fees, including clearing house account maintenance fees, may increase the cost of a Fund’s investments and the cost of doing business, which could adversely affect investors.

Regulatory and exchange accountability levels may restrict the creation of Creation Units and the operation of the Trust.

Many U.S. commodities exchanges limit the amount of fluctuation permitted in futures contract prices during a single trading day by regulations referred to as “daily price fluctuation limits” or “daily limits.” Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. In addition, the CFTC, U.S. futures exchanges and certain non-U.S. exchanges have established limits referred to as “speculative position limits” or “accountability levels” on the maximum net long or short futures positions that any person may hold or control in derivatives traded on such exchanges.

In connection with these limits, the Dodd-Frank Act has required the CFTC to adopt regulations establishing speculative position limits applicable to regulated futures and OTC derivatives and impose aggregate speculative position limits across regulated U.S. futures, OTC positions and certain futures contracts traded on non-U.S. exchanges. In December 2016, the CFTC re-proposed rules on position limits with respect to the 25 physical delivery commodity futures and options contracts, as well as to swaps that are economically equivalent to such contracts. The re-proposed position limits would apply with respect to contracts traded on all U.S. and certain foreign exchanges on an aggregate basis. In addition, the CFTC proposed amendments to the requirement of U.S. commodities exchanges to establish corresponding speculative position limits (the “Position Limit Rules”). The re-proposed Position Limit Rules are based on the position limit rules previously proposed in 2013 by the CFTC. In December 2016, the CFTC also adopted final regulations requiring that all accounts owned or managed by an entity that is responsible for such accounts’ trading decisions, their principals and their affiliates would be aggregated for position limit purposes. The CFTC is expected to reconsider the re-proposed Position Limit Rules in 2019.

Although it is unclear what future position limit rules will be, the Sponsor and the Commodity Sub-Advisory are subject to current position and accountability limits established by the CFTC and exchanges. Accordingly, it may be required to reduce the size of outstanding positions or not enter into new positions that would otherwise be taken for a Fund or not trade certain markets on behalf of the Fund in order to comply with those limits or any futures limits established by the CFTC and the relevant exchanges. Derivatives contract prices could move to a limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of derivatives positions and potentially subjecting a Fund to substantial losses or periods in which the Fund does not create additional Creation Units. Modification of trades made by the Trust, if required, could adversely affect the Trust’s operations and profitability and limit the Trust’s ability to reinvest income in additional contracts, create additional Creation Units, or add to existing positions in the desired amount.

In addition, the Sponsor or the Commodity Sub-Adviser may be required to liquidate certain open positions in order to ensure compliance with the speculative position limits at unfavorable prices, which may result in substantial losses for a Fund. There also can be no assurance that the Sponsor or the Commodity Sub-Adviser will liquidate positions held on behalf of all the Sponsor’s or the Commodity Sub-Adviser’s accounts, respectively, including any proprietary accounts, in a proportionate manner. In the event the Sponsor or the Commodity Sub-Adviser chooses to liquidate a disproportionate number of positions held on behalf of a Fund at unfavorable prices, the Fund may incur substantial losses and the value of the Shares may be adversely affected.

Further, in October 2012, CFTC rules became effective, which require each registered FCM to establish risk-based limits on position and order size. As a result, the Trust’s FCMs may be required to reduce their internal limits on the size of the positions they will execute or clear for a Fund, and the Trust may seek to use additional FCMs, which may increase the costs for the Fund and adversely affect the value of the Shares.

The Trust may apply to the CFTC or to the relevant exchanges for relief from certain position limits. If the Trust is unable to obtain such relief, a Fund’s ability to issue new Creation Units, or the Fund’s ability to reinvest income in additional futures contracts, may be limited to the extent these activities cause the Trust to exceed applicable position limits. Limiting the size of a Fund may affect the correlation between the price of the Shares, as traded on an exchange, and the net asset value of the Fund. Accordingly, the inability to create additional Creation Units or add to existing positions in the desired amount could result in Shares trading at a premium or discount to NAV.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated by reference in this Prospectus contain “forward-looking statements” that are subject to risks and uncertainties. Investors can identify these forward-looking statements by the use of expressions such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “project,” “should,” “estimate”, “seek” or any negative or other variations on such expression. These forward-looking statements are based on information currently available to the Sponsor and are subject to a number of risks, uncertainties and other factors, both known, such as those described in “Risk Factors” and elsewhere in this Prospectus and the documents incorporated by reference in this Prospectus, and unknown, that could cause the actual results, performance, prospects or opportunities of a Fund to differ materially from those expressed in, or implied by, these forward-looking statements.

DESCRIPTION OF THE FUNDS’ INDEXES

The Short VIX Futures Index

The Short Index is an excess return index designed to express the daily inverse performance of a theoretical portfolio of first and second month VIX futures contracts that are rolled daily. The theoretical portfolio consists of the two nearest term monthly VIX futures contracts that are rolled daily so that the nearest month VIX futures contract is rolled to the second nearest month VIX futures contracts in equal daily fractional amounts. This portfolio rolling seeks to maintain a constant weighted average time to maturity of approximately one month.

The Short Index determines its daily settlement price from the Time Weighted Average Price (TWAP) of its theoretical portfolio of futures during the last 15 minutes of NYSE’s regular trading session, rather than solely from the VIX futures’ settlement price.

The Short Index is calculated and maintained by Cboe Global Indexes (the “Index Provider”). The Index Provider is not a registered broker-dealer, but is affiliated with a broker-dealer. The Index Provider has implemented and will maintain a fire wall with respect to its relevant personnel regarding access to information concerning the composition and/or changes to the Index. In addition, the Index Provider has implemented and will maintain procedures around the relevant personnel that are designed to prevent the use and dissemination of material, non-public information regarding the Index.

These rules and the formula may be changed from time to time, and without notice by the Sponsor, S&P, and/or the CBOE.

The Index is calculated according to the following methodology:

Calculation of the Short Index

On any Business Day (t) when the Short Index is calculated, the Index value is determined as follows:

Where:

Business Day (t) is defined as any day when the CFE market is open.

indext = The Index Settlement value on any Business Day (t) the Index is calculated.

indext–1 = The Index Settlement value on the preceding Business Day (t-1).

PDRt = Portfolio Daily Return on any Business Day (t) is determined as follows:

Where:

CWm1,t–1= Contract Weight and represents the weighting of the shortest dated monthly VIX Futures Contract (m1) calculated on any Business Day (t-1) as follows:

Where:

RDrem = Roll Days Remaining and is determined each Business Day as the number of remaining Business Days within a Roll Period beginning with, and including, the following Business Day, and ending with, but excluding, the following CBOE VIX monthly Futures Settlement Date (usually a Wednesday). The number of business days does not consider, and therefore continues to include as Business Days, any new holidays introduced intra-month, or unscheduled market closures.

RDtot = Roll Days Total and is determined at the beginning of a new Roll Period as the total number of Business Days within a Roll Period beginning with, and including, the monthly CBOE VIX Futures Settlement Date (usually a Wednesday), and ending with, but excluding, the following CBOE VIX monthly Futures Settlement Date. The number of Business Days stays constant if a new holiday is introduced intra-month after the CBOE VIX Futures Settlement Date, or in the case of an unscheduled market closure.

Note — On each Business Day a fraction of the theoretical portfolio’s m1 VIX futures holdings are sold and the longer dated m2 futures are bought.    The fraction rolled each Business Day is therefore proportional to the number of m1 futures contracts held on Business Day t1 and inversely proportional to the number of days in the Roll Period RDtot.

CPm1,t= Contract Reference Price of the shortest dated monthly VIX Futures Contract (m1) on any business day (t) determined as the average of the 180 last prices for m1 during regular trading and the 180 last Trade At Settlement (TAS) prices for m1 both taken every 5 seconds beginning 14 minutes and 55 seconds before the closing time of the regular trading session on the NYSE and ending at the closing time of the NYSE — usually the average of every 5 seconds between 3.45.05 PM ET and 4.00.00 pm ET each business day.

CRPm1,t–1 = Contract Reference Price of the shortest dated monthly VIX Futures Contract (m1) on the previous business day (t-1) determined as the average of the 180 last prices for m1 during regular trading and the 180 last Trade At Settlement (TAS) prices for m1 both taken every 5 seconds beginning 14 minutes and 55 seconds before the closing time of the regular trading session on the NYSE and ending at the closing time of the NYSE — usually the average of every 5 seconds between 3.45.05 PM ET and 4.00.00 pm ET each business day.

The Roll Period starts on the CBOE VIX Monthly Futures Settlement Date — usually the Wednesday falling 30 calendar days before the S&P 500 option expiration for the following month — and runs to the Tuesday prior to the subsequent month’s CBOE VIX Monthly Futures Settlement Date. On the Business Day after the current roll period ends the following roll period begins.

The Long VIX Futures Index

The Long Index is an excess return index designed to express the performance of a theoretical portfolio of long positions in first and second month VIX futures contracts that are rolled daily. The theoretical portfolio consists of the two nearest term monthly VIX futures contracts that are rolled daily so that the nearest month VIX futures contract is rolled to the second nearest month VIX futures contracts in equal daily fractional amounts. This portfolio rolling seeks to maintain a constant weighted average time to maturity of approximately one month.

The Long Index determines its daily settlement price from the Time Weighted Average Price (TWAP) of its theoretical portfolio of futures during the last 15 minutes of NYSE’s regular trading session, rather than solely from the VIX futures’ settlement price.

The Long Index is calculated and maintained by Cboe Global Indexes (the “Index Provider”). The Index Provider is not a registered broker-dealer, but is affiliated with a broker-dealer. The Index Provider has implemented and will maintain a fire wall with respect to its relevant personnel regarding access to information concerning the composition and/or changes to the Index. In addition, the Index Provider has implemented and will maintain procedures around the relevant personnel that are designed to prevent the use and dissemination of material, non-public information regarding the Index.

These rules and the formula may be changed from time to time, and without notice by the Sponsor, S&P, and/or the CBOE.

The Long Index is calculated according to the following methodology:

Calculation of the Long Index

The Long Index measures the daily return from a theoretical portfolio of the two shortest dated VIX monthly futures contracts (m1 and m2) that are rolled daily, such that, the position in the shortest dated VIX monthly futures contract (m1) is rolled into a position in the second shortest dated VIX monthly futures contract (m2) according to the roll schedule resulting from the daily Contract Weight described by 3.

Calculation of the Excess Return Index (Index):

On any business day (t) when the index is calculated, the index value is determined as follows:

Where:

Business Day (t) is defined as any day when the CFE market is open.

= The Index Settlement value on any business day (t) the index is calculated.

= The Index Settlement value on the preceding business day (t-1).

= Portfolio Daily Return on any business day (t) is determined as follows:

Where:

= Contract Weight and represents the notional dollar weighting of the shortest dated monthly VIX Futures Contract (m1) calculated at the settlement on any business day (t-1) as follows:

*For clarity, because Contract Weight represents the notional dollar weighting of m1 and m2, the actual number of contracts of m1 and m2 will vary depending on their notional value.

Where:

= Roll Days Remaining and is determined each business day as the number of remaining business days within a Roll Period beginning with, and including, the following business day, and ending with, but excluding, the following CBOE VIX monthly Futures Settlement Date (usually a Wednesday). The number of business days does not consider, and therefore continues to include as business days, any new holidays introduced intra-month, or unscheduled market closures.

= Roll Days Total and is determined at the beginning of a new Roll Period as the total number of business days within a Roll Period beginning with, and including, the monthly CBOE VIX Futures Settlement Date (usually a Wednesday), and ending with, but excluding, the following CBOE VIX monthly Futures Settlement Date. The number of business days stays constant if a new holiday is introduced intra-month after the CBOE VIX Futures Settlement Date, or in the case of an unscheduled market closure.

*For clarity, on each business day a fraction of the theoretical portfolio’s m1 VIX futures holding sold and an equal dollar notional amount of the longer dated m2 futures is bought. The fraction rolled each business day is therefore proportional to the number of m1 futures contracts held on business day t1 and inversely proportional to the number of days in the Roll Period RDtot.

= Contract Reference Price of the shortest dated monthly VIX Futures Contract (m1) on any business day (t) determined as the average of the 180 last prices for m1 during regular trading and the 180 last Trade At Settlement (TAS) prices for m1 both taken every 5 seconds beginning 14 minutes and 55 seconds before the closing time of the regular trading session on the NYSE and ending at the closing time of the NYSE — usually the average of every 5 seconds between 3.45.05 PM ET and 4.00.00 pm ET each business day.

= Contract Reference Price of the shortest dated monthly VIX Futures Contract (m1) on the previous business day (t-1) determined as the average of the 180 last prices for m1 during regular trading and the 180 last Trade At Settlement (TAS) prices for m1 both taken every 5 seconds beginning 14 minutes and 55 seconds before the closing time of the regular trading session on the NYSE and ending at the closing time of the NYSE — usually the average of every 5 seconds between 3.45.05 PM ET and 4.00.00 pm ET each business day.

VIX Futures Contracts

Each Index is comprised of VIX futures contracts. VIX futures contracts were first launched for trading by the CBOE in 2004. VIX futures contracts allow investors to invest based on their view of the forward implied market volatility of the S&P 500. Investors that believe the forward implied market volatility of the S&P 500 will increase may buy VIX futures contracts. Conversely, investors that believe that the forward implied market volatility of the S&P 500 will decline may sell VIX futures contracts.

While the VIX represents a measure of the current expected volatility of the S&P 500 over the next 30 days, the prices of VIX futures contracts are based on the current expectation of the expected 30-day volatility of the S&P 500 on the expiration date of the futures contract. Since the VIX and VIX futures contracts are two distinctly different measures, the VIX and VIX futures contracts generally behave quite differently.

An important consequence of the spot/forward relationship between the VIX and VIX futures contracts (and therefore between the VIX and A Fund) that investors should understand is that the price of a VIX futures contract can be lower, equal to or higher than the VIX, depending on whether the market expects volatility to be lower, equal to or higher in the 30-day forward period covered by the VIX futures contract than in the 30-day spot period covered by the VIX. Therefore the performance of VIX Futures contracts should be expected to be very different than the performance of the VIX as there is no direct relationship between the two measures. As a result, since the performance of a Fund is linked to the performance of the VIX futures contracts included in the Index, a Fund should be expected to perform very differently from the VIX (or -1x or 2x thereof).

The VIX

The VIX is an index designed to measure the implied volatility of the S&P 500 over 30 days in the future. The VIX is calculated based on the prices of certain put and call options on the S&P 500. The VIX is reflective of the premium paid by investors for certain options linked to the level of the S&P 500.

•        During periods of rising investor uncertainty, including periods of market instability, the implied level of volatility of the S&P 500 typically increases and, consequently, the prices of options linked to the S&P 500 typically increase (assuming all other relevant factors remain constant or have negligible changes). This, in turn, causes the level of the VIX to increase.

•        During periods of declining investor uncertainty, the implied level of volatility of the S&P 500 typically decreases and, consequently, the prices of options linked to the S&P 500 typically decrease (assuming all other relevant factors remain constant or have negligible changes). This, in turn, causes the level of the VIX to decrease.

Volatility, and the level of the VIX, can increase (or decrease) without warning. The VIX was developed by the CBOE and is calculated, maintained and published by the CBOE. The CBOE may change the methodology used to determine the VIX and has no obligation to continue to publish, and may discontinue the publication of, the VIX. The VIX is reported by Bloomberg Finance L.P. under the ticker symbol “VIX.”

The S&P 500

The S&P 500 is an index that measures large-cap U.S. stock market performance. It is a float-adjusted market capitalization weighted index of 500 U.S. operating companies and real estate investment trusts selected by the S&P U.S. Index Committee through a non-mechanical process that factors in criteria such as liquidity, price, market capitalization and financial viability. Reconstitution occurs both on a quarterly and ongoing basis. S&P publishes the S&P 500. The daily calculation of the current value of the S&P 500 is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time compared to the aggregate average initial market value of the common stocks of 500 similar companies at the time of the inception of the S&P 500. The 500 companies are not the 500 largest publicly traded companies and not all 500 companies are listed on the Exchange. S&P chooses companies for inclusion in the S&P 500 with the objective of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500 to achieve the objectives stated above. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company’s common stock is widely held and the market value and trading activity of the common stock of that company.

Information about the Index Provider

EACH FUND IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY S&P AND ITS AFFILIATES OR CBOE. S&P AND CBOE MAKE NO REPRESENTATION, CONDITION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF A FUND OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN SECURITIES GENERALLY OR IN THE FUND PARTICULARLY OR THE ABILITY OF THE INDEX TO TRACK MARKET PERFORMANCE AND/OR OF GROUPS OF ASSETS OR ASSET CLASSES AND/OR TO ACHIEVE ITS STATED OBJECTIVE AND/OR TO FORM THE BASIS OF A SUCCESSFUL INVESTMENT STRATEGY, AS APPLICABLE. S&P’S AND CBOE’S ONLY RELATIONSHIP TO VS TRUST ON BEHALF OF ITS APPLICABLE SERIES AND VOLATILITY SHARES LLC IS THE LICENSING OF CERTAIN TRADEMARKS AND TRADE NAMES AND OF EACH INDEX WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY S&P AND CBOE WITHOUT REGARD TO VS TRUST ON BEHALF OF ITS APPLICABLE SERIES AND VOLATILITY SHARES LLC OR THE FUNDS. S&P AND CBOE HAVE NO OBLIGATION TO TAKE THE NEEDS OF VS TRUST ON BEHALF OF ITS APPLICABLE SERIES AND VOLATILITY SHARES LLC OR THE OWNERS OF THE FUNDS INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE INDEX. S&P AND CBOE ARE NOT ADVISORS TO THE FUNDS AND ARE NOT RESPONSIBLE FOR AND HAVE NOT PARTICIPATED IN THE DETERMINATION OF THE PRICES AND AMOUNT OF THE FUNDS OR THE TIMING OF THE ISSUANCE OR SALE OF A FUND OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH FUND SHARES ARE TO BE CONVERTED INTO CASH. S&P AND CBOE HAVE NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING, OR TRADING OF THE FUNDS.

NEITHER S&P, ITS AFFILIATES NOR THIRD PARTY LICENSORS, INCLUDING CBOE, GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF AN INDEX OR ANY DATA INCLUDED THEREIN AND S&P, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS, INCLUDING CBOE, SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P AND CBOE MAKE NO WARRANTY, CONDITION OR REPRESENTATION, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY VS TRUST ON BEHALF OF ITS APPLICABLE SERIES AND VOLATILITY SHARES LLC, SHAREHOLDERS OF THE FUNDS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF AN INDEX OR ANY DATA INCLUDED THEREIN. S&P AND CBOE MAKE NO EXPRESS OR IMPLIED WARRANTIES, REPRESENTATIONS OR CONDITIONS, AND EXPRESSLY DISCLAIM ALL WARRANTIES OR CONDITIONS OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE AND ANY OTHER EXPRESS OR IMPLIED WARRANTY OR CONDITION WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS, INCLUDING CBOE, HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS) RESULTING FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

INVESTMENT OBJECTIVE AND PRINCIPAL INVESTMENT STRATEGY

Investment Objectives

SVIX

SVIX seeks daily investment results, before fees and expenses, that correspond to the performance of the Short Index for a single day. The Fund does not seek to achieve its stated objective over a period greater than a single day. A “single day” is measured from the time the Fund calculates its NAV to the time of the Fund’s next NAV calculation.

The Index measures the daily inverse performance of a portfolio of first and second month VIX futures contracts. This theoretical portfolio is rolled each day to maintain a consistent time to maturity of the futures contracts. The Index is calculated daily at 4:00 p.m. (Eastern time) and at a value calculated from the average price for the futures contracts between 3:45 p.m. (Eastern time) and 4:00 p.m. (Eastern time). Through this price averaging process — known as the Time Weighted Average Price (or TWAP). The Short Index inception date was November 22, 2019. Its ticker symbol is: SHORTVOL. Historical performance of the Short Index and the VIX since the inception of the Short Index through the year ended December 2021 is set forth below:

Month	Short Index	VIX
December 2019	5.79%	9.19%
January 2020	(9.91)%	36.72%
February 2020	(38.62)%	112.90%
March 2020	(68.18)%	33.48%
April 2020	13.74%	(36.22)%
May 2020	6.82%	(19.44)%
June 2020	(15.52)%	10.61%
July 2020	14.77%	(19.62)%
August 2020	5.82%	7.97%
September 2020	2.06%	(0.15)%
October 2020	(11.99)%	44.18%
November 2020	49.23%	(45.90)%
December 2020	1.27%	10.60%
January 2021	(26.02)%	45.45%
February 2021	24.86%	(15.53)%
March 2021	34.77%	(30.59)%
April 2021	10.93%	(4.07)%
May 2021	6.24%	(9.94)%
June 2021	14.17%	(5.55)%
July 2021	(8.16)%	15.22%
August 2021	15.57%	(9.65)%
September 2021	(12.07)%	40.41%
October 2021	27.60%	(29.73)%
November 2021	(24.77)%	67.22%
December 2021	28.75%	(36.67)%
January 2022	(17.36)%	44.19%
February 2022	(17.87)%	21.43%
March 2022	13.50%	(31.81)%
April 2022	(25.01)%	62.45%
May 2022	7.96%	(21.59)%
June 2022	(8.27)%	9.62%
July 2022	23.99%	(25.71)%
August 2022	(2.79)%	21.28%

If SVIX is successful in meeting its objective, its value on a given day, before fees and expenses, should gain approximately as much on a percentage basis as the level of the Short Index. Conversely, its value on a given day, before fees and expenses, should lose approximately as much on a percentage basis as the level of the Short Index. Although the Fund seeks to track the performance of the Short Index each day, the Fund may not perfectly track the Short Index’s performance over the same period, which is known as tracking error. For more information, see Correlation Risk and A number of factors may affect the Fund’s ability to produce returns that correlate to the returns of the Short Index.

By way of example of the performance of the Short Index relative to the VIX Index, on December 31, 2019, the VIX fell from 14.82 to 13.78 (-7.02%), while the Index that the Fund tracks rose from 1768.43 to 1845.24 (+4.34%)

UVIX

UVIX seeks daily investment results, before fees and expenses, that correspond to twice (2x) the performance of the Long Index for a single day. The Fund does not seek to achieve its stated objective over a period greater than a single day. A “single day” is measured from the time the Fund calculates its NAV to the time of the Fund’s next NAV calculation.

The Long Index measures the daily performance of a portfolio of long positions in first and second month VIX futures contracts. This theoretical portfolio is rolled each day to maintain a consistent time to maturity of the futures contracts. The Index is calculated daily at 4:00 p.m. (Eastern time) and at a value calculated from the average price for the futures contracts between 3:45 p.m. (Eastern time) and 4:00 p.m. (Eastern time). Through this price averaging process — known as the Time Weighted Average Price (or TWAP). The Long Index inception date is October 8, 2021. Its ticker symbol is: LONGVOL. Historical performance of the Long Index and the VIX since the inception of the Long Index through the year ended December 2021 is set forth below:

Month	Long Index	VIX
November 2021	18.64%	67.22%
December 2021	(26.93)%	(36.67)%
January 2022	16.26%	44.19%
February 2022	12.26%	21.43%
March 2022	(16.06)%	(31.81)%
April 2022	25.39%	62.45%
May 2022	(15.15)%	(21.59)%
June 2022	4.62%	9.62%
July 2022	(20.29)%	(25.71)%
August 2022	0.01%	21.28%

If the Fund is successful in meeting its objective, its value on a given day, before fees and expenses, should gain or lose approximately as much on a percentage basis as twice (2x) the level of the Index. Although the Fund seeks to track twice (2x) the performance of the Index each day, the Fund may not perfectly achieve its objective over the same period, which is known as tracking error. For more information, see Correlation Risk on page 10.

The Fund is not designed to meet its investment objective over periods longer than one day. Notwithstanding, the table below shows a performance example of the how compounding impacts a 2x daily rebalanced investment referencing an index over periods longer than one day. Areas shaded lighter represent those scenarios where a hypothetical fund that seeks 2x daily returns of an index will return the same or outperform (i.e., return more than) 2x of the index performance; conversely, areas shaded darker represent those scenarios where the hypothetical fund will underperform (i.e., return less than) 2x of the index performance.

Performance Examples

The tables below show performance examples of the how compounding impacts: i) an inverse daily rebalanced investment that references an index over periods longer than one day (Figure 1); and ii) a 2x daily rebalanced investment referencing an index over periods longer than one day (Figure 2). Areas shaded lighter represent those scenarios where a hypothetical fund that seeks daily inverse or daily 2x returns of an index will return the same or outperform (i.e., return more than) the inverse or 2x of the index performance over one year; conversely, areas shaded darker represent those scenarios where the hypothetical fund will underperform (i.e., return less than) the inverse or 2x of the index performance over one year.

Figure 1.

One Year Index Performance	Inverse (-1x) of One Year Index Performance	Index Votatility
		0%	5%	10%	15%	20%	25%	30%	35%	40%	45%	50%	55%	60%
(60)%	60%	150.0%	149.4%	147.5%	144.4%	140.2%	134.9%	128.5%	121.2%	113.0%	104.2%	94.7%	84.7%	74.4%
(55)%	55%	122.2%	121.7%	120.0%	117.3%	113.5%	108.8%	103.1%	96.6%	89.4%	81.5%	73.1%	64.2%	55.0%
(50)%	50%	100.0%	99.5%	98.0%	95.6%	92.2%	87.9%	82.8%	76.9%	70.4%	63.3%	55.8%	47.8%	39.5%
(45)%	45%	81.8%	81.4%	80.0%	77.8%	74.7%	70.8%	66.2%	60.9%	54.9%	48.5%	41.6%	34.4%	26.9%
(40)%	40%	66.7%	66.3%	65.0%	63.0%	60.1%	56.6%	52.3%	47.5%	42.0%	36.1%	29.8%	23.2%	16.3%
(35)%	35%	53.8%	53.5%	52.3%	50.4%	47.8%	44.5%	40.6%	36.1%	31.1%	25.6%	19.8%	13.7%	7.3%
(30)%	30%	42.9%	42.5%	41.4%	39.7%	37.3%	34.2%	30.6%	26.4%	21.7%	16.7%	11.3%	5.6%	(0.3)%
(25)%	25%	33.3%	33.0%	32.0%	30.4%	28.1%	25.3%	21.9%	18.0%	13.6%	8.9%	3.8%	(1.5)%	(7.0)%
(20)%	20%	25.0%	24.7%	23.8%	22.2%	20.1%	17.4%	14.2%	10.6%	6.5%	2.1%	(2.6)%	(7.6)%	(12.8)%
(15)%	15%	17.6%	17.4%	16.5%	15.0%	13.0%	10.5%	7.5%	4.1%	0.3%	(3.9)%	(8.4)%	(13.1)%	(17.9)%
(10)%	10%	11.1%	10.8%	10.0%	8.6%	6.8%	4.4%	1.5%	(1.7)%	(5.3)%	(9.3)%	(13.5)%	(17.9)%	(22.5)%
(5)%	5%	5.3%	5.0%	4.2%	2.9%	1.1%	(1.1)%	(3.8)%	(6.9)%	(10.3)%	(14.0)%	(18.0)%	(22.2)%	(26.6)%
0%	0%	0.0%	(0.2)%	(1.0)%	(2.2)%	(3.9)%	(6.1)%	(8.6)%	(11.5)%	(14.8)%	(18.3)%	(22.1)%	(26.1)%	(30.2)%
5%	(5)%	(4.8)%	(5.0)%	(5.7)%	(6.9)%	(8.5)%	(10.5)%	(13.0)%	(15.7)%	(18.8)%	(22.2)%	(25.8)%	(29.6)%	(33.6)%
10%	(10)%	(9.1)%	(9.3)%	(10.0)%	(11.1)%	(12.7)%	(14.6)%	(16.9)%	(19.6)%	(22.5)%	(25.8)%	(29.2)%	(32.8)%	(36.6)%
15%	(15)%	(13.0)%	(13.3)%	(13.9)%	(15.0)%	(16.5)%	(18.3)%	(20.5)%	(23.1)%	(25.9)%	(29.0)%	(32.3)%	(35.7)%	(39.3)%
20%	(20)%	(16.7)%	(16.9)%	(17.5)%	(18.5)%	(19.9)%	(21.7)%	(23.8)%	(26.3)%	(29.0)%	(31.9)%	(35.1)%	(38.4)%	(41.9)%
25%	(25)%	(20.0)%	(20.2)%	(20.8)%	(21.8)%	(23.1)%	(24.8)%	(26.9)%	(29.2)%	(31.8)%	(34.7)%	(37.7)%	(40.9)%	(44.2)%
30%	(30)%	(23.1)%	(23.3)%	(23.8)%	(24.8)%	(26.1)%	(27.7)%	(29.7)%	(31.9)%	(34.5)%	(37.2)%	(40.1)%	(43.2)%	(46.3)%
35%	(35)%	(25.9)%	(26.1)%	(26.7)%	(27.6)%	(28.8)%	(30.4)%	(32.3)%	(34.5)%	(36.9)%	(39.5)%	(42.3)%	(45.3)%	(48.3)%
40%	(40)%	(28.6)%	(28.7)%	(29.3)%	(30.2)%	(31.4)%	(32.9)%	(34.7)%	(36.8)%	(39.1)%	(41.7)%	(44.4)%	(47.2)%	(50.2)%
45%	(45)%	(31.0)%	(31.2)%	(31.7)%	(32.6)%	(33.7)%	(35.2)%	(37.0)%	(39.0)%	(41.2)%	(43.7)%	(46.3)%	(49.0)%	(51.9)%
50%	(50)%	(33.3)%	(33.5)%	(34.0)%	(34.8)%	(35.9)%	(37.4)%	(39.1)%	(41.0)%	(43.2)%	(45.6)%	(48.1)%	(50.7)%	(53.5)%
55%	(55)%	(35.5)%	(35.6)%	(36.1)%	(36.9)%	(38.0)%	(39.4)%	(41.0)%	(42.9)%	(45.0)%	(47.3)%	(49.8)%	(52.3)%	(55.0)%
60%	(60)%	(37.5)%	(37.7)%	(38.1)%	(38.9)%	(40.0)%	(41.3)%	(42.9)%	(44.7)%	(46.7)%	(49.0)%	(51.3)%	(53.8)%	(56.4)%

Figure 2.

One Year Index Performance	Inverse (2x) One Year Index Performance	Index Votatility
		0%	5%	10%	15%	20%	25%	30%	35%	40%	45%	50%	55%	60%
(60)%	(120)%	(84.0)%	(84.0)%	(84.2)%	(84.4)%	(84.6)%	(85.0)%	(85.4)%	(85.8)%	(86.4)%	(86.9)%	(87.5)%	(88.2)%	(88.8)%
(55)%	(110)%	(79.8)%	(79.8)%	(80.0)%	(80.2)%	(80.5)%	(81.0)%	(81.5)%	(82.1)%	(82.7)%	(83.5)%	(84.2)%	(85.0)%	(85.9)%
(50)%	(100)%	(75.0)%	(75.1)%	(75.2)%	(75.6)%	(76.0)%	(76.5)%	(77.2)%	(77.9)%	(78.7)%	(79.6)%	(80.5)%	(81.5)%	(82.6)%
(45)%	(90)%	(69.8)%	(69.8)%	(70.1)%	(70.4)%	(70.9)%	(71.6)%	(72.4)%	(73.2)%	(74.2)%	(75.3)%	(76.4)%	(77.6)%	(78.9)%
(40)%	(80)%	(64.0)%	(64.1)%	(64.4)%	(64.8)%	(65.4)%	(66.2)%	(67.1)%	(68.2)%	(69.3)%	(70.6)%	(72.0)%	(73.4)%	(74.9)%
(35)%	(70)%	(57.8)%	(57.9)%	(58.2)%	(58.7)%	(59.4)%	(60.3)%	(61.4)%	(62.6)%	(64.0)%	(65.5)%	(67.1)%	(68.8)%	(70.5)%
(30)%	(60)%	(51.0)%	(51.1)%	(51.5)%	(52.1)%	(52.9)%	(54.0)%	(55.2)%	(56.6)%	(58.2)%	(60.0)%	(61.8)%	(63.8)%	(65.8)%
(25)%	(50)%	(43.8)%	(43.9)%	(44.3)%	(45.0)%	(46.0)%	(47.2)%	(48.6)%	(50.2)%	(52.1)%	(54.1)%	(56.2)%	(58.4)%	(60.8)%
(20)%	(40)%	(36.0)%	(36.2)%	(36.6)%	(37.4)%	(38.5)%	(39.9)%	(41.5)%	(43.4)%	(45.5)%	(47.7)%	(50.2)%	(52.7)%	(55.3)%
(15)%	(30)%	(27.8)%	(27.9)%	(28.5)%	(29.4)%	(30.6)%	(32.1)%	(34.0)%	(36.1)%	(38.4)%	(41.0)%	(43.7)%	(46.6)%	(49.6)%
(10)%	(20)%	(19.0)%	(19.2)%	(19.8)%	(20.8)%	(22.2)%	(23.9)%	(26.0)%	(28.3)%	(31.0)%	(33.8)%	(36.9)%	(40.1)%	(43.5)%
(5)%	(10)%	(9.8)%	(10.0)%	(10.6)%	(11.8)%	(13.3)%	(15.2)%	(17.5)%	(20.2)%	(23.1)%	(26.3)%	(29.7)%	(33.3)%	(37.0)%
0%	0%	0.0%	(0.2)%	(1.0)%	(2.2)%	(3.9)%	(6.1)%	(8.6)%	(11.5)%	(14.8)%	(18.3)%	(22.1)%	(26.1)%	(30.2)%
5%	10%	10.3%	10.0%	9.2%	7.8%	5.9%	3.6%	0.8%	(2.5)%	(6.1)%	(10.0)%	(14.1)%	(18.5)%	(23.1)%
10%	20%	21.0%	20.7%	19.8%	18.3%	16.3%	13.7%	10.6%	7.0%	3.1%	(1.2)%	(5.8)%	(10.6)%	(15.6)%
15%	30%	32.3%	31.9%	30.9%	29.3%	27.1%	24.2%	20.9%	17.0%	12.7%	8.0%	3.0%	(2.3)%	(7.7)%
20%	40%	44.0%	43.6%	42.6%	40.8%	38.4%	35.3%	31.6%	27.4%	22.7%	17.6%	12.1%	6.4%	0.5%
25%	50%	56.3%	55.9%	54.7%	52.8%	50.1%	46.8%	42.8%	38.2%	33.1%	27.6%	21.7%	15.5%	9.0%
30%	60%	69.0%	68.6%	67.3%	65.2%	62.4%	58.8%	54.5%	49.5%	44.0%	38.0%	31.6%	24.9%	17.9%
35%	70%	82.3%	81.8%	80.4%	78.2%	75.1%	71.2%	66.6%	61.2%	55.3%	48.8%	41.9%	34.7%	27.2%
40%	80%	96.0%	95.5%	94.0%	91.6%	88.3%	84.1%	79.1%	73.4%	67.0%	60.1%	52.6%	44.8%	36.7%
45%	90%	110.3%	109.7%	108.2%	105.6%	102.0%	97.5%	92.2%	86.0%	79.2%	71.7%	63.7%	55.4%	46.7%
50%	100%	125.0%	124.4%	122.8%	120.0%	116.2%	111.4%	105.6%	99.1%	91.7%	83.8%	75.2%	66.3%	57.0%
55%	110%	140.3%	139.7%	137.9%	134.9%	130.8%	125.7%	119.6%	112.6%	104.7%	96.2%	87.1%	77.5%	67.6%
60%	120%	156.0%	155.4%	153.5%	150.3%	146.0%	140.5%	134.0%	126.5%	118.1%	109.1%	99.4%	89.2%	78.6%

There can be no assurance that a Fund will achieve its investment objective or avoid substantial losses. A Fund does not seek to achieve its stated investment objective over a period of time greater than a single day because mathematical compounding prevents a Fund from achieving such results. Results for the Fund over periods of time greater than a single day should not be expected to be a simple return of the Index. The Fund’s returns will likely differ in amount and possibly even direction from the inverse of (or twice) either the VIX or a portfolio of short-term VIX futures contracts over the same period. These differences can be significant.

A Fund will lose money if its Index’s performance is flat over time, and a Fund can lose money regardless of the performance of its Index, as a result of daily rebalancing, fees, an Index’s volatility, compounding and other factors. Daily compounding of a Fund’s investment returns can dramatically and adversely affect its longer-term performance, especially during periods of high volatility. Volatility has a negative impact on ta Fund’s performance and may be at least as important to a Fund’s return for a period as the return of its Index.

The VIX and either Index are separate indices and can be expected to perform very differently. The VIX is a non-investable index that measures the implied volatility of the S&P 500. For these purposes, “implied volatility” is a measure of the expected volatility (i.e., the rate and magnitude of variations in performance) of the S&P 500 over the next 30 days. The VIX does not represent the actual volatility of the S&P 500. The VIX is calculated based on the prices of a constantly changing portfolio of S&P 500 put and call options. The Short Index consists of short positions on short-term VIX futures contracts. And the Long Index consists of long positions on short-term VIX futures contracts. As such, the performance of either Index can be expected to be very different from an inverse of (or twice ) the actual volatility of the S&P 500 or an inverse (or twice) of the actual performance of the VIX.

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

VOLATILITY SHARES LLC HAS HAD LITTLE OR NO EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CUSTOMERS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE HYPOTHETICAL PERFORMANCE RESULTS, CUSTOMERS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THESE HYPOTHETICAL PERFORMANCE RESULTS.

Principal Investment Strategies

In seeking to achieve each Fund’s investment objective, the Commodity Sub-Adviser uses a mathematical approach to investing. Using this approach, the Commodity Sub-Adviser determines the type, quantity and mix of investment positions that it believes, in combination, should produce daily returns consistent with each Fund’s objective.

Each Fund intends to meet its investment objective by investing all or substantially all of its assets in positions in first and second month VIX futures contracts, though it may invest in any one of, or combinations of, Financial Instruments (e.g., futures contracts, options contracts and swap transactions), such that a Fund typically has exposure intended to approximate the Index at the time of its NAV calculation. Under normal market conditions, SVIX’s portfolio will comprise short positions, and UVIX’s portfolio will comprise long positions, on first- and second-month VIX futures contracts. The number and type of these contracts will naturally change day-to-day as each Fund takes a daily rolling position in such contracts.

In the event that accountability rules, price limits, position limits, margin limits or other exposure limits are reached with respect to VIX futures contracts, the Sponsor may cause a Fund to obtain exposure to the Index through the use of options contracts or swap transactions referencing the VIX futures contracts. Each Fund may also invest in swaps if the market for a specific futures contract experiences emergencies (e.g., natural disaster, terrorist attack or an act of God) or disruptions (e.g., a trading halt or a flash crash) or in situations where the Sponsor deems it impractical or inadvisable to buy or sell futures contracts (such as during periods of market volatility or illiquidity).

Each Fund also may hold cash or cash equivalents such as U.S. Treasury securities or other high credit quality, short-term fixed-income or similar securities (such as shares of money market funds) as collateral for Financial Instruments and pending investment in Financial Instruments.

Neither Fund is actively managed by traditional methods (e.g., by effecting changes in the composition of a portfolio on the basis of judgments relating to economic, financial and market conditions with a view toward obtaining positive results under all market conditions). Each Fund seeks to remain fully invested at all times in Financial Instruments and money market instruments that, in combination, provide exposure to the Index consistent with its investment objective without regard to market conditions, trends or direction.

Each Fund seeks to position its portfolio so that its exposure to its Benchmark is consistent with its investment objective. The time and manner in which the Fund rebalances its portfolio is defined by the Index methodology but may vary from day to day depending upon market conditions and other circumstances, deemed at the discretion of the Commodity Sub-Adviser, beneficial at tracking the Benchmark, or beneficial to the Fund holders.

The amount of exposure a Fund has to a specific combination of Financial Instruments may differ and may be changed without shareholder approval at any given time. Currently, SVIX seeks to be, under normal market conditions and absent any unforeseen circumstances, fully exposed to short positions in short-term VIX futures contracts, and UVIX seeks to be, under normal market conditions and absent any unforeseen circumstances, fully exposed to long positions in short-term VIX futures contracts. To the extent that any options or swap transaction entered into by a Fund are believed by the Fund to be “securities” under the Investment Company Act of 1940, the Fund will limit its investments in such transactions so that such investments, in combination, will not exceed 40 percent of the Fund’s assets (other than cash and government securities) and thereby avoid potentially being deemed an unregistered investment company.”

The amount of a Fund’s exposure should be expected to change from time to time at the discretion of the Sponsor based on market conditions and other factors.

In addition, the Sponsor has the power to change the Fund’s investment objective, Benchmark or investment strategy at any time, without shareholder approval, subject to applicable regulatory requirements.

Mitigating Price Impacts to VIX Futures Contract Prices at Times of Fund Rebalancing

The Sponsor will seek to minimize the market impact of rebalances across all exchange traded products based on VIX Futures Contracts that it sponsors (the “VIX ETPs”) on the price of VIX futures contracts by limiting VIX ETP participation, on any given day, in VIX futures contracts to no more than ten percent (10%) of the contracts traded on Cboe Futures Exchange, Inc. (“CFE”) during any “Rebalance Period,” defined as any fifteen minute period of continuous market trading. In the event that any VIX ETP (including each Fund) expects to hit the ten percent threshold during the primary Rebalance Period from 3:45 p.m. to 4:00 p.m. (Eastern time), the VIX ETPs would extend participation during periods of market illiquidity, the Sponsor, on any given day, may vary the manner and period over which all funds it sponsors are rebalanced, and as such, the manner and period over which a Fund is rebalanced.

Index Performance Example

SVIX seeks to track the Short Index which measures the daily inverse performance of a portfolio of first- and second-month VIX futures contracts. UVIX seeks to track twice the Long Index which measures the performance of a portfolio of first- and second-month VIX futures contracts The Funds’ portfolios of futures contracts are rolled each day to maintain a consistent time to maturity of approximately one month. On any Business Day, SVIX’s portfolio comprises a number of short positions in first-month and second-month VIX futures contracts. On any

Business Day, UVIX’s portfolio comprises a number of long positions in first-month and second-month VIX futures contracts. The fraction of the Funds’ portfolios rolled each Business Day is proportional to the number of first-month futures contracts held and inversely proportional to the number of days in the Roll Period.

SVIX Example

For example, on January 2, 2020 the Fund’s portfolio would have comprised a short position in the first-month VIX futures contract expiring on January 22, 2020 equal to 59.1% of the total number of short VIX futures contracts held by the Fund, and a short position in the second-month VIX futures contract expiring on February 19, 2020 equal to 40.9% of the total number of short VIX futures contracts held.

To illustrate this example in VIX futures contracts, supposing the first-month VIX futures contract was priced at 14.82 and the second-month at 16.79, the Fund’s portfolio with a hypothetical AUM of $10m would consist of a total short position of 640 VIX futures contracts — calculated as ($10,000,000 / (0.591 * 14.82) + (0.409 * 16.79))/1000, with 59.1% of the short contracts held in the January futures (short 378 contracts) and 40.9% in the February futures (short 262 contracts).

Between 3:45pm ET and 4:00pm ET (the TWAP period) a fraction of the January expiring short VIX futures contracts would be rolled to the February expiring contracts, resulting in a portfolio the next day comprised of 54.5% first-month VIX futures contracts expiring in January and 45.5% second-month VIX futures contracts expiring in February.

This daily rolling would continue each Business Day until the day before the January futures expiry — January 21, 2020 — when between 3:45pm ET and 4:00pm ET all remaining January VIX futures contracts would have been rolled to the February expiry.

On the day of the January expiry — January 22, 2020 — the Roll Period would begin again, with the futures expiring in February 19, 2020 becoming the new first-month contract, and the next monthly VIX futures contract expiring on March 18, 2020 becoming the new second-month contract.

By rolling the Fund’s portfolio from the first to the second nearest month VIX futures contracts in daily fractional amounts, the Fund seeks to maintain a constant weighted average time to maturity of approximately one month.

UVIX Example

For example, on January 2, 2020 the Fund’s portfolio would have comprised a long position in the first-month VIX futures contract expiring on January 22, 2020 equal to 59.1% of the total number of long VIX futures contracts held by the Fund, and a long position in the second-month VIX futures contract expiring on February 19, 2020 equal to 40.9% of the total number of long VIX futures contracts held.

To illustrate this example in VIX futures contracts, supposing the first-month VIX futures contract was priced at 14.82 and the second-month at 16.79, the Fund’s portfolio with a hypothetical AUM of $10m would consist of a total long position of 1,280 VIX futures contracts — calculated as 2 * (($10,000,000 / (0.591 * 14.82) + (0.409 * 16.79))/1000), with 59.1% of the long contracts held in the January futures (long 756 contracts) and 40.9% in the February futures (long 524 contracts).

Between 3:45pm ET and 4:00pm ET (the TWAP period) a fraction of the January expiring long VIX futures contracts would be rolled to the February expiring contracts, resulting in a portfolio the next day comprised of 54.5% first-month VIX futures contracts expiring in January and 45.5% second-month VIX futures contracts expiring in February.

This daily rolling would continue each Business Day until the day before the January futures expiry — January 21, 2020 — when between 3:45pm ET and 4:00pm ET all remaining January VIX futures contracts would have been rolled to the February expiry.

On the day of the January expiry — January 22, 2020 — the Roll Period would begin again, with the futures expiring in February 19, 2020 becoming the new first-month contract, and the next monthly VIX futures contract expiring on March 18, 2020 becoming the new second-month contract.

By rolling the Fund’s portfolio from the first to the second nearest month VIX futures contracts in daily fractional amounts, the Fund seeks to maintain a constant weighted average time to maturity of approximately one month.

Futures Contracts

A futures contract is a standardized contract traded on, or subject to the rules of, an exchange that calls for the future delivery of a specified quantity and type of a particular underlying asset at a specified time and place or alternatively may call for cash settlement. Futures contracts are traded on a wide variety of underlying assets, including bonds, interest rates, agricultural products, stock indexes, currencies, energy, metals, economic indicators and statistical measures. The notional size and calendar term futures contracts on a particular underlying asset are identical and are not subject to any negotiation, other than with respect to price and the number of contracts traded between the buyer and seller. A Fund generally deposits cash and/or securities with an FCM for its open positions in futures contracts, which may, in turn, transfer such deposits to the clearinghouse to protect the clearing house against non-payment by the Fund. The clearing house becomes substituted for each counterparty to a futures contract, and, in effect, guarantees performance. In addition, the FCM may require a Fund to deposit collateral in excess of the clearing house’s margin requirements for the FCM’s own protection.

Certain futures contracts, including stock index contracts, VIX futures contracts and certain commodity futures contracts settle in cash. The cash settlement amount reflects the difference between the contract purchase/sale price and the contract settlement price. The cash settlement mechanism avoids the potential for either side to have to deliver the underlying asset. For other futures contracts, the contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying asset or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. The difference between the price at which the futures contract is purchased or sold and the price paid for the offsetting sale or purchase, after allowance for brokerage commissions and exchange fees, constitutes the profit or loss to the trader.

Futures contracts involve, to varying degrees, elements of market risk and exposure to loss in excess of the amounts of variation margin, which are the amounts of cash that a Fund agrees to pay to or receive from FCMs equal to the daily fluctuation in the value of a futures contract. Additional risks associated with the use of futures contracts are imperfect correlation between movements in the price of the futures contracts and the level of the underlying benchmark and the possibility of an illiquid market for a futures contract. With futures contracts, there is minimal but some counterparty risk to a Fund since futures contracts are exchange traded and the exchange’s clearing house, as counterparty to all exchange-traded futures contracts, effectively guarantees futures contracts against default. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified times during the trading day. Futures contracts prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting a Fund to substantial losses. If trading is not possible or if a Fund determines not to close a futures position in anticipation of adverse price movements, the Fund may be required to make daily cash payments of variation margin.

Futures Account Agreements

Each Fund has entered into a written agreement (each, a “Futures Account Agreement”) with one or more FCMs governing the terms of futures transactions of a Fund cleared by such FCM. Each FCM has its own agreement and other documentation used for establishing customer relationships. As such, the terms of the Futures Account Agreement and other documentation that a Fund has with a particular FCM may differ in material respects from that with another FCM.

Most Futures Account Agreements do not require the FCM to enter into new transactions or maintain existing transactions with a Fund. In general, each FCM is permitted to terminate its agreement with a Fund at any time in its sole discretion. In addition, an FCM generally will have the discretion to set margin requirements and/or position limits that would be in addition to any margin requirements and/or position limits required by applicable law, set by the exchange, or set by the clearing house that clears the futures contracts in which a Fund transacts. As a result, a Fund’s ability to engage in futures transactions or maintain open positions in such contracts will be dependent on the willingness of its FCMs to continue to accept or maintain such transactions on terms that are economically appropriate for a Fund’s investment strategy.

When a Fund has an open futures contract position, it is subject to at least daily variation margin calls by an FCM that could be substantial in the event of adverse price movements. Because futures contracts may require only a small initial investment in the form of a deposit or margin, they may involve a high degree of leverage. A Fund with open positions is subject to maintenance or variance margin on its open positions. If a Fund has insufficient cash to meet daily variation margin requirements, it may need to sell Financial Instruments at a time when such sales are disadvantageous. Futures markets are highly volatile and the use of or exposure to futures contracts may increase volatility of a Fund’s NAV.

Margin posted by a Fund to an FCM typically will be held by relevant exchange’s clearing house (in the case of clearing house-required margin) or the FCM (in the case of “house” margin requirements of the FCM). In the event that market movements favorable to a Fund result in the Fund having posted more margin than is required, the Fund typically would have a right to return of margin from the FCM. However, the timing of such return may be uncertain. As a result, it is possible that a Fund may face liquidity constraints including potential delays in its ability to pay redemption proceeds, where margin is not immediately returned by an FCM.

In the event that a Fund fails to comply with its obligations under a Futures Account Agreement (including, for example, failing to deliver the margin required by an FCM on a timely basis), the Futures Account Agreement typically will provide the FCM with broad discretion to take remedial action against the Fund. Among other things, the FCM typically will have the right, upon the occurrence of such a failure by a Fund, to terminate any or all futures contracts in the Fund’s account with that FCM, to sell the collateral posted as margin by the Fund, to close out any open positions of the Fund in whole or in part, and to cancel any or all pending transactions with the Fund. Futures Account Agreements typically provide that the Fund will remain liable for paying to the relevant FCM, on demand, the amount of any deficiency in a Fund’s account with that FCM.

The Futures Account Agreement between the Fund and an FCM generally requires the Fund to indemnify and hold harmless the FCM, its directors, officers, employees, agents and affiliates (collectively, “indemnified persons”) from and against all claims, damages, losses and costs (including reasonable attorneys’ fees) incurred by the indemnified persons, in connection with: (1) any failure by the Fund to perform its obligations under the Futures Account Agreement and the FCM’s exercise of its rights and remedies thereunder; (2) any failure by the Fund to comply with applicable law; (3) any action reasonably taken by the indemnified persons pursuant to the Futures Account Agreement to comply with applicable law; and (4) any actions taken by the FCM in reliance on instructions, notices and other communications that the FCM and its relevant personnel, as applicable, reasonably believes to originate from a person authorized to act on behalf of the Fund.

To the extent that the Fund trades in futures contracts on U.S. exchanges, the assets deposited by the Fund with the FCMs (or another eligible financial institution, as applicable) as margin must be segregated pursuant to the regulations of the CFTC. Such segregated funds may be invested only in a limited range of instruments — principally U.S. government obligations to margin futures and forward contract positions.

Each Fund currently uses each of the following firms as an FCM: ADM Investor Services, Inc. (“ADMIS”), Advantage Futures LLC (“Advantage”), Marex North America LLC (“Marex”), StoneX Financial Inc. — FCM, Straits Financial LLC, E D& F Man Capital Markets Inc. and RBC Capital Markets, LLC (“RBC Capital”). The FCMs used by a Fund may change from time to time. The above discussion relating to an FCM also would apply to other firms that serve as an FCM to a Fund in the future. Each FCM in its capacity as a registered FCM, serves as a clearing broker to the Trust and a Fund and certain other funds of the Trust and as such arranges for the execution and clearing of a Fund’s futures transactions. Each FCM acts as clearing broker for many other funds and individuals. A variety of executing brokers may execute futures transactions on behalf of the Funds. The executing brokers will give-up all such transactions to an FCM as applicable. Each FCM is registered as an FCM with the CFTC, is a member of the NFA and a clearing member of the CBOT, CME, NYMEX, or another major U.S. commodity exchange. No FCM is affiliated with or acts as a supervisor of the Trust, the Funds, the Sponsor, the Commodity Sub-Adviser, the Trustee, the Administrator, Sub-Administrator, Transfer Agent, or the Custodian. No FCM acts as an underwriter or sponsor of the offering of the Shares, or has passed upon the merits of participating in this offering or has passed upon the adequacy of this Prospectus or on the accuracy of the information contained herein. No FCM provides any commodity trading advice regarding a Fund’s trading activities. Investors should investors should also note that the Sponsor may select additional clearing brokers or replace any FCM as a Fund’s clearing broker.

Options

An option is a contract that gives the purchaser of the option, in return for the premium paid, the right to buy an underlying reference instrument, such as a specified security, currency, index, or other instrument, from the writer of the option (in the case of a call option), or to sell a specified reference instrument to the writer of the option (in the case of a put option) at a designated price during the term of the option. The premium paid by the buyer of an option will reflect, among other things, the relationship of the exercise price to the market price and the volatility of the underlying reference instrument, the remaining term of the option, supply, demand, interest rates and/or currency exchange rates. An American style put or call option may be exercised at any time during the option period while a European style put or call option may be exercised only upon expiration or during a fixed period prior thereto. Put and call options are traded on national securities exchanges and in the OTC market. Options traded on national securities exchanges are within the jurisdiction of the SEC or other appropriate national securities regulator, as are securities traded on such exchanges. As a result, many of the protections provided to traders on organized exchanges will be available with respect to such transactions. In particular, all option positions entered into on a national securities exchange in the United States are cleared and guaranteed by the Options Clearing Corporation, thereby reducing the risk of counterparty default. Furthermore, a liquid secondary market in options traded on a national securities exchange may be more readily available than in the OTC market, potentially permitting a Fund to liquidate open positions at a profit prior to exercise or expiration, or to limit losses in the event of adverse market movements. There is no assurance, however, that higher than anticipated trading activity or other unforeseen events might not temporarily render the capabilities of the Options Clearing Corporation inadequate, and thereby result in the exchange instituting special procedures which may interfere with the timely execution of a Fund’s orders to close out open options positions.

Swap Agreements

Swaps are contracts that have traditionally been entered into primarily by institutional investors in OTC markets for a specified period ranging from a day to many years. Certain types of swaps may be cleared, and certain types are, in fact, required to be cleared. The types of swaps that may be cleared are generally limited to only swaps where the most liquidity exists and a clearing organization is willing to clear the trade on standardized terms. Swaps with customized terms or those for which significant market liquidity does not exist are generally not able to be cleared.

In a standard swap transaction, the parties agree to exchange the returns on, among other things, a particular predetermined security, commodity, interest rate, or index for a fixed or floating rate of return (the “interest rate leg,” which will also include the cost of borrowing for short swaps) in respect of a predetermined notional amount. The notional amount of the swap reflects the extent of a Fund’s total investment exposure under the swap.

In the case of futures contracts-based indexes, such as those used by a Fund, the reference interest rate typically is zero, although a financing spread or fee is generally still applied. Transaction or commission costs are reflected in the benchmark level at which the transaction is entered into. The gross returns to be exchanged are calculated with respect to the notional amount and the benchmark returns to which the swap is linked. Swaps are usually closed out on a net basis, i.e., the two payment streams are netted out in a cash settlement on the payment date specified in the agreement, with the parties receiving or paying, as the case may be, only the net amount of the two payments. Thus, while the notional amount reflects a Fund’s total investment exposure under the swap (i.e., the entire face amount or principal of a swap), the net amount is the Fund’s current obligations (or rights) under the swap. That is the amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement on any given termination date.

Swaps may also expose a Fund to liquidity risk. Although a Fund may have the ability to terminate a swap at any time, doing so may subject the Fund to certain early termination charges. In addition, there may not be a liquid market within which to dispose of an outstanding swap even if a permitted disposal might avoid an early termination charge. Uncleared swaps generally are not assignable except by agreement between the parties to the swap, and generally no party or purchaser has any obligation to permit such assignments.

Swaps involve, to varying degrees, elements of market risk and exposure to loss in excess of the amount which would be reflected on a Fund’s Statement of Financial Condition. In addition to market risk and other risks, the use of swaps also comes with counterparty credit risk — i.e., the inability of a counterparty to a swap to perform its obligations. A Fund that invests in swaps bears the risk of loss of the net amount, if any, expected to be received under a swap agreement in the event of the default or bankruptcy of a swap counterparty. A Fund enters or intends to enter into swaps only with major, global financial institutions. However, there are no limitations on the percentage of its assets a Fund may invest in swaps with a particular counterparty.

A Fund that invests in swaps may use various techniques to minimize counterparty credit risk. A Fund that invests in swaps generally enters into arrangements with its counterparties whereby both sides exchange collateral on a mark-to-market basis. In addition, the Fund may post “initial margin” or “independent amount” to counterparties in swaps. Such collateral serves as protection for the counterparty in the event of a failure by the Fund and is in addition to any mark-to-market collateral that (i.e., the Fund may post initial margin to the counterparty even where the counterparty would owe money to the Fund if the swap were to be terminated). The amount of initial margin posted by the Fund may vary depending on the risk profile of the swap. The collateral, whether for mark-to-market or for initial margin, generally consists of cash and/or securities.

Collateral posted by a Fund to a counterparty in connection with uncleared derivatives transactions is generally held for the benefit of the counterparty in a segregated tri-party account at a third-party custodian to protect the counterparty against non-payment by the Fund. In the event of a default by a Fund where the counterparty is owed money in the uncleared swap transaction, such counterparty will seek withdrawal of this collateral from the segregated account.

Collateral posted by the counterparty to a Fund is typically held for the benefit of the Fund in a segregated tri-party account at a third-party custodian. In the event of a default by the counterparty where the Fund is owed money in the uncleared swap transaction, the Fund will seek withdrawal of this collateral from the segregated account. The Fund may incur certain costs exercising its right with respect to the collateral.

Notwithstanding the use of collateral arrangements, to the extent any collateral provided to a Fund is insufficient or there are delays in accessing the collateral, a Fund will be exposed to counterparty risk as described above, including possible delays in recovering amounts as a result of bankruptcy proceedings.

Money Market Instruments

Money market instruments are short-term debt instruments that have a remaining maturity of 397 days or less and exhibit high quality credit profiles. Money market instruments may include U.S. government securities, securities issued by governments of other developed countries and repurchase agreements.

U.S. Derivatives Exchanges

Derivatives exchanges, including swap execution facilities that are required under the Dodd-Frank Act, provide centralized market facilities for trading derivatives in which multiple persons have the ability to execute or trade contracts by accepting bids and offers from multiple participants. Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the United States are the CBOE (which includes the CBOE Futures Exchange (the “CFE”)), the Chicago Mercantile Exchange (“CME”) (which includes, among others, the Chicago Board of Trade (“CBOT”) and the New York Mercantile Exchange (the “NYMEX”) and the Intercontinental Exchange (“ICE”)).

Each derivatives exchange in the United States has an associated “clearing house.” Clearing houses provide services designed to transfer credit risk and ensure the integrity of trades. Once trades between members of an exchange have been confirmed and/or cleared, the clearing house becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader’s open position in the market. Thereafter, each party to a trade looks only to the clearing house for performance. The clearing house generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute. This fund acts as an emergency buffer which is intended to enable the clearing house to meet its obligations with regard to the other side of an insolvent clearing member’s contracts. Furthermore, clearing houses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfil their contractual obligations. Thus, members effecting derivatives transactions on an organized exchange or clearing an OTC derivatives transaction through a clearing house do not bear the risk of the insolvency of the party on the opposite side of the trade; their credit risk is limited to the respective solvencies of their commodity broker and the clearing house. The clearing house “guarantee” of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.

If a Fund decides to execute derivatives transactions through such derivatives exchanges — and especially if it decides to become a direct member of one or more exchanges or swap execution facilities — the Fund would be subject to the rules of the exchange or swap executive facility, which would bring additional risks and liabilities, and potential additional regulatory requirements.

Regulations

Derivatives exchanges in the United States are subject to regulation under the CEA, by the CFTC, the governmental agency having responsibility for regulation of derivatives exchanges and trading on those exchanges. Following the adoption of the Dodd-Frank Act, the CFTC also has authority to regulate OTC derivatives markets, including certain OTC foreign exchange markets.

The CFTC has exclusive authority to designate exchanges for the trading of specific futures contracts and to prescribe rules and regulations of the marketing of each. The CFTC also regulates the activities of “commodity pool operators” and the CFTC has adopted regulations with respect to certain of such persons’ activities. Pursuant to its authority, the CFTC requires a commodity pool operator, such as the Sponsor, to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend, modify or terminate the registration of any registrant for failure to comply with CFTC rules or regulations. Suspension, restriction or termination of the Sponsor’s registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of the Fund. If the Sponsor were unable to provide services and/or advice to the Fund, the Fund would be unable to pursue its investment objective unless and until the Sponsor’s ability to provide services and advice to the Fund was reinstated or a replacement for the Sponsor as commodity pool operator could be found. Such an event could result in termination of the Fund.

The CEA requires all FCMs to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC.

The CEA also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

Under certain circumstances, the CEA grants shareholders the right to institute a reparations proceeding before the CFTC against the Sponsor (as a registered commodity pool operator), an FCM, as well as those of their respective employees who are required to be registered under the CEA. Shareholders may also be able to maintain a private right of action for certain violations of the CEA.

Pursuant to authority in the CEA, the NFA has been formed and registered with the CFTC as a registered futures association. At the present time, the NFA is the only self-regulatory organization for commodities professionals other than exchanges. As such, the NFA promulgates rules governing the conduct of commodity professionals and disciplines those professionals that do not comply with such standards. The CFTC has delegated to the NFA responsibility for the registration of commodity pool operators, FCMs, swap dealers, commodity trading advisors, introducing brokers and their respective associated persons and floor brokers. The Sponsor is a member of the NFA (each Fund itself is not required to become members of the NFA). As an NFA member, the Sponsor is subject to NFA standards relating to fair trade practices, financial condition, and consumer protection.

The CEA and CFTC regulations prohibit market abuse and generally require that all futures exchange-based trading be conducted in compliance with rules designed to ensure the integrity of market prices and without any intent to manipulate prices. CFTC regulations and futures exchange rules also impose limits on the size of the positions that a person may hold or control as well as standards for aggregating certain positions. The rules of the CFTC and the futures exchanges also authorize special emergency actions to halt, suspend or limit trading overall or to restrict, halt, suspend or limit the trading of an individual trader or to otherwise impose special reporting or margin requirements.

Each Fund’s investments in Financial Instruments will be subject to regulation under the CEA and traded pursuant to CFTC and applicable exchange regulations.

Daily Limits

Most U.S. futures exchanges (but generally not foreign exchanges or banks or dealers in the cases of swap agreements) limit the amount of fluctuation in some futures contract or options contract prices during a single day by regulations. These regulations specify what are referred to as “daily price fluctuation limits” or more commonly “daily limits.” Once the daily limit has been reached in a particular futures contract, no trades may be made at a price beyond that limit. Currently, CBOE limits daily VIX futures contracts to no more than 50,000 per entity.

Margin

“Initial” or “original” margin is the minimum dollar amount that a counterparty to a cleared derivatives contract must deposit with its commodity broker in order to establish an open position. “Maintenance” or “variation” margin is the amount (generally less than initial margin) to which a trader’s account may decline before he must deliver additional margin so as to maintain open positions. A margin deposit is like a cash performance bond. It helps assure the futures trader’s performance of the futures contracts he purchases or sells.

The minimum amount of margin required in connection with a particular futures contract is set by the exchange on which such contract is traded and is subject to change at any time during the term of the contract. Futures contracts are customarily bought and sold on margins that represent a percentage of the aggregate purchase or sales price of the contract.

Brokerage firms may require higher amounts of margin than exchange minimums. These requirements may change without warning.

Margin requirements are computed each day or intraday by a commodity broker and the relevant exchange. At the close of each trading day or intraday, each open futures contract is marked to market, that is, the gain or loss on the position is calculated from the prior day’s close. When the market value of a particular open futures contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. If the margin call is not met within a reasonable time, the broker may close out the customer’s position.

PERFORMANCE OF THE OFFERED COMMODITY POOLS OPERATED BY THE COMMODITY POOL OPERATOR

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of August 31, 2022. Performance information is set forth, in accordance with CFTC regulations, since each Fund’s inception of trading.

Name of Pool:	-1x Short VIX Futures ETF
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	March 29, 2022
Aggregate Gross Capital Subscriptions	$140,725,964
Aggregate Net Capital Subscriptions	$32,678,003
Net Asset Value	$37,730,961
Net Asset Value per Share	$12.45
Worst Monthly Draw-down:	-25.42% (April 2022)
Worst Peak-to-Valley Draw-down:	-30.67% (Inception to June 2022)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Rate of Return:

2022
January	n/a
February	n/a
March	(5.60)%
April	(25.42)%
May	7.67%
June	(8.53)%
July	23.56%
August	(3.11)%
September	n/a
October	n/a
November	n/a
December	n/a
Annual	(17.00)%

Draw-down: Losses experienced by the trading program over a specified period.

Name of Pool:	2x Long VIX Futures ETF
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	March 29, 2022
Aggregate Gross Capital Subscriptions	$236,309,880
Aggregate Net Capital Subscriptions	$174,041,440
Net Asset Value	$139,811,684
Net Asset Value per Share	$10.39
Worst Monthly Draw-down:	-37.50% (July 2022)
Worst Peak-to-Valley Draw-down:	-57.66% (Inception -August 2022)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Rate of Return:

2022
January	n/a
February	n/a
March	11.00%
April	47.39%
May	(33.62)%
June	5.10%
July	(37.50)%
August	(2.90)%
September	n/a
October	n/a
November	n/a
December	n/a
Annual	(30.73)%

Draw-down: Losses experienced by the trading program over a specified period.

PERFORMANCE OF ACCOUNTS
ADVISED BY THE COMMODITY SUB-ADVISER

The following performance information is presented in accordance with CFTC regulations. The performance of the Funds will differ materially from the performance of the following program where the Commodity Sub-Adviser directed client commodity assets. The performance of the following programs is materially different from the Funds, each program is different from any other, and the below summary is not representative of how the Funds will perform in the future.

All performance information is as of August 31, 2022.

Name of CTA:	Penserra Capital Management LLC
Name of Program:	Amplify YieldShares Oil Hedged MLP Income ETF
Type of Program:	Exchange-traded fund
Date of Inception of Trading:	May 31, 2017
Worst Monthly Draw-down:	-8.38% (February 2018)
Worst Peak-to-Valley Draw-down: Total nominal assets under management:	-31.92% (July 2017 – April 2018) $0 (commodity interests)
Total nominal assets traded pursuant to the program:	$0

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Rate of Return:

	2018*	2019	2020	2021	2022
January	1.71%	n/a	n/a	n/a	n/a
February	(8.38)%	n/a	n/a	n/a	n/a
March	(6.92)%	n/a	n/a	n/a	n/a
April	n/a	n/a	n/a	n/a	n/a
May	n/a	n/a	n/a	n/a	n/a
June	n/a	n/a	n/a	n/a	n/a
July	n/a	n/a	n/a	n/a	n/a
August	n/a	n/a	n/a	n/a	n/a
September	n/a	n/a	n/a	n/a	n/a
October	n/a	n/a	n/a	n/a	n/a
November	n/a	n/a	n/a	n/a	n/a
December	n/a	n/a	n/a	n/a	n/a
Annual	(13.26)%	n/a	n/a	n/a	n/a

____________

*        The Commodity Sub-Adviser only managed this program through April 14, 2018. The performance figure on the program indicated for the month of April 2018 is performance only through the last date that the Commodity Sub-Adviser managed the program (i.e., April 14, 2018).

Draw-down: Losses experienced by the trading program over a specified period.

DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The discussion and analysis that follows may contain statements that relate to future events or future performance. In some cases, such forward-looking statements can be identified by terminology such as “will,” “may,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “intend,” “project,” “seek” or the negative of these terms or other comparable terminology. None of the Trust, the Sponsor, the Trustee, or the Administrator assumes responsibility for the accuracy or completeness of any forward-looking statements. Except as expressly required by federal securities laws, none of the Trust, the Sponsor, the Trustee, or the Administrator is under a duty to update any of the forward-looking statements to conform such statements to actual results or to a change in expectations or predictions.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risk and changes in circumstances that are difficult to predict and many of which are outside of the Funds’ control.    The Funds’ forward-looking statements are not guarantees of future results and conditions and important factors, risks and uncertainties in the markets for financial instruments that the Funds trade, in the markets for related physical commodities, in the legal and regulatory regimes applicable to the Sponsor, the Funds, and the Funds’ service providers, and in the broader economy may cause the Funds’ actual results to differ materially from those expressed in forward-looking statements.

Introduction

VS Trust (the “Trust”) is a Delaware statutory trust formed on October 24, 2019 and is currently organized into two separate series (each, a “Fund” and collectively, the “Funds”). The following two series of the Trust have commenced investment operations: -1x Short VIX Futures ETF and 2x Long VIX Futures ETF. Each of the Funds listed above issues common units of beneficial interest (“Shares”), which represent units of fractional undivided beneficial interest in and ownership of only that Fund. The Shares of each Fund are listed on the Cboe BZX Exchange (“Cboe BZX”).

The Trust had no operations prior to March 28, 2022, other than matters relating to its organization, the registration of each series under the Securities Act of 1933, as amended.

The Sponsor also serves as the Trust’s commodity pool operator. Wilmington Trust Company serves as the Trustee of the Trust (the “Trustee”). The Funds are commodity pools, as defined under the Commodity Exchange Act (the “CEA”), and the applicable regulations of the Commodity Futures Trading Commission (the “CFTC”) and are operated by the Sponsor, a commodity pool operator registered with the CFTC. The Trust is not an investment company registered under the Investment Company Act of 1940, as amended.

SVIX seeks daily investment results, before fees and expenses, that correspond to the performance of the Short VIX Futures Index (the “Short Index”) for a single day, not for any other period. UVIX seeks daily investment results, before fees and expenses, that correspond to twice the performance of the Long VIX Futures Index (the “Long Index”). A “single day” is measured from the time a Fund calculates its net asset value (“NAV”) to the time of the Fund’s next NAV calculation. The NAV calculation time for a Fund typically is 4:00 p.m. (Eastern Time).

The Funds seek to achieve their investment objective through the appropriate amount of exposure to the VIX futures contracts included in their respective index. The Funds also have the ability to engage in options transactions, swaps, forward contracts and other instruments in order to achieve their investment objective, in the manner and to the extent described herein.

SVIX is not benchmarked to the inverse of, and UVIX is not benchmarked to twice, the widely referenced VIX. The Short Index and the inverse of the VIX are separate measurements and can be expected to perform very differently. The Long Index and twice the VIX also are separate measurements and can be expected to perform very differently. As such, SVIX can be expected to perform very differently from the inverse (-1x) of the performance of the VIX over any period, and UVIX can be expected to perform very differently from twice (2x) of the performance of the VIX over any period.

The Funds continuously offer and redeem Shares in blocks of at least 10,000 Shares (each such block, a “Creation Unit”). Only Authorized Participants (as defined herein) may purchase and redeem Shares from a Fund and then only in Creation Units. An Authorized Participant is an entity that has entered into an Authorized Participant Agreement with the Trust and Volatility Shares LLC (the “Sponsor”). Shares are offered on a continuous basis to Authorized Participants in Creation Units at NAV. Authorized Participants may then offer to the public, from time to time, Shares from any Creation Unit they create at a per-Share market price. The form of Authorized Participant Agreement and the related Authorized Participant Procedures Handbook set forth the terms and conditions under which an Authorized Participant may purchase or redeem a Creation Unit. Authorized Participants will not receive from a Fund, the Sponsor, or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public. An Authorized Participant may receive commissions or fees from investors who purchase Shares through their commission or fee-based brokerage accounts.

The form of Authorized Participant Agreement and related Authorized Participant Handbook set forth the terms and conditions under which an Authorized Participant may purchase or redeem a Creation Unit. Authorized Participants do not receive from any Fund, the Sponsor, or any of their affiliates, any underwriting fees or compensation in connection with their sale of Shares to the public.

The Sponsor maintains a website at www.volatilityshares.com, through which monthly account statements and the Trust’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), can be accessed free of charge, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the U.S. Securities and Exchange Commission (the “SEC”). Additional information regarding the Trust may also be found on the SEC’s EDGAR database at www.sec.gov.

Liquidity and Capital Resources

In order to collateralize derivatives positions in indices, commodities or currencies, a portion of the NAV of each Fund is held in cash and/or U.S. Treasury securities, agency securities, or other high credit quality short term fixed-income or similar securities (such as shares of money market funds, bank deposits, bank money market accounts, certain variable rate-demand notes and repurchase agreements collateralized by government securities. A portion of these investments may be posted as collateral in connection with swap agreements, futures, and/or forward contracts. The percentage that U.S. Treasury bills and other short-term fixed-income securities bear to the shareholders’ equity of each Fund varies from period to period as the market values of the underlying swaps, futures contracts and forward contracts change. During the three months ended March 31, 2022, each of the Funds earned interest income as follows:

Fund	Interest Income Three Months Ended June 30, 2022
-1x Short VIX Futures ETF	$9,602
2x Long VIX Futures ETF	12,375

Futures Contracts

A futures contract is a standardized contract traded on, or subject to the rules of, an exchange that calls for the future delivery of a specified quantity and type of a particular underlying asset at a specified time and place or alternatively may call for cash settlement. Futures contracts are traded on a wide variety of underlying assets, including bonds, interest rates, agricultural products, stock indexes, currencies, energy, metals, economic indicators and statistical measures. The notional size and calendar term futures contracts on a particular underlying asset are identical and are not subject to any negotiation, other than with respect to price and the number of contracts traded between the buyer and seller. A Fund generally deposits cash and/or securities with an FCM for its open positions in futures contracts, which may, in turn, transfer such deposits to the clearinghouse to protect the clearing house against non-payment by the Fund. The clearing house becomes substituted for each counterparty to a futures contract, and, in effect, guarantees performance. In addition, the FCM may require a Fund to deposit collateral in excess of the clearing house’s margin requirements for the FCM’s own protection.

Certain futures contracts, including stock index contracts, VIX futures contracts and certain commodity futures contracts settle in cash. The cash settlement amount reflects the difference between the contract purchase/sale price and the contract settlement price. The cash settlement mechanism avoids the potential for either side to have to deliver the underlying asset. For other futures contracts, the contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying asset or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. The difference between the price at which the futures contract is purchased or sold and the price paid for the offsetting sale or purchase, after allowance for brokerage commissions and exchange fees, constitutes the profit or loss to the trader.

Futures contracts involve, to varying degrees, elements of market risk and exposure to loss in excess of the amounts of variation margin, which are the amounts of cash that a Fund agrees to pay to or receive from FCMs equal to the daily fluctuation in the value of a futures contract. Additional risks associated with the use of futures contracts are imperfect correlation between movements in the price of the futures contracts and the level of the underlying benchmark and the possibility of an illiquid market for a futures contract. With futures contracts, there is minimal but some counterparty risk to a Fund since futures contracts are exchange traded and the exchange’s clearing house, as counterparty to all exchange-traded futures contracts, effectively guarantees futures contracts against default. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified times during the trading day. Futures contracts prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting a Fund to substantial losses. If trading is not possible or if a Fund determines not to close a futures position in anticipation of adverse price movements, the Fund may be required to make daily cash payments of variation margin.

Futures Account Agreements

Each Fund has entered into a written agreement (each, a “Futures Account Agreement”) with one or more FCMs governing the terms of futures transactions of a Fund cleared by such FCM. Each FCM has its own agreement and other documentation used for establishing customer relationships. As such, the terms of the Futures Account Agreement and other documentation that a Fund has with a particular FCM may differ in material respects from that with another FCM.

Most Futures Account Agreements do not require the FCM to enter into new transactions or maintain existing transactions with a Fund. In general, each FCM is permitted to terminate its agreement with a Fund at any time in its sole discretion. In addition, an FCM generally will have the discretion to set margin requirements and/or position limits that would be in addition to any margin requirements and/or position limits required by applicable law, set by the exchange, or set by the clearing house that clears the futures contracts in which a Fund transacts. As a result, a Fund’s ability to engage in futures transactions or maintain open positions in such contracts will be dependent on the willingness of its FCMs to continue to accept or maintain such transactions on terms that are economically appropriate for a Fund’s investment strategy.

When a Fund has an open futures contract position, it is subject to at least daily variation margin calls by an FCM that could be substantial in the event of adverse price movements. Because futures contracts may require only a small initial investment in the form of a deposit or margin, they may involve a high degree of leverage. A Fund with open positions is subject to maintenance or variance margin on its open positions. If a Fund has insufficient cash to meet daily variation margin requirements, it may need to sell Financial Instruments at a time when such sales are disadvantageous. Futures markets are highly volatile and the use of or exposure to futures contracts may increase volatility of a Fund’s NAV.

Margin posted by a Fund to an FCM typically will be held by relevant exchange’s clearing house (in the case of clearing house-required margin) or the FCM (in the case of “house” margin requirements of the FCM). In the event that market movements favorable to a Fund result in the Fund having posted more margin than is required, the Fund typically would have a right to return of margin from the FCM. However, the timing of such return may be uncertain. As a result, it is possible that a Fund may face liquidity constraints including potential delays in its ability to pay redemption proceeds, where margin is not immediately returned by an FCM.

In the event that a Fund fails to comply with its obligations under a Futures Account Agreement (including, for example, failing to deliver the margin required by an FCM on a timely basis), the Futures Account Agreement typically will provide the FCM with broad discretion to take remedial action against the Fund. Among other things, the FCM typically will have the right, upon the occurrence of such a failure by a Fund, to terminate any or all futures contracts in the Fund’s account with that FCM, to sell the collateral posted as margin by the Fund, to close out any open positions of the Fund in whole or in part, and to cancel any or all pending transactions with the Fund. Futures Account Agreements typically provide that the Fund will remain liable for paying to the relevant FCM, on demand, the amount of any deficiency in a Fund’s account with that FCM.

The Futures Account Agreement between the Fund and an FCM generally requires the Fund to indemnify and hold harmless the FCM, its directors, officers, employees, agents and affiliates (collectively, “indemnified persons”) from and against all claims, damages, losses and costs (including reasonable attorneys’ fees) incurred by the indemnified persons, in connection with: (1) any failure by the Fund to perform its obligations under the Futures Account Agreement and the FCM’s exercise of its rights and remedies thereunder; (2) any failure by the Fund to comply with applicable law; (3) any action reasonably taken by the indemnified persons pursuant to the Futures Account Agreement to comply with applicable law; and (4) any actions taken by the FCM in reliance on instructions, notices and other communications that the FCM and its relevant personnel, as applicable, reasonably believes to originate from a person authorized to act on behalf of the Fund.

To the extent that the Fund trades in futures contracts on U.S. exchanges, the assets deposited by the Fund with the FCMs (or another eligible financial institution, as applicable) as margin must be segregated pursuant to the regulations of the CFTC. Such segregated funds may be invested only in a limited range of instruments — principally U.S. government obligations to margin futures and forward contract positions.

Options

An option is a contract that gives the purchaser of the option, in return for the premium paid, the right to buy an underlying reference instrument, such as a specified security index, or other instrument, from the writer of the option (in the case of a call option), or to sell a specified reference instrument to the writer of the option (in the case of a put option) at a designated price during the term of the option. The premium paid by the buyer of an option will reflect, among other things, the relationship of the exercise price to the market price and the volatility of the underlying reference instrument, the remaining term of the option, supply, demand or interest rates. An American style put or call option may be exercised at any time during the option period while a European style put or call option may be exercised only upon expiration or during a fixed period prior thereto. Put and call options are traded on national securities exchanges and in the OTC market. Options traded on national securities exchanges are within the jurisdiction of the SEC or other appropriate national securities regulator, as are securities traded on such exchanges. As a result, many of the protections provided to traders on organized exchanges will be available with respect to such transactions. In particular, all option positions entered into on a national securities exchange in the United States are cleared and guaranteed by the Options Clearing Corporation, thereby reducing the risk of counterparty default. Furthermore, a liquid secondary market in options traded on a national securities exchange may be more readily available than in the OTC market, potentially permitting a Fund to liquidate open positions at a profit prior to exercise or expiration, or to limit losses in the event of adverse market movements. There is no assurance, however, that higher than anticipated trading activity or other unforeseen events might not temporarily render the capabilities of the Options Clearing Corporation inadequate, and thereby result in the exchange instituting special procedures which may interfere with the timely execution of a Fund’s orders to close out open options positions.

Swap Agreements

Swaps are contracts that have traditionally been entered into primarily by institutional investors in OTC markets for a specified period ranging from a day to many years. Certain types of swaps may be cleared, and certain types are, in fact, required to be cleared. The types of swaps that may be cleared are generally limited to only swaps where the most liquidity exists and a clearing organization is willing to clear the trade on standardized terms. Swaps with customized terms or those for which significant market liquidity does not exist are generally not able to be cleared.

In a standard swap transaction, the parties agree to exchange the returns on, among other things, a particular predetermined security, commodity, interest rate, or index for a fixed or floating rate of return (the “interest rate leg,” which will also include the cost of borrowing for short swaps) in respect of a predetermined notional amount. The notional amount of the swap reflects the extent of a Fund’s total investment exposure under the swap.

In the case of futures contracts-based indexes, such as those used by a Fund, the reference interest rate typically is zero, although a financing spread or fee is generally still applied. Transaction or commission costs are reflected in the benchmark level at which the transaction is entered into. The gross returns to be exchanged are calculated with respect to the notional amount and the benchmark returns to which the swap is linked. Swaps are usually closed out on a net basis, i.e., the two payment streams are netted out in a cash settlement on the payment date specified in the agreement, with the parties receiving or paying, as the case may be, only the net amount of the two payments. Thus, while the notional amount reflects a Fund’s total investment exposure under the swap (i.e., the entire face amount or principal of a swap), the net amount is the Fund’s current obligations (or rights) under the swap. That is the amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement on any given termination date.

Swaps may also expose a Fund to liquidity risk. Although a Fund may have the ability to terminate a swap at any time, doing so may subject the Fund to certain early termination charges. In addition, there may not be a liquid market within which to dispose of an outstanding swap even if a permitted disposal might avoid an early termination charge. Uncleared swaps generally are not assignable except by agreement between the parties to the swap, and generally no party or purchaser has any obligation to permit such assignments.

Swaps involve, to varying degrees, elements of market risk and exposure to loss in excess of the amount which would be reflected on a Fund’s Statement of Financial Condition. In addition to market risk and other risks, the use of swaps also comes with counterparty credit risk — i.e., the inability of a counterparty to a swap to perform its obligations. A Fund that invests in swaps bears the risk of loss of the net amount, if any, expected to be received under a swap agreement in the event of the default or bankruptcy of a swap counterparty. A Fund enters or intends to enter into swaps only with major, global financial institutions. However, there are no limitations on the percentage of its assets a Fund may invest in swaps with a particular counterparty.

A Fund that invests in swaps may use various techniques to minimize counterparty credit risk. A Fund that invests in swaps generally enters into arrangements with its counterparties whereby both sides exchange collateral on a mark-to-market basis. In addition, the Fund may post “initial margin” or “independent amount” to counterparties in swaps. Such collateral serves as protection for the counterparty in the event of a failure by the Fund and is in addition to any mark-to-market collateral that (i.e., the Fund may post initial margin to the counterparty even where the counterparty would owe money to the Fund if the swap were to be terminated). The amount of initial margin posted by the Fund may vary depending on the risk profile of the swap. The collateral, whether for mark-to-market or for initial margin, generally consists of cash and/or securities.

Collateral posted by a Fund to a counterparty in connection with uncleared derivatives transactions is generally held for the benefit of the counterparty in a segregated tri-party account at a third-party custodian to protect the counterparty against non-payment by the Fund. In the event of a default by a Fund where the counterparty is owed money in the uncleared swap transaction, such counterparty will seek withdrawal of this collateral from the segregated account.

Collateral posted by the counterparty to a Fund is typically held for the benefit of the Fund in a segregated tri-party account at a third-party custodian. In the event of a default by the counterparty where the Fund is owed money in the uncleared swap transaction, the Fund will seek withdrawal of this collateral from the segregated account. The Fund may incur certain costs exercising its right with respect to the collateral.

Notwithstanding the use of collateral arrangements, to the extent any collateral provided to a Fund is insufficient or there are delays in accessing the collateral, a Fund will be exposed to counterparty risk as described above, including possible delays in recovering amounts as a result of bankruptcy proceedings.

Off-Balance Sheet Arrangements and Contractual Obligations

As of June 30, 2022, the Funds have not used, nor do they expect to use in the future, special purpose entities to facilitate off-balance sheet financing arrangements and have no loan guarantee arrangements or off-balance sheet arrangements of any kind other than agreements entered into in the normal course of business, which may include indemnification provisions related to certain risks service providers undertake in performing services which are in the best interests of the Funds. While each Fund’s exposure under such indemnification provisions cannot be estimated, these general business indemnifications are not expected to have a material impact on a Fund’s financial position.

Management fee payments made to the Sponsor are calculated as a fixed percentage of each Fund’s NAV. As such, the Sponsor cannot anticipate the payment amounts that will be required under these arrangements for future periods as NAVs are not known until a future date. The agreement with the Sponsor may be terminated by either party upon 30 days written notice to the other party.

Critical Accounting Policies

Preparation of the financial statements and related disclosures in compliance with accounting principles generally accepted in the United States of America requires the application of appropriate accounting rules and guidance, as well as the use of estimates. The Trust’s and the Funds’ application of these policies involves judgments and actual results may differ from the estimates used.

Each Fund has significant exposure to Financial Instruments. The Funds hold a significant portion of their assets in futures, all of which are recorded on a trade date basis and at fair value in the financial statements, with changes in fair value reported in the Statements of Operations.

The use of fair value to measure Financial Instruments, with related unrealized gains or losses recognized in earnings in each period, is fundamental to the Trust’s and the Funds’ financial statements. The fair value of a Financial Instrument is the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (the exit price).

For financial reporting purposes, the Funds value investments based upon the closing price in their primary markets. Accordingly, the investment valuations in these financial statements may differ from those used in the calculation of certain Funds’ final creation/redemption NAV for the period ended June 30, 2022.

Short-term investments are valued at amortized cost which approximates fair value for daily NAV purposes. For financial reporting purposes, short-term investments are valued at their market price using information provided by a third-party pricing service or market quotations.

Derivatives (e.g., futures contracts, options, swap agreements) are generally valued using independent sources and/or agreements with counterparties or other procedures as determined by the Sponsor. Futures contracts, are generally valued at the last settled price on the applicable exchange on which that future trades. Futures contracts valuations are typically categorized as Level I in the fair value hierarchy. Swap agreement valuations are typically categorized as Level II in the fair value hierarchy. The Sponsor may in its sole discretion choose to determine a fair value price as the basis for determining the market value of such position. Such fair value prices would be generally determined based on available inputs about the current value of the underlying financial instrument or commodity and would be based on principles that the Sponsor deems fair and equitable so long as such principles are consistent with normal industry standards. The Sponsor may fair value an asset of a Fund pursuant to the policies the Sponsor has adopted, which are consistent with normal industry standards. Depending on the source and relevant significance of valuation inputs, these instruments may be classified as Level II or Level III in the fair value hierarchy.

Fair value pricing may require subjective determinations about the value of an investment. While each Fund’s policy is intended to result in a calculation of the Fund’s NAV that fairly reflects investment values as of the time of pricing, the Funds cannot ensure that fair values determined by the Sponsor or persons acting at their direction would accurately reflect the price that the Fund could obtain for an investment if it were to dispose of that investment as of the time of pricing (for instance, in a forced or distressed sale).

The prices used by a Fund may differ from the value that would be realized if the investments were sold and the differences could be material to the financial statements.

The Funds disclose the fair value of their investments in a hierarchy that prioritizes the inputs to valuation techniques used to measure fair value.

Discounts on short-term securities purchased are amortized and reflected as Interest Income in the Statements of Operations.

Realized gains (losses) and changes in unrealized gain (loss) on open investments are determined on a specific identification basis and recognized in the Statements of Operations in the period in which the contract is closed or the changes occur, respectively.

Each Fund pays its respective brokerage commissions, including applicable exchange fees, NFA fees, give up fees, pit futures account fees and other transaction related fees and expenses charged in connection with trading activities for each Fund’s investment in U.S. Commodity Futures Trading Commission regulated investments. Brokerage commissions on futures contracts are recognized on a half-turn basis. The Sponsor is currently paying brokerage commissions in VIX futures contracts exceed variable create/redeem fees collected by more than 0.02% of the Fund’s average net assets annually.

CHARGES

Breakeven Tables

The projected twelve month breakeven analysis for the Funds is set forth in the Breakeven Tables below. For purposes of calculating the amounts in the Breakeven Tables for the Funds, the analysis assumes that the constant NAV is equal to the amount shown. This amount is the expected NAV of the Shares on the first day of the Funds’ operations.

Dollar Amount and Percentage of Expenses

	-1x Short VIX Futures ETF (SVIX)
Expenses(1)	$	%
Selling price per share	10.00
Management fee	0.14	1.35
Brokerage commissions and fees(2)	0.07	0.74
Variable create/redeem fees(3)	(0.02)	(0.17)
Other expenses(4)	0.05	0.55
Total fees and expenses	0.25	2.47
Interest income(5)	0.00	0.00
Amount of trading income required for the NAV at the end of one year to equal the initial selling price per share (12-Month breakeven)(6)	0.25	2.47
	2x Long VIX Futures ETF (UVIX)
Expenses(1)	$	%
Selling price per share	10.00
Management fee	0.17	1.65
Brokerage commissions and fees(2)	0.13	1.34
Variable create/redeem fees(3)	(0.02)	(0.21)
Other expenses(4)	0.04	0.41
Total fees and expenses	0.32	3.19
Interest income(5)	0.00	0.00
Amount of trading income required for the NAV at the end of one year to equal the initial selling price per share (12-Month breakeven)(6)	0.32	3.19

____________

(1)      The breakeven analysis set forth in this table assumes that the Shares have a constant NAV equal to the amount shown. This amount is the expected NAV of the Shares on the first day of Fund operations. The actual NAV of the Fund differs and is likely to change on a daily basis. The numbers provided in this chart have been rounded to the nearest 0.01. The breakeven analysis reflects all fees and expenses, including estimated rebalancing expenses that are anticipated to be incurred by the Fund during a year of an investor’s investment.

(2)      The expenses detailed in the table above include the cost of rolling futures positions and daily rebalancing.

(3)      Authorized Participants are generally required to pay variable create and redeem fees of up to 0.20% of the value of each order they place. These variable transaction fees offset brokerage commissions incurred by the Fund and are reflected in “Brokerage commissions and fees.” Please see “Creation and Redemption of Shares — Creation and Redemption Transaction Fee.”

(4)      Other Fund Fees and Expenses are an estimate based on an allocation to the Fund of the total estimated expenses anticipated to be incurred by the Trust on behalf of the Fund, net of any expenses or sponsor fee waived by the Sponsor, and include: Professional fees (primarily legal, auditing and tax-preparation related costs); Custodian and Administrator fees and expenses, Distribution and Marketing fees (primarily fees paid to the Marketing Agent, costs related to regulatory compliance activities and other costs related to the trading activities of the Fund); Business Permits and Licenses; General and Administrative expenses (primarily insurance and printing), and Other Expenses. The expenses presented are based on estimated expenses for the current fiscal year, and do not represent the maximum amounts payable under the contracts with third-party service providers. The per-share cost of these fixed or estimated fees has been calculated assuming that the Fund has $100 million in assets. The Sponsor has assumed an asset level of $100 million because: i) it believes that is an asset level where exchange traded investment products typically become viable over the long term; and ii) the Principals of the Sponsor have, based on their previous experience advising and monitoring exchange-traded funds, a reasonable expectation that the Fund will gather at least $100 million in its first year of operations. The Sponsor believes that this is a conservative assumption and larger AUM levels are expected to reduce the 12-Month Breakeven. The Sponsor can elect to pay (or waive reimbursement for) certain fees or expenses that would generally be paid by the Fund, although it has no contractual obligation to do so. Any election to pay or waive reimbursement for fees and expenses that would generally be paid by the Fund can be changed at the discretion of the Sponsor.

(5)      Based on applying the average three month Treasury Bill rate for the quarter ended June 30, 2022.

(6)      Investors may pay customary brokerage commissions in connection with purchases of the Shares. Because such brokerage commission rates will vary from investor to investor, such brokerage commissions have not been included in each Breakeven Table. Investors are encouraged to review the terms of their brokerage accounts for applicable charges. The breakeven amount reflected in the Breakeven Table reflects the breakeven amount for investors in the secondary market. The breakeven amount for each Authorized Participant is equal to the sum of the breakeven amount for the Fund plus the amount of transaction fees paid by each Authorized Participant for the Fund. This amount includes Fund organization and operating expenses that the Fund will accrue on an amortized, straight-line basis over the Fund’s first 12 months of operations.

Management Fee

SVIX pays the Sponsor a management fee (the “Management Fee”), monthly in arrears, in an amount equal to 1.35% per annum of its average daily net assets. UVIX pays the Sponsor a Management Fee, monthly in arrears, in an amount equal to 1.65% per annum of its average daily net assets. “Average daily net assets” is calculated by dividing the month-end net assets of each Fund by the number of calendar days in such month.

No other Management Fee is paid by the Funds. The Management Fee is paid in consideration of the Sponsor’s trading advisory services and the other services provided to the Fund that the Sponsor pays directly.

Licensing and Index Calculation Fee

Each Fund pays CBOE a fee to calculate and maintain the Index. Each Fund pays S&P a fee for the futures data that is based on the VIX and the use of third party licensor trademarks.

Recurring and Non-Recurring Fees and Expenses

Each Fund pays all of its fees and expenses, including recurring, non-recurring, routine and unusual fees and expenses.

Selling Commission

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges. The price at which an Authorized Participant sells a Share may be higher or lower than the price paid by such Authorized Participant in connection with the creation of such Share in a Creation Unit.

Brokerage Commissions and Fees

Each Fund pays all of its respective brokerage commissions, including applicable exchange fees, NFA fees and give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities for the Fund’s investments in CFTC regulated investments. On average, total charges paid to FCMs are expected to be less than $7.00 per round-turn trade, although brokerage commissions and trading fees are determined on a contract-by-contract basis. Each Fund bears other transaction costs including the effects of trading spreads and financing costs/fees, if any, associated with the use of Financial Instruments, and costs relating to the purchase of U.S. Treasury securities or similar high credit quality short-term fixed-income or similar securities (such as shares of money market funds).

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal (and certain state and local) income tax considerations associated with the purchase, ownership and disposition of Shares as of the date hereof by U.S. Shareholders (as defined below) and non-U.S. Shareholders (as defined below). Except where noted, this discussion deals only with Shares held as capital assets by shareholders who acquired Shares by purchase and does not address special situations, such as those of:

•        dealers in securities or commodities;

•        financial institutions;

•        regulated investment companies;

•        real estate investment trusts;

•        partnerships and persons in their capacity as partners;

•        tax-exempt organizations;

•        insurance companies;

•        persons holding Shares as a part of a hedging, integrated or conversion transaction or a straddle;

•        accrual method taxpayers subject to special tax accounting rules as a result of their use of financial statements;

•        traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; or

•        persons liable for alternative minimum tax.

Furthermore, the discussion below is based upon the provisions of the Code, the Regulations, and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those described below.

A “U.S. Shareholder” of Shares means a beneficial owner of Shares that is for U.S. federal income tax purposes:

•        an individual that is a citizen or resident of the United States;

•        a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•        a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of such trust or (2) has a valid election in effect under applicable Regulations to be treated as a U.S. person.

A “non-U.S. Shareholder” of Shares means a beneficial owner of Shares that is for U.S. federal income tax purposes:

•        an individual that is a non-resident alien;

•        a foreign corporation;

•        a foreign estate; or

•        a foreign trust.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If an investor is a partner of a partnership holding Shares, the Trust urges such investor to consult its own tax advisor.

No statutory, administrative or judicial authority directly addresses the treatment of Shares or instruments similar to Shares for U.S. federal income tax purposes. As a result, the Trust cannot assure investors that the IRS or the courts will agree with the tax consequences described herein. A different treatment from that described below could adversely affect the amount, timing and character of income, gain or loss in respect of an investment in the Shares.

If an investor is considering the purchase of Shares, the Trust urges investors to consult their own tax advisor concerning the particular U.S. federal income tax consequences to investors of the purchase, ownership and disposition of Shares, as well as any consequences to investors arising under the laws of any other taxing jurisdiction.

Status of the Funds

Under Section 7704 of the Code, unless certain exceptions apply, a publicly traded partnership is generally treated and taxed as a corporation, and not as a partnership, for U.S. federal income tax purposes. A partnership is a publicly traded partnership if (1) interests in the partnership are traded on an established securities market or (2) interests in the partnership are readily tradable on a secondary market or the substantial equivalent thereof. Each Fund is a publicly traded partnership. If 90% or more of the income of a publicly traded partnership during each taxable year consists of “qualifying income” and the partnership is not required to register under the 1940 Act, it will be treated as a partnership, and not as an association or publicly traded partnership taxable as a corporation, for U.S. federal income tax purposes (the “qualifying income exception”). Qualifying income includes dividends, interest, capital gains from the sale or other disposition of stocks and debt instruments and, in the case of a partnership a principal activity of which is the buying and selling of commodities or certain positions with respect to commodities, income and gains derived from certain swap agreements or regulated futures or forward contracts with respect to commodities. Each Fund anticipates that at least 90% of its gross income for each taxable year will constitute qualifying income within the meaning of Section 7704(d) of the Code.

Chapman and Cutler LLP has acted as counsel to the Trust in connection with this registration statement. Under current law and assuming full compliance with the terms of the Trust Agreement (and other relevant documents) and based on factual representations made by the Funds, in the opinion of Chapman and Cutler LLP, each Fund is classified as a partnership for U.S. federal income tax purposes. The factual representations upon which Chapman and Cutler LLP has relied are: (1) each Fund has not elected and will not elect to be treated as a corporation for U.S. federal income tax purposes; and (2) for each taxable year, 90% or more of the Fund’s gross income has been and is expected to continue to be qualifying income. Shareholders should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinion. The Sponsor will use its best efforts to operate a Fund in such manner as is necessary for the Fund to continue to meet the qualifying income exception.

While it is expected that each Fund will operate so that it will qualify to be treated for U.S. federal income tax purposes as a partnership, and not as an association or a publicly traded partnership taxable as a corporation, given the highly complex nature of the rules governing partnerships, the ongoing importance of factual determinations, the lack of direct guidance with respect to the application of tax laws to the activities a Fund is undertaking and the possibility of future changes in the Fund’s circumstances, it is possible that the Fund will not so qualify for any particular year. Chapman and Cutler LLP has no obligation to advise the Fund or its shareholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. Each Fund’s taxation as a partnership depends on the Fund’s ability to meet, on a continuing basis, through actual operating results, the qualifying income exception, the compliance of which will not be reviewed by Chapman and Cutler LLP. Accordingly, no assurance can be given that the actual results of the Fund’s operations for any taxable year will satisfy the qualifying income exception.

If for any reason a Fund becomes taxable as a corporation for U.S. federal income tax purposes, the Fund’s items of income and deduction would not pass through to the Fund’s shareholders and shareholders would be treated for U.S. federal income tax purposes as stockholders in a corporation. Each Fund would be required to pay income tax at corporate rates on its net income. Distributions by a Fund to the shareholders would constitute dividend income taxable to such shareholders, to the extent of the Fund’s earnings and profits, and the payment of these distributions would not be deductible by the Fund. These consequences would have a material adverse effect on a Fund, the Fund’s shareholders and the value of the Shares.

If at the end of any taxable year a Fund fails to meet the qualifying income exception, the Fund may still qualify as a partnership if the Fund is entitled to relief under the Code for an inadvertent termination of partnership status. This relief will be available if (1) the failure is cured within a reasonable time after discovery, (2) the failure is determined by the IRS to be inadvertent, and (3) a Fund agrees to make such adjustments or to pay such amounts as are determined by the IRS. It is not possible to state whether a Fund would be entitled to this relief in any or all circumstances. It also is not clear under the Code whether this relief is available for the Fund’s first taxable year as a publicly traded partnership. If this relief provision is not applicable to a particular set of circumstances involving a Fund, it will not qualify as a partnership for U.S. federal income tax purposes. Even if this relief provision applies and a Fund retains its partnership qualification, the Fund or its shareholders (during the failure period) will be required to pay such amounts as determined by the IRS.

The remainder of this discussion assumes that a Fund qualifies to be taxed as a partnership for U.S. federal income tax purposes.

U.S. Shareholders

Treatment of Fund Income

A partnership generally does not incur U.S. federal income tax liability. Instead, each partner of a partnership is required to take into account its share of items of income, gain, loss, deduction and other items of the partnership. Accordingly, each shareholder in a Fund is required to include in income its allocable share of the Fund’s income, gain, loss, deduction and other items for the Fund’s taxable year ending with or within its taxable year. In computing a partner’s U.S. federal income tax liability, such items must be included, regardless of whether cash distributions are made by the partnership. Thus, shareholders in a Fund may be required to take into account taxable income without a corresponding current receipt of cash if the Fund generates taxable income but does not make cash distributions in an amount equal to, or if the shareholder is not able to deduct, in whole or in part, such shareholder’s allocable share of the Fund’s expenses or capital losses. Each Fund’s taxable year ends on December 31 unless otherwise required by law. The Fund uses the accrual method of accounting.

Shareholders must take into account their share of ordinary income realized by the Fund’s investments, including from accruals of interest on the U.S. Treasury securities or other cash and cash equivalents held in the Fund’s portfolio. The Fund may hold U.S. Treasury securities or other debt instruments with “acquisition discount” or “original issue discount,” in which case shareholders in the Fund are required to include accrued amounts in taxable income on a current basis even though receipt of those amounts may occur in a subsequent year. A Fund may also acquire U.S. Treasury securities with “market discount.” Upon disposition of such obligations, gain would generally be required to be treated as interest income to the extent of the market discount, and shareholders in the Fund would be required to include as ordinary income their share of such market discount that accrued during the period the obligations were held by the Fund. Income or loss from transactions involving certain derivative instruments, such as periodic and certain non-periodic payments in swap transactions, will also generally constitute ordinary income or loss and may result in recognition of taxable income to a U.S. Shareholder on a current basis even though receipt of those amounts may occur in a subsequent year.

The character and timing of income that a Fund earns from the positions in its investment strategy depends on the particular U.S. federal income tax treatment of each such position. The U.S. federal income tax treatment of certain positions is not always clear, and the IRS and the U.S. Congress (“Congress”) sometimes take steps which change the manner in which certain positions are taxed. For example, the IRS has issued guidance indicating that a position that certain taxpayers were previously accounting for as prepaid forward contracts for U.S. federal income tax purposes should, instead, be accounted for under the U.S. federal income tax rules for non-dollar denominated debt instruments. The IRS has also released a Notice (the “IRS Notice”) seeking comments from practitioners about the application of U.S. federal income tax rules to certain derivative positions, including derivative positions in commodities. The IRS Notice asks for comments about, among other questions, when investors in these positions should have income, the character of income and gain or loss from these positions and whether the U.S. federal “constructive ownership” rules should apply to these positions. It is not possible to predict what changes, if any, will be adopted or when any such changes would take effect. However, any such changes could affect the amount, timing and character of income, gain and loss in respect of a Fund’s investments, possibly with retroactive effect. As a Fund passes through its items of income, gain and loss to shareholders, any change in the manner in which a Fund accounts for these items could have an adverse impact on the shareholders of the Fund.

The Code generally applies a “mark-to-market” system of taxing unrealized gains and losses on, and otherwise provides for special rules of taxation with respect to, Section 1256 Contracts (as defined herein). A Section 1256 Contract includes certain regulated futures contracts, certain non-equity options and certain non-U.S. currency forward contracts. The Sponsor expects substantially all of a Fund’s futures contracts and foreign currency forward contracts to qualify as Section 1256 Contracts. Swap agreements and non-currency forward contracts are generally not Section 1256 Contracts. Section 1256 Contracts held by a Fund at the end of a taxable year of the Fund will be treated for U.S. federal income tax purposes as if they were sold by the Fund at its fair market value on the last Business Day of the taxable year. The net gain or loss, if any, resulting from these deemed sales (known as “marking-to-market”), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of a Fund’s obligations under such contracts), must be taken into account by the Fund in computing its taxable income for the year. If a Section 1256 Contract held by the Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark-to-market rules.

Capital gains and losses from Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% of the gains or losses and as short-term capital gains or losses to the extent of 60% of the gains or losses. Shareholders of a Fund will generally take into account their pro rata share of the short-term capital gains and losses and short-term capital gains and losses from Section 1256 Contracts held by a Fund. If a non-corporate taxpayer incurs a net capital loss for a year, the portion of the loss, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. A loss carried back to a year by a non-corporate taxpayer may be deducted only to the extent (1) the loss does not exceed the net gain on Section 1256 Contracts for the year and (2) the allowance of the carryback does not increase or produce a net operating loss for the year. Due to a Fund’s investment strategy, it is also likely that a significant portion of any capital gain or loss realized by the Fund with respect to non-Section 1256 Contracts will be short-term.

Allocation of a Fund’s Gains and Losses

For U.S. federal income tax purposes, a shareholder’s distributive share of a Fund’s income, gain, loss, deduction and other items is determined by the Trust Agreement, unless an allocation under the agreement does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.” Subject to the discussions below under “— Monthly Allocation and Revaluation Conventions” and “— Section 754 Election,” the allocations pursuant to the Trust Agreement should be considered to have substantial economic effect or deemed to be made in accordance with the partners’ interests in the partnership.

If the allocations provided by the Trust Agreement were successfully challenged by the IRS, the amount of income or loss allocated to shareholders for U.S. federal income tax purposes under the agreement could be increased or reduced, or the character of the income or loss could be modified.

As described in more detail below, the U.S. tax rules that apply to partnerships are complex and their application is not always clear. Additionally, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded partnerships. Each Fund applies certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to shareholders in a manner that reflects the economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Regulations. It is possible, therefore, that the IRS will successfully assert that assumptions made and/or conventions used do not satisfy the technical requirements of the Code or the Regulations and will require that tax items be adjusted or reallocated in a manner that could adversely impact an investor.

Monthly Allocation and Revaluation Conventions

In general, a Fund’s taxable income and losses are determined monthly and are apportioned among the shareholders of the Fund in proportion to the number of Shares treated as owned by each of them as of the close of the last trading day of the preceding month; provided, however, such items for the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs shall be allocated to the shareholders as of the opening of the Exchange on the first Business Day of the next succeeding month. By investing in Shares, a U.S. Shareholder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation and revaluation conventions described below, except for the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs, in which case the allocation shall take place as described above.

Under the monthly allocation convention, whoever is treated for U.S. federal income tax purposes as holding Shares as of the close of the last trading day of the preceding month will be treated as continuing to hold the Shares until immediately before the close of the last trading day of the following month. For the initial month of a Fund’s operations, the shareholders at the close of trading at month-end received that month’s allocation. As a result, a holder who has disposed of Shares prior to the close of the last trading day of a month may be allocated income, gain, loss and deduction realized after the date of transfer.

The Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to the Fund’s monthly convention for allocating income and deductions. If this were to occur, a Fund’s allocation method might be deemed to violate that requirement.

In addition, for any month in which a creation or redemption of Shares takes place, a Fund generally credits or debits, respectively, the “book” capital accounts of the holders of existing Shares with any unrealized gain or loss in the Fund’s assets. This results in the allocation of items of a Fund’s income, gain, loss, deduction and credit to existing holders of Shares to account for the difference between the tax basis and fair market value of property owned by the Fund at the time new Shares are issued or old Shares are redeemed, or the reverse section 704(c) allocations. The intended effect of these allocations is to allocate any built-in gain or loss in a Fund’s assets at the time of a creation or redemption of Shares to the investors that economically have earned such gain or loss.

As with the other allocations described above, a Fund generally uses a monthly convention for purposes of the reverse section 704(c) allocations. More specifically, a Fund generally credits or debits, respectively, the “book” capital accounts of the holders of existing Shares with any unrealized gain or loss in the Fund’s assets based on a calculation utilizing the creation/redemption price of the Fund’s Shares during the month in which the creation or redemption transaction takes place, rather than the fair market value of its assets at the time of such creation or redemption (the “revaluation convention”). As a result, it is possible that, for U.S. federal income tax purposes, (1) a purchaser of newly issued Shares will be allocated some or all of the unrealized gain in a Fund’s assets at the time it acquires the Shares or (2) a purchaser of newly issued Shares will not be allocated its entire share in the loss in the Fund’s assets accruing after the time of such acquisition. Furthermore, the applicable Regulations generally require that the “book” capital accounts will be adjusted based on the fair market value of partnership property on the date of adjustment and do not explicitly allow the adoption of a monthly revaluation convention. The Sponsor, in an attempt to eliminate book-tax disparities, allocates items of income, gain, or loss for U.S. federal income tax purposes among the shareholders under the principles of the remedial method of Section 1.704-3(d) of the Regulations.

The Code and applicable Regulations generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and that adjustments to “book” capital accounts be made based on the fair market value of partnership property on the date of adjustment. The Code and Regulations do not contemplate monthly allocation or revaluation conventions.

If the IRS does not accept a Fund’s monthly allocation or revaluation convention, the IRS may contend that taxable income or losses of the Fund must be reallocated among the shareholders. If such a contention were sustained, the holders’ respective tax liabilities would be adjusted to the possible detriment of certain holders. The Sponsor is authorized to revise a Fund’s allocation and revaluation methods in order to comply with applicable law or to allocate items of partnership income and deductions in a manner that reflects more accurately the shareholders’ interests in the Fund.

Section 754 Election

Each Fund has made the election permitted by Section 754 of the Code. Such an election, once made, is irrevocable without the consent of the IRS. The making of such election by a Fund generally has the effect of requiring a purchaser of Shares in the Fund to adjust, utilizing the lowest closing price during the month, its proportionate share of the basis in the Fund’s assets, or the inside basis, pursuant to Section 743(b) of the Code to fair market value (as reflected in the purchase price for the purchaser’s Shares), as if it had acquired a direct interest in the Fund’s assets. The Section 743(b) adjustment is attributed solely to a purchaser of Shares and is not added to the basis of a Fund’s assets associated with all of the other shareholders. Depending on the relationship between a holder’s purchase price for Shares and its unadjusted share of a Fund’s inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the holder as compared to the amount of gain or loss a holder would be allocated absent the Section 754 election.

The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. Therefore, in making the election under Section 754 of the Code, a Fund applies certain conventions in determining and allocating the Section 743 basis adjustments to help reduce the complexity of those calculations and the resulting administrative costs to the Fund. It is possible that the IRS will successfully assert that some or all of such conventions utilized by a Fund do not satisfy the technical requirements of the Code or the Regulations and, thus, will require different basis adjustments to be made.

In order to make the basis adjustments permitted by Section 754, a Fund is required to obtain information regarding each holder’s secondary market transactions in Shares, as well as creations and redemptions of Shares. Each Fund seeks such information from the record holders of Shares, and, by purchasing Shares, each beneficial owner of Shares will be deemed to have consented to the provision of such information by the record owner of such beneficial owner’s Shares. Notwithstanding the foregoing, however, there can be no guarantee that a Fund will be able to obtain such information from record owners or other sources, or that the basis adjustments that the Fund makes based on the information it is able to obtain will be effective in eliminating disparity between a holder’s outside basis in its share of the Fund interests and its share of inside basis.

Treatment of Distributions

Distributions of cash by a partnership are generally not taxable to the distributee to the extent the amount of cash does not exceed the distributee’s tax basis in its partnership interest. Thus, any cash distributions made by a Fund will be taxable to a shareholder only to the extent such distributions exceed the shareholder’s tax basis in the partnership interests it is treated as owning. (See “— U.S. Shareholders — Tax Basis in Shares” below.) Any cash distributions in excess of a shareholder’s tax basis generally will be considered to be gain from the sale or exchange of the Shares. See “— U.S. Shareholders — Disposition of Shares” below. Each Fund does not currently expect to make any cash distributions.

Creation and Redemption of Creation Units

Shareholders, other than Authorized Participants (or holders for which an Authorized Participant is acting), generally will not recognize gain or loss as a result of an Authorized Participant’s creation or redemption of a Creation Unit. If a Fund disposes of assets in connection with the redemption of a Creation Unit, however, the disposition may give rise to gain or loss that will be allocated in part to investors. An Authorized Participant’s creation or redemption of a Creation Unit may also affect an investor’s share of a Fund’s tax basis in its assets, which could affect the amount of gain or loss allocated to an investor on the sale or disposition of portfolio assets by a Fund.

Disposition of Shares

If a U.S. Shareholder transfers Shares of a Fund, in a sale or other taxable disposition, the U.S. Shareholder will generally be required to recognize gain or loss measured by the difference between the amount realized on the sale and the U.S. Shareholder’s adjusted tax basis in the Shares. The amount realized will include the U.S. Shareholder’s share of a Fund’s liabilities, as well as any proceeds from the sale. The gain or loss recognized will generally be taxable as capital gain or loss.

Capital gain of non-corporate U.S. Shareholders is eligible to be taxed at reduced rates when the Shares are held for more than one year. The maximum rate is currently 20%. Capital gain of corporate U.S. Shareholders is taxed at the same rate as ordinary income. Any capital loss recognized by a U.S. Shareholder on a sale of Shares will generally be deductible only against capital gains, except that a non-corporate U.S. Shareholder may generally also offset up to $3,000 per year of ordinary income.

Medicare Tax on Investment Income

Certain U.S. Shareholders that are individuals, estates or trusts must pay an additional 3.8% tax on their “net investment income.” U.S.

Shareholders should consult their own tax advisors regarding the effect, if any, of this tax on their investment in a Fund.

Tax Basis in Shares

A U.S. Shareholder’s initial tax basis in the partnership interests it is treated as holding will equal the sum of (1) the amount of cash paid by such U.S. Shareholder for its Shares and (2) such U.S. Shareholder’s share of a Fund’s liabilities. A U.S. Shareholder’s tax basis in the Shares will be increased by (1) the U.S. Shareholder’s share of a Fund’s taxable income, including capital gain, (2) the U.S. Shareholder’s share of the Fund’s income, if any, that is exempt from tax and (3) any increase in the U.S. Shareholder’s share of the Fund’s liabilities. A U.S. Shareholder’s tax basis in Shares will be decreased (but not below zero) by (1) the amount of any cash distributed (or deemed distributed) to the U.S. Shareholder, (2) the U.S. Shareholder’s share of the Fund’s losses and deductions, (3) the U.S. Shareholder’s share of the Fund’s expenditures that is neither deductible nor properly chargeable to its capital account and (4) any decrease in the U.S. Shareholder’s share of the Fund’s liabilities.

Limitations on Deductibility of Certain Losses and Expenses

The deductibility for U.S. federal income tax purposes of a U.S. Shareholder’s share of losses and expenses of a Fund is subject to certain limitations, including, but not limited to, rules providing that: (1) a U.S. Shareholder may not deduct the Fund’s losses that are allocated to it in excess of its adjusted tax basis in its Shares; (2) individuals and personal holding companies may not deduct the losses allocable to a particular “activity” in excess of the amount that they are considered to have “at risk” with respect to the activity and (3) the ability of individuals to take certain itemized deductions (including the Management Fees) is suspended for taxable years 2018 through 2025. To the extent that a loss or expense that cannot be deducted currently is allocated to a U.S. Shareholder, such U.S. Shareholder may be required to report taxable income in excess of its economic income or cash distributions on the Shares. Prospective shareholders are urged to consult their own tax advisors with regard to these and other limitations on the ability to deduct losses or expenses with respect to an investment in a Fund.

Under Section 709(b) of the Code, amounts paid or incurred to organize a partnership may, at the election of the partnership, be treated as deferred expenses, which are allowed as a deduction ratably over a period of not less than 180 months. Each Fund has elected to treat such expenses as ratably deductible over 180 months, beginning with the month a Fund is considered to have started its investment activities for federal tax purposes. A non-corporate U.S. Shareholder’s allocable share of such organizational expenses would constitute miscellaneous itemized deductions, which are not deductible for taxable years 2018 through 2025. Expenditures in connection with the issuance and marketing of Shares (so-called “syndication fees”) are not eligible for the 180-month amortization provision and are not deductible.

Transferor/Transferee Allocations

In general, a Fund’s taxable income and losses are determined monthly and are apportioned among the Fund’s shareholders in proportion to the number of Shares owned by each of them as of the close of the last trading day of the preceding month; provided, however, such items for the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs shall be allocated to the shareholders as of the opening of the Exchange on the first Business Day of the next succeeding month. With respect to any Share that was not treated as outstanding as of the close of the last trading day of the preceding month, the first person that is treated as holding such Share (other than an underwriter or other person holding in a similar capacity and except with respect to the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs) for U.S. federal income tax purposes will be treated as holding such Share for this purpose as of the close of the last trading day of the preceding month. As a result, a shareholder transferring its Shares may be allocated income, gain, loss and deduction realized after the date of transfer.

Section 706 of the Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to a Fund’s convention for allocating income and deductions. In that event, a Fund’s allocation method might be considered a monthly convention that does not literally comply with that requirement.

If the IRS treats transfers of Shares as occurring throughout each month and a monthly convention is not allowed by the Regulations (or only applies to transfers of less than all of a shareholder’s Shares), or if the IRS otherwise does not accept a Fund’s convention, the IRS may contend that taxable income or losses of the Fund must be reallocated among the shareholders. If such a contention were sustained, the shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain shareholders. The Sponsor is authorized to revise a Fund’s methods of allocation between transferors and transferees (as well as among shareholders whose interests otherwise vary during a taxable period).

Tax Reporting by a Fund

Each Fund will file a partnership tax return with the IRS. Accordingly, tax information will be provided to shareholders on a Schedule K-1for each calendar year as soon as practicable after the end of such taxable year but generally not later than March 15. Each Schedule K-1 provided to a shareholder will set forth the shareholder’s share of such Fund’s tax items (i.e., income, gain, loss, deduction and other items) in a manner sufficient for a shareholder to complete its tax return with respect to its investment in the Fund’s Shares. Each shareholder, by its acquisition of Shares, will be deemed to agree to allow brokers and nominees to provide to a Fund its name and address and the other information and forms as may be reasonably requested by a Fund for purposes of complying with their tax reporting and withholding obligations (and to waive any confidentiality rights with respect to the information and forms for this purpose) and to provide information or forms upon request. The beneficial owners who are of a type, as identified by the nominee through whom their Shares are held, that do not ordinarily have U.S. federal tax return filing requirements, collectively, Certain K-1 Unitholders, have designated the managing Owner as their tax agent (the “Tax Agent”) in dealing with the Trust. In light of such designation and pursuant to Treasury Regulation section 1.6031(b)-1T(c), as amended from time to time, the Trust will provide to the Tax Agent Certain K-1 Unitholders’ statements (as such term is defined under Treasury Regulation section 1.6031(b)-1T(a)(3), as amended from time to time).

Given the lack of authority addressing structures similar to that of the Funds, it is not certain that the IRS will agree with the manner in which tax reporting by a Fund will be undertaken. Therefore, shareholders should be aware that future IRS interpretations or revisions to Regulations could alter the manner in which tax reporting by a Fund and any nominee will be undertaken.

Treatment of Securities Lending Transactions Involving Shares

A shareholder whose Shares are loaned to a “short seller” to cover a short sale of Shares may be considered as having disposed of those Shares. If so, such shareholder would no longer be a beneficial owner of a pro rata portion of the partnership interests with respect to those Shares during the period of the loan and may recognize gain or loss from the disposition. As a result, during the period of the loan, (1) any of a Fund’s income, gain, loss, deduction or other items with respect to those Shares would not be reported by the shareholder, and (2) any cash distributions received by the shareholder as to those Shares could be fully taxable, likely as ordinary income. Accordingly, shareholders who desire to avoid the risk of income recognition from a loan of their Shares to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing their Shares.

Audits and Adjustments to Tax Liability

Under the Code, adjustments in tax liability with respect to a Fund’s items generally will be made at the Fund level in a partnership proceeding rather than in separate proceedings with each shareholder. Pursuant to the Trust Agreement, the Sponsor will represent a Fund as the “partnership representative” of the Fund. A partnership’s designated “partnership representative’ has broad authority to resolve a partnership audit and any such resolution will be binding on all partners. Shareholders will have no statutory right to notice and will have no right to participate in the audit proceeding.

Underpayments of tax are determined and paid at the partnership level following any adjustment to the partnership’s items of income, gain, loss, deduction or credit. Adjustments resulting from an IRS audit may require each shareholder to adjust a prior year’s liability, and possibly may result in an audit of its return. Any audit of a shareholder’s return could result in adjustments not related to a Fund’s returns as well as those related to the Fund’s returns.

Foreign Tax Credits

Subject to generally applicable limitations, and new rules enacted by the Tax Cuts and Jobs Act, U.S. Shareholders will be able to claim foreign tax credits with respect to certain foreign income taxes paid or incurred by a Fund, withheld on payments made to the Trust or paid by the Trust on behalf of Fund shareholders (if any of such foreign income taxes are so paid, incurred or withheld). U.S. Shareholders must include in their gross income, for U.S. federal income tax purposes, both their share of a Fund’s items of income and gain and also their share of the amount which is deemed to be the shareholder’s portion of foreign income taxes paid with respect to, or withheld from interest or other income derived by, the Fund. U.S. Shareholders may then subtract from their U.S. federal income tax the amount of such taxes withheld, or else treat such foreign taxes as deductions from gross income; however, as in the case of investors receiving income directly from foreign sources, the tax credit or deduction described above is subject to certain limitations. Even if the shareholder is unable to claim a credit, he or she must include all amounts described above in income. U.S. Shareholders are urged to consult their tax advisors regarding this election and its consequences to them.

Tax Shelter Disclosure Rules

There are circumstances under which certain transactions must be disclosed to the IRS in a disclosure statement attached to a taxpayer’s U.S. federal income tax return. (A copy of such statement must also be sent to the IRS Office of Tax Shelter Analysis.) In addition, the Code imposes a requirement on certain “material advisors” to maintain a list of persons participating in such transactions, which list must be furnished to the IRS upon written request. These provisions can apply to transactions not conventionally considered to involve abusive tax planning. Consequently, it is possible that such disclosure could be required by a Fund or the shareholders (1) if a shareholder incurs a loss (in each case, in excess of a threshold computed without regard to offsetting gains or other income or limitations) from the disposition (including by way of withdrawal) of Shares, or (2) possibly in other circumstances. Furthermore, a Fund’s material advisors could be required to maintain a list of persons investing in the Fund pursuant to the Code. While the tax shelter disclosure rules generally do not apply to a loss recognized on the disposition of an asset in which the taxpayer has a qualifying basis (generally a basis equal to the amount of cash paid by the taxpayer for such asset), such rules will apply to a taxpayer recognizing a loss with respect to interests in a pass-through entity (such as the Shares) even if its basis in such interests is equal to the amount of cash it paid. In addition, significant penalties may be imposed in connection with a failure to comply with these reporting requirements. U.S. Shareholders are urged to consult their tax advisors regarding the tax shelter disclosure rules and their possible application to them.

U.S. Shareholders should consult their own tax advisors regarding any tax reporting or filing obligations they may have as a result of their acquisition, ownership or disposition of Shares.

Non-U.S. Shareholders

Except as described below, a Fund anticipates that a non-U.S. Shareholder will not be subject to U.S. federal income tax on such shareholder’s distributive share of the Fund’s income, provided that such income is not considered to be income of the shareholder that is effectively connected with the conduct of a trade or business within the United States. In the case of an individual non-U.S. Shareholder, such shareholder will be subject to U.S. federal income tax on gains on the sale of Shares in a Fund’s or such shareholder’s distributive share of gains if such shareholder is present in the United States for 183 days or more during a taxable year and certain other conditions are met.

If the income from a Fund is “effectively connected” with a U.S. trade or business carried on by a non-U.S. Shareholder (and, if certain income tax treaties apply, is attributable to a U.S. permanent establishment), then such shareholder’s share of any income and any gains realized upon the sale or exchange of Shares will be subject to U.S. federal income tax at the graduated rates applicable to U.S. citizens and residents and domestic corporations. Non-U.S. Shareholders that are corporations may also be subject to a 30% U.S. branch profits tax (or lower treaty rate, if applicable) on their effectively connected earnings and profits that are not timely reinvested in a U.S. trade or business. If a Fund has any “effectively connected income,” then a non-U.S. Shareholder would also be subject to a 10% withholding tax upon a sale or exchange of such non-U.S. Shareholder’s Shares. The IRS has temporarily suspended this withholding for interests in publicly traded partnerships until regulations implementing such withholding are issued.

To the extent any interest income allocated to a non-U.S. Shareholder is considered “portfolio interest,” generally neither the allocation of such interest income to the non-U.S. Shareholder nor a subsequent distribution of such interest income to the non-U.S. Shareholder will be subject to withholding, provided that the non-U.S. Shareholder is not otherwise engaged in a trade or business in the United States and provides a Fund with a timely and properly completed and executed IRS Form W-8BEN, Form W-8BEN-E, or other applicable form. In general, “portfolio interest” is interest paid on debt obligations issued in registered form, unless the “recipient” owns 10% or more of the voting power of the issuer.

Non-U.S. Shareholders that are individuals will be subject to U.S. federal estate tax on the value of U.S. situs property owned at the time of their death (unless a statutory exemption or tax treaty exemption applies). It is unclear whether partnership interests such as the Shares will be considered U.S. situs property. Accordingly, non-U.S. Shareholders may be subject to U.S. federal estate tax on all or part of the value of the Shares owned at the time of their death.

Non-U.S. Shareholders are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Shares.

Foreign Account Tax Compliance

The Foreign Account Tax Compliance Act provisions of the Hiring Incentives to Restore Employment Act (“FATCA”) generally impose a reporting and 30% withholding tax regime with respect to certain items of U.S. source income (including dividends and interest) (“Withholdable Payments”). Pursuant to recently proposed regulations, the U.S. Treasury Department has indicated its intent to eliminate the requirements under FATCA of withholding on gross proceeds from the sale or other disposition of property that can produce U.S. source interest or dividends. The U.S. Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization. As a general matter, the rules are designed to require U.S. persons’ direct and indirect ownership of non-U.S. accounts and non-U.S. entities to be reported to the IRS. The 30% withholding tax regime applies if there is a failure to provide required information regarding U.S. ownership. The withholding rules generally apply to Withholdable Payments.

The rules may subject a non-U.S. Shareholder’s share of Withholdable Payments received by a Fund to 30% withholding tax unless such shareholder provides information, representations and waivers of non-U.S. law as may be required to comply with the provisions of the rules, including information regarding certain U.S. direct and indirect owners of such non-U.S. Shareholder. A non-U.S. Shareholder that is treated as a “foreign financial institution” will generally be subject to withholding unless it agrees to report certain information to the IRS regarding its U.S. accountholders and those of its affiliates.

Prospective shareholders should consult their own advisors regarding the requirements under FATCA with respect to their own situation.

Regulated Investment Companies (“RICs”)

The treatment of a RIC’s investment in a Fund will depend, in part, on whether the Fund is classified as a qualified publicly traded partnership (a “PTP”) for purposes of the RIC rules. RICs are only allowed to invest up to 25% of their assets in qualified PTPs and to treat gross income and gross gains derived from such investments as qualifying income for purposes of certain rules relevant to determining whether an entity qualifies as a RIC.

Similarly, interests in a qualified PTP are treated as issued by such PTP and a RIC is not required to look through to the underlying partnership assets when testing compliance with certain asset diversification or gross income tests applicable to determining whether an entity qualified as a RIC. On the other hand, an investment by a RIC in a publicly traded partnership that is not a qualified PTP is not counted against the 25% limit on a RIC’s investments in qualified PTPs and the RIC is treated as owning its proportionate share of the partnership’s gross assets and earning its proportionate share of the partnership’s gross income and gross gains for purposes of the asset and income tests relevant to determining whether an entity qualifies as a RIC.

It is intended that a Fund is and will continue to be a qualified PTP. The IRS has previously privately ruled that positions in regard to an index similar to the Index produced income permissible under the RIC qualification tests. If the income of a Fund were determined to be permissible under the RIC qualification tests, it will not affect the classification of a Fund as a partnership. However, under such circumstances, the Fund would not be a qualified PTP. Prospective RIC investors should consult a tax advisor regarding the treatment of an investment in the Fund under current tax rules and in light of their particular circumstances.

Tax-Exempt Organizations

An organization that is otherwise exempt from U.S. federal tax is nonetheless subject to taxation with respect to its “unrelated business taxable income” (“UBTI”), to the extent that its UBTI from all sources exceeds $1,000 in any taxable year. Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function.

UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as a Fund) in which it is a partner. This type of income is exempt, subject to the discussion of “unrelated debt-financed income” below, even if it is realized from securities-trading activity that constitutes a trade or business.

UBTI includes not only trade or business income or gain as described above, but also “unrelated debt-financed income.” This latter type of income generally consists of (1) income derived by an exempt organization (directly or through a partnership) from income producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year and (2) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of the disposition. Each Fund does not expect to incur a significant amount of acquisition indebtedness with respect to its assets.

To the extent a Fund recognizes gain from property with respect to which there is “acquisition indebtedness,” the portion of the gain that will be treated as UBTI will be equal to the amount of the gain multiplied by a fraction, the numerator of which is the highest amount of the “acquisition indebtedness” with respect to the property during the twelve month period ending with the date of their disposition, and the denominator of which is the “average amount of the adjusted basis” of the property during the period that such property is held by a Fund during the taxable year. In determining the unrelated debt-financed income of a Fund, an allocable portion of deductions directly connected with the Fund’s debt-financed property will be taken into account. In making such a determination, for instance, a portion of losses from debt-financed securities (determined in the manner described above for evaluating the portion of any gain that would be treated as UBTI) would offset gains treated as UBTI. Any tax-exempt shareholder that recognizes UBTI will be required to compute such UBTI separately for each line of unrelated business if such shareholder has more than one unrelated trade or business. A charitable remainder trust is subject to a 100% federal excise tax on any UBTI that it earns; in view of the potential for UBTI, the Shares may not be a suitable investment for a charitable remainder trust.

Certain tax-exempt shareholders that are private educational institutions will be subject to a 1.4% excise tax on their net investment income.

Certain State and Local Taxation Matters

Prospective shareholders should consider, in addition to the U.S. federal income tax consequences described above, the potential state and local tax consequences of investing in the Shares.

State and local laws often differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A shareholder’s distributive share of the taxable income or loss of a Fund generally will be required to be included in determining the shareholder’s reportable income for state and local tax purposes in the jurisdiction in which the shareholder is a resident. Each Fund may conduct business in one or more jurisdictions that will subject a shareholder to tax (and require a shareholder to file an income tax return with the jurisdiction with respect to the shareholder’s share of the income derived from that business). A prospective shareholder should consult its tax advisor with respect to the availability of a credit for such tax in the jurisdiction in which the shareholder is resident.

Backup Withholding

In certain circumstances, shareholders may be subject to backup withholding on certain payments paid to them if they do not establish that they are exempt from the backup withholding rules or if they do not furnish their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to an investor may be refunded or credited against an investor’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS.

Shareholders should be aware that certain aspects of the U.S. federal, state and local income tax treatment regarding the purchase, ownership and disposition of Shares are not clear under existing law. Thus, shareholders are urged to consult their own tax advisors to determine the tax consequences of ownership of the Shares in their particular circumstances, including the application of U.S. federal, state, local and foreign tax laws.

Euroclear System

Any participant of Euroclear that holds Shares through Euroclear will be deemed to have represented to and agreed with a Fund and Euroclear as a condition to Shares being in Euroclear to furnish to Euroclear (a) its tax identification number, (b) notice of whether it is (i) a person who is not a United States person, (ii) a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing or (iii) a tax exempt identity, and (c) such other information as Euroclear may request from time to time in order to comply with its United States tax reporting obligations. If a participant in Euroclear fails to provide such information, Euroclear may, amongst other courses of action, block trades in the Shares and related income distributions of such participant.

Euroclear is a Belgium-based financial services company that specializes in the settlement of securities transactions as well as the safekeeping and asset servicing of these securities. Euroclear settles domestic and international securities transactions, covering bonds, equities, derivatives and investment funds. Euroclear provides securities services to financial institutions located in more than 90 countries.

In addition to its role as an International Central Securities Depository (ICSD), Euroclear also acts as the Central Securities Depository (CSD) for Belgian, Dutch, Finnish, French, Irish, Swedish and UK securities.

Each of the Euroclear CSDs are regulated by the relevant authorities within their respective home countries. Incorporated in Belgium, Euroclear SA/NV is subject to the supervision of the Belgium Financial Services and Markets Authority (FSMA). The National Bank of Belgium (NBB) also has oversight. Euroclear plc is authorized as a service company by the Financial Conduct Authority in the United Kingdom.

PART TWO
GENERAL POOL DISCLOSURE

This Prospectus has two parts: the offered series disclosure and the general pool disclosure. These parts are bound together and are incomplete if not distributed together to prospective participants.

USE OF PROCEEDS

Each Fund seeks to use substantially all of the proceeds of the offering of Shares of the Fund to make portfolio investments in a manner consistent with its investment objective. Each Fund also may hold cash or cash equivalents, such as U.S. Treasury securities or other high credit quality, short-term fixed-income or similar securities (such as shares of money market funds) as collateral for Financial Instruments and pending investment in Financial Instruments. To the extent that a Fund does not invest the proceeds of the offering of the Shares in the manner described above on the day such proceeds are received, such proceeds may be deposited with the Custodian.

The Commodity Sub-Adviser, a registered commodity trading advisor, is responsible for the management of all Fund investments, including cash management activities of a Fund, such as investing in cash equivalents that may be used as margin for the Fund’s portfolio holdings.

WHO MAY SUBSCRIBE?

Only Authorized Participants may create or redeem Creation Units. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a member of a national clearing agency, and (3) have entered into an agreement with the Sponsor (an Authorized Participant Agreement).

CREATION AND REDEMPTION OF SHARES

Each Fund creates and redeems Shares from time to time, but only in one or more Creation Units. A Creation Unit is a block of at least 10,000 Shares. Except when aggregated in Creation Units, the Shares are not redeemable securities.

The manner by which Creation Units are purchased and redeemed is governed by the terms of the Authorized Participant Agreement and Authorized Participant Procedures Handbook, and all such procedures are at the discretion of the Sponsor. By placing a purchase order, an Authorized Participant agrees to deposit cash or Financial Instruments with the Custodian of a Fund (unless as provided otherwise by this Prospectus). Purchases and redemptions made by Authorized Participants primarily in cash rather than through in-kind delivery of Financial Instruments, if not offset by a transaction fee (as described below), may cause a Fund to incur certain costs, including brokerage costs or taxable capital gains or losses, that may decrease the Fund’s net asset value.

If permitted by the Sponsor in its sole discretion with respect to a Fund, an Authorized Participant may also agree to enter into or arrange for an exchange of a futures contract for related position (“EFCRP”) or block trade with the Fund whereby the Authorized Participant would also transfer to the Fund a number and type of exchange-traded futures contracts at or near the closing settlement price for such contracts on the purchase order date. Similarly, the Sponsor in its sole discretion may agree with an Authorized Participant to use an EFCRP to effect an order to redeem Creation Units.

An EFCRP is a technique permitted by the rules of certain futures exchanges that, as utilized by a Fund in the Sponsor’s discretion, would allow the Fund to take a position in a futures contract from an Authorized Participant, or give futures contracts to an Authorized Participant, in the case of a redemption, rather than to enter the futures exchange markets to obtain such a position. An EFCRP by itself will not change either party’s net risk position materially. Because the futures position that a Fund would otherwise need to take in order to meet its investment objective can be obtained without unnecessarily impacting the financial or futures markets or their pricing, EFCRPs can generally be viewed as transactions beneficial to the Fund. A block trade is a technique that permits a Fund to obtain a futures position without going through the market auction system and can generally be viewed as a transaction beneficial to the Fund.

Authorized Participants pay a fixed transaction fee of up to $500 in connection with each order to create or redeem a Creation Unit in order to compensate the Administrator, Sub-Administrator, the Custodian and the Transfer Agent of a Fund and its Shares, for services in processing the creation and redemption of Creation Units and to offset the costs of increasing or decreasing derivative positions. Authorized Participants also may pay a variable transaction fee to the Fund of up to 0.20% of the value of the Creation Unit that is purchased or redeemed unless the transaction fee is waived or otherwise adjusted by the Sponsor. The Sponsor provides such Authorized Participant with prompt notice in advance of any such waiver or adjustment of the transaction fee. The Sponsor may waive a fixed or variable transaction fee for any number of reasons, including to maintain similar costs structures as competitive investment vehicles. Authorized Participants may sell the Shares included in the Creation Units they purchase from a Fund to other investors.

The form of Authorized Participant Agreement and the related Authorized Participant Procedures Handbook set forth the procedures for the creation and redemption of Creation Units and for the payment of cash or Financial Instruments required for such creations and redemptions. The Sponsor may delegate its duties and obligations under the form of Authorized Participant Agreement to the Administrator, Sub-Administrator, the Custodian and the Transfer Agent without consent from any shareholder or Authorized Participant. The form of Authorized Participant Agreement, the related procedures attached thereto and the Authorized Participant Procedures Handbook may be amended by the Sponsor without the consent of any shareholder or Authorized Participant. Authorized Participants who purchase Creation Units from a Fund receive no fees, commissions or other form of compensation or inducement of any kind from either the Sponsor or the Fund, and no such person has any obligation or responsibility to the Sponsor or the Fund to effect any sale or resale of Shares.

Authorized Participants are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the 1933 Act, as described in “Plan of Distribution.”

Each Authorized Participant must be registered as a broker-dealer under the 1934 Act and regulated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), or exempt from being, or otherwise not required to be, so regulated or registered, and must be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may be regulated under federal and state banking laws and regulations. Each Authorized Participant must have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Creation Units.

Persons interested in purchasing Creation Units should contact the Sponsor or the Administrator to obtain the contact information for the Authorized Participants. Shareholders who are not Authorized Participants are only able to redeem their Shares through an Authorized Participant.

Pursuant to the Authorized Participant Agreement, the Sponsor agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the 1933 Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of Creation Units is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail. The Trust Agreement and the form of Authorized Participant Agreement are filed as exhibits to the Registration Statement of which this Prospectus is a part.

Creation Procedures

On any Business Day, an Authorized Participant may place an order with the Marketing Agent to create one or more Creation Units.

Purchase orders must be placed by 2:00 p.m. (Eastern time). The cut-off time may be earlier if, for example, the Exchange or other exchange material to the valuation or operation of the Fund closes before the cut-off time. If a purchase order is received prior to the applicable cut-off time, the day on which the Marketing Agent receives a valid purchase order is the purchase order date. If the purchase order is received after the applicable cut-off time, the purchase order date will be the next Business Day. Purchase orders are irrevocable. By placing a purchase order, and prior to delivery of such Creation Units, an Authorized Participant’s DTC account will be charged the non-refundable transaction fee due for the purchase order.

Determination of Required Payment

The total payment required to create each Creation Unit is the value of the Creation Unit on the purchase order date plus the applicable transaction fees.

Delivery of Cash

Cash required for settlement will typically be transferred to the Custodian through: (1) the Continuous Net Settlement (the “CNS”) clearing process of NSCC, as such processes have been enhanced to effect creations and redemptions of Creation Units; or (2) the facilities of DTC on a Delivery Versus Payment (“DVP”) basis, which is the procedure in which the buyer’s payment for securities is due at the time of delivery. Security delivery and payment are simultaneous. If the Custodian does not receive the cash by the market close on the first Business Day following the purchase order date (“T+1”), such order may be charged interest for delayed settlement or cancelled. The Sponsor reserves the right to extend the deadline for the Custodian to receive the cash required for settlement up to the second Business Day following the purchase order date (“T+2”). In the event a purchase order is cancelled, the Authorized Participant will be responsible for reimbursing a Fund for all costs associated with cancelling the order including costs for repositioning the portfolio. At its sole discretion, the Sponsor may agree to a delivery date other than T+2. Additional fees may apply for special settlement. The Creation Unit will be delivered to the Authorized Participant upon the Custodian’s receipt of the purchase amount.

Delivery of Exchange of Futures Contract for Related Position (“EFCRP”) Futures Contracts or Block Trades

In the event that the Sponsor shall have determined to permit the Authorized Participant to transfer futures contracts pursuant to an EFCRP or to engage in a block trade purchase of futures contracts from the Authorized Participant with respect to a Fund, as well as to deliver cash, in the creation process, futures contracts required for settlement must be transferred directly to the Fund’s account at its FCM. If the cash is not received by the market close on the second Business Day following the purchase order date (T+2); such order may be charged interest for delayed settlements or cancelled. In the event a purchase order is cancelled, the Authorized Participant will be responsible for reimbursing a Fund for all costs associated with cancelling the order including costs for repositioning the portfolio. At its sole discretion, the Sponsor may agree to a delivery date other than T+2. The Creation Unit will be delivered to the Authorized Participant upon the Custodian’s receipt of the cash purchase amount and the futures contracts.

Suspension or Rejection of Purchase Orders

The Sponsor may, in its discretion, suspend the right to purchase, or postpone the purchase settlement date: (1) for any period during which any of the Exchange, CBOE, CFE, CME (including CBOT and NYMEX) or ICE or other exchange material to the valuation or operation of a Fund is closed or when trading is suspended or restricted on such exchanges in any of the underlying VIX futures contracts; (2) for any period during which an emergency exists as a result of which the fulfilment of a purchase order is not reasonably practicable; or (3) for such other period as the Sponsor determines to be necessary for the protection of the shareholders. The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Sponsor also may reject a purchase order if:

•        It determines that the purchase order is not in proper form;

•        The Sponsor believes that the purchase order would have adverse tax consequences to the Fund or its shareholders;

•        The order would be illegal; or

•        Circumstances outside the control of the Sponsor make it, for all practical purposes, not feasible to process creations of Creation Units.

None of the Sponsor, the Administrator, Sub-Administrator or the Custodian will be liable for the suspension or rejection of any purchase order.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Creation Units mirror the procedures for the creation of Creation Units. On any Business Day, an Authorized Participant may place an order with the Marketing Agent to redeem one or more Creation Units. Redemption orders must be received prior to 2:00 p.m. (Eastern time), or earlier if, for example, the Exchange or other exchange material to the valuation or operation of a Fund closes before the cut-off time. If a redemption order is received prior to the applicable cut-off time, the day on which the Marketing Agent receives a valid redemption order is the redemption order date. If the redemption order is received after the applicable cut-off time, the redemption order date will be the next day. Redemption orders are irrevocable. Individual shareholders may not redeem directly from the Fund.

By placing a redemption order, an Authorized Participant agrees to deliver the Creation Units to be redeemed through DTC’s book-entry system to the applicable Fund not later than noon (Eastern Time), on the first Business Day immediately following the redemption order date (T+1). The Sponsor reserves the right to extend the deadline for a Fund to receive the Creation Units required for settlement up to the second Business Day following the redemption order date (T+2). By placing a redemption order, and prior to receipt of the redemption proceeds, an Authorized Participant must wire to the Custodian the non-refundable transaction fee due for the redemption order or any proceeds due will be reduced by the amount of the fee payable. At its sole discretion, the Sponsor may agree to a delivery date other than T+2. Additional fees may apply for special settlement.

Upon request of an Authorized Participant made at the time of a redemption order, the Sponsor at its sole discretion may determine, in addition to delivering redemption proceeds, to transfer futures contracts to the Authorized Participant pursuant to an EFCRP or to a block trade sale of futures contracts to the Authorized Participant.

Determination of Redemption Proceeds

The redemption proceeds from a Fund consist of the cash redemption amount and, if permitted by the Sponsor in its sole discretion with respect to the Fund, an EFCRP or block trade with the Fund as described in “— Creation and Redemption of Shares” above. The cash redemption amount is equal to the NAV of the number of Creation Unit(s) of a Fund requested in the Authorized Participant’s redemption order as of the time of the calculation of the Fund’s NAV on the redemption order date, less transaction fees and any amounts attributable to any applicable EFCRP or block trade.

Delivery of Redemption Proceeds

The redemption proceeds due from a Fund are delivered to the Authorized Participant at noon (Eastern Time), on the second Business Day immediately following the redemption order date if, by such time on such Business Day immediately following the redemption order date, the Fund’s DTC account has been credited with the Creation Units to be redeemed. A Fund should be credited through: (1) the CNS clearing process of NSCC, as such processes have been enhanced to effect creations and redemptions of Creation Units; or (2) the facilities of DTC on a DVP basis. If a Fund’s DTC account has not been credited with all of the Creation Units to be redeemed by such time, the redemption distribution is delivered to the extent whole Creation Units are received. Any remainder of the redemption distribution is delivered on the next Business Day to the extent any remaining whole Creation Units are received if: (1) the Sponsor receives the fee applicable to the extension of the redemption distribution date which the

Sponsor may, from time to time, determine, and (2) the remaining Creation Units to be redeemed are credited to a Fund’s DTC account by noon (Eastern Time), on such next Business Day. Any further outstanding amount of the redemption order may be cancelled. The Authorized Participant will be responsible for reimbursing a Fund for all costs associated with cancelling the order including costs for repositioning the portfolio.

The Sponsor is also authorized to deliver the redemption distribution notwithstanding that the Creation Units to be redeemed are not credited to a Fund’s DTC account by noon (Eastern Time), on the second Business Day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Creation Units through DTC’s book-entry system on such terms as the Sponsor may determine from time to time.

In the event that the Authorized Participant shall have requested, and the Sponsor shall have determined to permit the Authorized Participant to receive futures contracts pursuant to an EFCRP, as well as the cash redemption proceeds, in the redemption process, futures contracts required for settlement shall be transferred directly from a Fund’s account at its FCM to the account of the Authorized Participant at its FCM.

Suspension or Rejection of Redemption Orders

The Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which any of the Exchange, CBOE, CFE, CME (including CBOT and NYMEX) or ICE or other exchange material to the valuation or operation of a Fund is closed or when trading is suspended or restricted on such exchanges in any of the underlying VIX futures contracts; (2) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable; or (3) for such other period as the Sponsor determines to be necessary for the protection of the shareholders. The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Sponsor will reject a redemption order if the order is not in proper form as described in the form of Authorized Participant Agreement or if the fulfilment of the order might be unlawful.

Creation and Redemption Transaction Fee

To compensate Foreside Fund Services, LLC for services in processing the creation and redemption of Creation Units and to offset some or all of the transaction costs, an Authorized Participant may be required to pay a fixed transaction fee to Foreside Fund Services, LLC of up to $500 per order to create or redeem Creation Units and may pay a variable transaction fee to a Fund of up to 0.20% of the value of a Creation Unit. An order may include multiple Creation Units. The transaction fee(s) may be reduced, increased or otherwise changed by the Sponsor at its sole discretion.

Special Settlement

The Sponsor may allow for early settlement of purchase or redemption orders. Such arrangements may result in additional charges to the Authorized Participant.

LITIGATION

There is no outstanding litigation against VS Trust, the Sponsor or the Commodity Sub-Adviser.

Each FCM is a clearing member of the CBOT, CME, NYMEX, or another major U.S. commodity exchange. From time to time, each FCM (in its capacity as a commodities broker) and its respective principals may be involved in numerous legal actions, some of which individually and all of which in the aggregate, seek significant or indeterminate damages. However, except for the actions described in the section entitled “Futures Commission Merchants — Litigation and Regulatory Disclosure Relating to FCMs” beginning on page 98, each FCM has advised the Sponsor that during the five years preceding the date of this Prospectus there has been no material administrative, civil, or criminal action against it or any of its respective principals.

DESCRIPTION OF THE SHARES; THE FUNDS

The following summary describes in brief the Shares and certain aspects of the operation of the Trust, the Funds, and the respective responsibilities of the Trustee and the Sponsor concerning the Trust and the material terms of the Trust Agreement. Prospective investors should carefully review the Trust Agreement filed as an exhibit to the Registration Statement of which this Prospectus is a part and consult with their own advisors concerning the implications to such prospective investors of investing in a series of a Delaware statutory trust. Capitalized terms used in this section and not otherwise defined shall have such meanings assigned to them under the Trust Agreement.

Description of the Shares

The Funds issue common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of the Funds.

The Shares may be purchased from the Funds or redeemed on a continuous basis, but only by Authorized Participants and only in Creation Units. Individual Shares may not be purchased or redeemed from the Funds. Shareholders that are not Authorized Participants may not purchase or redeem any Shares or Creation Units from the Funds.

Principal Office; Location of Records; Fiscal Year

The Trust is organized as a statutory trust under the Delaware Statutory Trust Act (“DSTA”). The Trust is managed by the Sponsor, whose principal office is located at 2000 PGA Boulevard, Suite 4440, Palm Beach Gardens, FL 33408. The telephone number of the Sponsor and the Trust is (866) 261-0273.

The books and records of the Fund are maintained as follows: all marketing materials are maintained at the offices of U.S. Bancorp Fund Services, LLC, located at 615 East Michigan Street, Milwaukee, Wisconsin 53202. Creation Unit creation and redemption books and records, certain financial books and records and certain trading and related documents received from FCMs are maintained by U.S. Bank National Association, 1555 N. River Center Dr. Milwaukee, Wisconsin 53212.

Certain Trust books and records are available for inspection and copying (upon payment of reasonable reproduction costs) by Fund shareholders or their representatives for purposes reasonably related to such shareholder’s interest as a beneficial owner during regular business hours as provided in the Trust Agreement. The Sponsor will maintain and preserve the Trust’s books and records for a period of not less than six years.

The fiscal year of each Fund ends on December 31 of each year.

The Funds

The Funds are separate series of the Trust. The Trust is formed and operated in a manner such that each Fund is liable only for obligations attributable to that Fund and shareholders of each Fund are not subject to the losses or liabilities of the other Fund, or any other series of the Trust. If any creditor or shareholder in a Fund asserted against the Fund a valid claim with respect to its indebtedness or Shares, the creditor or shareholder would only be able to recover money from that particular Fund and its assets. Accordingly, the debts, liabilities, obligations and expenses, or collectively, claims, incurred, contracted for or otherwise existing solely with respect to the Fund are enforceable only against the assets of the Fund, and not against any other series of the Trust or the Trust generally, or any of their respective assets. The assets of a Fund include only those funds and other assets that are paid to, held by or distributed to the Fund on account of and for the benefit of the Fund, including, without limitation, funds delivered to the Trust for the purchase of Shares or Creation Units in the Fund. This limitation on liability is referred to as the “Inter-Series Limitation on Liability.” The Inter-Series Limitation on Liability is expressly provided for under the DSTA, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other series of the Trust or the Trust generally.

The Trustee

Wilmington Trust Company, a Delaware trust company, is the sole Trustee of the Trust. The rights and duties of the Trustee and the Sponsor with respect to the offering of the Shares and Fund management and the shareholders are governed by the provisions of the DSTA and by the Trust Agreement. The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the DSTA. The Trustee does not owe any other duties to the Trust, the Sponsor or the shareholders of the Funds. The Trustee’s principal offices are located at 1100 North Market Street, Wilmington, Delaware 19890. The Trustee is unaffiliated with the Sponsor.

The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Trust, provided, that any such resignation will not be effective until a successor Trustee is appointed by the Sponsor. The Trustee is compensated by a Fund, as appropriate, and is indemnified by the Fund, as appropriate, against any expenses it incurs relating to or arising out of the formation, operation or termination of the Fund, as appropriate, or the performance of its duties pursuant to the Trust Agreement, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. The Sponsor has the discretion to replace the Trustee.

Only the assets of the Trust and the Sponsor are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares. The Trustee’s liability in connection with the issuance and sale of the Shares is limited solely to the express obligations of the Trustee set forth in the Trust Agreement.

Under the Trust Agreement, the Sponsor has exclusive management and control of all aspects of the Trust’s business. The Trustee has no duty or liability to supervise the performance of the Sponsor, nor will the Trustee have any liability for the acts or omissions of the Sponsor. The shareholders have no voice in the day-to-day management of the business and operations of a Fund and the Trust, other than certain limited voting rights as set forth in the Trust Agreement. In the course of its management of the business and affairs of a Fund and the Trust, the Sponsor may, in its sole and absolute discretion, appoint an affiliate or affiliates of the Sponsor as additional sponsors and retain such persons, including affiliates of the Sponsor, as it deems necessary to effectuate and carry out the purposes, business and objectives of the Trust.

Because the Trustee has no authority over the Trust’s operations, the Trustee itself is not registered in any capacity with the CFTC.

SERVICE PROVIDERS; CERTAIN MATERIAL TERMS OF THE TRUST AGREEMENT

The Sponsor

Volatility Shares LLC, is the Sponsor of the Trust and the Funds. As noted above, the Sponsor has exclusive management and control of all aspects of the business of the Funds. The Trustee has no duty or liability to supervise the performance of the Sponsor, nor will the Trustee have any liability for the acts or omissions of the Sponsor.

The Sponsor serves as the Trust’s commodity pool operator.

Specifically, with respect to the Trust, the Sponsor:

•        Manages and directs the Funds’ portfolio of Financial Instruments and other assets, including cash and cash equivalents;

•        selects the Funds’ service providers;

•        negotiates various agreements and fees;

•        performs such other services as the Sponsor believes that the Trust may require from time to time;

•        selects the FCM and Financial Instrument counterparties, if any; and

•        Oversees the Commodity Sub-Adviser’s management of the Funds’ portfolio of Financial Instruments and other assets, including cash equivalents.

The Shares are not deposits or other obligations of the Sponsor, the Trustee or any of their respective subsidiaries or affiliates or any other bank, are not guaranteed by the Sponsor, the Trustee or any of their respective subsidiaries or affiliates or any other bank and are not insured by the Federal Deposit Insurance Corporation (the “FDIC”) or any other governmental agency. An investment in the Shares of the Fund offered hereby is speculative and involves a high degree of risk.

The principal office of the Sponsor is located at 2000 PGA Boulevard, Suite 4440, Palm Beach Gardens, FL 33408. The telephone number of the Sponsor and the Trust is (866) 261-0273.

Background and Principals

Volatility Shares LLC, the Sponsor, is a limited liability company formed in Delaware on July 25, 2019. The Sponsor was formed for the purpose of sponsoring volatility-linked exchange-traded funds, of which the Funds are the first. Prior to its engagement as Sponsor of the Funds, the Sponsor had no operating history.

The Sponsor currently serves as the commodity pool operator of the Trust and the Funds. The Sponsor is registered as a commodity pool operator with the CFTC and is a member in good standing of the NFA. The Sponsor’s membership with the NFA was originally approved on October 14, 2019. Its membership with the NFA is currently effective. The Sponsor’s registration as a commodity pool operator was originally approved on October 14, 2019. Its registration as a commodity pool operator is currently effective. As a registered commodity pool operator, with respect to the Trust, the Sponsor must comply with various regulatory requirements under the CEA, and the rules and regulations of the CFTC and the NFA, including investor protection requirements, antifraud prohibitions, disclosure requirements, and reporting and recordkeeping requirements. The NFA approved the Sponsor as a Swaps Firm on October 14, 2019. The Sponsor is also subject to periodic examinations by the CFTC and NFA staff. Its principal place of business is 2000 PGA Boulevard, Suite 4440, Palm Beach Gardens, FL 33408. The telephone number of the Sponsor and the Trust is (866) 261-0273. The registration of the Sponsor with the CFTC and its membership in the NFA must not be taken as an indication that either the CFTC or the NFA has recommended or approved the Sponsor, the Trust and the Funds.

In its capacity as a commodity pool operator, the Sponsor is an organization which operates or solicits funds for commodity pools; that is, an enterprise in which funds contributed by a number of persons are combined for the purpose of trading futures contracts.

NEITHER THIS POOL OPERATOR NOR ANY OF ITS TRADING PRINCIPALS HAS PREVIOUSLY OPERATED ANY OTHER POOLS OR TRADED ANY OTHER ACCOUNTS.

Executive Officers of the Trust and Principals and Significant Employees of the Sponsor

Name	Position
Justin Young*

Principal of the Sponsor (since 10/4/2019)

Associated Person of the Sponsor (since 12/12/2019)

Principal Executive Officer (since 4/8/2021)

Principal Financial Officer (since 4/8/2021)

Principal Accounting Officer of the Trust (since 4/8/2021)

Stuart Barton*	Principal of the Sponsor (since 10/2/2019) Associated Person of the Sponsor (since 10/14/2019) Chief Investment Officer (since 4/8/21)
Chang Kim*	Principal of the Sponsor (since 1/26/2022) Chief Compliance Officer (since 1/26/2022)
Manzone LLC	Principal of the Sponsor (since 2/11/2021)

____________

*        Denotes principal of the Sponsor who participates in making trading decisions for the Funds.

The following is a biographical summary of the business experience of the executive officers of the Trust and the principals and significant employees of the Sponsor. Of the Principals listed below, only Justin Young, Stuart Barton and Chang Kim participate in making trading or operational decisions for the Funds or supervise persons engaged in making trading or operational decisions for the Funds.

Justin Young holds a BA in American Studies from Georgetown University. Since April 2017, he has served as Managing Partner of Invest In Vol LLC (overseeing operations at an investment adviser); from August 2015 to April 2017, he was Vice President of Rex Shares LLC (overseeing product development at an ETF sponsor); from April 2011 to August 2015 he was Head of Capital Markets for Global X Management Company LLC (overseeing capital markets operations for an ETF sponsor); and from July 2009 to April 2011 he was an Associate of NYSE Euronext (working on a number of listing matters for a national securities exchange).

Stuart Barton holds a PhD in Economic History from the University of Cambridge, an MBA from the University of Surrey, and a B.Sc in engineering from the University of Cape Town. Since March 2017, he has served as Managing Partner of Invest In Vol LLC (overseeing operations at an investment adviser); from September 2016 to March 2017 he was Chief Investment Officer of Rex Shares (overseeing investments at an ETF sponsor); from September 2014 to September 2017 he was Managing Partner at Corpus Capital Partners LLC (overseeing operations at a commodity pool operator); from October 2010 to September 2014 he was a Ph.D. Candidate (completed Ph.D.) at the University of Cambridge, UK; from January 2008 to October 2010 he was unemployed and engaged in travel; from June 2007 to January 2008 he was Senior Equity Derivatives Trader at HSBC’s Hong Kong office (traded derivatives at an investment bank); from September 2004 to June 2007 he was Senior Equity Derivatives Trader at Barclays Capital PLC in New York (traded derivatives at a broker-dealer); and from August 2001 to September 2004 he was Equity Derivatives Trader at Barclays Capital PLC in London.

Chang Kim holds a BA in Film Studies from Yale University. From January 2021 to December 2021, he served as the CEO of The Library Shop, Inc. (overseeing operations at an e-commerce business); from September 2009 to December 2020, he served as a Portfolio Manager and the COO at Global X Management Company LLC (overseeing operations at an ETF sponsor).

Manzone LLC became a Principal of the Sponsor on February 11, 2021. Manzone LLC has a passive ownership interest in the Sponsor and exercises no management authority over the Funds.

Duties of the Sponsor

The general fiduciary duties which would otherwise be imposed on the Sponsor (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are replaced by the terms of the Trust Agreement (to which terms all shareholders, by subscribing to the Shares, are deemed to consent).

The Trust Agreement provides that the Sponsor and its affiliates shall have no liability to the Trust or to any shareholder for any loss suffered by the Trust arising out of any action or inaction of the Sponsor or its affiliates or their respective directors, officers, shareholders, partners, members, managers or employees (the “Sponsor Related Parties”), if the Sponsor Related Parties, in good faith, determined that such course of conduct was in the best interests of the Funds and such course of conduct did not constitute gross negligence or willful misconduct by the Sponsor Related Parties. The Trust has agreed to indemnify the Sponsor Related Parties against claims, losses or liabilities based on their conduct relating to the Trust, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute gross negligence or willful misconduct and was done in good faith and in a manner reasonably believed to be in the best interests of the Funds.

Under Delaware law, a beneficial owner of a statutory trust (such as a shareholder of the Funds) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners (a “class action”) to recover damages for violations of fiduciary duties, or on behalf of a statutory trust (a “derivative action”) to recover damages from a third party where there has been a failure or refusal to institute proceedings to recover such damages. In addition, beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from the Sponsor where the losses result from a violation by the Sponsor of the anti-fraud provisions of the federal securities laws.

Under certain circumstances, shareholders also have the right to institute a reparations proceeding before the CFTC against the Sponsor (a registered commodity pool operator), an FCM, as well as those of their respective employees who are required to be registered under the CEA, and the rules and regulations promulgated thereunder. Private rights of action are conferred by the CEA. Investors in futures and in commodity pools may, therefore, invoke the protections provided thereunder.

The foregoing summary describing in general terms the remedies available to shareholders under federal law is based on statutes, rules and decisions as of the date of this Prospectus. As this is a rapidly developing and changing area of the law, shareholders who believe that they may have a legal cause of action against any of the foregoing parties should consult their own counsel as to their evaluation of the status of the applicable law at such time.

Ownership or Beneficial Interest in the Funds

The Sponsor, its principals, as well as their affiliates, reserve the right to trade commodity interests for their own accounts including Shares of the Funds. Fund investors will not be permitted to inspect the records of such person’s trades or any written policies related to such trading. The Sponsor currently does not own any Shares of the Funds.

The Commodity Sub-Adviser

Penserra Capital (the “Commodity Sub-Adviser”), with its principal office at 4 Orinda Way, suite 100-a, Orinda, CA. 94563, serves as the Funds’ Commodity Sub-Adviser pursuant to a commodity sub-advisory agreement (the “Commodity Sub-Advisory Agreement”). Prior to November 1, 2022, Milliman FRM served as the Funds’ commodity sub-adviser.

The Commodity Sub-Adviser formed in July 2009. It provides investment advisory services, specializing in ETF sub-advisory serves. The Commodity Sub-Adviser became an NFA member on September 20, 2022 and a registered commodity trading adviser on September 20, 2022. Previously, it was an NFA member from March 29, 2017 through May 19, 2018, when its membership was withdrawn, and was a commodity trading advisor from April 13, 2017 through May 19, 2018, when its registration was withdrawn.

The Commodity Sub-Adviser also provides services as an investment adviser or sub-adviser or CTA, to mutual funds, exchange-traded funds (“ETFs”), unit investment trusts (“UITs”), funds offered through bank collective investment trusts (“CITs”), and other exchange-traded products (“ETPs”). The strategy exercised for each product is designed to meet a particular investment goal. In the case of sub-advisory services, the primary adviser to the fund is usually responsible for the selection of underlying investments for the fund, and the Commodity Sub-Adviser manages strategies for the various funds’ assets based on the investment goals and objectives as outlined in each of the funds’ offering documents.

The Commodity Sub-Adviser will manage 100% of the Funds’ assets. The Commodity Sub-Adviser will be paid by the Sponsor an annual sub-advisory fee of 0.20% based on each Fund’s average daily net assets (total assets of the Fund, minus the sum of its accrued liabilities). The Funds do not directly pay the Commodity Sub-Adviser. Performance of the accounts directed by the Commodity Sub-Adviser can be found beginning on page 48 under the heading, “Performance of Accounts Advised by the Commodity Sub-Adviser.”

The following is a biographical summary of the business experience of the principals of the Commodity Sub-Adviser. Each of the principals listed below participate in making trading or operational decisions for the Funds or supervise persons engaged in making trading or operational decisions for the Funds.

Anthony Castelli joined the Commodity Sub-Adviser in August 2011 and has served as Chief Compliance Officer since August 2011. In that role, he oversees compliance and risk operations for Commodity Sub-Adviser. Mr. Kelkar was approved as a principal on September 9, 2022.

Dustin Allen Lewellyn joined the Commodity Sub-Adviser in September 2014 as a Managing Director. In that role he oversees equity and commodity interest trading. Mr. Lewellyn was approved as a principal on September 9, 2022.

George Madrigal joined the Commodity Sub-Adviser in August 2009 as President and Chief Operating Officer. In that role, he manages and oversees the operations of the Commodity Sub-Adviser. He also has served as President of Penserra Securities LLC since December 2007. Mr. Madrigal was approved as a principal on September 9, 2022.

Lee Wilson Geiger joined the Commodity Sub-Adviser in September 2014 as a Managing Director. In that role, he oversees equity and commodity interest trading. Mr. Lewellyn was approved as a principal on August 29, 2022, became registered as an associated person on September 20, 2022, and was approved as an NFA associate member on September 20, 2022.

Management; Voting by Shareholders

The shareholders of the Funds take no part in the management or control, and have no voice in the Trust’s operations or business.

The Sponsor has the right unilaterally to amend the Trust Agreement as it applies to the Funds provided that the shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the Exchange, or if submitted to the shareholders by the Sponsor in its sole discretion. No amendment affecting the Trustee shall be binding upon or effective against the Trustee unless consented to by the Trustee in writing.

Recognition of the Trust and the Funds in Certain States

A number of states do not have “statutory trust” statutes such as that under which the Trust has been formed in the State of Delaware. It is possible, although unlikely, that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state.

Possible Repayment of Distributions Received by Shareholders

The Shares are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, shareholders of the Funds could be required, as a matter of bankruptcy law, to return to the estate of a Fund any distribution they received at a time when the Fund was in fact insolvent or in violation of the Trust Agreement.

Shares Freely Transferable

The Shares of the Funds are listed for trading on the Exchange and provide institutional and retail investors with direct access to the Funds. Each Fund’s Shares may be bought and sold on the Exchange like any other exchange-listed security.

Book-Entry Form

Individual certificates will not be issued for the Shares. Instead, global certificates are deposited by the Trust with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Under the Trust Agreement, shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC.

The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Reports to Shareholders

The Sponsor or elected third-party service providers will furnish an annual report of the Funds in the manner required by the rules and regulations of the SEC as well as any reports required by the CFTC and the NFA, including, but not limited to, annual audited financial statements of the Funds examined and certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Fund. Monthly account statements conforming to CFTC and NFA requirements are posted on the Sponsor’s website at www.volatilityshares.com. Shareholders of record will also be provided with appropriate information to permit them to file U.S. federal and state income tax returns with respect to Shares held. Additional reports may be posted on the Sponsor’s website at the discretion of the Sponsor or as required by regulatory authorities.

The Sponsor will notify shareholders of any substantial change in the fees paid by the Trust or of any material changes to the Fund by filing with the SEC a supplement to this Prospectus and a Form 8-K, as applicable, which will be publicly available at www.sec.gov and at the Sponsor’s website at www.volatilityshares.com.

Net Asset Value

The net asset value (“NAV”) in respect of a Fund means the total assets of the Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of the Fund, consistently applied under the accrual method of accounting. In particular, the NAV includes any unrealized profit or loss on open futures contracts (and Financial Instruments, if any), and any other credit or debit accruing to the Fund but unpaid or not received by the Fund. The NAV per Share of a Fund is computed by dividing the value of the net assets of the Fund (i.e., the value of its total assets less total liabilities) by its total number of Shares outstanding. Expenses and fees are accrued daily and taken into account for purposes of determining the NAV. Each Fund’s NAV is calculated on each day other than a day when the Exchange is closed for regular trading. Each Fund computes its NAV only once each Business Day as of 4:00 p.m. (Eastern Time) (the “NAV Calculation Time”), or an earlier time as set forth on www.volatilityshares.com. For example, a Fund may calculate its NAV as of an earlier time if the Exchange or other exchange material to the valuation or operation of the Fund closes early. The Funds’ website at www.volatilityshares.com will display the end of day closing Index level, and NAV per Share for the Fund. The Fund will provide daily website disclosure, prior to market opening, of the Funds’ portfolio holdings. This website disclosure of the portfolio composition of the Fund will occur at the same time as the disclosure by the Fund of the portfolio composition to Authorized Participants so that all market participants are provided portfolio composition information at the same time.

In calculating the NAV of a Fund, the VIX futures contracts are valued using the Time Weighted Average Price (TWAP) of the futures during the last 15 minutes of NYSE’s regular trading session, rather than solely from the VIX futures’ settlement price. The value of a Fund’s non-exchange-traded Financial Instruments typically is determined by applying the then-current disseminated levels for the Index to the terms of the Fund’s non-exchange-traded Financial Instruments.

In certain circumstances (e.g., if the Sponsor believes market quotations do not accurately reflect the fair value of a Fund’s investment, or a trading halt closes an exchange or market early), the Sponsor may, in its sole discretion, choose to determine a fair value price as the basis for determining the market value of such investment for such day. Such fair value prices would generally be determined based on available inputs about the current value of the underlying VIX futures contract and would be based on principles that the Sponsor deems fair and equitable.

The Funds may use a variety of money market instruments. Money market instruments generally will be valued using market prices or at amortized cost.

Indicative Optimized Portfolio Value (“IOPV”)

The IOPV, which is also known as the intraday indicative value or IIV, is an indicator of the value of a Fund’s net assets at the time the IOPV is disseminated. The IOPV is calculated and disseminated every 15 seconds during a normal Business Day. A Business Day is defined as a day the United States equity markets are open for trading on the NYSE. The IOPV may cease calculating at an earlier time if the Exchange or other information material to the valuation or operation of a Fund closes early. The IOPV is generally calculated using the prior day’s closing net assets of a Fund as a base and updating throughout the Business Day changes in the value of the Financial Instruments held by the Fund. The IOPV should not be viewed as an actual real time update of the NAV because NAV is calculated only once at the end of each Business Day. The IOPV also should not be viewed as a precise value of the Shares. Because the market price per Share may differ from the IOPV, the price at which an investor may be able to sell Shares at any time, and especially in times of market volatility, may be significantly less than the IOPV at the time of sale. Neither a Fund nor the Sponsor is liable for any errors in the calculation of the IOPV or any failure to disseminate IOPV.

The Exchange disseminates the IOPV. In addition, the IOPV is published on the Exchange’s website and is available through on-line information services such as Bloomberg Finance L.P. and/or Reuters.

Termination Events

The Trust, or, as the case may be, the Funds, may be dissolved at any time and for any reason by the Sponsor with written notice to the shareholders.

DISTRIBUTIONS

The Sponsor does not expect to make distributions. Depending on a Fund’s performance and an investor’s own tax situation, an investor’s income tax liability for his, her or its allocable share of the Fund’s net ordinary income or loss and capital gain or loss may exceed the capital gains an investor may realize from selling his, her or its Shares of the Fund in a taxable year.

THE ADMINISTRATOR AND SUB-ADMINISTRATOR

The Trust, on behalf of itself and on behalf of each Fund, has appointed Tidal ETF Services LLC (the “Administrator”) as the Administrator of the Funds. The Administrator has entered into a fund administration agreement (the “Fund Administration Servicing Agreement”) with the Trust (for itself and on behalf of the Fund) in connection therewith. A copy of the Fund Administration Servicing Agreement is available for inspection at Administrator’s offices identified below. The Administrator is located at 898 N. Broadway, Suite 2, Massapequa, New York 11758. Pursuant to the Fund Administration Servicing Agreement between the Trust and the Administrator, the Administrator provides the Trust with, or arranges for, administrative and management services (other than investment advisory services). Pursuant to the Fund Administration Servicing Agreement, officers or employees of the Administrator may serve as the Trust’s principal executive officer, principal financial officer, and principal accounting officer. The Administrator oversees the payment of Fund-related expenses, and the Administrator manages the Trust’s relationships with its various service providers. As compensation for the services it provides, the Administrator receives a fee from the Funds. The Administrator also is entitled to certain out-of-pocket expenses for the services mentioned above.

The Administrator has engaged a sub-administrator to provide, from time to time, some of the services that the Administrator has agreed to provide the Funds. In that regard, the Administrator has engaged U.S. Bancorp Fund Services, LLC to serve as the sub-administrator (“Sub-Administrator”) of the Funds. U.S. Bancorp Fund Services, LLC is located at 615 East Michigan Street, Milwaukee, Wisconsin 53202.

THE TRANSFER AGENT AND FUND ACCOUNTANT

U.S. Bancorp Fund Services, LLC also serves as the transfer agent (“Transfer Agent”) and fund accountant (“Fund Accountant”) of the Funds. U.S. Bancorp Fund Services, LLC is located at 615 East Michigan Street, Milwaukee, Wisconsin 53202.

The Transfer Agent has entered into a transfer agency servicing agreement (the “Transfer Agency Servicing Agreement”). The Fund Accountant has entered into a fund accounting servicing agreement (the “Fund Accounting Servicing Agreement”). Pursuant to the terms of the Transfer Agency Servicing Agreement, the Transfer Agent is responsible for processing purchase and redemption orders from Authorized Participants and maintaining records of the ownership of the Funds. As compensation for the services it provides, the Transfer Agent receives a fee from the Funds. Pursuant to the terms of the Fund Accounting Servicing Agreement, the Fund Accountant is responsible for portfolio accounting services, expense accrual and payment services, fund valuation and financial reporting services, tax accounting services and compliance control services. As compensation for the services it provides, the Fund Accountant receives a fee from the Funds.

THE CUSTODIAN

U.S. Bank National Association (the “Custodian”) serves as the Custodian of the Funds and has entered into a custody agreement (the “Custody Agreement”) with the Trust (for itself and on behalf of the Fund) in connection therewith. Pursuant to the terms of the Custody Agreement, the Custodian is responsible for the holding and safekeeping of assets delivered to it by the Funds, and performing various administrative duties in accordance with instructions delivered to the Custodian by the Funds. As compensation for the services it provides, the Custodian receives a fee from the Funds.

THE MARKETING AGENT

Foreside Fund Services, LLC (the “Marketing Agent”) serves as the Marketing Agent of the Funds. Its principal duties are: (i) to work with the Transfer Agent to review and approve orders placed by Authorized Participants and transmitted to the Transfer Agent; (ii) maintain copies of confirmations of Creation Unit creation and redemption order acceptances; (iii) maintain telephonic, facsimile and/or access to direct computer communications links with the Transfer Agent; and (iv) review and approve, prior to use, all Trust marketing materials for compliance with applicable SEC and FINRA advertising rules.

The Marketing Agent retains all marketing materials separately for the Funds, at their offices located at Three Canal Plaza, Suite 100 Portland, Maine 04101.

As compensation for the services it provides, the Marketing Agent receives a fee from the Funds.

THE SECURITIES DEPOSITORY; BOOK-ENTRY ONLY SYSTEM; GLOBAL SECURITY

DTC acts as securities depository for the Shares. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the 1934 Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC has agreed to administer its book-entry system in accordance with its rules and bylaws and the requirements of law.

Individual certificates will not be issued for the Shares. Instead, global certificates are signed by the Sponsor on behalf of a Fund, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trust on behalf of DTC. The global certificates evidence all of the Shares of a Fund outstanding at any time. The representations, undertakings and agreements made on the part of a Fund in the global certificates are made and intended for the purpose of binding only the Fund and not the Trustee or the Sponsor individually.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC credits or debits, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Sponsor and the Authorized Participants designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares is limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares are shown on, and the transfer of ownership is effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants) and the records of Indirect Participants (with respect to shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the shareholder has purchased their Shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers are made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Creation Units and/or the Shares of a Fund by giving notice to the Trust and the Sponsor. Under such circumstances, the Sponsor will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, terminate a Fund.

The rights of the shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

Any participant of the Euroclear System that holds shares of a Fund in the Euroclear System will be deemed to have represented to and agreed with the applicable Fund and Euroclear Bank as a condition to a Fund shares being in the Euroclear System to furnish to the Euroclear Bank (a) its tax identification number, (b) notice of whether it is (i) a person who is not a United States person, (ii) a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing or (iii) a tax exempt identity, and (c) such other information as the Euroclear Bank may request from time to time in order to comply with its United States tax reporting obligations. If a participant in the Euroclear System fails to provide such information, Euroclear Bank may, amongst other courses of action, block trades in the Fund shares and related income distributions of such participant.

SHARE SPLITS OR REVERSE SPLITS

If the Sponsor believes that the per Share price of a Fund in the secondary market has fallen outside a desirable trading price range, the Sponsor may direct the Trust to declare a split or reverse split in the number of Shares outstanding and, if necessary in the Sponsor’s opinion, to make a corresponding change in the number of Shares of the Fund constituting a Creation Unit.

CONFLICTS OF INTEREST

Sponsor

In the course of providing services, the Sponsor, its principals, officers, employees and their affiliates may simultaneously recommend the sale of a particular investment position for one account while recommending the purchase of the same investment position for another account if such recommendations are consistent with each client’s investment strategies. The Sponsor also may recommend the purchase or sale of investment positions that may also be recommended by Sponsor affiliates. More specifically, the Sponsor and its principals may recommend a Fund to its clients or the clients of any of its principals. In such a case, the principals may receive fees, both from managing their client accounts and also, indirectly, through the Sponsor’s fee collected from a Fund.

The Sponsor, its principals, officers and employees (and members of their families) and affiliates may participate directly or indirectly as investors in the Sponsor’s clients, such as a Fund. Thus, the Sponsor may recommend to clients the purchase or sale of investment positions in which it, or its officers, employees or related persons have a financial interest. The Sponsor may give advice and take actions in the performance of its duties to its clients that differ from the advice given or the timing and nature of actions taken, with respect to other clients’ accounts and/or employees’ accounts that may invest in some of the same investment positions recommended to clients.

In addition, the Sponsor, its affiliates and principals may trade for their own accounts. Consequently, non-customer and proprietary trades may be executed and cleared through any FCM or prime broker utilized by clients. It is possible that the Sponsor, including its officers and employees, may buy or sell investment positions or other instruments that the Sponsor has recommended to, or purchased for, its clients and may engage in transactions for their own accounts in a manner that is inconsistent with the Sponsor’s recommendations to a client. Personal transactions by the Sponsor, including its officers and employees, may raise potential conflicts of interest when such persons trade in an investment position that is owned by, or considered for purchase or sale for, a client, including conflicts that would arise if such proprietary accounts were to trade ahead of client accounts, place trades that are opposite to the trades of client accounts (such as a Fund), or receive preferential treatment in terms of allocation of resources or of investment opportunities. The Sponsor has adopted policies and procedures designed to detect and prevent such conflicts of interest and, when they do arise, to ensure that it effects transactions for clients in a manner that is consistent with any fiduciary duty owned by the Sponsor to its clients and in accordance with applicable law.

The Funds

The Funds seek to engage in daily rebalancing to position its portfolio so that its exposure to its Benchmark is consistent with its daily investment objective. The impact of changes to the value of an Index each day will affect whether the Fund’s portfolio needs to be rebalanced. Each Fund seek to position its portfolio so that its exposure to their Benchmark is consistent with its investment objective. The time and manner in which each Fund will rebalance its portfolio is defined by the Index methodology but may vary from the Index methodology depending upon market conditions and other circumstances including the potential impact of the rebalance on the price of the VIX futures contracts. The Sponsor will seek to minimize the market impact of rebalances across all exchange traded products based on VIX futures contracts (“VIX ETPs”) that it sponsors on the price of VIX futures contracts by limiting the Funds’ participation, on any given day, in VIX futures contracts to no more than 10% of the VIX futures contracts traded on Cboe Futures Exchange, Inc. (“CFE”) during any “Rebalance Period,” defined as any fifteen minute period of continuous market trading. To limit participation during periods of market illiquidity, the Sponsor, on any given day, may vary the manner and period over which all VIX ETPs it sponsors are rebalanced, and as such, the manner and period over which the Funds are rebalanced. The Sponsor believes that a Fund will enter an extended rebalance period most often during periods of extraordinary market conditions or illiquidity in VIX futures contracts. Accordingly, one Fund could cause another Fund (to the extent that together they exceed the VIX futures contracts limit of 10% of all VIX futures contracts traded on CFE) to limit that Fund’s participation in futures contracts. Although the Sponsor will seek to utilize investment techniques that mitigate any impacts, there is no guarantee that one or both Funds performance could be adversely affected as a result.

Commodity Sub-Adviser

The Commodity Sub-Adviser does not charge a fee that is based on a percentage of profits, does not receive per-trade compensation, does not trade in proprietary accounts, does not share office space with other entities, and does not receive soft dollar benefits from FCMs. Its affiliates include a registered broker-dealer, Penserra Securities LLC, and an investment advisers, Penserra Global Investors LLC. Neither affiliate provides services to the Funds.

The Commodity Sub-Adviser’s compliance program and other corporate policies and procedures are implemented and enforced to prevent any potential conflicts from affecting its performance or services to its clients. For example, any such conflicts may be mitigated by policies such as the inclusion of written disclosures or specific contractual provisions, or our client confidentiality and privacy policies.

FCMs

An FCM or its affiliates may own stock in, or have some other form of ownership interest in, one or more U.S. or foreign exchanges or swap execution facilities (each, a “Trading Facility”) or CFTC-registered derivatives clearing organization (each, a “Clearing House”) where a Fund’s transactions in futures, options, swaps (as defined in the CEA), forwards or other commodity derivatives (“Contracts”) may be executed and/or cleared. As a result, an FCM or its affiliates may receive financial or other benefits related to its ownership interest when Contracts are executed on a given Trading Facility or cleared through a given Clearing House, and the FCM would, in such circumstances, have an incentive to cause Contracts to be executed on that Trading Facility or cleared by that Clearing House. In addition, employees and officers of an FCM or its affiliates may also serve on the board of directors or on one or more committees of a Trading Facility or Clearing House.

In addition, Trading Facilities and Clearing Houses may from time to time have in place other arrangements that provide their members or participants with volume, market-making or other discounts or credits, may call for members or participants to pre-pay fees based on volume thresholds, or may provide other incentive or arrangements that are intended to encourage market participants to trade on or direct trades to that Trading Facility or Clearing House. An FCM or its affiliates may participate in and obtain financial benefits from such incentive programs.

When providing execution services to a Fund (either in conjunction with clearing services or in an execution-only capacity), an executing broker may direct orders to affiliated or unaffiliated market-makers, FCMs, other executing firms, individual brokers or brokerage groups for execution. When such affiliated or unaffiliated parties are used, they may, where permitted, agree to price concessions, volume discounts or refunds, rebates or similar payments in return for receiving such business. Likewise, where permitted by law and the rules of the applicable Trading Facility, an FCM may solicit a counterparty to trade opposite your order or enter into transactions for its own account or the account of other counterparties that may, at times, be adverse to your interests in a Contract. In such circumstances, that counterparty may make payments and/or pay a commission to the FCM in connection with that transaction. The results of a Fund’s transactions may differ from the results achieved by the FCM for its own account, its affiliates, or for other customers.

In addition, where permitted by applicable law (including, where applicable, the rules of the applicable Trading Facility), an FCM, its directors, officers, employees and affiliates may act on the other side of a Fund’s order or transaction by the purchase or sale for an account, or the execution of a transaction with a counterparty, in which the FCM or a person affiliated with the FCM has a direct or indirect interest, or may affect any such order with a counterparty that provides the FCM or its affiliates with discounts related to fees for Contracts or other products. In cases where an FCM has a counterparty, the FCM or its affiliates may be doing so because of the enhanced profit potential resulting from acting as executing broker or counterparty.

An FCM or its affiliates may act as, among other things, an investor, research provider, placement agent, underwriter, distributor, remarketing agent, structurer, securitizer, lender, investment manager, investment adviser, commodity trading advisor, municipal advisor, market maker, trader, prime broker, introducing broker or clearing broker. In those and other capacities, an FCM, its directors, officers, employees and affiliates may take or hold positions in, or advise other customers and counterparties concerning, or publish research or express a view with respect to, a Contract or with a related financial instrument that may not be consistent with, or may be contrary to, a Fund’s interests. Unless otherwise disclosed in writing, an FCM is not necessarily acting in the Fund’s best interest and are not assessing the suitability for the Fund of any Contract or related financial instrument. Acting in one or more of the capacities noted above may give an FCM or its affiliates access to information relating to markets, investments and products. An FCM and its affiliates are under no duty to make any such information available to the Sponsor, except to the extent the FCM has agreed in writing or as may be required under applicable law.

MATERIAL CONTRACTS

Commodity Sub-Advisory Agreement

Penserra is a commodity trading adviser and serves as each Fund’s Commodity Sub-Adviser pursuant to the terms of the Commodity Sub-Advisory Agreement between the Sponsor and the Sub-Adviser. Subject always to the supervision of Sponsor, the Commodity Sub-Adviser will furnish an investment program in respect of, make investment decisions for, and place all orders for the purchase and sale of futures contracts, forward contracts, options contracts, swap contracts and other commodity interests, consistent with the investment objectives and restrictions of a Fund.

The Commodity Sub-Advisory Agreement has no set term and may be terminated by either the Sponsor or the Commodity Sub-Adviser upon 120 days written notice.

Fund Administration Servicing Agreement and Fund Sub-Administration Servicing Agreement

Tidal ETF Services LLC serves as the Fund’s Administrator pursuant to the terms of the Fund Administration Servicing Agreement between the Trust, on behalf of itself and on behalf of each Fund, and the Administrator. The Administrator provides officers or employees of the Administrator to serve as the Trust’s principal executive officer, principal financial officer and principal accounting officer, the Administrator coordinates the payment of Fund-related expenses, and the Administrator manages the Trust’s relationships with its various service providers.

The Fund Administration Servicing Agreement has an initial term of three years and, after the initial term, will continue in effect for additional one-year terms unless earlier terminated. Notwithstanding the foregoing, beginning in the second year of the Fund Administration Servicing Agreement, the Trust may terminate the Fund Administration Servicing Agreement on at least ninety (90) days’ prior written notice to the Administrator, and either party may terminate the Fund Administration Servicing Agreement at any time upon thirty (30) days’ prior written notice to the other party if the other party is adjudged bankrupt or insolvent, or there shall be commenced against such party a case under any applicable bankruptcy, insolvency or other similar law. In its capacity as Administrator, Tidal ETF Services LLC is indemnified under the Fund Administration Servicing Agreement.

U.S. Bancorp Fund Services, LLC serves as the Sub-Administrator. U.S. Bancorp Fund Services, LLC, located at 615 East Michigan Street, Milwaukee, Wisconsin 53202.

The Sub-Administration Servicing Agreement has an initial term of three years and, after the initial term, will continue in effect for additional one-year terms unless earlier terminated. Notwithstanding the foregoing, beginning in the second year of the Sub-Administration Servicing Agreement, the Trust may terminate the Sub-Administration Servicing Agreement on at least ninety (90) days’ prior written notice to the Sub-Administrator, and either party may terminate the Sub-Administration Servicing Agreement at any time upon thirty (30) days’ prior written notice to the other party if the other party is adjudged bankrupt or insolvent, or there shall be commenced against such party a case under any applicable bankruptcy, insolvency or other similar law. In its capacity as Sub-Administrator, U.S. Bancorp Fund Services, LLC is indemnified under the Fund Sub-Administration Servicing Agreement.

Transfer Agency Servicing Agreement

U.S. Bancorp Fund Services, LLC also serves as each Fund’s Transfer Agent. Pursuant to the Transfer Agency Servicing Agreement between the Trust, on behalf of itself and each Fund, and the Transfer Agent, the Transfer Agent serves as each Fund’s transfer agent in connection with certain other activities. The Transfer Agent’s services include, among other things, assisting each Fund with the issuance and redemption of Creation Units to and from Authorized Participants, recording the issuance of Creation Units and maintaining a record of the total number of Creation Units that are authorized, issued and outstanding based upon data provided to the Transfer Agent by each Fund or the Sponsor.

The Transfer Agency Servicing Agreement has an initial term of three years and, after the initial term, will continue in effect for additional one-year terms unless earlier terminated. Notwithstanding the foregoing, beginning in the second year of the Transfer Agency Servicing Agreement, the Trust may terminate the Transfer Agency Servicing Agreement on at least ninety (90) days’ prior written notice to the Transfer Agent, and either party may terminate the Transfer Agency Servicing Agreement at any time upon thirty (30) days’ prior written notice to the other party if the other party is adjudged bankrupt or insolvent, or there shall be commenced against such party a case under any applicable bankruptcy, insolvency or other similar law. In its capacity as Transfer Agent, U.S. Bancorp Fund Services, LLC is indemnified under the Transfer Agency Servicing Agreement.

Fund Accounting Servicing Agreement

U.S. Bancorp Fund Services, LLC also serves as the Fund Accountant. U.S. Bancorp Fund Services, LLC, located at 615 East Michigan Street, Milwaukee, Wisconsin 53202

The Fund Accounting Servicing Agreement has an initial term of three years and, after the initial term, will continue in effect for additional one-year terms unless earlier terminated. Notwithstanding the foregoing, beginning in the second year of the Fund Accounting Servicing Agreement, the Trust may terminate the Fund Accounting Servicing Agreement on at least ninety (90) days’ prior written notice to the Fund Accountant, and either party may terminate the Fund Accounting Servicing Agreement at any time upon thirty (30) days’ prior written notice to the other party if the other party is adjudged bankrupt or insolvent, or there shall be commenced against such party a case under any applicable bankruptcy, insolvency or other similar law. In its capacity as Fund Accountant, U.S. Bancorp Fund Services, LLC is indemnified under the Fund Accounting Servicing Agreement.

Custody Agreement

U.S. Bank National Association serves as each Fund’s Custodian. Pursuant to the Custody Agreement between the Trust, on its own behalf and on behalf of each Fund, and the Custodian, the Custodian serves as custodian of all securities and cash at any time delivered to the Custodian by each Fund during the term of the Custody Agreement and has authorized the Custodian to hold its securities in its name or the names of its nominees. Pursuant to the terms of the Custody Agreement, the Custodian may deposit and/or maintain the investment assets of a Fund in a securities depository and may appoint a sub-custodian to hold investment assets of the Fund. The Custodian establishes and maintains one or more securities accounts and cash accounts for a Fund pursuant to the Custody Agreement. The Custodian maintains separate and distinct books and records segregating the assets of the Fund.

The Custody Agreement has an initial term of three years and, after the initial term, will continue in effect for additional one-year terms unless earlier terminated. Notwithstanding the foregoing, beginning in the second year of the Custody Agreement, the Trust may terminate the Custody Agreement on at least ninety (90) days’ prior written notice to the Custodian, and either party may terminate the Custody Agreement at any time upon thirty (30) days’ prior written notice to the other party if the other party is adjudged bankrupt or insolvent, or there shall be commenced against such party a case under any applicable bankruptcy, insolvency or other similar law.

Upon termination of the Custody Agreement, the parties agree to cooperate in the execution of documents and performance of other actions necessary or desirable in order to facilitate the succession of a new custodian. Upon the date set forth in such notice, the Custodian shall deliver directly to the successor custodian all Fund’s assets. In its capacity as Custodian, U.S. Bank National Association is indemnified under the Custody Agreement.

Marketing Agent Agreement

Pursuant to the Marketing Agent Agreement between the Trust and Foreside Fund Services, LLC, Foreside Fund Services, LLC assists the Sponsor and the Administrator with certain functions and duties relating to distribution and marketing of Shares including reviewing and approving marketing materials.

The Marketing Agent Agreement becomes effective on the date of the offering of the Shares of a Fund and the will continue for a two year period continuing automatically for successive periods of one year unless sooner terminated. Notwithstanding, this Marketing Agent Agreement may be terminated, without the payment of any penalty, upon no less than 60 days’ written notice, by either the Client or by Foreside.

PURCHASES BY EMPLOYEE BENEFIT PLANS

General

The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code, which a fiduciary of an “employee benefit plan” as defined in and subject to ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in a Fund (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.

In general, the terms “employee benefit plan” as defined in and subject to Title I of ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit-sharing plans, “simplified employee pension plans,” plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical plans.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in a Fund, which may include, among other things, the role that such an investment would play in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in a Fund, must be satisfied that such investment is prudent for the Plan, that the investments of the Plan, including the investment in the Fund, are diversified so as to minimize the risk of large losses and that an investment in the Fund complies with the Plan documents and that the purchase will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING SHARES ON BEHALF OF A PLAN MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISORS BEFORE DOING SO. AN INVESTMENT IN A FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THE FUND IS NOT INTENDED AS A COMPLETE INVESTMENT PROGRAM.

Plan Assets

ERISA and a regulation issued thereunder by the U.S. Department of Labor contain rules for determining when an investment by a Plan in an equity interest of an entity will result in the underlying assets of such entity being considered to constitute assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide that assets of an entity will not be considered assets of a Plan which purchases an equity interest in the entity if one or more exceptions apply, including (1) an exception applicable if the equity interest purchased is a “publicly offered security” (the “Publicly Offered Security Exception”), and (2) an exception applicable if equity interests purchased by a plan are not significant.

The Publicly Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is “widely held” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the 1934 Act, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the 1933 Act and the class of which such security is a part is registered under the 1934 Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The Trust expects that the Publicly Offered Security Exception should apply with respect to the Shares of a Fund.

Ineligible Purchasers

Among other considerations, Shares generally may not be purchased with the assets of a Plan if the Sponsor, the FCMs or any of their respective affiliates, any of their respective employees or any employees of their respective affiliates: (1) has investment discretion with respect to the investment of such plan assets; (2) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or (3) is an employer maintaining or contributing to such Plan. A party that is described in clause (1) or (2) of the preceding sentence would be a fiduciary under ERISA and the Code with respect to the Plan, and unless an exemption applies, any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in Shares of the Fund is based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISORS AS TO THE PROPRIETY OF AN INVESTMENT IN SHARES IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.

PLAN OF DISTRIBUTION

Buying and Selling Shares

Most investors buy and sell Shares in secondary market transactions through brokers. Shares of each Fund trade on the Exchange under the ticker symbol listed in this Prospectus. Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors incur customary brokerage commissions and charges.

Authorized Participants

Each Fund continuously offers Shares in Creation Units to Authorized Participants. Shares of a Fund are to be offered to Authorized Participants in Creation Units at the Fund’s NAV.

Authorized Participants may offer to the public, from time to time, Shares of a Fund from any Creation Units they create. Shares of a Fund offered to the public by Authorized Participants are offered at a per Share market price that varies depending on, among other factors, the trading price of the Shares of a Fund on the Exchange, the NAV per Share and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Creation Unit but offered by Authorized Participants to the public at different times may have different offering prices. Additionally, the price at which an Authorized Participant sells a Share may be higher or lower than the price paid by such Authorized Participant in connection with the creation of such Share in a Creation Unit.

Authorized Participants do not receive from a Fund, the Sponsor or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public, although investors are expected to be charged a customary commission by their brokers in connection with the purchase and sale of Shares that varies from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

Bank of America/Merrill Lynch Professional Clearing is each Fund’s initial Authorized Participant and is a statutory underwriter of Fund Shares. Prior to a Fund’s Shares being listed on the Exchange, the initial Authorized Participant purchased two creation units of Fund Shares with a price per Share of $15.00.

As of the date of this Prospectus, ABN AMRO Clearing Chicago LLC, Bank of America/Merrill Lynch Professional Clearing, Citadel Securities LLC, Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC, HRT Financial LP, Mizuho Securities USA LLC and Virtu Americas LLC have each executed an Authorized Participant Agreement and are the only Authorized Participants.

Likelihood of Becoming a Statutory Underwriter

Each Fund issues Shares in Creation Units to Authorized Participants from time to time in exchange for cash. Because new Shares can be created and issued on an ongoing basis at any point during the life of a Fund, a “distribution,” as such term is used in the 1933 Act, will be occurring. An Authorized Participant, other broker-dealer firm or its client could be deemed a statutory underwriter, and thus would be subject to the prospectus delivery and liability provisions of the 1933 Act, if it purchased a Creation Unit from a Fund, broke the Creation Unit down into the constituent Shares and sold the Shares to its customers; or if it chose to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to categorization as an underwriter. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Participants nor “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of section 4(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus delivery exemption provided by section 4(3) of the 1933 Act.

General

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors who purchase or sell Shares through a commission/fee based brokerage account may pay commissions/fees charged by the brokerage account. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

The offering of Creation Units is being made in compliance with FINRA Rule 2310. Accordingly, the Authorized Participants may not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares. In any event, the maximum amount of all items of value, including compensation paid from the offering proceeds and in the form of “trail commissions,” to be paid to FINRA members, including to Foreside Fund Services, LLC, in connection with the offering of the Shares by a Fund will not exceed 10% of gross offering proceeds.

LEGAL MATTERS

Chapman and Cutler LLP has advised the Sponsor in connection with the Shares being offered. Chapman and Cutler LLP also advises the Sponsor with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Trust and the Fund. Chapman and Cutler LLP has prepared the sections “Material U.S. Federal Income Tax Considerations” with respect to U.S. federal income tax laws and “Purchases By Employee Benefit Plans” with respect to ERISA. Chapman and Cutler LLP has not represented, nor will it represent, the Trust, the Fund or the shareholders in matters relating to the Trust or the Funds.

Richards, Layton & Finger, P. A. has represented the Trust in connection with the legality of the Shares being offered hereby.

Certain opinions of counsel have been filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

EXPERTS

Tait, Weller & Baker, LLP, an independent registered public accounting firm, is hereby named as an expert in auditing and accounting.

WHERE INVESTORS CAN FIND MORE INFORMATION

The Trust has filed a Registration Statement on Form S-1 with the SEC under the 1933 Act. This Prospectus constitutes part of the Registration Statement filed by the Trust for itself and on behalf of the Funds. This Prospectus does not contain all of the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits thereto (for example, the form of the Authorized Participant Agreement). The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries and may not be complete; the exhibits themselves may be inspected without charge at the Public Reference Room maintained by the SEC at 100 F Street, NE, Washington, DC 20549, and copies of all or part thereof may be obtained from the SEC upon payment of the prescribed fees. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is www.sec.gov.

PRIVACY POLICY

The Trust’s Commitment to Investors

The Sponsor and the Trust are committed to respecting the privacy of personal information investors entrust to the Trust in the course of doing business.

The Information the Trust Collects About Investors

The Sponsor, on behalf of the Trust, collects non-public personal information from various sources. For instance, forms may include names, addresses, and social security numbers. Each Fund receives information from transactions in investors’ accounts, including account balances, and from correspondence between investors and a Fund or third parties, such as the Fund’s service providers. The Sponsor, on behalf of the Fund, uses such information provided by investors or their representative to process transactions, to respond to inquiries from investors, to deliver reports, products, and services, and to fulfil legal and regulatory requirements.

How the Trust Handles Investors’ Personal Information

The Sponsor does not disclose any non-public personal information about investors to anyone unless permitted by law or approved by the affected investor. The Sponsor may share information about investors with certain third parties who are not affiliated with the Trust to process or service a transaction that investors have requested or as permitted by law. For example, sharing information with non-affiliated third parties that maintain or service investors’ accounts for a Fund is essential.

The Sponsor may also share information with companies that perform administrative or marketing services for a Fund including research firms. When the Fund enters into such a relationship, such third parties’ use of customer’s information is restricted and they are prohibited from sharing it or using it for any purposes other than those for which they were hired. The Sponsor also requires service providers to maintain physical, electronic and procedural safeguards that comply with federal standards to guard investors’ non-public personal information.

How the Trust Safeguards Investors’ Personal Information

The Sponsor maintains physical, electronic, and procedural safeguards to protect investors’ personal information. Within a Fund, access to personal information is restricted to those employees who require access to that information in order to provide products or services to customers such as processing transactions and handling inquiries. Use of customer information is restricted and customer information is required to be held in strict confidence.

The Sponsor will adhere to the policies and practices described in this notice for both current and former customers of the Funds.

FUTURES COMMISSION MERCHANTS

Each Fund uses Advantage Futures LLC (“Advantage”), ADM Investor Services, Inc. (“ADMIS”), Marex North America LLC (“Marex”), StoneX Financial Inc. — FCM, Straits Financial LLC, E D & F Man Capital Markets Inc. and RBC Capital Markets LLC (“RBC Capital”), each in its capacity as a registered FCM, as its FCM. Each serves as a clearing broker to the Trust and a Fund and as such arranges for the execution and clearing of a Fund’s futures transactions. Each FCM acts as clearing broker for many other funds and individuals. A variety of executing brokers may execute futures transactions on behalf of the Funds. The executing brokers will give up all such transactions to an FCM.

Investors should be advised that no FCM is affiliated with or acts as a supervisor of a Fund or the Fund’s commodity pool operators, commodity trading advisors, investment managers, trustees, general partners, administrators, transfer agents, registrars or organizers, as applicable. Additionally, no FCM is acting as an underwriter or sponsor of the offering of any Shares or interests in a Fund or has passed upon the merits of participating in this offering.

No FCM has passed upon the adequacy of this Prospectus or on the accuracy of the information contained herein. Additionally, no FCM provides any commodity trading advice regarding a Fund’s trading activities. Investors should not rely upon any such FCM in deciding whether to invest in a Fund or retain their interests in the Fund. Investors should also note that a Fund may select additional clearing brokers or replace any FCM as the Fund’s clearing broker.

Litigation and Regulatory Disclosure Relating to FCMs

Advantage

Advantage, a Delaware limited liability company, is a registered futures commission merchant and a member of the National Futures Association. Advantage is also a full clearing member of CME Group (Chicago Board of Trade, Chicago Mercantile Exchange, NYMEX, and COMEX), ICE Futures Europe, ICE Clear Europe, ICE Futures Abu Dhabi, Options Clearing Corp., Nodal Clear, FairX, and CBOE Futures Exchange, and a non-clearing member of Eurex. Its main office is located at 231 S. LaSalle Street, 14th Floor, Chicago, Illinois 60604 and the office telephone number is (312) 800-7000.

In ordinary course of business, Advantage may be involved in or the subject to litigation and/or arbitration matters which may or may not seek significant damages. Advantage is not currently involved in any litigation or arbitration matters. Within the past five years preceding the date of this supplement, Advantage was involved in the following litigation matters:

Advantage v. H.A.L./Hal v. Guinan

In September 2017, Advantage filed a lawsuit against H.A.L. NY Holdings, LLC (“HAL”) and Ahron Feferkorn to collect a debit balance. HAL and Feferkorn offered to enter an offer of judgement, which the court entered in November 2017. The Court subsequently entered a modified judgment in January 2018. In March 2018, HAL filed a lawsuit in the U.S. District Court for the Southern District of New York against Advantage’s CEO seeking damages for the liquidations at issue in Advantage’s complaint against HAL and Feferkorn. The case was transferred to the U.S. District for the Northern District of Illinois, which dismissed the complaint on April 16, 2019. On May 5, 2020, the United States Court of Appeals for the Seventh Circuit affirmed the dismissal and found that HAL’s appeal was frivolous and in October 2020 ordered HAL to pay Advantage’s fees and all of its costs.

Advantage v. Herm LLC, et. al.

In February 2018, Advantage was named as a defendant in multiple reparations claims, and Advantage filed its own complaints against these clients in federal and state court in Illinois in March 2018. The complaints relate to debit balances incurred by the clients when Advantage liquidated their under-margined accounts, managed by the same commodity trading advisor, on February 5, 2018. As of December 31, 2020 all former clients entered into settlement agreements in favor of Advantage. There are no former clients remaining in the federal court litigation or state court litigation and all clients have withdrawn their CFTC reparations claims against Advantage.

Edwin Johnson v. Advantage Futures, et. al.

In June 2018, Edwin Johnson filed a complaint against Advantage and two Advantage employees in the Circuit Court of Cook County. Advantage filed a motion to dismiss and was successful in obtaining a dismissal for one of the employee defendants. In January 2019, Advantage filed an Answer to the Complaint on behalf of Advantage and the employee. The plaintiff, Johnson, filed an order for dismissal at the end of October 2021 which was granted by the judge.

ADM Investor Services, Inc.

ADM Investor Services, Inc. (“ADMIS”) is a registered futures commission merchant and is a member of the National Futures Association. Its main office is located at 141 W. Jackson Blvd., Suite 2100A, Chicago, IL 60604. In the normal course of its business, ADMIS is involved in various legal actions incidental to its commodities business. None of these actions are expected either individually or in aggregate to have a material adverse impact on ADMIS.

Neither ADMIS nor any of its principals have been the subject of any material administrative, civil or criminal actions within the past five years, except for the following matters.

In an Order entered on July 12, 2019 the CFTC found that between December 1, 2014 and September 24, 2017 ADMIS failed to diligently supervise the handling by its employees and agents of commodity interest accounts as well as the activities of its employees and agents relating to its business as an FCM in violation of CFTC Regulation 166.3. The order imposed a civil monetary penalty of $250,000.

On January 28, 2020, a Commodity Exchange Business Conduct Committee Panel (“Panel”) found that between 2012 and 2018, ADMIS learned that one of its brokerage firm clients automatically offset omnibus account positions in futures contracts using the FIFO method and was misreporting its open positions. As a result, inaccurate open interest data was published to the market. The Panel found that ADMIS failed to require the client to provide accurate and timely owner and control information and continued to report inaccurate information regarding the ownership and control of the positions through May 2018 in violation of Exchange Rules 432.Q., 432.X., and 561.C. Additionally, on multiple occasions continuing through May 2018, ADMIS provided the Exchange with inaccurate audit trail data provided by the client. The Panel found that ADMIS violated Exchange Rule 536.B.2.

Finally, the Panel found that ADMIS failed to take effective measures to ensure the accuracy of its client’s purchase and sales data reporting and its responses to the Exchange, and failed to properly supervise employees. The Panel therefore found that ADMIS violated Exchange Rule 432.W. In accordance with an offer of settlement the Panel ordered ADMIS to pay a fine of $650,000.

Marex

Marex North America LLC (“Marex”) was incorporated in Delaware on August 17, 2010. Its principal place of business is located at 360 Madison Avenue, 3rd Floor, New York, New York 10017. Marex is a registered FCM regulated by the Commodity Futures Trading Commission (“CFTC”) and a member of National Futures Association (“NFA”) effective November 23, 2010. The Chicago, Illinois office of Marex is located at 222 West Adams Street, Suite 450, Chicago IL 60606. The Firm’s telephone number in New York is (212) 584-3860 and its telephone number in Chicago is (312) 460-9200.

Within the past five years of the date of this supplement, Marex has not been involved or subject to any material administrative, civil, criminal or enforcement complains or actions other than the following matter:

Marex settled with the CFTC in September 2020 to pay a monetary penalty of US$ 250,000 for failure to meet minimum adjusted net capital requirements. Marex improperly accounted for deductions arising out of an agreement that it entered to guarantee a revolving line of credit for an affiliated company when computing its net capital requirement.

StoneX Financial Inc. — FCM

Litigation disclosure for the FCM Division of INTL FCStone Financial Inc.

Updated: August 8, 2022

Below is a list of material, administrative, civil, enforcement, or criminal complaints or actions filed against StoneX Financial Inc. — FCM Division (f/k/a INTL FCStone Financial Inc. — FCM Division) that are outstanding, and any enforcement actions or complaints filed against the StoneX Financial Inc. — FCM Division in the past five years which meet the materiality thresholds in CTFC regulations 4.24.(l) and 4.34(k).

•        On July 20, 2022, a subcommittee on the ICE Future US’s Business Conduct Committee determined that in numerous instances between May 2020 and May 2021 StoneX Financial Inc. and StoneX Markets LLC may have violated Exchange Rule 4.04 by engaging in improper pre-hedging and adopting a risk policy that may have motivated employees to engage in improper pre-hedging for certain contracts. In addition, the Committee found that StoneX Financial Inc. and StoneX Markets LLC may have violated Exchange Rules 4.01(a), 4.07(c), and 21.04. In accordance with the settlement offer, in which StoneX Financial Inc. and StoneX Markets LLC neither admitted nor denied the alleged rule violations, StoneX Financial Inc. and StoneX Markets LLC agreed to pay a collective monetary penalty of $425,000 and disgorge $225,606.80 in profits.

•        On March 23, 2021, a subcommittee of the ICE Futures US’s Business Conduct Committee determined that in numerous instances between February 2019 and May 2020, StoneX Financial Inc. may have violated Exchange Rule 6.15(a) by failing to submit to the Exchange daily large trader reports on reportable customer positions and Exchange Rule 4.01(a) by failing to have proper processes for reporting large trader positions. The ICE Futures US Business Conduct Committee imposed a $75,000 fine on StoneX Financial Inc. which was effective on March 23, 2021.

•        On April 11, 2019, pursuant to an offer of settlement in which the INTL FCStone Financial Inc. neither admitted nor denied the rule findings upon which the penalty is based, the Chicago Mercantile Exchange Clearing House Risk Committee found that INTL FCStone Financial Inc. violated CME Rules 971.A., 971.A.1., 971.B., 971.E.2., 980.6.1, and 980.6.2. In accordance with the settlement offer, the Chicago Mercantile Exchange Clearing House Risk Committee imposed a $100,000 fine on INTL FCStone Financial Inc. which was effective on April 12, 2019.

•        On November 29, 2018, pursuant to an offer of settlement in which the INTL FCStone Financial Inc. neither admitted nor denied the rule findings upon which the penalty is based, the Chicago Mercantile Exchange Clearing House Risk Committee found that INTL FCStone Financial Inc. violated CME Rules 930.A, 971.A.2.a, and 980.6.1. In accordance with the settlement offer, the Chicago Mercantile Exchange Clearing House Risk Committee imposed a $50,000 fine on INTL FCStone Financial Inc. which was effective on November 30, 2018.

•        After a historic move in the natural gas market in November of 2018, INTL FCStone Financial Inc. — FCM Division (“IFF”) experienced a number of customer deficits. IFF soon thereafter initiated NFA arbitrations, seeking to collect these debits, and has also been countersued and sued in a number of these arbitrations. These accounts were managed by Optionsellers.com, (“Optionsellers”) who is a Commodity Trading Advisor (“CTA”) authorized by investors to act as attorney-in-fact with exclusive trading authority over these investors’ trading accounts. These accounts cleared through IFF. After this significant and historic natural gas market movement, the accounts declined below required maintenance margin levels. IFF’s role in managing the accounts was limited. As a clearing firm, IFF did not provide any investment advice, trading advice, or recommendations to customers of Optionsellers who chose to clear with IFF. Instead, it simply executed and cleared trades placed by Optionsellers on behalf of Optionsellers’ customers. Optionsellers is a CFTC registered CTA operating under a CFTC Rule 4.7 exemption from registration. Optionsellers engaged in a strategy that primarily involved selling options on futures products. The arbitrations between IFF, Optionsellers, and the Optionsellers customers are currently ongoing.

•        On November 14, 2017, INTL FCStone Financial Inc., without admission or denial or liability, entered into a settlement with the Commodity Futures Trading Commission (“CFTC”). The CFTC found that INTL FCStone Financial Inc. failed to have adequate compliance controls to identify trades improperly designated as EFRPs. According to the CFTC Order, the firm failed to determine that the EFPs at issue had the necessary corresponding and related cash or OTC derivative position required for EFRPs. The CFTC Order also found that the firm failed to ensure that the EFPs at issue were documented properly. Finally, the firm failed to ensure that its employees involved in the execution, handling, and processing of EFRPs understood the requirements for executing, handing, and processing valid EFRPs. INTL FCStone Financial Inc., and its affiliate FCStone Merchant Services, jointly paid a $280,000 civil monetary penalty to the CFTC.

The FCM Division of StoneX Financial, Inc. (“SFI”) is subject to litigation and regulatory enforcement in the normal course of business. Except as discussed above, the current or pending civil litigation, administrative proceedings, or enforcement actions in which the firm is involved are not expected to have a material effect upon its condition, financial or otherwise. The firm vigorously defends, as a matter of policy, civil litigation, reparation, arbitration proceedings, and enforcement actions brought against it.

Straits Financial LLC

Straits Financial LLC is a Commodity Futures Trading Commission licensed and registered Futures Commission Merchant, Swaps Firm, and a member of the National Futures Association, as well as a fully Clearing Member of the Chicago Mercantile Exchange, the Chicago Board of Trade, the Commodity Exchange, Clearport, the Cboe Futures Exchange, Nasdaq Futures Exchange and the Dubai Mercantile Exchange. All of Straits’s assets and capital are devoted to its FCM business operations, which includes execution, brokerage and clearing of commodity futures and options contracts. Straits does not conduct any proprietary trading. Straits’s Designated Self-Regulatory Organization is the CME Group, Inc. Straits is directly owned by US-based holding company Straits (USA) Inc., and is a subsidiary of Straits Financial Group Pte. Ltd., the brokering division of CwT International Limited, a publicly traded company located in Hong Kong. Straits is not involved in any material litigation.

E D & F Man Capital Markets Inc.

Except as indicated below, there have been no material civil, administrative, or criminal proceedings pending, on appeal, or concluded against E D & F Man Capital Markets Inc. or its principals in the past five (5) years.

United States District Court for the Southern District of New York, Civil Action No. 19-CV-8217 — In a private litigation, plaintiffs allege, among other things, that the Firm made certain fraudulent misrepresentations to them that they relied upon in connection with a futures account carried by the Firm in its capacity as a futures commission merchant. The plaintiffs allege claims of common law fraud, negligence, breach of fiduciary duty, breach of contract, breach of the duty of good faith and fair dealing and misrepresentation/omission and seek compensatory damages of approximately $2,029,659 plus interest, costs, attorneys’ fees and punitive damages. The Firm filed an Amended Answer and a Counterclaim in which the Firm denies the substantive allegations against it and asserted a counterclaim for breach of contract, indemnification and legal fees. On June 30, 2021, the Firm received the Opinion and Order in which the judge ruled against the plaintiffs and in favor of the Firm. Judgment was entered in favor of the Firm in the amount of $1,762,266.57, plus prejudgment interest and attorneys’ fees and costs. On September 29, 2021, the Firm received an Opinion and Order in which the judge awarded the Firm $1,402,234.32 in attorneys’ fees and costs.

RBC Capital Markets LLC (“RBC” or the “Company”)

RBC Capital Markets, LLC (“RBC Capital”), is a large broker dealer subject to many different complex legal and regulatory requirements. As a result, certain of RBC Capital’s regulators may from time to time conduct investigations, initiate enforcement proceedings and/or enter into settlements with RBC Capital with respect to issues raised in various investigations. RBC Capital complies fully with its regulators in all investigations being conducted and in all settlements it reaches. In addition, RBC Capital is and has been subject to a variety of civil legal claims in various jurisdictions, a variety of settlement agreements and a variety of orders, awards and judgments made against it by courts and tribunals, both in regard to such claims and investigations. RBC Capital complies fully with all settlements it reaches and all orders, awards and judgments made against it.

RBC Capital has been named as a defendant in various legal actions, including arbitrations, class actions and other litigation including those described below, arising in connection with its activities. Certain of the actual or threatened legal actions include claims for substantial compensatory and/or punitive damages or claims for indeterminate amounts of damages. RBC Capital is also involved, in other reviews, investigations and proceedings

(both formal and informal) by governmental and self-regulatory agencies regarding RBC Capital’s business, including among other matters, accounting and operational matters, certain of which may result in adverse judgments, settlements, fines, penalties, injunctions or other relief.

RBC Capital contests liability and/or the amount of damages as appropriate in each pending matter. In view of the inherent difficulty of predicting the outcome of such matters, particularly in cases where claimants seek substantial or indeterminate damages or where investigations and proceedings are in the early stages, RBC Capital cannot predict the loss or range of loss, if any, related to such matters; how or if such matters will be resolved; when they will ultimately be resolved; or what the eventual settlement, fine, penalty or other relief, if any, might be. Subject to the foregoing, RBC Capital believes, based on current knowledge and after consultation with counsel, that the outcome of such pending matters will not have a material adverse effect on the consolidated financial condition of RBC Capital.

On April 27, 2017, pursuant to an offer of settlement, a Panel of the Chicago Board of Trade Business Conduct Committee (“Panel”) found that RBC Capital engaged in EFRP transactions which failed to satisfy the Rules of the Chicago Board of Trade (the “Exchange”) in one or more ways. Specifically, the Panel found that RBC Capital traders entered into EFRP trades in which RBC Capital accounts were on both sides of the transactions. While the purpose of the transactions was to transfer positions between the RBC Capital accounts, the Panel found that the manner in which the trades occurred violated the Exchange’s prohibition on wash trades. The Panel found that RBC Capital thereby violated CBOT Rules 534 and (legacy) 538.B. and C. In accordance with the settlement offer, the Panel ordered RBC Capital to pay a $175,000 fine. On October 1, 2019, the CFTC issued an order filing and settling charges against RBCCM for the above activity, as well as related charges. The order required that RBCCM cease and desist from violating the applicable regulations, pay a $5 million civil monetary penalty, and comply with various conditions, including conditions regarding public statements and future cooperation with the Commission.

Various regulators are conducting inquiries regarding potential violations of antitrust law by a number of banks and other entities, including the Company and RBC, regarding foreign exchange trading. Beginning in 2015, putative class actions were brought against RBC Capital and/or Royal Bank of Canada in the U.S., Canada and Israel. These actions were each brought against multiple foreign exchange dealers and allege, among other things, collusive behavior in foreign exchange trading. Various regulators are also conducting inquiries regarding potential violations of law by a number of banks and other entities, including RBC Capital, regarding foreign exchange trading. In August 2018, the U.S. District Court entered a final order approving RBC Capital’s pending settlement with class plaintiffs. In November 2018, certain institutional plaintiffs who had previously opted-out of participating in the settlement filed their own lawsuit in U.S. District Court. In May 2020, the U.S. District Court dismissed RBC from the Opt-Out Action, but granted the plaintiffs’ motion to amend the complaint. The Canadian class actions remain pending. The Company has reached a settlement for an immaterial amount with respect to an action brought by a class of indirect purchasers; the Court approved the settlement on November 19, 2020. Based on the facts currently known, it is not possible at this time for us to predict the ultimate outcome of these investigations or proceedings or the timing of their resolution.

On April 13, 2015, RBC Capital’s affiliate, Royal Bank of Canada Trust Company (Bahamas) Limited (RBC Bahamas), was charged in France with complicity in tax fraud. RBC Bahamas believes that its actions did not violate French law and contested the charge in the French court. The trial of this matter has concluded and a verdict was delivered on January 12, 2017, acquitting the company and the other defendants and on June 29, 2018, the French appellate court affirmed the acquittals. On January 6, 2021, the French Supreme Court issued a judgment reversing the decision of the French Court of Appeal and sent the case back to the French Court of Appeal for rehearing.

Various regulators and competition and enforcement authorities around the world, including in Canada, the United Kingdom, and the U.S., are conducting investigations related to certain past submissions made by panel banks in connection with the setting of the U.S. dollar London interbank offered rate (LIBOR). These investigations focus on allegations of collusion between the banks that were on the panel to make submissions for certain LIBOR rates. Royal Bank of Canada, RBC Capital’s indirect parent, is a member of certain LIBOR panels, including the U.S. dollar LIBOR panel, and has in the past been the subject of regulatory requests for information. In addition, Royal Bank of Canada and other U.S. dollar panel banks have been named as defendants in private lawsuits filed in the U.S. with respect to the setting of LIBOR including a number of class action lawsuits which have been consolidated before the U.S. District Court for the Southern District of New York. The complaints in those private lawsuits assert claims against us and other panel banks under various U.S. laws, including U.S. antitrust laws, the U.S. Commodity Exchange Act, and state law. On February 28, 2018, the motion by the plaintiffs in the class action lawsuits to have the class certified was denied in relation to Royal Bank of Canada. On December 30, 2021, the Second Circuit issued a ruling in certain BBA-LIBOR matters, affirming certain trial court rulings regarding antitrust standing but reversing the trial court with respect to applicable standards for personal jurisdiction and remanding for further proceedings.

In addition to the LIBOR actions, in January 2019, a number of financial institutions, including RBC and the Company, were named in a purported class action in New York alleging violations of the U.S. antitrust laws and common law principles of unjust enrichment in the setting of LIBOR after the Intercontinental Exchange took over administration of the benchmark interest rate from the British Bankers’ Association in 2014 (the ICE LIBOR action). On March 26, 2020 the defendants’ motion to dismiss the matter was granted. The Plaintiffs appealed that ruling to the United States Court of Appeals for the Second Circuit on April 27, 2020 and, thereafter, sought to substitute named plaintiffs. The Second Circuit permitted substitution. On February 14, 2022, the Second Circuit dismissed plaintiffs’ appeal, finding that the named plaintiff lacked standing to pursue the appeal and, therefore, the court lacked jurisdiction.

In September 2020, RBC and other financial institutions were named as defendants in a separate, individual (i.e., non-class) action filed in California alleging that the usage and setting of LIBOR constitutes per se collusive conduct. In November 2020, plaintiffs sought a preliminary injunction with respect to the setting of ICE LIBOR; this motion was denied. RBC subsequently resolved this matter via settlement.

Based on the facts currently known, it is not possible at this time for us to predict the ultimate outcome of these investigations or proceedings or the timing of their resolution.

Thornburg Mortgage Inc. (now known as “TMST”) and RBC Capital were parties to a master repurchase agreement executed in September 2003 whereby TMST financed its purchase of residential mortgage-backed securities. Upon TMST’s default during the financial crisis, RBC Capital valued TMST’s collateral at allegedly deflated prices. After TMST’s bankruptcy filing, TMST’s trustee brought suit against RBC Capital in 2011 for breach of contract. In 2015, TMST was awarded more than $45 million in damages. RBC Capital has appealed. The appeals court set a briefing schedule and simultaneously ordered the parties to participate in a mediation. The parties subsequently reached an agreement to settle the matter; a motion to approve the settlement was filed with the bankruptcy court on January 10, 2016 and granted on February 27, 2017.

Included by the Sponsor from the NFA Website and not provided by RBC

Case 19-47 CFTC Administrative Action, September 30, 2019.    CFTC Orders RBC Capital Markets, LLC to Pay $5 Million for Supervisory Failures Resulting in Illegal Trades and Other Violations

Washington, DC — The U.S. Commodity Futures Trading Commission today announced the agency issued an order on Monday, September 30, 2019, filing and setting charges against RBC Capital Markets, LLC (RBCCM), a registered futures commission merchant (FCM), for failing to meet its supervisory obligations, which resulted in hundreds of unlawful trades and other violations over the period of at least late 2011 through May 2017.

The order requires RBCCM to cease and desist from future violations, pay a $5 million civil monetary penalty, and for a period of three years to expeditiously and completely cooperate with the Commission and any other governmental agency in all future investigations or inquiries involving the factual and legal subject matters of this action.

“The CFTC will vigorously enforce the rules requiring our registrants to properly supervise their business activities. Where those supervision failures are accompanied by other violations, we will pursue those violations as well,” said CFTC Director of Enforcement James McDonald.

The order finds that between December 2011 and October 2015, RBCMM engaged in at least 385 noncompetitive, fictitious, exchange for physical wash transactions (Wash EFPs). The order finds that RBCCM engaged in Wash EFPs in order to move positions internally between RBCCM accounts, which was less costly and administratively burdensome than other options to manage risk, and because it was believed that the exchange allowed it. RBCCM personnel checked with the appropriate compliance officer on whether the trades were appropriate but the officer did not respond, follow up with the exchange, or provide any formal training until at least May 2015.

Notably, as the order finds, 217 of the Wash EFPs occurred after the entry of a consent order in December 2014, which resolved a CFTC enforcement action against RBCCM’s parent, the Royal Bank of Canada (RBC), for wash sales and fictitious transactions. [See Release No. 7086-14] The order finds that RBCCM had actual notice of the December 2014 injunction against RBC prohibiting wash trading, yet the Wash EFPs continued at RBCCM. The order also finds that RBC delegated execution and surveillance of the bank’s futures transactions on exchanges in the United States to RBCCM, but that they failed to adequately implement a reasonable supervisory system overseeing its futures transactions, and failed to detect at least 385 Wash EFPs.

The order further finds that RBCCM failed to prepare and timely file Risk Exposure Reports, disclose material non-compliance issues to the CFTC, and maintain and promptly produce required records to the CFTC.

The order also finds other supervisory failures. For example, all RBC affiliates, including RBCCM, must follow company-wide policies and procedures, but RBCCM failed to implement several of those policies and procedures, which resulted in the various violations set forth in the order. To wit, RBCCM did not have a system to ensure employees reviewed the compliance manual; the compliance manual did not adequately address the requirements of EFPs; there was no formal training on EFPs; and RBCCM failed to adequately monitor for potential futures wash trades.

The order additionally finds that RBCCM disclosed the Wash EFPs to the CFTC shortly before formally disclosing it in its required 2015 Chief Compliance Officer report. RBCCM, however, failed to timely and fully respond to document requests and subpoenas issued by CFTC staff and attempted to dissuade them from inquiring into RBC’s involvement with the Wash EFPs, even from a supervisory perspective. These actions were taken despite the inter-relationship between RBCCM and RBC, as well as the prior consent order, which required cooperation of RBC in any investigation by the Division of Enforcement related to the subject matter of this action. As a result, the order finds that the CFTC expended considerable resources trying to obtain information and timely compliance with its subpoenas from RBC and RBCCM.

Please see RBC’s Form BD, which is available on the FINRA BrokerCheck program, for more details.

CME Case #: 20-CH-2008.    For violations of CME’s Rule 971.A — Segregation, Secured and Cleared Swaps Customer Account Requirements — the Clearing House Risk Committee assessed a fine of $50,000 effective August 21, 2020.

CME Case #18-CH-1804.    For violations of CME’s Rule 971.A-Segregation, Secured and Cleared Swaps Customer Account Requirements — the Clearing House Risk Committee assessed a fine of $50,000 effective June 29, 2018.

NYME Case #: 20-1311-BC.    Pursuant to an offer of settlement in which RBC Capital Markets, LLC (“RBC”) neither admitted nor denied the rule violations upon which the penalty is based, on July 22, 2021, a Panel of the NYMEX Business Conduct Committee (“BCC Panel”) found that on multiple occasions during March 2020, RBC submitted block trades in Crude Oil and Natural Gas futures to the Exchange outside the reporting time requirements and submitted inaccurate block trade execution times to the Exchange on one or more occasions. RBC also failed to properly advise and train its brokers as to relevant Exchange rules and Market Regulation Advisory Notices (“MRANs”) in a manner sufficient to ensure compliance with the Exchange’s block trade reporting rules. The Panel found that as a result of the foregoing, RBC violated Rules 432.W., 526.F. and 526. In accordance with the settlement offer, the BCC Panel ordered RBC to pay a $45,000 fine. This action became final on July 22, 2021 and effective July 26, 2021.

CBOT Case #: RSRH-21-6332.    During the month of August 2021, RBC Capital Markets, LLC inaccurately reported long positions eligible for delivery in the September 2021 CBT KC Wheat, 10-Year, 5-Year, and 2-Year Treasury Note futures contracts. On September 15, 2021, pursuant to Rule 512, a fine in the amount of $2,000 was assessed against RBC Capital Markets, LLC for its violation of Rule 807. Effective date: October 7, 2021.

Margin Levels Expected to be Held at the FCMs

While the portfolio composition of both Funds may vary over time, it is not expected that, as of any daily rebalance, SVIX will have short futures exposure greater than one times (1x) the Fund’s assets (although this is possible in some circumstances. It is likewise not expected that, as of any daily rebalance, UVIX will have long futures exposure greater than two times (2x) the Fund’s assets (although this is possible in some circumstances). It is currently anticipated that both Funds could have as much as 100% of their assets held in segregated accounts as collateral for their transactions in futures contracts and other Financial Instruments.

The Funds receive the income on any securities or other property of the Funds transferred to the FCMs to fulfil requirements for margin to be held by the FCMs in respect of commodity interests, and receive a negotiated portion of any income derived by the FCMs in respect of any cash transferred to the FCMs and held for this purpose.

INDEX TO
CERTAIN FINANCIAL INFORMATION

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Sponsor of
VS Trust:

Opinion on the financial statements

We have audited the accompanying combined and individual statements of financial condition of VS Trust (the “Trust”) and the -1x Short VIX Futures ETF and the 2x Long VIX Futures ETF (the “Funds”), each a series of the Trust as of December 31, 2021 and 2020 and the related notes (collectively referred to as the “financial statements”). In our opinion, the combined and individual financial statements present fairly, in all material respects, the combined financial position of the Trust and the individual financial position of the Fund as of December 31, 2021 and 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the management of the Trust’s sponsor. Our responsibility is to express an opinion on the Funds financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Trust in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. We have served as the auditor of VS Trust companies since 2021.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Trust is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Trust’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Tait, Weller & Baker LLP

TAIT, WELLER & BAKER LLP
Philadelphia, Pennsylvania
January 5, 2022

VS TRUST
-1X SHORT VIX FUTURES ETF AND 2X LONG VIX FUTURES ETF
Statements of Financial Condition

	-1X SHORT VIX FUTURES ETF	2X LONG VIX FUTURES ETF	VS TRUST (combined)	-1X SHORT VIX FUTURES ETF	2X LONG VIX FUTURES ETF	VS TRUST (combined)
	Year Ended December 31
	2020	2020	2020	2021	2021	2021
Assets
Cash	$0	$0	$0	$0	$0	$0
Total assets	$0	$0	$0	$0	$0	$0

Commitments and Contingencies (Note 7)

Shareholder’s equity:
Shareholder’s equity	$0	$0	$0	$0	$0	$0
Total liabilities and shareholder’s equity	$0	$	$0	$0	$0	$0
Shares issued and outstanding	0	0	0	0	0	0
Net asset value per share	$0	$0	$0	$0	$0	$0

The accompanying notes are an integral part of the financial statements.

VS TRUST
-1X SHORT VIX FUTURES ETF AND 2X LONG VIX FUTURES ETF
Notes to Financial Statements

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

VS Trust (the “Trust”) is a Delaware statutory trust formed on October 24, 2019 and is currently organized into separate series.

As of December 31, 2021, the Trust has two series of Funds: -1x Short VIX Futures ETF and 2x Long VIX Futures ETF (each, a “Fund” and together, the “Funds”). Each Fund commenced operations on March 28, 2022. There were no receipts or disbursements of cash to or from either Fund since the Trust’s formation. The Funds did not receive any revenue, capital gains (losses), or incur any expenses, during this time period and therefore, do not have any performance history.

Each Fund’s investment exposure to VIX futures contracts will cause each to be deemed a commodity pool, thereby subjecting each Fund to regulation under the Commodity Exchange Act of 1934 (“CEA”) and Commodity Futures Trading Commission (“CFTC”) rules. The Sponsor is registered as a Commodity Pool Operator (“CPO”) and the Fund will be operated in accordance with applicable CFTC rules. Registration as a CPO imposes additional compliance obligations on the Sponsor and the Funds related to additional laws, regulations and enforcement policies, which could increase compliance costs and may affect the operations and financial performance of the Funds.

The Sponsor is the sponsor of the Trust and the Funds. The Sponsor also will serve as the Trust’s commodity pool operator. The Funds are commodity pools, as defined under the Commodity Exchange Act (the “CEA”), and the applicable regulations of the CFTC and are operated by the Sponsor, which is registered as a commodity pool operator with the CFTC. The Trust is not an investment company registered under the Investment Company Act of 1940.

2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Each Fund is an investment company, as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946 “Financial Services — Investment Companies.” As such, each Fund follows the investment company accounting and reporting guidance. The following is a summary of significant accounting policies followed by each Fund, as applicable, in preparation of its financial statements. These policies are in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

Emerging growth company

The Trust is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. It will remain an emerging growth company until the earlier of (1) the beginning of the first fiscal year following the fifth anniversary of its initial public offering, (2) the beginning of the first fiscal year after annual gross revenue is $1.07 billion (subject to adjustment for inflation) or more, (3) the date on which the Fund has, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities and (4) as of the end of any fiscal year in which the market value of common equity held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

For as long as the Trust remains an “emerging growth company,” it may take advantage of certain exemptions from the various reporting requirements that are applicable to public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation and financial statements in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote to approve executive compensation and shareholder approval of any golden parachute payments not previously approved. The Trust will take advantage of these reporting exemptions until it is no longer an “emerging growth company.”

VS TRUST
-1X SHORT VIX FUTURES ETF AND 2X LONG VIX FUTURES ETF
Notes to Financial Statements

2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Basis of presentation

Pursuant to rules and regulations of the U.S. Securities and Exchange Commission (“SEC”), audited financial statements are presented for the Trust, as the SEC registrant, and for each Fund individually. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Fund shall be enforceable only against the assets of such Fund and not against the assets of the Trust generally or any other Fund. Accordingly, the assets of one Fund of the Trust include only those funds and other assets that are paid to, held by or distributed to the Trust for the purchase of Shares in that Fund.

The accompanying financial statements are presented in U.S. dollars in conformity with GAAP and pursuant to the rules and regulations of the SEC.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Financial Instruments

The Fund will have significant exposure to one or more types of financial instruments, each of which will be recorded on a trade date basis and at fair value in the financial statements, with changes in fair value reported in the Statement of Operations.

The use of fair value to measure financial instruments, with related unrealized gains or losses recognized in earnings in each period, will be fundamental to the Trust’s financial statements. The fair value of a financial instrument will be the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (the exit price).

Derivatives

Derivatives (e.g. futures contracts) will generally be valued using independent sources and/or agreements with counterparties or other procedures as determined by the Sponsor. Futures contracts will generally be valued at the last settled price on the applicable exchange on which that future trades. Futures contracts entered into by the Fund will be valued at the last sales price prior to the time at which the NAV for the Fund is determined. If there was no sale on that day, the Sponsor may, in its sole discretion, choose to determine a fair value price as the basis for determining the market value of such position for such day. Such fair value prices would generally be determined based on available inputs about the current value of the underlying and would be based on principles that the Sponsor deems fair and equitable so long as such principles are consistent with normal industry standards.

Fair value pricing may require subjective determinations about the value of an investment. While the Fund’s policy is intended to result in a calculation of its NAV that fairly reflects investment values as of the time of pricing, the Fund cannot ensure that fair values determined by the Sponsor or persons acting at their direction would accurately reflect the price that they could obtain for an investment if it were to dispose of that investment as of the time of pricing (for instance, in a forced or distressed sale). The prices used by the Fund may differ from the value that would be realized if the investments were sold and the differences could be material to the financial statements.

VS TRUST
-1X SHORT VIX FUTURES ETF AND 2X LONG VIX FUTURES ETF
Notes to Financial Statements

2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Realized gains (losses)

Realized gains (losses) and changes in unrealized gain (loss) on open positions will be determined on a specific identification basis and will be recognized in the Statement of Operations in the period in which the contract is closed or the changes occur, respectively.

Federal Income Tax

The Fund is registered as a series of a Delaware statutory trust and is treated as a partnership for U.S. federal income tax purposes. Accordingly, the Fund does not expect to incur U.S. federal income tax liability; rather, each beneficial owner of a Fund’s Shares is required to take into account its allocable share of its Fund’s income, gain, loss, deductions and other items for its Fund’s taxable year ending with or within the beneficial owner’s taxable year.

Recent Accounting Pronouncement

In August 2018, the Financial Accounting Standards Board issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement, which modifies, removes and adds certain disclosure requirements on fair value measurements. ASU 2018-13 removes the requirements to disclose the amount and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy, the policy for timing of transfers between Levels, the valuation processes for Level 3 fair value measurements and changes in unrealized gains and losses for the period included in earnings for recurring Level 3 fair value measurements. ASU 2018-13 includes modified requirements to disclose transfers into and out of Level 3 of the fair value hierarchy and purchases and sales of Level 3 assets and liabilities in lieu of a Level 3 rollforward. For investments in certain entities that calculate net asset value, ASU 2018-13 requires an entity to disclose the timing of liquidation of the investee’s assets. ASU 2018-13 is effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019 and early adoption is permitted.

3. PROPOSED OFFERING

Pursuant to the proposed offering, the Trust will offer for sale Common Units of Beneficial Interest (the “Shares”) of each Fund at an offering price per Share of $15.00, with no maximum aggregate offering price. The Trust is offering an indeterminate amount of securities of each of the two Funds. The Trust will calculate and pay registration fees, if any, in accordance with Rule 456(d) of the Securities Act of 1933. In accordance with Rules 456(d) and 457(u) under the Securities Act, the Trust is deferring payment of these registration fees and will pay these registration fees on an annual net basis no later than 90 days after the end of each fiscal year.

4. MANAGEMENT FEE

Each Fund pays the Sponsor a management fee (the “Management Fee”), monthly in arrears, in an amount equal to 1.35% per annum of the average daily NAV for -1x Short VIX Futures ETF, and 1.65% per annum of the average daily NAV for 2x Long VIX Futures ETF.

Pursuant to the Sponsor Agreement between Sponsor and the Trust, on behalf of the Funds, the Sponsor oversees and pays Penserra Capital Management (“Commodity Sub-Adviser”) for its services as Commodity Sub-Adviser. The Commodity Sub-Adviser will be paid by the Sponsor an annual sub-advisory fee of 0.20% based on each Fund’s average daily net assets (total assets of the Fund, minus the sum of its accrued liabilities). Prior to November 1, 2022, Milliman FRM served as the Funds’ commodity trading adviser.

U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services (“Fund Services”), an indirect subsidiary of U.S. Bancorp, intends to serve as the Fund’s fund accountant, administrator and transfer agent pursuant to certain fund accounting servicing, fund administration servicing and transfer agent servicing

VS TRUST
-1X SHORT VIX FUTURES ETF AND 2X LONG VIX FUTURES ETF
Notes to Financial Statements

4. MANAGEMENT FEE (cont.)

agreements. U.S. Bank National Association, a subsidiary of U.S. Bancorp and parent company of Fund Services, intends to serve as the Fund’s custodian pursuant to a custody agreement. Foreside Fund Service, LLC intends to serve as the Fund’s distributor pursuant to a distribution agreement.

5. OFFERING COSTS

The Sponsor is responsible for the offering costs of the Fund. None of the costs and expenses related to the initial registration, offer and sale of Shares, which totaled approximately $107,000 for both Funds, were or are chargeable to the Funds, and the Sponsor did not and may not recover these costs and expenses from the Funds. Normal and expected expenses incurred in connection with the continuous offering of the Shares of the Funds are paid by the Sponsor.

6. CREATION AND REDEMPTION OF CREATION UNITS

The Fund creates and redeems, or will create and redeem, Shares from time to time, but only in one or more Creation Units. A Creation Unit is a block of at least 10,000 Shares of a Fund. Except when aggregated in Creation Units, the Shares are not redeemable securities.

Transaction Fees on Creation and Redemption Transactions

Only an Authorized Participant may purchase (i.e., create) or redeem Shares with a Fund. Authorized Participants may create and redeem Shares only in Creation Units, which are blocks of at least 10,000 Shares in a Fund. An “Authorized Participant” is a broker-dealer that is a member of a national clearing agency and that has entered into an Authorized Participant Agreement with the Sponsor. Creation Units are offered to Authorized Participants at a Fund’s NAV. Creation Units in a Fund are expected to be created when there is sufficient demand for Shares in the Fund that the market price per Share is at a premium to the NAV per Share. Authorized Participants will likely sell such Shares to the public at prices that are expected to reflect, among other factors, the trading price of the Shares and the supply of and demand for the Shares at the time of sale. Similarly, it is expected that Creation Units will be redeemed when the market price per Share of a Fund is at a discount to the NAV per Share. The Sponsor expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients will tend to cause the public trading price of the Shares to track the NAV per Share of a Fund over time. Retail investors seeking to purchase or sell Shares on any day effect such transactions in the secondary market at the market price per Share, rather than in connection with the creation or redemption of Creation Units.

A creation transaction, which is subject to acceptance by the Marketing Agent, generally takes place when an Authorized Participant deposits a specified amount of cash (unless as provided otherwise in this Prospectus) in exchange for a specified number of Creation Units. Similarly, Shares can be redeemed only in Creation Units, generally for cash (unless as provided otherwise in this Prospectus). Except when aggregated in Creation Units, Shares are not generally redeemable individually. The prices at which creations and redemptions occur are based on the next calculation of the NAV after an order is received in proper form, as described in the Authorized Participant Agreement and the related Authorized Participant Procedures Handbook. The manner by which Creation Units are purchased and redeemed is governed by the terms of this Prospectus, the Authorized Participant Agreement and Authorized Participant Procedures Handbook. Creation and redemption orders are not effective until accepted by the Marketing Agent and may be rejected or revoked. By placing a purchase order, an Authorized Participant agrees to deposit cash (unless as provided otherwise in this Prospectus) with the Funds’ Custodian.

Authorized Participants are generally required to pay variable create and redeem fees of up to 0.20% of the value of each order they place. These variable transaction fees offset brokerage commissions incurred by the Fund

7. COMMITMENTS AND CONTINGENCIES

There are no commitment or contingencies required to be disclosed as of December 31, 2021.

VS TRUST
-1X SHORT VIX FUTURES ETF AND 2X LONG VIX FUTURES ETF
Notes to Financial Statements

8. SUBSEQUENT EVENTS

The Trust evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were available for issuance for potential recognition or disclosure. There were no material events that occurred between the balance sheet date and the date that the financial statements were available for issuance to be disclosed as subsequent events or that would have required adjustment or disclosure in the financial statements.

-1x Short VIX Futures ETF
STATEMENT OF FINANCIAL CONDITION

March 31, 2022 (unaudited)
Assets:
Investments in securities, at market value (Cost $895,044)	$895,044
Receivable for shares sold	4,018,702
Segregated cash balances with brokers for futures contracts	1,437,401
Interest receivable	7
Other receivable	765
Total assets	6,351,919

Liabilities and shareholder’s equity:
Liabilities
Due to custodian	862,580
Payable to Sponsor	110
Variation margin payable	108,376
Administrative, accounting and custodian fees payable	544
Professional fees payable	759
Licensing and registration fees payable	340
Total liabilities	972,709
Shareholders’ equity
Shareholders’ equity	5,379,210
Total liabilities and shareholders’ equity	$6,351,919

Calculation of Net Asset Value Per Share:
Net assets	$5,379,210
Shares outstanding (unlimited shares of beneficial interest authorized, no par value)	380,000
Net asset value, redemption and offering price per share	$14.16

Market value per share (Note 2)	$14.04

See accompanying notes to financial statements.

-1x Short VIX Futures ETF
SCHEDULE OF INVESTMENT
March 31, 2022
(unaudited)

Shares		Value
SHORT TERM INVESTMENT–16.16
Money Market Fund–16.6%
895,044	First American Funds Inc, 0.18%(a)	$895,044
	TOTAL SHORT TERM INVESTMENT (Cost $895,044)	$895,044
	Total Investment (Cost $895,044) – 16.6%	$895,044
	Other Assets in Excess of Liabilities – 83.4%(b)	4,484,166
	TOTAL NET ASSETS – 100.0%	$5,379,210

Percentages are stated as a percent of net assets.

____________

(a)             Represents annualized seven-day yield at March 31, 2022.

(b)             $1,329,025 of cash is pledged as collateral for futures contracts.

Short Futures Contracts
March 31, 2022 (Unaudited)

Contracts		Unrealized Appreciation/ (Depreciation)
(116)	CBOE VIX Futures
	Expiring May 2022 (Underlying Face Amount at Market Value $2,882,600)	$(55,538)
(107)	CBOE VIX Futures
	Expiring April 2022 (Underlying Face Amount at Market Value $2,482,400)	(79,738)
		$(135,277)

See accompanying notes to financial statements.

-1x Short VIX Futures ETF
STATEMENT OF OPERATIONS
(unaudited)

For the Period Ended March 31, 2022^
Investment Income:
Interest income	$7
Total investment income	7
Expenses:
Management fees	110
Administrative, accounting and custodian fees	544
Professional fees	759
Licensing and registration fees	340
Broker interest expense	47
Total expenses	1,800
Net investment loss	(1,793)
Realized and unrealized loss on investment activity:
Net realized loss on:
Futures contracts	(4,078)
Change in net unrealized appreciation (depreciation) of:
Futures contracts	(135,277)
Net realized and unrealized loss on investment activity	(139,355)
Net loss	$(141,148)

____________

^        The Fund commenced operations on March 28, 2022.

See accompanying notes to financial statements.

-1x Short VIX Futures ETF
STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
(unaudited)

For the Period Ended March 31, 2022^
Shareholders’ equity, beginning of period (0 shares)	$—
Sale of shares (380,000)	5,520,358
Net investment loss	(1,793)
Net realized loss	(4,078)
Change in net unrealized depreciation	(135,277)
Net loss	(141,148)
Shareholders’ equity, end of period (380,000 shares)	$5,379,210

____________

^        The Fund commenced operations on March 28, 2022.

See accompanying notes to financial statements.

-1x Short VIX Futures ETF
STATEMENT OF CASH FLOWS
(unaudited)

Period Ended March 31, 2022^
Cash flow from operating activities
Net loss	$(1,793)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Purchases of investments	(895,044)
Proceeds from sales of investments
Realized losses on sales of investments and futures contracts	(4,078)
Change in unrealized appreciation (depreciation) on investments and futures contracts	(135,277)
Increase in deposits at broker for futures contracts	(1,437,401)
Increase in receivable for shares sold	(4,018,702)
Increase in interest receivable	(7)
Increase in other receivables	(765)
Increase in payable to Sponsor	110
Increase in variation margin payable	108,376
Increase in administrative, accounting and custodian fees payable	544
Increase in professional fees payable	759
Increase in licensing and registration fees payable	340
Net cash used in operating activities	(6,381,145)
Cash flow from financing activities
Proceeds from shares sold	5,520,358
Net cash provided by financing activities	5,520,358
Net decrease in cash	(862,580)
Cash, beginning of period	—
Cash, end of period	$(862,580)

____________

^        The Fund commenced operations on March 28, 2022.

See accompanying notes to financial statements.

2x Long VIX Futures ETF
STATEMENT OF FINANCIAL CONDITION

March 31, 2022 (unaudited)
Assets:
Investments in securities, at market value (Cost $496,282)	$496,282
Receivable for shares sold	2,219,224
Segregated cash balances with brokers for futures contracts	2,385,068
Variation margin receivable	224,321
Other receivable	200
Interest receivable	4
Total assets	5,325,099

Liabilities and shareholders’ equity:
Liabilities
Due from other	1,177,794
Due to custodian	151,213
Payable to Sponsor	138
Administrative, accounting, and custodian fees payable	544
Professional fees payable	759
Licensing and registration fees expenses payable	340
Total liabilities	1,330,788
Shareholders’ equity
Shareholders’ equity	3,994,311
Total liabilities and shareholders’ equity	$5,325,099

Calculation of Net Asset Value Per Share:
Net assets	3,994,311
Shares outstanding (unlimited shares of beneficial interest authorized, no par value)	240,000
Net asset value, redemption and offering price per share	$16.64

Market value per share (Note 2)	$16.86

See accompanying notes to financial statements.

2x Long VIX Futures ETF
SCHEDULE OF INVESTMENT
March 31, 2022
(unaudited)

Shares		Value
SHORT TERM INVESTMENT–12.4%
Money Market Fund–12.4%
496,282	First American Funds Inc., 0.18%(a)	$496,282
	TOTAL SHORT TERM INVESTMENT (Cost $496,282)	$496,282
	Total Investment (Cost $496,282) – 12.4%	$496,282
	Other Assets in Excess of Liabilities – 87.6%(b)	3,498,029
	TOTAL NET ASSETS – 100.0%	$3,994,311

Percentages are stated as a percent of net assets.

____________

(a)             Represents annualized seven-day yield at March 31, 2022.

(b)             $2,609,389 of cash is pledged as collateral for futures contracts.

Long Futures Contracts
March 31, 2022 (Unaudited)

Contracts		Unrealized Appreciation/ (Depreciation)
173	CBOE VIX Futures
	Expiring May 2022 (Underlying Face Amount at Market Value $4,299,050)	$108,659
159	CBOE VIX Futures
	Expiring April 2022 (Underlying Face Amount at Market Value $3,688,800)	167,543
		$276,202

See accompanying notes to financial statements.

2x Long VIX Futures ETF
STATEMENT OF OPERATIONS
(unaudited)

For the Period Ended March 31, 2022^
Investment Income:
Interest income	$4
Total investment income	4

Expenses:
Management fees	138
Administrative, accounting and custodian fees	544
Professional fees	759
Licensing and registration fees	340
Total expenses	1,781
Net investment loss	(1,777)

Realized and unrealized gain (loss) on investment activity:
Net realized gain (loss) on:
Futures contracts	(454)
Change in net unrealized appreciation (depreciation) on:
Futures contracts	276,202
Net realized and unrealized gain	275,748
Net income	$273,971

____________

^        The Fund commenced operations on March 28, 2022.

See accompanying notes to financial statements.

2x Long VIX Futures ETF
STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
(unaudited)

For the Period Ended March 31, 2022^
Shareholders’ equity, beginning of period (0 shares)	$—
Sale of shares (240,000)	3,720,340
Net investment loss	(1,777)
Net realized loss	(454)
Change in net unrealized appreciation (depreciation)	276,202
Net income	273,971
Shareholders’ equity, end of period (240,000 shares)	$3,994,311

____________

^        The Fund commenced operations on March 28, 2022.

See accompanying notes to financial statements.

2x Long VIX Futures ETF
STATEMENT OF CASH FLOWS
(unaudited)

Period Ended March 31, 2022^
Cash flow from operating activities
Net loss	$(1,777)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Purchases of investments	(496,282)
Proceeds from sales or maturities of investments
Realized losses on sales of investments	(454)
Change in unrealized appreciation on investments	276,202
Increase in Deposits at broker for futures contracts	(2,385,068)
Increase in variation margin receivable	(224,321)
Increase in receivable for shares sold	(2,219,224)
Increase in interest receivable	(4)
Increase in other receivables	(200)
Increase in due to other	1,177,794
Increase in Payable to Sponsor	138
Increase in Administrative, accounting and custodian fees payable	544
Increase in Professional fees payable	759
Increase in Licensing and registration fees payable	340
Net cash used in operating activities	(3,869,776)
Cash flow from financing activities
Proceeds from shares sold	3,720,340
Net cash provided by financing activities	3,720,340
Net decrease in cash	(151,213)
Cash, beginning of period	—
Cash, end of period	$(151,213)

____________

^        The Fund commenced operations on March 28, 2022.

See accompanying notes to financial statements.

VS Trust
NOTES TO FINANCIAL STATEMENTS
March 31, 2022
(unaudited)

NOTE 1 — ORGANIZATION

VS Trust (the “Trust”) is a Delaware statutory trust formed on October 24, 2019 and is currently organized into separate series (each, a “Fund” and collectively, the “Funds”). As of March 31, 2022, the following two series of the Trust have commenced investment operations: -1x Short VIX Futures ETF (“SVIX”) and 2x Long VIX Futures ETF (“UVIX”). Each of the Funds listed above issues common units of beneficial interest (“Shares”), which represent units of fractional undivided beneficial interest in and ownership of only that Fund. The Shares of each Fund are listed on the Cboe BZX Exchange (“Cboe BZX”).

The Funds’ inception of operation was March 28, 2022. Neither the Trust nor the Funds had any operations prior to March 28, 2022, other than matters relating to its organization and the registration of each series under the Securities Act of 1933.

Each Fund’s investment exposure to VIX futures contracts will cause each to be deemed a commodity pool, thereby subjecting each Fund to regulation under the Commodity Exchange Act of 1934 (“CEA”) and Commodity Futures Trading Commission (“CFTC”) rules. The Sponsor is registered as a Commodity Pool Operator (“CPO”) and the Fund will be operated in accordance with applicable CFTC rules. Registration as a CPO imposes additional compliance obligations on the Sponsor and the Funds related to additional laws, regulations and enforcement policies, which could increase compliance costs and may affect the operations and financial performance of the Funds.

Volatility Shares LLC (the “Sponsor”) is the sponsor of the Trust and the Funds. The Sponsor also will serve as the Trust’s commodity pool operator. The Funds are commodity pools, as defined under the Commodity Exchange Act (the “CEA”), and the applicable regulations of the CFTC and are operated by the Sponsor, which is registered as a commodity pool operator with the CFTC. The Trust is not an investment company registered under the Investment Company Act of 1940.

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES

Each Fund is an investment company, as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946 “Financial Services — Investment Companies.” As such, the Funds follow the investment company accounting and reporting guidance. The following is a summary of significant accounting policies followed by each Fund, as applicable, in preparation of its financial statements. These policies are in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

The accompanying unaudited financial statements were prepared in accordance with GAAP for interim financial information and with the instructions for Form 10-Q and the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). In the opinion of management, all material adjustments, consisting only of normal recurring adjustments, considered necessary for a fair statement of the interim period financial statements have been made. Interim period results are not necessarily indicative of results for a full-year period.

Emerging growth company

The Trust is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. It will remain an emerging growth company until the earlier of (1) the beginning of the first fiscal year following the fifth anniversary of its initial public offering, (2) the beginning of the first fiscal year after annual gross revenue is $1.07 billion (subject to adjustment for inflation) or more, (3) the date on which the Fund has, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities and (4) as of the end of any fiscal year in which the market value of common equity held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

VS Trust
NOTES TO FINANCIAL STATEMENTS
March 31, 2022
(unaudited)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

For as long as the Trust remains an “emerging growth company,” it may take advantage of certain exemptions from the various reporting requirements that are applicable to public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation and financial statements in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote to approve executive compensation and shareholder approval of any golden parachute payments not previously approved. The Trust will take advantage of these reporting exemptions until it is no longer an “emerging growth company.”

Use of Estimates & Indemnifications

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

In the normal course of business, the Trust enters into contracts that contain a variety of representations which provide general indemnifications. The Trust’s maximum exposure under these arrangements cannot be known; however, the Trust expects any risk of loss to be remote.

Basis of Presentation

Pursuant to rules and regulations of the SEC, these financial statements are presented for the Trust as a whole, as the SEC registrant, and for each Fund individually. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Fund shall be enforceable only against the assets of such Fund and not against the assets of the Trust generally or any other Fund. Accordingly, the assets of each Fund of the Trust include only those funds and other assets that are paid to, held by or distributed to the Trust for the purchase of Shares in that Fund.

Statements of Cash Flows

The cash amount shown in the Statements of Cash Flows is the amount reported as cash in the Statements of Financial Condition dated March 31, 2022, and represents cash, segregated cash balances with brokers for futures contracts, segregated cash with brokers for swap agreements but does not include short-term investments.

Final Net Asset Value for Fiscal Period

The cut-off times and the times of the calculation of the Funds’ final net asset value for creation and redemption of fund Shares for the three months ended March 31, 2022 were typically as follows. All times are Eastern Standard Time:

Fund	Create/Redeem Cut-off*(EST)	NAV Calculation Time (EST)	NAV Calculation Date
-1x Short VIX Futures ETF and	2:00 p.m.	4:00 p.m.	March 31, 2022
2x Long VIX Futures ETF	2:00 p.m.	4:00 p.m.	March 31, 2022

____________

*        Although the Funds’ shares may continue to trade on secondary markets subsequent to the calculation of the final NAV, these times represent the final opportunity to transact in creation or redemption units for the three months ended March 31, 2022.

Market value per Share is determined at the close of Cboe BZX and may be later than when the Funds’ NAV per Share is calculated.

VS Trust
NOTES TO FINANCIAL STATEMENTS
March 31, 2022
(unaudited)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

For financial reporting purposes, the Funds value transactions based upon the final closing price in their primary markets. Accordingly, the investment valuations in these financial statements may differ from those used in the calculation of certain of the Funds’ final creation/redemption NAV for the three months ended March 31, 2022.

Investment Valuation

Short-term investments are valued at amortized cost which approximates fair value for daily NAV purposes. For financial reporting purposes, short-term investments are valued at their market price using information provided by a third-party pricing service or market quotations. In each of these situations, valuations are typically categorized as Level I in the fair value hierarchy.

Derivatives (e.g., futures contracts, options, swap agreements) are generally valued using independent sources and/or agreements with counterparties or other procedures as determined by the Sponsor. Futures contracts are generally valued at the last settled price on the applicable exchange on which that future trades. For financial reporting purposes, all futures contracts are generally valued at the last settled price. Futures contracts valuations are typically categorized as Level I in the fair value hierarchy. Swap agreement valuations are typically categorized as Level II in the fair value hierarchy. The Sponsor may in its sole discretion choose to determine a fair value price as the basis for determining the market value of such position. Such fair value prices would generally be determined based on available inputs about the current value of the underlying financial instrument or commodity and would be based on principles that the Sponsor deems fair and equitable so long as such principles are consistent with industry standards. The Sponsor may fair value an asset of a Fund pursuant to the policies the Sponsor has adopted. Depending on the source and relevant significance of valuation inputs, these instruments may be classified as Level II or Level III in the fair value hierarchy.

Fair value pricing may require subjective determinations about the value of an investment. While the Funds’ policies are intended to result in a calculation of its respective Fund’s NAV that fairly reflects investment values as of the time of pricing, such Fund cannot ensure that fair values determined by the Sponsor or persons acting at their direction would accurately reflect the price that a Fund could obtain for an investment if it were to dispose of that investment as of the time of pricing (for instance, in a forced or distressed sale). The prices used by such Fund may differ from the value that would be realized if the investments were sold and the differences could be material to the financial statements.

Fair Value of Financial Instruments

The Funds disclose the fair value of their investments in a hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The disclosure requirements establish a fair value hierarchy that distinguishes between: (1) market participant assumptions developed based on market data obtained from sources independent of the Funds (observable inputs); and (2) the Funds’ own assumptions about market participant assumptions developed based on the best information available under the circumstances (unobservable inputs). The three levels defined by the disclosure requirements hierarchy are as follows:

Level I — Quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level II — Inputs other than quoted prices included within Level I that are observable for the asset or liability, either directly or indirectly. Level II assets include the following: quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability, and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market-corroborated inputs).

Level III — Unobservable pricing input at the measurement date for the asset or liability. Unobservable inputs shall be used to measure fair value to the extent that observable inputs are not available.

VS Trust
NOTES TO FINANCIAL STATEMENTS
March 31, 2022
(unaudited)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

In some instances, the inputs used to measure fair value might fall in different levels of the fair value hierarchy. The level in the fair value hierarchy within which the fair value measurement in its entirety falls is determined based on the lowest input level that is significant to the fair value measurement in its entirety.

Fair value measurements also require additional disclosure when the volume and level of activity for the asset or liability have significantly decreased, as well as when circumstances indicate that a transaction is not orderly.

The following table summarizes the valuation of investments at March 31, 2022 using the fair value hierarchy:

Fund	Level I – Quoted Prices		Level II – Other Significant Observable Inputs				Total
	Money Market Fund	Futures Contracts*	Foreign Currency Forward Contracts		Swap Agreements
-1x Short VIX Futures ETF	895,044	(5,365,000)		—		—	(4,469,956)
2x Long VIX Futures ETF	496,282	7,987,850		—		—	8,484,132
Total Trust	$1,391,326	$2,622,850	$		$		$4,014,176

____________

*        Includes cumulative appreciation (depreciation) of futures contracts as reported in the Schedule of Investments. Only current day’s variation margin is reported within the Statements of Financial Condition in receivable/payable on open futures.

The inputs or methodology used for valuing investments are not necessarily an indication of the risk associated with investing in those securities.

Investment Transactions and Related Income

Investment transactions are recorded on the trade date. All such transactions are recorded on the identified cost basis and marked to market daily. Unrealized appreciation (depreciation) on open contracts are reflected in the Statements of Financial Condition and changes in the unrealized appreciation (depreciation) between periods are reflected in the Statements of Operations.

Interest income is recognized on an accrual basis and includes, where applicable, the amortization of premium or discount, and is reflected as Interest Income in the Statement of Operations.

Brokerage Commissions and Futures Account Fees

Each Fund pays its respective brokerage commissions, including applicable exchange fees, National Futures Association (“NFA”) fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities for each Fund’s investment in U.S. Commodity Futures Trading Commission (“CFTC”) regulated investments. The effects of trading spreads, financing costs/fees associated with Financial Instruments, and costs relating to the purchase of U.S. Treasury securities or similar high credit quality short-term fixed-income would also be borne by the Funds. Brokerage commissions on futures contracts are recognized on a half-turn basis (e.g., the first half is recognized when the contract is purchased (opened) and the second half is recognized when the transaction is closed). The Sponsor is currently paying brokerage commissions on VIX futures contracts for the Funds that exceed variable create/redeem fees collected by more than [ ]% of the Fund’s average net assets annually.

VS Trust
NOTES TO FINANCIAL STATEMENTS
March 31, 2022
(unaudited)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

Federal Income Tax

Each Fund is registered as a series of a Delaware statutory trust and is treated as a partnership for U.S. federal income tax purposes. Accordingly, no Fund expects to incur U.S. federal income tax liability; rather, each beneficial owner of a Fund’s Shares is required to take into account its allocable share of its Fund’s income, gain, loss, deductions and other items for its Fund’s taxable year ending with or within the beneficial owner’s taxable year.

Management of the Funds has reviewed all open tax years and major jurisdictions (i.e., the last four tax year ends and the interim tax period since then, as applicable) and concluded that there is no tax liability resulting from unrecognized tax benefits relating to uncertain income tax positions taken or expected to be taken in future tax returns. The Funds are also not aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will significantly change in the next twelve months. On an ongoing basis, management monitors its tax positions taken under the interpretation to determine if adjustments to conclusions are necessary based on factors including, but not limited to, on-going analysis of tax law, regulation, and interpretations thereof.

NOTE 3 — INVESTMENTS

Short-Term Investments

The Funds may purchase U.S. Treasury Bills, agency securities, and other high-credit quality short-term fixed income or similar securities with original maturities of one year or less. A portion of these investments may be posted as collateral in connection with swap agreements, futures, and/or forward contracts.

Accounting for Derivative Instruments

In seeking to achieve each Fund’s investment objective, the Sponsor uses a mathematical approach to investing. Using this approach, the Sponsor determines the type, quantity and mix of investment positions, including derivative positions, which the Sponsor believes in combination, should produce returns consistent with a Fund’s objective.

All open derivative positions at period end are reflected on each respective Fund’s Schedule of Investments. Certain Funds utilized a varying level of derivative instruments in conjunction with investment securities in seeking to meet their investment objectives during the period. While the volume of open positions may vary on a daily basis as each Fund transacts derivatives contracts in order to achieve the appropriate exposure to meet its investment objective, the volume of these open positions relative to the net assets of each respective Fund at the date of this report is generally representative of open positions throughout the reporting period.

Following is a description of the derivative instruments used by the Funds during the reporting period, including the primary underlying risk exposures related to each instrument type.

Futures Contracts

The Funds may enter into futures contracts to gain exposure to changes in the value of, or as a substitute for investing directly in (or shorting), an underlying benchmark. A futures contract obligates the seller to deliver (and the purchaser to accept) the future delivery of a specified quantity and type of asset at a specified time and place. The contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying commodity, if applicable, or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery, or by cash settlement at expiration of contract.

Upon entering into a futures contract, each Fund is required to deposit and maintain as collateral at least such initial margin as required by the exchange on which the transaction is affected. The initial margin is segregated as cash and/or securities balances with brokers for futures contracts, as disclosed in the Statements of Financial

VS Trust
NOTES TO FINANCIAL STATEMENTS
March 31, 2022
(unaudited)

NOTE 3 — INVESTMENTS (cont.)

Condition, and is restricted as to its use. The Funds that enter into futures contracts maintain collateral at the broker in the form of cash and/or securities. Pursuant to the futures contract, each Fund generally agrees to receive from or pay to the broker(s) an amount of cash equal to the daily fluctuation in value of the futures contract. Such receipts or payments are known as variation margin and are recorded by each Fund as unrealized gains or losses. Each Fund will realize a gain or loss upon closing of a futures transaction.

Futures contracts involve, to varying degrees, elements of market risk (specifically exchange rate sensitivity, commodity price risk or equity market volatility risk) and exposure to loss in excess of the amount of variation margin. The face or contract amounts reflect the extent of the total exposure each Fund has in the particular classes of instruments. Additional risks associated with the use of futures contracts are imperfect correlation between movements in the price of the futures contracts and the market value of the underlying Index or commodity and the possibility of an illiquid market for a futures contract. With futures contracts, there is minimal but some counterparty risk to the Funds since futures contracts are exchange-traded and the credit risk resides with the Funds’ clearing broker or clearinghouse itself. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified times during the trading day. Futures contracts prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting a Fund to substantial losses. If trading is not possible, or if a Fund determines not to close a futures position in anticipation of adverse price movements, the Fund will be required to make daily cash payments of variation margin. The risk the Fund will be unable to close out a futures position will be minimized by entering into such transactions on a national exchange with an active and liquid secondary market.

Option Contracts

An option is a contract that gives the buyer the right, but not the obligation, to buy or sell a specified quantity of a commodity or other instrument at a specific (or strike) price within a specified period of time, regardless of the market price of that instrument. There are two types of options: calls and puts. A call option conveys to the option buyer the right to purchase a particular futures contract at a stated price at any time during the life of the option. A put option conveys to the option buyer the right to sell a particular futures contract at a stated price at any time during the life of the option. Options written by a Fund may be wholly or partially covered (meaning that the Fund holds an offsetting position) or uncovered. In the case of the purchase of an option, the risk of loss of an investor’s entire investment (i.e., the premium paid plus transaction charges) reflects the nature of an option as a wasting asset that may become worthless when the option expires. Where an option is written or granted (i.e., sold) uncovered, the seller may be liable to pay substantial additional margin, and the risk of loss is unlimited, as the seller will be obligated to deliver, or take delivery of, an asset at a predetermined price which may, upon exercise of the option, be significantly different from the market value.

When a Fund writes a call or put, an amount equal to the premium received is recorded and subsequently marked to market to reflect the current value of the option written. Premiums received from writing options which expire are treated as realized gains. Premiums received from writing options which are exercised or closed are added to the proceeds or offset against amounts paid on the underlying futures, swap or security transaction to determine the realized gain (loss).

When a Fund purchases an option, the Fund pays a premium which is included as an asset on the Statement of Financial Condition and subsequently marked to market to reflect the current value of the option. Premiums paid for purchasing options which expire are treated as realized losses. The risk associated with purchasing put and call options is limited to the premium paid. Premiums paid for purchasing options which are exercised or closed are added to the amounts paid or offset against the proceeds on the underlying investment transaction to determine the realized gain (loss) when the underlying transaction is executed.

VS Trust
NOTES TO FINANCIAL STATEMENTS
March 31, 2022
(unaudited)

NOTE 3 — INVESTMENTS (cont.)

Certain options transactions may subject the writer (seller) to unlimited risk of loss in the event of an increase in the price of the contract to be purchased or delivered. The value of a Fund’s options transactions, if any, will be affected by, among other things, changes in the value of a Fund’s underlying benchmark relative to the strike price, changes in interest rates, changes in the actual and implied volatility of the Fund’s underlying benchmark, and the remaining time until the options expire, or any combination thereof. The value of the options should not be expected to increase or decrease at the same rate as the level of the Fund’s underlying benchmark, which may contribute to tracking error. Options may be less liquid than certain other securities. A Fund’s ability to trade options will be dependent on the willingness of counterparties to trade such options with the Fund. In a less liquid market for options, a Fund may have difficulty closing out certain option positions at desired times and prices. A Fund may experience substantial downside from specific option positions and certain option positions may expire worthless. Over-the-counter options generally are not assignable except by agreement between the parties concerned, and no party or purchaser has any obligation to permit such assignments. The over-the-counter market for options is relatively illiquid, particularly for relatively small transactions. The use of options transactions exposes a Fund to liquidity risk and counterparty credit risk, and in certain circumstances may expose the Fund to unlimited risk of loss. The Funds may buy and sell options on futures contracts, which may present even greater volatility and risk of loss.

Swap Agreements

The Funds may enter into swap agreements for purposes of pursuing their investment objectives or as a substitute for investing directly in (or shorting) an underlying Index or to create an economic hedge against a position. Swap agreements are two-party contracts that have traditionally been entered into primarily with institutional investors in over-the-counter (“OTC”) markets for a specified period, ranging from a day to more than one year. However, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) provides for significant reforms of the OTC derivative markets, including a requirement to execute certain swap transactions on a CFTC-regulated market and/or to clear such transactions through a CFTC-regulated central clearing organization. In a standard swap transaction, two parties agree to exchange the returns earned or realized on a particular predetermined investment, instrument or Index in exchange for a fixed or floating rate of return in respect of a predetermined notional amount. Transaction or commission costs are reflected in the benchmark level at which the transaction is entered into. The gross returns to be exchanged are calculated with respect to a notional amount and the benchmark returns to which the swap is linked. Swap agreements do not involve the delivery of underlying instruments.

Generally, swap agreements entered into by the Funds calculate and settle the obligations of the parties to the agreement on a “net basis” with a single payment. Consequently, each Fund’s current obligations (or rights) under a swap agreement will generally be equal only to the net amount to be paid or received under the agreement based on the relative values of such obligations (or rights) (the “net amount”). In a typical swap agreement entered into by UVIX, the would be entitled to settlement payments in the event the level of the benchmark increases and would be required to make payments to the swap counterparties in the event the level of the benchmark decreases, adjusted for any transaction costs or trading spreads on the notional amount the Funds may pay. In a typical swap agreement entered into by SVIX, the Fund would be required to make payments to the swap counterparties in the event the level of the benchmark increases and would be entitled to settlement payments in the event the level of the benchmark decreases, adjusted for any transaction costs or trading spreads on the notional amount the Funds may pay.

The net amount of the excess, if any, of each Fund’s obligations over its entitlements with respect to each OTC swap agreement is accrued on a daily basis and an amount of cash and/or securities having an aggregate value at least equal to such accrued excess is maintained for the benefit of the counterparty in a segregated account by the Funds’ Custodian. The net amount of the excess, if any, of each Fund’s entitlements over its obligations with respect to each OTC swap agreement is accrued on a daily basis and an amount of cash and/or securities having an aggregate value at least equal to such accrued excess is maintained for the benefit of the Fund in a segregated account by a

VS Trust
NOTES TO FINANCIAL STATEMENTS
March 31, 2022
(unaudited)

NOTE 3 — INVESTMENTS (cont.)

third party custodian. Until a swap agreement is settled in cash, the gain or loss on the notional amount less any transaction costs or trading spreads payable by each Fund on the notional amount are recorded as “unrealized appreciation or depreciation on swap agreements” and, when cash is exchanged, the gain or loss realized is recorded as “realized gains or losses on swap agreements.” Swap agreements are generally valued at the last settled price of the benchmark referenced asset.

Swap agreements contain various conditions, events of default, termination events, covenants and representations. The triggering of certain events or the default on certain terms of the agreement could allow a party to terminate a transaction under the agreement and request immediate payment in an amount equal to the net positions owed to the party under the agreement. This could cause a Fund to have to enter into a new transaction with the same counterparty, enter into a transaction with a different counterparty or seek to achieve its investment objective through any number of different investments or investment techniques.

Swap agreements involve, to varying degrees, elements of market risk and exposure to loss in excess of the unrealized gain/loss reflected. The notional amounts reflect the extent of the total investment exposure each Fund has under the swap agreement, which may exceed the NAV of each Fund. Additional risks associated with the use of swap agreements are imperfect correlations between movements in the notional amount and the price of the underlying reference Index and the inability of counterparties to perform. Each Fund bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty. A Fund will typically enter into swap agreements only with major global financial institutions. The creditworthiness of each of the firms that is a party to a swap agreement is monitored by the Sponsor. The Sponsor may use various techniques to minimize credit risk including early termination and payment, using different counterparties, limiting the net amount due from any individual counterparty and generally requiring collateral to be posted by the counterparty in an amount approximately equal to that owed to the Funds. Outstanding swap agreements contractually terminate within one month but may be terminated without penalty by either party at any time. Upon termination, the Fund is obligated to pay or receive the “unrealized appreciation or depreciation” amount.

The Funds, as applicable, collateralize swap agreements by segregating or designating cash and/or certain securities as indicated on the Statements of Financial Condition or Schedules of Investments. As noted above, collateral posted in connection with OTC derivative transactions is held for the benefit of the counterparty in a segregated tri-party account at the Custodian to protect the counterparty against non-payment by the Funds. The collateral held in this account is restricted as to its use. In the event of a default by the counterparty, the Funds will seek withdrawal of this collateral from the segregated account and may incur certain costs in exercising its right with respect to the collateral. If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, the Funds may experience significant delays in obtaining any recovery in a bankruptcy or other reorganizational proceeding. The Funds may obtain only limited recovery or may obtain no recovery in such circumstances.

The Funds remain subject to credit risk with respect to the amount they expect to receive from counterparties. However, the Funds have sought to mitigate these risks in connection with OTC swaps by generally requiring that the counterparties for each Fund agree to post collateral for the benefit of the Fund, marked to market daily, in an amount approximately equal to what the counterparty owes the Fund, subject to certain minimum thresholds. In the event of a bankruptcy of a counterparty, such Fund will have direct access to the collateral received from the counterparty, generally as of the day prior to the bankruptcy, because there is a one day time lag between the Fund’s request for collateral and the delivery of such collateral. To the extent any such collateral is insufficient, the Funds will be exposed to counterparty risk as described above, including the possible delays in recovering amounts as a result of bankruptcy proceedings.

VS Trust
NOTES TO FINANCIAL STATEMENTS
March 31, 2022
(unaudited)

NOTE 3 — INVESTMENTS (cont.)

The counterparty/credit risk for cleared derivative transactions is generally lower than for OTC derivatives since generally a clearing organization becomes substituted for each counterparty to a cleared derivative contract and, in effect, guarantees the parties’ performance under the contract as each party to a trade looks only to the clearing organization for performance of financial obligations. In addition, cleared derivative transactions benefit from daily marking-to-market and settlement, and segregation and minimum capital requirements applicable to intermediaries.

Fair Value of Derivative Instruments as of March 31, 2022

Derivatives Not Accounted for as Hedging Instruments	Fund	Asset Derivatives			Liability Derivatives
		Statements of Financial Condition Location	Unrealized Appreciation*		Statements of Financial Condition Location	Unrealized Depreciation*
VIX Futures Contracts		Receivables on open futures contracts			Payable on open futures contracts
	-1x Short VIX Futures ETF		$			$135,277
	2x Long VIX Futures ETF			276,202		—
		Total Trust		$276,202		$135,277

____________

*        Includes cumulative appreciation (depreciation) of futures contracts as reported in the Schedule of Investments. Only current day’s variation margin is reported within the Statements of Financial Condition in receivable/payable on open futures.

The Effect of Derivative Instruments on the Statement of Operations
For the three months ended March 31, 2022

Derivatives Not Accounted for as Hedging Instruments	Location of Gain (Loss) on Derivatives Recognized in Income	Fund	Realized Gain (Loss) on Derivatives Recognized in Income	Change in Unrealized Appreciation (Depreciation) on Derivatives Recognized in Income
VIX Futures Contracts	Net realized gain (loss) on futures contracts changes in unrealized appreciation (depreciation) on futures contracts	-1x Short VIX Futures ETF	$(4,078)	$(135,277)
		2x Long VIX Futures ETF	(454)	276,202
		Total Trust	$(4,532)	$140,925

____________

*        Includes cumulative appreciation (depreciation) of futures contracts as reported in the Schedule of Investments. Only current day’s variation margin is reported within the Statements of Financial Condition in receivable/payable on open futures.

Offsetting Assets and Liabilities

Each Fund is subject to master netting agreements or similar arrangements that allow for amounts owed between each Fund and the counterparty to be netted upon an early termination. The party that has the larger payable pays the excess of the larger amount over the smaller amount to the other party. The master netting agreements or similar arrangements do not apply to amounts owed to/from different counterparties. As described above, the Funds utilize derivative instruments to achieve their investment objective during the year. The amounts shown in the Statements of Financial Condition do not take into consideration the effects of legally enforceable master netting agreements or similar arrangements.

VS Trust
NOTES TO FINANCIAL STATEMENTS
March 31, 2022
(unaudited)

NOTE 3 — INVESTMENTS (cont.)

For financial reporting purposes, the Funds do not offset derivative assets and derivative liabilities that are subject to netting arrangements in the Statements of Financial Condition. The following table presents each Fund’s derivatives by investment type and by counterparty net of amounts available for offset under a master netting agreement and the related collateral received or pledged by the Funds as of March 31, 2022.

Fair Values of Derivative Instruments as of March 31, 2022

	Assets			Liabilities
Fund	Gross Amounts of Recognized Assets presented in the Statements of Financial Condition	Gross Amounts Offset in the Statements of Financial Condition	Net Amounts of Assets presented in the Statements of Financial Condition	Gross Amounts of Recognized Liabilities presented in the Statements of Financial Condition	Gross Amounts Offset in the Statements of Financial Condition	Net Amounts of Liabilities presented in the Statements of Financial Condition
-1x Short VIX Futures ETF	$0	$0	$0	$108,376	$0	$108,376
2x Long VIX Futures ETF	224,321	0	224,321	0	0	0

Asset (Liability) amounts shown in the table below represent amounts owed to (by) the Funds for the derivative-related investments at March 31, 2022. These amounts may be collateralized by cash or financial instruments, segregated for the benefit of the Funds or the counterparties, depending on whether the related contracts are in an appreciated or depreciated position at period end. Amounts shown in the column labeled “Net Amount” represent the uncollateralized portions of these amounts at period end. These amounts may be un-collateralized due to timing differences related to market movements or due to minimum thresholds for collateral movement, as further described above under the caption “Accounting for Derivative Instruments”.

Gross Amounts Not Offset in the Statements of Financial Condition as of March 31, 2022

Fund	Amounts of Recognized Assets / (Liabilities) presented in the Statements of Financial Condition	Financial Instruments for the Benefit of (the Funds) / the Counterparties	Cash Collateral for the Benefit of (the Funds) / the Counterparties	Net Amount
-1x Short VIX Futures ETF	$(108,376)	$0	$108,376	$0
2x Long VIX Futures ETF	224,321	0	224,321	0

NOTE 4 — AGREEMENTS

Management Fee

SVIX pays the Sponsor a management fee (the “Management Fee”), monthly in arrears, in an amount equal to 1.35% per annum of its average daily net assets. UVIX pays the Sponsor a Management Fee, monthly in arrears, in an amount equal to 1.65% per annum of its average daily net assets. “Average daily net assets” is calculated by dividing the month-end net assets of each Fund by the number of calendar days in such month.

VS Trust
NOTES TO FINANCIAL STATEMENTS
March 31, 2022
(unaudited)

NOTE 4 — AGREEMENTS (cont.)

No other Management Fee is paid by the Funds. The Management Fee is paid in consideration of the Sponsor’s trading advisory services and the other services provided to the Fund that the Sponsor pays directly.

Pursuant to the Sponsor Agreement between Sponsor and the Trust, on behalf of the Funds, the Sponsor oversees and pays Milliman FRM (“Commodity Sub-Adviser”) for its services as Commodity Sub-Adviser. The Commodity Sub-Adviser is paid by the Sponsor an annual sub-advisory fee of 0.25% based on each Fund’s average daily net assets (total assets of the Fund, minus the sum of its accrued liabilities). The commodity sub-advisory fee is waived for the first 6 months of each Fund’s operations or until a Fund reaches $35 million in average daily net assets. The Funds do not directly pay the Commodity Sub-Adviser.

Non-Recurring Fees and Expenses

Each Fund pays all its non-recurring and unusual fees and expenses, if any, as determined by the Sponsor. Non-recurring and unusual fees and expenses are fees and expenses that are unexpected or unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other material expenses which are not currently anticipated obligations of the Funds.

The Administrator, Transfer Agent and Custodian

U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services (“Fund Services”), an indirect subsidiary of U.S. Bancorp, serves as the Fund’s fund accountant, administrator and transfer agent pursuant to certain fund accounting servicing, fund administration servicing and transfer agent servicing agreements. U.S. Bank National Association, a subsidiary of U.S. Bancorp and parent company of Fund Services, intends to serve as the Fund’s custodian pursuant to a custody agreement.

The Marketing Agent

Foreside Fund Services, LLC (the “Marketing Agent”) serves as the Marketing Agent of the Funds. Its principal duties are: (i) to work with the Transfer Agent to review and approve orders placed by Authorized Participants and transmitted to the Transfer Agent; (ii) maintain copies of confirmations of Creation Unit creation and redemption order acceptances; (iii) maintain telephonic, facsimile and/or access to direct computer communications links with the Transfer Agent; and (iv) review and approve, prior to use, all Trust marketing materials for compliance with applicable SEC and FINRA advertising rules.

The Marketing Agent retains all marketing materials separately for the Funds, at their offices located at Three Canal Plaza, Suite 100 Portland, Maine 04101.

As compensation for the services it provides, the Marketing Agent receives a fee from the Funds.

NOTE 5 — OFFERING COSTS

Offering costs will be amortized by the Funds over a twelve month period on a straight-line basis beginning once the fund commences operations. The Sponsor will not charge its Management Fee in the first year of operations of a Fund in an amount equal to the offering costs. Normal and expected expenses incurred in connection with the continuous offering of Shares of a Fund after the commencement of its trading operations will be paid by the Sponsor.

VS Trust
NOTES TO FINANCIAL STATEMENTS
March 31, 2022
(unaudited)

NOTE 6 — CREATION AND REDEMPTION OF CREATION UNITS

Each Fund issues and redeems shares from time to time, but only in one or more Creation Units. A Creation Unit is a block of at least 10,000 Shares of a Fund. Creation Units may be created or redeemed only by Authorized Participants.

Except when aggregated in Creation Units, the Shares are not redeemable securities. Retail investors, therefore, generally will not be able to purchase or redeem Shares directly from or with a Fund. Rather, most retail investors will purchase or sell Shares in the secondary market with the assistance of a broker. Thus, some of the information contained in these Notes to Financial Statements — such as references to the Transaction Fees imposed on purchases and redemptions is not relevant to retail investors.

Transaction Fees on Creation and Redemption Transactions

The manner by which Creation Units are purchased or redeemed is governed by the terms of the Authorized Participant Agreement and Authorized Participant Procedures Handbook. By placing a purchase order, an Authorized Participant agrees to: (1) deposit cash with the Custodian; and (2) if permitted by the Sponsor in its sole discretion, enter into or arrange for an exchange of futures contract for related position or block trade with the relevant fund whereby the Authorized Participant would also transfer to such Fund a number and type of exchange-traded futures contracts at or near the closing settlement price for such contracts on the purchase order date.

Authorized Participants may pay a fee up to 0.20% of the value of each order they place with each order to create or redeem a Creation Unit in order to compensate the Administrator, the Custodian and the Transfer Agent of each Fund and its Shares, for services in processing the creation and redemption of Creation Units and to offset the costs of increasing or decreasing derivative positions, unless the transaction fee is waived or otherwise adjusted by the Sponsor. The Sponsor provides such Authorized Participant with prompt notice in advance of any such waiver or adjustment of the transaction fee. Authorized Participants may sell the Shares included in the Creation Units they purchase from the Funds to other investors in the secondary market.

Transaction fees for the three months ended March 31, 2022 were as follows:

Fund	Three Months Ended March 31, 2022
-1x Short VIX Futures ETF	$1,656
2x Long VIX Futures ETF	1,116
Total Trust	$2,772

VS Trust
NOTES TO FINANCIAL STATEMENTS
March 31, 2022
(unaudited)

NOTE 7 — FINANCIAL HIGHLIGHTS

Selected data is for a Share outstanding throughout the three months ended March 31, 2022

For the Three Months Ended March 31, 2022 (unaudited)

Per Share Operating Performance	-1x Short VIX Futures ETF	2x Long VIX Futures ETF
Net asset value, beginning of period	$15.00	$15.00
Net investment loss	(0.02)	(0.02)
Net realized and unrealized gain (loss)(1)	(0.82)	1.66
Change in net asset value from operations	(0.84)	1.64
Net asset value, end of period	$14.16	$16.64
Market value per share, at March 31, 2022(2)	$14.04	$16.86
Total Return, at net asset value(3)	-5.61%	11.01%
Total Return, at market value(3)	-6.40%	12.40%
Ratios to Average Net Assets:(4)
Expense ratio(5)	22.12%	21.29%
Net investment loss	-0.12%	-0.12%

____________

(1)      The amount shown for a share outstanding throughout the period may not accord with the change in aggregate gains and losses during the period because of timing of creation and redemption units in relation to fluctuating net asset value during the period.

(2)      Market values are determined at the close of the applicable primary listing exchange, which may be later than when the Funds’ net asset value is calculated.

(3)      Percentages are not annualized for the period ended March 31, 2022.

(4)      Percentages are annualized.

(5)      The expense ratio would be 21.53% and 21.29% respectively, if brokerage commissions and futures account fees were excluded.

NOTE 8 — RISK

Correlation and Compounding Risk

The Funds do not seek to achieve their stated investment objective over a period of time greater than a single day (as measured from NAV calculation time to NAV calculation time). The return of a Fund for a period longer than a single day is the result of its return for each day compounded over the period and usually will differ in amount and possibly even direction from the inverse (-1x) or two times (2x) the return of the Fund’s benchmark for the period. A Fund will lose money if its benchmark performance is flat over time, and it is possible for a Fund to lose money over time even if the performance of its benchmark increases in the case of UVIX (or decreases in the case of SVIX), as a result of daily rebalancing, the benchmark’s volatility, compounding, and other factors. Compounding is the cumulative effect of applying investment gains and losses and income to the principal amount invested over time. Gains or losses experienced over a given period will increase or reduce the principal amount invested from which the subsequent period’s returns are calculated. The effects of compounding will likely cause the performance of a Fund to differ from the Fund’s stated multiple times the return of its benchmark for the same period. The effect of compounding becomes more pronounced as benchmark volatility and holding period increase.

VS Trust
NOTES TO FINANCIAL STATEMENTS
March 31, 2022
(unaudited)

NOTE 8 — RISK (cont.)

The impact of compounding will impact each shareholder differently depending on the period of time an investment in a Fund is held and the volatility of the benchmark during the holding period of an investment in the Fund. Longer holding periods, higher benchmark volatility, inverse exposure and greater leverage each affect the impact of compounding on a Fund’s returns. Daily compounding of a Fund’s investment returns can dramatically and adversely affect its longer-term performance during periods of high volatility. Volatility may be at least as important to a Fund’s return for a period as the return of the Fund’s underlying benchmark.

Each Fund uses leverage and should produce daily returns that are more volatile than that of its benchmark. For example, the daily return of UVIX should be approximately two times as volatile on a daily basis as is the return of a fund with an objective of matching the same benchmark. The daily return of SVIX is designed to return the inverse (-1x) of the return that would be expected of a fund with an objective of matching the same benchmark. The Funds are not appropriate for all investors and present significant risks not applicable to other types of funds. The Funds use leverage and are riskier than similarly benchmarked exchange-traded funds that do not use leverage. An investor should only consider an investment in a Fund if he or she understands the consequences of seeking daily leveraged or daily inverse investment results. Shareholders who invest in the Funds should actively manage and monitor their investments, as frequently as daily.

While the Funds seek to meet their investment objectives, there is no guarantee they will do so. Factors that may affect a Fund’s ability to meet its investment objective include: (1) the Sponsor’s ability to purchase and sell Financial Instruments in a manner that correlates to a Fund’s objective; (2) an imperfect correlation between the performance of Financial Instruments held by a Fund and the performance of the applicable benchmark; (3) bid-ask spreads on such Financial Instruments; (4) fees, expenses, transaction costs, financing costs associated with the use of Financial Instruments and commission costs; (5) holding or trading instruments in a market that has become illiquid or disrupted; (6) a Fund’s Share prices being rounded to the nearest cent and/or valuation methodology; (7) changes to a benchmark Index that are not disseminated in advance; (8) the need to conform a Fund’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; (9) early and unanticipated closings of the markets on which the holdings of a Fund trade, resulting in the inability of the Fund to execute intended portfolio transactions; (10) accounting standards; and (11) differences caused by a Fund obtaining exposure to only a representative sample of the components of a benchmark, over weighting or under weighting certain components of a benchmark or obtaining exposure to assets that are not included in a benchmark.

A number of factors may affect a Fund’s ability to achieve a high degree of correlation with its benchmark, and there can be no guarantee that a Fund will achieve a high degree of correlation. Failure to achieve a high degree of correlation may prevent a Fund from achieving its investment objective. In order to achieve a high degree of correlation with their underlying benchmarks, the Funds seek to rebalance their portfolios daily to keep exposure consistent with their investment objectives. Being materially under- or over-exposed to the benchmark may prevent such Funds from achieving a high degree of correlation with such benchmark. Market disruptions or closure, large amounts of assets into or out of the Funds, regulatory restrictions, extreme market volatility, and other factors will adversely affect such Funds’ ability to adjust exposure to requisite levels. The target amount of portfolio exposure is impacted dynamically by the benchmarks’ movements during each day. Other things being equal, more significant movement in the value of its benchmark up or down will require more significant adjustments to a Fund’s portfolio. Because of this, it is unlikely that the Funds will be perfectly exposed (i.e., —1x, -2x, as applicable) to its benchmark at the end of each day, and the likelihood of being materially under- or over-exposed is higher on days when the benchmark levels are volatile near the close of the trading day.

Each Fund seeks to rebalance its portfolio on a daily basis. The time and manner in which a Fund rebalances its portfolio may vary from day to day depending upon market conditions and other circumstances at the discretion of the Sponsor. Unlike other funds that do not rebalance their portfolios as frequently, each Fund may be subject to increased trading costs associated with daily portfolio rebalancing in order to maintain appropriate exposure to the underlying benchmarks.

VS Trust
NOTES TO FINANCIAL STATEMENTS
March 31, 2022
(unaudited)

NOTE 8 — RISK (cont.)

Counterparty Risk

Each Fund may use derivatives such as swap agreements and forward contracts (collectively referred to herein as “derivatives”) in the manner described herein as a means to achieve their respective investment objectives. The use of derivatives by a Fund exposes the Fund to counterparty risks.

Regulatory Treatment

Derivatives are generally traded in OTC markets and have only recently become subject to comprehensive regulation in the United States. Cash-settled forwards are generally regulated as “swaps”, whereas physically settled forwards are generally not subject to regulation (in the case of commodities other than currencies) or subject to the federal securities laws (in the case of securities). Title VII of the Dodd-Frank Act (“Title VII”) created a regulatory regime for derivatives, with the CFTC responsible for the regulation of swaps and the SEC responsible for the regulation of “security-based swaps.” The SEC requirements have largely yet to be made effective, but the CFTC requirements are largely in place. The CFTC requirements have included rules for some of the types of transactions in which the Funds will engage, including mandatory clearing and exchange trading, reporting, and margin for OTC swaps. Title VII also created new categories of regulated market participants, such as “swap dealers,” “security-based swap dealers,” “major swap participants,” and “major security-based swap participants” who are, or will be, subject to significant new capital, registration, recordkeeping, reporting, disclosure, business conduct and other regulatory requirements. The regulatory requirements under Title VII continue to be developed and there may be further modifications that could materially and adversely impact the Funds, the markets in which a Fund trades and the counterparties with which the Fund engages in transactions.

As noted, the CFTC rules may not apply to all of the swap agreements and forward contracts entered into by the Funds. Investors, therefore, may not receive the protection of CFTC regulation or the statutory scheme of the Commodity Exchange Act (the “CEA”) in connection with each Fund’s swap agreements or forward contracts. The lack of regulation in these markets could expose investors to significant losses under certain circumstances, including in the event of trading abuses or financial failure by participants.

Counterparty Credit Risk

The Funds will be subject to the credit risk of the counterparties to the derivatives. In the case of cleared derivatives, the Funds will have credit risk to the clearing corporation in a similar manner as the Funds would for futures contracts. In the case of OTC derivatives, the Funds will be subject to the credit risk of the counterparty to the transaction — typically a single bank or financial institution. As a result, a Fund is subject to increased credit risk with respect to the amount it expects to receive from counterparties to OTC derivatives entered into as part of that Fund’s principal investment strategy. If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, a Fund could suffer significant losses on these contracts and the value of an investor’s investment in a Fund may decline.

The Funds have sought to mitigate these risks by generally requiring that the counterparties for each Fund agree to post collateral for the benefit of the Fund, marked to market daily, subject to certain minimum thresholds. However, there are no limitations on the percentage of assets each Fund may invest in swap agreements or forward contracts with a particular counterparty. To the extent any such collateral is insufficient or there are delays in accessing the collateral, the Funds will be exposed to counterparty risk as described above, including possible delays in recovering amounts as a result of bankruptcy proceedings. The Funds typically enter into transactions only with major global financial institutions.

OTC derivatives of the type that may be utilized by the Funds are generally less liquid than futures contracts because they are not traded on an exchange, do not have uniform terms and conditions, and are generally entered into based upon the creditworthiness of the parties and the availability of credit support, such as collateral, and in

VS Trust
NOTES TO FINANCIAL STATEMENTS
March 31, 2022
(unaudited)

NOTE 8 — RISK (cont.)

general, are not transferable without the consent of the counterparty. These agreements contain various conditions, events of default, termination events, covenants and representations. The triggering of certain events or the default on certain terms of the agreement could allow a party to terminate a transaction under the agreement and request immediate payment in an amount equal to the net positions owed to the party under the agreement. For example, if the level of the Fund’s benchmark has a dramatic intraday move that would cause a material decline in the Fund’s NAV, the terms of the swap may permit the counterparty to immediately close out the transaction with the Fund. In that event, it may not be possible for the Fund to enter into another swap or to invest in other Financial Instruments necessary to achieve the desired exposure consistent with the Fund’s objective. This, in turn, may prevent the Fund from achieving its investment objective, particularly if the level of the Fund’s benchmark reverses all or part of its intraday move by the end of the day.

In addition, cleared derivatives benefit from daily marking-to-market and settlement, and segregation and minimum capital requirements applicable to intermediaries. To the extent the Fund enters into cleared swap transactions, the Fund will deposit collateral with a FCM in cleared swaps customer accounts, which are required by CFTC regulations to be separate from its proprietary collateral posted for cleared swaps transactions. Cleared swap customer collateral is subject to regulations that closely parallel the regulations governing customer segregated funds for futures transactions but provide certain additional protections to cleared swaps collateral in the event of a clearing broker or clearing broker customer default. For example, in the event of a default of both the clearing broker and a customer of the clearing broker, a clearing house is only permitted to access the cleared swaps collateral in the legally separate (but operationally comingled) account of the defaulting cleared swap customer of the clearing broker, as opposed to the treatment of customer segregated funds, under which the clearing house may access all of the commingled customer segregated funds of a defaulting clearing broker. Derivatives entered into directly between two counterparties do not necessarily benefit from such protections, particularly if entered into with an entity that is not registered as a “swap dealer” with the CFTC. This exposes the Funds to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a dispute over the terms of the contract (whether or not bona fide) or because of a credit or liquidity problem, thus causing the Funds to suffer a loss.

The Sponsor regularly reviews the performance of its counterparties for, among other things, creditworthiness and execution quality. In addition, the Sponsor periodically considers the addition of new counterparties and the counterparties used by a Fund may change at any time. Each day, the Funds disclose their portfolio holdings as of the prior Business Day. Each Fund’s portfolio holdings identifies its counterparties, as applicable. This portfolio holdings information may be accessed through the web on the Sponsor’s website at www.volatilityshares.com.

Each counterparty and/or any of its affiliates may be an Authorized Participant or shareholder of a Fund, subject to applicable law.

The counterparty risk for cleared derivatives transactions is generally lower than for OTC derivatives. Once a transaction is cleared, the clearing organization is substituted and is a Fund’s counterparty on the derivative. The clearing organization guarantees the performance of the other side of the derivative. Nevertheless, some risk remains, as there is no assurance that the clearing organization, or its members, will satisfy its obligations to a Fund.

Leverage Risk

The Funds may utilize leverage in seeking to achieve their respective investment objectives and will lose more money in market environments adverse to their respective daily investment objectives than funds that do not employ leverage. The use of leveraged and/or inverse leveraged positions increases the risk of total loss of an investor’s investment, even over periods as short as a single day.

For example, because UVIX includes a two times (2x) multiplier, a single-day movement in the relevant benchmark approaching 50% at any point in the day could result in the total loss or almost total loss of an investor’s investment if that movement is contrary to the investment objective of the Fund in which an investor has invested,

VS Trust
NOTES TO FINANCIAL STATEMENTS
March 31, 2022
(unaudited)

NOTE 8 — RISK (cont.)

even if such Fund’s benchmark subsequently moves in an opposite direction, eliminating all or a portion of the movement. This would be the case with downward single-day or intraday movements in the underlying benchmark of a Fund or upward single-day or intraday movements in the benchmark of a Fund, even if the underlying benchmark maintains a level greater than zero at all times.

Liquidity Risk

Financial Instruments cannot always be liquidated at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption can also make it difficult to liquidate a position or find a swap or forward contract counterparty at a reasonable cost. Market illiquidity may cause losses for the Funds. The large size of the positions which the Funds may acquire increases the risk of illiquidity by both making their positions more difficult to liquidate and increasing the losses incurred while trying to do so. Any type of disruption or illiquidity will potentially be exacerbated due to the fact that the Funds will typically invest in Financial Instruments related to one benchmark, which in many cases is highly concentrated.

“Contango” and “Backwardation” Risk

The Funds typically hold futures contracts. As the futures contracts near expiration, they are generally replaced by contracts that have a later expiration. Thus, for example, a contract purchased and held in November 2019 may specify a January 2020 expiration. As that contract nears expiration, it may be replaced by selling the January 2020 contract and purchasing the contract expiring in March 2020. This process is referred to as “rolling.” Rolling may have a positive or negative impact on performance. For example, historically, the prices of certain types of futures contracts have frequently been higher for contracts with shorter-term expirations than for contracts with longer-term expirations, which is referred to as “backwardation.” In these circumstances, absent other factors, the sale of the January 2020 contract would take place at a price that is higher than the price at which the March 2020 contract is purchased, thereby creating a gain in connection with rolling. While certain types of futures contracts have historically exhibited consistent periods of backwardation, backwardation will likely not exist in these markets at all times.

Since the introduction of VIX futures contracts, there have frequently been periods where VIX futures prices reflect higher expected volatility levels further out in time. This can result in a loss from “rolling” the VIX futures to maintain the constant weighted average maturity of the applicable Fund benchmark. Losses from exchanging a lower priced VIX future for a higher priced longer-term future in the rolling process could adversely affect the value of a Fund and, accordingly, decrease the return of a Fund.

Natural Disaster/Epidemic Risk

Natural or environmental disasters, such as earthquakes, fires, floods, hurricanes, tsunamis and other severe weather-related phenomena generally, and widespread disease, including pandemics and epidemics (for example, the novel coronavirus COVID-19), have been and can be highly disruptive to economies and markets and have recently led, and may continue to lead, to increased market volatility and significant market losses. Such natural disaster and health crises could exacerbate political, social, and economic risks previously mentioned, and result in significant breakdowns, delays, shutdowns, social isolation, and other disruptions to important global, local and regional supply chains affected, with potential corresponding results on the operating performance of the Funds and their investments. A climate of uncertainty and panic, including the contagion of infectious viruses or diseases, may adversely affect global, regional, and local economies and reduce the availability of potential investment opportunities, and increases the difficulty of performing due diligence and modeling market conditions, potentially reducing the accuracy of financial projections. Under these circumstances, the Funds may have difficulty achieving their investment objectives which may adversely impact performance. Further, such events can be highly

VS Trust
NOTES TO FINANCIAL STATEMENTS
March 31, 2022
(unaudited)

NOTE 8 — RISK (cont.)

disruptive to economies and markets, significantly disrupt the operations of individual companies (including, but not limited to, the Funds’ Sponsor and third party service providers), sectors, industries, markets, securities and commodity exchanges, currencies, interest and inflation rates, credit ratings, investor sentiment, and other factors affecting the value of the Funds’ investments. These factors can cause substantial market volatility, exchange trading suspensions and closures and can impact the ability of the Funds to complete redemptions and otherwise affect Fund performance and Fund trading in the secondary market. A widespread crisis may also affect the global economy in ways that cannot necessarily be foreseen at the current time. How long such events will last and whether they will continue or recur cannot be predicted. Impacts from these events could have significant impact on a Fund’s performance, resulting in losses to your investment.

Risk that Current Assumptions and Expectations Could Become Outdated As a Result of Global Economic Shocks

The onset of the novel coronavirus (COVID-19) has caused significant shocks to global financial markets and economies, with many governments taking extreme actions to slow and contain the spread of COVID-19. These actions have had, and likely will continue to have, a severe economic impact on global economies as economic activity in some instances has essentially ceased. Financial markets across the globe are experiencing severe distress at least equal to what was experienced during the global financial crisis in 2008. In March 2020, U.S. equity markets entered a bear market in the fastest such move in the history of U.S. financial markets. Contemporaneous with the onset of the COVID-19 pandemic in the US, oil experienced shocks to supply and demand, impacting the price and volatility of oil. The global economic shocks being experienced as of the date hereof may cause the underlying assumptions and expectations of the Funds to become outdated quickly or inaccurate, resulting in significant losses.

NOTE 9 — SUBSEQUENT EVENTS

Management has evaluated the possibility of subsequent events existing in the Trust’s and the Funds’ financial statements through the date the financial statements were issued. Management has determined that there are no material events that would require disclosure in the Trust’s or the Funds’ financial statements through this date.

VS Trust
Statements of Assets and Liabilities
June 30, 2022 (Unaudited)

	-1x Short VIX Futures ETF	2x Long VIX Futures ETF
ASSETS
Investments in securities, at value*	$8,291,332	$17,149,760
Cash	3,539,530	107,781
Interest receivable	9,602	12,375
Receivable for shares sold	—	2,340,478
Variation margin receivable	—	1,433,096
Deposit at Broker for Futures	39,872,983	40,554,763
Total Assets	$51,713,447	$61,598,252

LIABILITIES
Payables
Due from Other	$—	$1,016,260
Variation margin payable	583,031	—
Fund shares redeemed	4,105,647	—
Management fees payable	62,124	70,335
Administrative, accounting and custodian fees payable	22,421	22,597
Professional fees payable	15,210	15,174
Licensing and registration fees payable	35,642	37,431
Total Liabilities	4,824,076	1,161,797
NET ASSETS	$46,889,371	$60,436,455

NET ASSETS CONSIST OF:
Paid-in capital	$51,010,542	$53,071,590
Total distributable earnings (accumulated deficit)	(4,121,171)	7,364,865
Net Assets	$46,889,371	$60,436,455

Net Asset Value (unlimited shares authorized):
Class I (unlimited shares authorized):
Net Assets	$46,889,371	$60,436,455
Shares Outstanding^	4,510,000	3,530,000
Net Asset Value, Offering and Redemption Price per Share	$10.40	$17.12

* Investments in securities, at cost	$8,291,332	$17,149,760
No Par Value

VS Trust
Statements of Operations
For the Quarter Ended June 30, 2022 (Unaudited)

	-1x Short VIX Futures ETF	2x Long VIX Futures ETF
INVESTMENT INCOME
Income:
Interest income	$18,977	$16,778
Other income	61	153
Total Income	19,037	16,931

Expenses:
Management fees	163,452	111,085
Administrative, accounting and custodian fees	23,357	23,323
Professional fees	15,000	14,963
Licensing and registration fees	40,055	40,027
Broker interest expense	19,953	8,143
Total Expenses	261,816	197,542
Net Investment Loss	(242,779)	(180,611)

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND FUTURES CONTRACTS
Net realized gain (loss) on:
Investments in securities	—	—
Investments in Affiliated Securities	—	—
Short Term Investments	—	—
Futures	(4,573,051)	7,528,449
Net change in unrealized appreciation (depreciation) of:
Short Term Investments	—	—
Futures	835,808	(256,944)
Net realized and unrealized gain (loss) on investments and futures contracts	(3,737,244)	7,271,505
NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$(3,980,023)	$7,090,894

VS Trust
Statements of Changes in Net Assets

	-1x Short VIX Futures ETF	2x Long VIX Futures ETF
	Quarter Ended June 30, 2022 (Unaudited)	Quarter Ended June 30, 2022 (Unaudited)
INCREASE (DECREASE) IN NET ASSETS:
OPERATIONS
Net investment loss	$(242,779)	$(180,611)
Net realized gain (loss) on investments and futures contracts	(4,573,051)	7,528,449
Net change in unrealized appreciation (depreciation) of investments and futures contracts	835,808	(256,944)

Net increase (decrease) in net assets resulting from operations	(3,980,023)	7,090,894

CAPITAL SHARE TRANSACTIONS
Shares sold, net of shares redeemed	45,490,184	49,351,250
Net increase in net assets from capital share transactions	45,490,184	49,351,250
Total increase in net assets	41,510,161	56,442,145

NET ASSETS
Beginning of Period	5,379,210	3,994,311
End of Period	$46,889,371	$60,436,455

VS Trust
Statements of Cash Flows

	-1x Short VIX Futures ETF	2x Long VIX Futures ETF
	June 30, 2022 (Unaudited)	June 30, 2022 (Unaudited)
CASH FLOW FROM OPERATING ACTIVITIES
Net income (loss)	$(242,779)	$(180,611)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities	—	—
Purchase of investments	(86,248,199)	(60,472,471)
Proceeds from sales or maturities of investments held	78,851,911	43,818,993
Change in unrealized appreciation (depreciation) on investments	835,808	(256,944)
Realized gains (losses) on investments	(4,573,051)	7,528,449
Decrease (Increase) in Deposits at broker for futures contracts	(37,960,927)	(39,378,470)
Decrease (Increase) in receivable for shares sold	4,018,702	(121,254)
Decrease (Increase) in interest receivable	(9,596)	(12,371)
Decrease (Increase) in other receivables	765	200
Increase (Decrease) in Payable for shares redeemed	4,105,647	—
Increase (Decrease) in Due to Other	(0)	(161,534)
Increase (Decrease) in Payable to Sponsor	62,015	70,197
Increase (Decrease) in Administrative, accounting and custodian fees payable	21,906	22,082
Increase (Decrease) in Professional fees payable	15,000	14,963
Increase (Decrease) in Licensing and registration fees payable	34,725	36,514
Net cash provided by (used in) operating activities	(41,088,075)	(49,092,257)
CASH FLOW FROM FINANCING ACTIVITIES
Proceeds from shares sold, net of cost from shares purchased	45,490,184	49,351,250
Net cash provided by (used in) financing activities	45,490,184	49,351,250
NET INCREASE IN CASH	4,402,110	258,994
Beginning of Period	(862,580)	(151,213)
End of Period	$3,539,530	$107,781

VS Trust
Financial Highlights

	-1x Short VIX Futures ETF	2x Long VIX Futures ETF
	Quarter Ended June 30, 2022 (Unaudited)	Quarter Ended June 30, 2022 (Unaudited)
Net Asset Value, Beginning of Period	$14.16	$16.64
Net investment loss(1)	$(0.05)	$(0.12)
Net Realized and Unrealized Gain (Loss) on Investments and Futures Contracts	$(3.71)	$0.60
Net Increase (Decrease) in Net Asset Value Resulting from Operations	$(3.76)	$0.48
Net Asset Value, End of Period	$10.40	$17.12
Market Value Per Share, at June 30, 2022(2)	$10.40	$17.08
Total Return at Net Asset Value(3)	-26.56%	2.83%
Total Return at Market Value(3)	-25.93%	1.30%

Ratios to Average Net Assets:(4)
Expense ratio(5)	2.18%	2.91%
Net Investment Loss	-0.50%	-0.67%

____________

(1)      Net investment loss per share represents net investment loss divided by the daily average shares of beneficial interest outstanding during the period.

(2)      Market values are determined at the close of the applicable primary listing exchange, which may be later than when the Funds’ net asset value is calculated.

(3)      Percentages are not annualized for the period ended June 30, 2022.

(4)      Percentages are annualized.

(5)      The expense ratio would be 2.00% and 2.81% respectively, if brokerage commissions and futures and futures account fees were excluded.

-1x Short VIX Futures ETF
Schedule of Investments (Unaudited)
June 30, 2022

SHORT TERM INVESTMENT – 17.7%
Money Market Fund – 17.7%
8,291,332	First American Government Obligations Fund, 1.30%(a)	$8,291,332
	TOTAL SHORT TERM INVESTMENT (Cost $8,291,332)	8,291,332

	TOTAL INVESTMENTS (Cost $8,291,332) – 17.7%	8,291,332
	Other Assets in Excess of Liabilities – 82.3%(b)	38,598,039
	TOTAL NET ASSETS – 100.0%	$46,889,371

____________

Percentages are stated as a percent of net assets.

(a)      Represents annualized seven-day yield at June 30, 2022.

(b)      39,289,952 of cash is pledged as collateral fo futures contracts.

-1x Short VIX Futures ETF
Short Futures Contracts (Unaudited)
June 30, 2022

Contracts		Unrealized Appreciation/ (Depreciation)
(847)	CBOE VIX Futures	$524,119
	Expiring July 2022 (Underlying Face Amount at Market Value $24,765,259)
(776)	CBOE VIX Futures	176,411
	Expiring August 2022 (Underlying Face Amount at Market Value $22,835,611)	$700,530

See accompanying notes to financial statements

2x Long VIX Futures ETF
Schedule of Investments (Unaudited)
June 30, 2022

SHORT TERM INVESTMENT – 28.4%
Money Market Fund – 28.4%
17,149,760	First American Government Obligations Fund, 1.30%(a)	$17,149,760
	TOTAL SHORT TERM INVESTMENT (Cost $17,149,760)	17,149,760

	TOTAL INVESTMENTS (Cost $17,149,760) – 28.4%	17,149,760
	Other Assets in Excess of Liabilities – 71.6%(b)	43,286,695
	TOTAL NET ASSETS – 100.0%	$60,436,455

____________

Percentages are stated as a percent of net assets.

(a)      Represents annualized seven-day yield at June 30, 2022.

(b)      17,149,760 of cash is pledged as collateral fo futures contracts.

2x Long VIX Futures ETF
Long Futures Contracts (Unaudited)
June 30, 2022

Contracts		Unrealized Appreciation/ (Depreciation)
2,183	CBOE VIX Futures	$390,847
	Expiring July 2022 (Underlying Face Amount at Market Value $62,086,613)
2,001	CBOE VIX Futures	(371,589)
	Expiring August 2022 (Underlying Face Amount at Market Value $58,800,789)	$19,258

See accompanying notes to financial statements

VS Trust
NOTES TO FINANCIAL STATEMENTS
June 30, 2022
(unaudited)

NOTE 1 — ORGANIZATION

VS Trust (the “Trust”) is a Delaware statutory trust formed on October 24, 2019 and is currently organized into separate series (each, a “Fund” and collectively, the “Funds”). As of June 30, 2022, the following two series of the Trust have commenced investment operations: -1x Short VIX Futures ETF (“SVIX”) and 2x Long VIX Futures ETF (“UVIX”). Each of the Funds listed above issues common units of beneficial interest (“Shares”), which represent units of fractional undivided beneficial interest in and ownership of only that Fund. The Shares of each Fund are listed on the Cboe BZX Exchange (“Cboe BZX”).

The Funds’ inception of operation was March 28, 2022. Neither the Trust nor the Funds had any operations prior to March 28, 2022, other than matters relating to its organization and the registration of each series under the Securities Act of 1933.

Each Fund’s investment exposure to VIX futures contracts will cause each to be deemed a commodity pool, thereby subjecting each Fund to regulation under the Commodity Exchange Act of 1934 (“CEA”) and Commodity Futures Trading Commission (“CFTC”) rules. The Sponsor is registered as a Commodity Pool Operator (“CPO”) and the Fund will be operated in accordance with applicable CFTC rules. Registration as a CPO imposes additional compliance obligations on the Sponsor and the Funds related to additional laws, regulations and enforcement policies, which could increase compliance costs and may affect the operations and financial performance of the Funds.

Volatility Shares LLC (the “Sponsor”) is the sponsor of the Trust and the Funds. The Sponsor also will serve as the Trust’s commodity pool operator. The Funds are commodity pools, as defined under the Commodity Exchange Act (the “CEA”), and the applicable regulations of the CFTC and are operated by the Sponsor, which is registered as a commodity pool operator with the CFTC. The Trust is not an investment company registered under the Investment Company Act of 1940.

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES

Each Fund is an investment company, as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946 “Financial Services — Investment Companies.” As such, the Funds follow the investment company accounting and reporting guidance. The following is a summary of significant accounting policies followed by each Fund, as applicable, in preparation of its financial statements. These policies are in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

The accompanying unaudited financial statements were prepared in accordance with GAAP for interim financial information and with the instructions for Form 10-Q and the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). In the opinion of management, all material adjustments, consisting only of normal recurring adjustments, considered necessary for a fair statement of the interim period financial statements have been made. Interim period results are not necessarily indicative of results for a full-year period.

Emerging growth company

The Trust is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. It will remain an emerging growth company until the earlier of (1) the beginning of the first fiscal year following the fifth anniversary of its initial public offering, (2) the beginning of the first fiscal year after annual gross revenue is $1.07 billion (subject to adjustment for inflation) or more, (3) the date on which the Fund has, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities and (4) as of the end of any fiscal year in which the market value of common equity held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

VS Trust
NOTES TO FINANCIAL STATEMENTS
June 30, 2022
(unaudited)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

For as long as the Trust remains an “emerging growth company,” it may take advantage of certain exemptions from the various reporting requirements that are applicable to public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation and financial statements in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote to approve executive compensation and shareholder approval of any golden parachute payments not previously approved. The Trust will take advantage of these reporting exemptions until it is no longer an “emerging growth company.”

Use of Estimates & Indemnifications

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

In the normal course of business, the Trust enters into contracts that contain a variety of representations which provide general indemnifications. The Trust’s maximum exposure under these arrangements cannot be known; however, the Trust expects any risk of loss to be remote.

Basis of Presentation

Pursuant to rules and regulations of the SEC, these financial statements are presented for the Trust as a whole, as the SEC registrant, and for each Fund individually. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Fund shall be enforceable only against the assets of such Fund and not against the assets of the Trust generally or any other Fund. Accordingly, the assets of each Fund of the Trust include only those funds and other assets that are paid to, held by or distributed to the Trust for the purchase of Shares in that Fund.

Statements of Cash Flows

The cash amount shown in the Statements of Cash Flows is the amount reported as cash in the Statements of Financial Condition dated June 30, 2022, and represents cash, segregated cash balances with brokers for futures contracts, segregated cash with brokers for swap agreements but does not include short-term investments.

Final Net Asset Value for Fiscal Period

The cut-off times and the times of the calculation of the Funds’ final net asset value for creation and redemption of fund Shares for the three months ended March 31, 2022 were typically as follows. All times are Eastern Standard Time:

Fund	Create/Redeem Cut-off*(EST)	NAV Calculation Time (EST)	NAV Calculation Date
-1x Short VIX Futures ETF and	2:00 p.m.	4:00 p.m.	June 30, 2022
2x Long VIX Futures ETF	2:00 p.m.	4:00 p.m.	June 30, 2022

____________

*        Although the Funds’ shares may continue to trade on secondary markets subsequent to the calculation of the final NAV, these times represent the final opportunity to transact in creation or redemption units for the three months ended June 30, 2022.

VS Trust
NOTES TO FINANCIAL STATEMENTS
June 30, 2022
(unaudited)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

Market value per Share is determined at the close of Cboe BZX and may be later than when the Funds’ NAV per Share is calculated.

For financial reporting purposes, the Funds value transactions based upon the final closing price in their primary markets. Accordingly, the investment valuations in these financial statements may differ from those used in the calculation of certain of the Funds’ final creation/redemption NAV for the three months ended June 30, 2022.

Investment Valuation

Short-term investments are valued at amortized cost which approximates fair value for daily NAV purposes. For financial reporting purposes, short-term investments are valued at their market price using information provided by a third-party pricing service or market quotations. In each of these situations, valuations are typically categorized as Level I in the fair value hierarchy.

Derivatives (e.g., futures contracts, options, swap agreements) are generally valued using independent sources and/or agreements with counterparties or other procedures as determined by the Sponsor. Futures contracts are generally valued at the last settled price on the applicable exchange on which that future trades. For financial reporting purposes, all futures contracts are generally valued at the last settled price. Futures contracts valuations are typically categorized as Level I in the fair value hierarchy. Swap agreement valuations are typically categorized as Level II in the fair value hierarchy. The Sponsor may in its sole discretion choose to determine a fair value price as the basis for determining the market value of such position. Such fair value prices would generally be determined based on available inputs about the current value of the underlying financial instrument or commodity and would be based on principles that the Sponsor deems fair and equitable so long as such principles are consistent with industry standards. The Sponsor may fair value an asset of a Fund pursuant to the policies the Sponsor has adopted. Depending on the source and relevant significance of valuation inputs, these instruments may be classified as Level II or Level III in the fair value hierarchy.

Fair value pricing may require subjective determinations about the value of an investment. While the Funds’ policies are intended to result in a calculation of its respective Fund’s NAV that fairly reflects investment values as of the time of pricing, such Fund cannot ensure that fair values determined by the Sponsor or persons acting at their direction would accurately reflect the price that a Fund could obtain for an investment if it were to dispose of that investment as of the time of pricing (for instance, in a forced or distressed sale). The prices used by such Fund may differ from the value that would be realized if the investments were sold and the differences could be material to the financial statements.

Fair Value of Financial Instruments

The Funds disclose the fair value of their investments in a hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The disclosure requirements establish a fair value hierarchy that distinguishes between: (1) market participant assumptions developed based on market data obtained from sources independent of the Funds (observable inputs); and (2) the Funds’ own assumptions about market participant assumptions developed based on the best information available under the circumstances (unobservable inputs). The three levels defined by the disclosure requirements hierarchy are as follows:

Level I — Quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level II — Inputs other than quoted prices included within Level I that are observable for the asset or liability, either directly or indirectly. Level II assets include the following: quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability, and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market-corroborated inputs).

VS Trust
NOTES TO FINANCIAL STATEMENTS
June 30, 2022
(unaudited)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

Level III — Unobservable pricing input at the measurement date for the asset or liability. Unobservable inputs shall be used to measure fair value to the extent that observable inputs are not available.

In some instances, the inputs used to measure fair value might fall in different levels of the fair value hierarchy. The level in the fair value hierarchy within which the fair value measurement in its entirety falls is determined based on the lowest input level that is significant to the fair value measurement in its entirety.

Fair value measurements also require additional disclosure when the volume and level of activity for the asset or liability have significantly decreased, as well as when circumstances indicate that a transaction is not orderly.

The following table summarizes the valuation of investments at June 30, 2022 using the fair value hierarchy:

	Level I – Quoted Prices		Level II – Other Significant Observable Inputs				Total
Fund	Money Market Fund	Futures Contracts*	Foreign Currency Forward Contracts		Swap Agreements
-1x Short VIX Futures ETF	8,291,332	47,600,870		—		—	55,892,202
2x Long VIX Futures ETF	17,149,760	120,887,402		—		—	138,037,162
Total Trust	$25,441,092	$168,488,272	$		$		$193,929,364

____________

*        Includes cumulative appreciation (depreciation) of futures contracts as reported in the Schedule of Investments. Only current day’s variation margin is reported within the Statements of Financial Condition in receivable/payable on open futures.

The inputs or methodology used for valuing investments are not necessarily an indication of the risk associated with investing in those securities.

Investment Transactions and Related Income

Investment transactions are recorded on the trade date. All such transactions are recorded on the identified cost basis and marked to market daily. Unrealized appreciation (depreciation) on open contracts are reflected in the Statements of Financial Condition and changes in the unrealized appreciation (depreciation) between periods are reflected in the Statements of Operations.

Interest income is recognized on an accrual basis and includes, where applicable, the amortization of premium or discount, and is reflected as Interest Income in the Statement of Operations.

Brokerage Commissions and Futures Account Fees

Each Fund pays its respective brokerage commissions, including applicable exchange fees, National Futures Association (“NFA”) fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities for each Fund’s investment in U.S. Commodity Futures Trading Commission (“CFTC”) regulated investments. The effects of trading spreads, financing costs/fees associated with Financial Instruments, and costs relating to the purchase of U.S. Treasury securities or similar high credit quality short-term fixed-income would also be borne by the Funds. Brokerage commissions on futures contracts are recognized on a half-turn basis (e.g., the first half is recognized when the contract is purchased (opened) and the second half is recognized when the transaction is closed). The Sponsor is currently paying brokerage commissions on VIX futures contracts for the Funds that exceed variable create/redeem fees collected by more than [ ]% of the Fund’s average net assets annually.

VS Trust
NOTES TO FINANCIAL STATEMENTS
June 30, 2022
(unaudited)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

Federal Income Tax

Each Fund is registered as a series of a Delaware statutory trust and is treated as a partnership for U.S. federal income tax purposes. Accordingly, no Fund expects to incur U.S. federal income tax liability; rather, each beneficial owner of a Fund’s Shares is required to take into account its allocable share of its Fund’s income, gain, loss, deductions and other items for its Fund’s taxable year ending with or within the beneficial owner’s taxable year.

Management of the Funds has reviewed all open tax years and major jurisdictions (i.e., the last four tax year ends and the interim tax period since then, as applicable) and concluded that there is no tax liability resulting from unrecognized tax benefits relating to uncertain income tax positions taken or expected to be taken in future tax returns. The Funds are also not aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will significantly change in the next twelve months. On an ongoing basis, management monitors its tax positions taken under the interpretation to determine if adjustments to conclusions are necessary based on factors including, but not limited to, on-going analysis of tax law, regulation, and interpretations thereof.

NOTE 3 — INVESTMENTS

Short-Term Investments

The Funds may purchase U.S. Treasury Bills, agency securities, and other high-credit quality short-term fixed income or similar securities with original maturities of one year or less. A portion of these investments may be posted as collateral in connection with swap agreements, futures, and/or forward contracts.

Accounting for Derivative Instruments

In seeking to achieve each Fund’s investment objective, the Sponsor uses a mathematical approach to investing. Using this approach, the Sponsor determines the type, quantity and mix of investment positions, including derivative positions, which the Sponsor believes in combination, should produce returns consistent with a Fund’s objective.

All open derivative positions at period end are reflected on each respective Fund’s Schedule of Investments. Certain Funds utilized a varying level of derivative instruments in conjunction with investment securities in seeking to meet their investment objectives during the period. While the volume of open positions may vary on a daily basis as each Fund transacts derivatives contracts in order to achieve the appropriate exposure to meet its investment objective, the volume of these open positions relative to the net assets of each respective Fund at the date of this report is generally representative of open positions throughout the reporting period.

Following is a description of the derivative instruments used by the Funds during the reporting period, including the primary underlying risk exposures related to each instrument type.

Futures Contracts

The Funds may enter into futures contracts to gain exposure to changes in the value of, or as a substitute for investing directly in (or shorting), an underlying benchmark. A futures contract obligates the seller to deliver (and the purchaser to accept) the future delivery of a specified quantity and type of asset at a specified time and place. The contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying commodity, if applicable, or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery, or by cash settlement at expiration of contract.

Upon entering into a futures contract, each Fund is required to deposit and maintain as collateral at least such initial margin as required by the exchange on which the transaction is affected. The initial margin is segregated as cash and/or securities balances with brokers for futures contracts, as disclosed in the Statements of Financial

VS Trust
NOTES TO FINANCIAL STATEMENTS
June 30, 2022
(unaudited)

NOTE 3 — INVESTMENTS (cont.)

Condition, and is restricted as to its use. The Funds that enter into futures contracts maintain collateral at the broker in the form of cash and/or securities. Pursuant to the futures contract, each Fund generally agrees to receive from or pay to the broker(s) an amount of cash equal to the daily fluctuation in value of the futures contract. Such receipts or payments are known as variation margin and are recorded by each Fund as unrealized gains or losses. Each Fund will realize a gain or loss upon closing of a futures transaction.

Futures contracts involve, to varying degrees, elements of market risk (specifically exchange rate sensitivity, commodity price risk or equity market volatility risk) and exposure to loss in excess of the amount of variation margin. The face or contract amounts reflect the extent of the total exposure each Fund has in the particular classes of instruments. Additional risks associated with the use of futures contracts are imperfect correlation between movements in the price of the futures contracts and the market value of the underlying Index or commodity and the possibility of an illiquid market for a futures contract. With futures contracts, there is minimal but some counterparty risk to the Funds since futures contracts are exchange-traded and the credit risk resides with the Funds’ clearing broker or clearinghouse itself. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified times during the trading day. Futures contracts prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting a Fund to substantial losses. If trading is not possible, or if a Fund determines not to close a futures position in anticipation of adverse price movements, the Fund will be required to make daily cash payments of variation margin. The risk the Fund will be unable to close out a futures position will be minimized by entering into such transactions on a national exchange with an active and liquid secondary market.

Option Contracts

An option is a contract that gives the buyer the right, but not the obligation, to buy or sell a specified quantity of a commodity or other instrument at a specific (or strike) price within a specified period of time, regardless of the market price of that instrument. There are two types of options: calls and puts. A call option conveys to the option buyer the right to purchase a particular futures contract at a stated price at any time during the life of the option. A put option conveys to the option buyer the right to sell a particular futures contract at a stated price at any time during the life of the option. Options written by a Fund may be wholly or partially covered (meaning that the Fund holds an offsetting position) or uncovered. In the case of the purchase of an option, the risk of loss of an investor’s entire investment (i.e., the premium paid plus transaction charges) reflects the nature of an option as a wasting asset that may become worthless when the option expires. Where an option is written or granted (i.e., sold) uncovered, the seller may be liable to pay substantial additional margin, and the risk of loss is unlimited, as the seller will be obligated to deliver, or take delivery of, an asset at a predetermined price which may, upon exercise of the option, be significantly different from the market value.

When a Fund writes a call or put, an amount equal to the premium received is recorded and subsequently marked to market to reflect the current value of the option written. Premiums received from writing options which expire are treated as realized gains. Premiums received from writing options which are exercised or closed are added to the proceeds or offset against amounts paid on the underlying futures, swap or security transaction to determine the realized gain (loss).

When a Fund purchases an option, the Fund pays a premium which is included as an asset on the Statement of Financial Condition and subsequently marked to market to reflect the current value of the option. Premiums paid for purchasing options which expire are treated as realized losses. The risk associated with purchasing put and call options is limited to the premium paid. Premiums paid for purchasing options which are exercised or closed are added to the amounts paid or offset against the proceeds on the underlying investment transaction to determine the realized gain (loss) when the underlying transaction is executed.

VS Trust
NOTES TO FINANCIAL STATEMENTS
June 30, 2022
(unaudited)

NOTE 3 — INVESTMENTS (cont.)

Certain options transactions may subject the writer (seller) to unlimited risk of loss in the event of an increase in the price of the contract to be purchased or delivered. The value of a Fund’s options transactions, if any, will be affected by, among other things, changes in the value of a Fund’s underlying benchmark relative to the strike price, changes in interest rates, changes in the actual and implied volatility of the Fund’s underlying benchmark, and the remaining time until the options expire, or any combination thereof. The value of the options should not be expected to increase or decrease at the same rate as the level of the Fund’s underlying benchmark, which may contribute to tracking error. Options may be less liquid than certain other securities. A Fund’s ability to trade options will be dependent on the willingness of counterparties to trade such options with the Fund. In a less liquid market for options, a Fund may have difficulty closing out certain option positions at desired times and prices. A Fund may experience substantial downside from specific option positions and certain option positions may expire worthless. Over-the-counter options generally are not assignable except by agreement between the parties concerned, and no party or purchaser has any obligation to permit such assignments. The over-the-counter market for options is relatively illiquid, particularly for relatively small transactions. The use of options transactions exposes a Fund to liquidity risk and counterparty credit risk, and in certain circumstances may expose the Fund to unlimited risk of loss. The Funds may buy and sell options on futures contracts, which may present even greater volatility and risk of loss.

Swap Agreements

The Funds may enter into swap agreements for purposes of pursuing their investment objectives or as a substitute for investing directly in (or shorting) an underlying Index or to create an economic hedge against a position. Swap agreements are two-party contracts that have traditionally been entered into primarily with institutional investors in over-the-counter (“OTC”) markets for a specified period, ranging from a day to more than one year. However, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) provides for significant reforms of the OTC derivative markets, including a requirement to execute certain swap transactions on a CFTC-regulated market and/or to clear such transactions through a CFTC-regulated central clearing organization. In a standard swap transaction, two parties agree to exchange the returns earned or realized on a particular predetermined investment, instrument or Index in exchange for a fixed or floating rate of return in respect of a predetermined notional amount. Transaction or commission costs are reflected in the benchmark level at which the transaction is entered into. The gross returns to be exchanged are calculated with respect to a notional amount and the benchmark returns to which the swap is linked. Swap agreements do not involve the delivery of underlying instruments.

Generally, swap agreements entered into by the Funds calculate and settle the obligations of the parties to the agreement on a “net basis” with a single payment. Consequently, each Fund’s current obligations (or rights) under a swap agreement will generally be equal only to the net amount to be paid or received under the agreement based on the relative values of such obligations (or rights) (the “net amount”). In a typical swap agreement entered into by UVIX, the would be entitled to settlement payments in the event the level of the benchmark increases and would be required to make payments to the swap counterparties in the event the level of the benchmark decreases, adjusted for any transaction costs or trading spreads on the notional amount the Funds may pay. In a typical swap agreement entered into by SVIX, the Fund would be required to make payments to the swap counterparties in the event the level of the benchmark increases and would be entitled to settlement payments in the event the level of the benchmark decreases, adjusted for any transaction costs or trading spreads on the notional amount the Funds may pay.

The net amount of the excess, if any, of each Fund’s obligations over its entitlements with respect to each OTC swap agreement is accrued on a daily basis and an amount of cash and/or securities having an aggregate value at least equal to such accrued excess is maintained for the benefit of the counterparty in a segregated account by the Funds’ Custodian. The net amount of the excess, if any, of each Fund’s entitlements over its obligations with respect to each OTC swap agreement is accrued on a daily basis and an amount of cash and/or securities having an aggregate value at least equal to such accrued excess is maintained for the benefit of the Fund in a segregated account by a

VS Trust
NOTES TO FINANCIAL STATEMENTS
June 30, 2022
(unaudited)

NOTE 3 — INVESTMENTS (cont.)

third party custodian. Until a swap agreement is settled in cash, the gain or loss on the notional amount less any transaction costs or trading spreads payable by each Fund on the notional amount are recorded as “unrealized appreciation or depreciation on swap agreements” and, when cash is exchanged, the gain or loss realized is recorded as “realized gains or losses on swap agreements.” Swap agreements are generally valued at the last settled price of the benchmark referenced asset.

Swap agreements contain various conditions, events of default, termination events, covenants and representations. The triggering of certain events or the default on certain terms of the agreement could allow a party to terminate a transaction under the agreement and request immediate payment in an amount equal to the net positions owed to the party under the agreement. This could cause a Fund to have to enter into a new transaction with the same counterparty, enter into a transaction with a different counterparty or seek to achieve its investment objective through any number of different investments or investment techniques.

Swap agreements involve, to varying degrees, elements of market risk and exposure to loss in excess of the unrealized gain/loss reflected. The notional amounts reflect the extent of the total investment exposure each Fund has under the swap agreement, which may exceed the NAV of each Fund. Additional risks associated with the use of swap agreements are imperfect correlations between movements in the notional amount and the price of the underlying reference Index and the inability of counterparties to perform. Each Fund bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty. A Fund will typically enter into swap agreements only with major global financial institutions. The creditworthiness of each of the firms that is a party to a swap agreement is monitored by the Sponsor. The Sponsor may use various techniques to minimize credit risk including early termination and payment, using different counterparties, limiting the net amount due from any individual counterparty and generally requiring collateral to be posted by the counterparty in an amount approximately equal to that owed to the Funds. Outstanding swap agreements contractually terminate within one month but may be terminated without penalty by either party at any time. Upon termination, the Fund is obligated to pay or receive the “unrealized appreciation or depreciation” amount.

The Funds, as applicable, collateralize swap agreements by segregating or designating cash and/or certain securities as indicated on the Statements of Financial Condition or Schedules of Investments. As noted above, collateral posted in connection with OTC derivative transactions is held for the benefit of the counterparty in a segregated tri-party account at the Custodian to protect the counterparty against non-payment by the Funds. The collateral held in this account is restricted as to its use. In the event of a default by the counterparty, the Funds will seek withdrawal of this collateral from the segregated account and may incur certain costs in exercising its right with respect to the collateral. If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, the Funds may experience significant delays in obtaining any recovery in a bankruptcy or other reorganizational proceeding. The Funds may obtain only limited recovery or may obtain no recovery in such circumstances.

The Funds remain subject to credit risk with respect to the amount they expect to receive from counterparties. However, the Funds have sought to mitigate these risks in connection with OTC swaps by generally requiring that the counterparties for each Fund agree to post collateral for the benefit of the Fund, marked to market daily, in an amount approximately equal to what the counterparty owes the Fund, subject to certain minimum thresholds. In the event of a bankruptcy of a counterparty, such Fund will have direct access to the collateral received from the counterparty, generally as of the day prior to the bankruptcy, because there is a one day time lag between the Fund’s request for collateral and the delivery of such collateral. To the extent any such collateral is insufficient, the Funds will be exposed to counterparty risk as described above, including the possible delays in recovering amounts as a result of bankruptcy proceedings.

VS Trust
NOTES TO FINANCIAL STATEMENTS
June 30, 2022
(unaudited)

NOTE 3 — INVESTMENTS (cont.)

The counterparty/credit risk for cleared derivative transactions is generally lower than for OTC derivatives since generally a clearing organization becomes substituted for each counterparty to a cleared derivative contract and, in effect, guarantees the parties’ performance under the contract as each party to a trade looks only to the clearing organization for performance of financial obligations. In addition, cleared derivative transactions benefit from daily marking-to-market and settlement, and segregation and minimum capital requirements applicable to intermediaries.

Fair Value of Derivative Instruments as of June 30, 2022

Derivatives Not Accounted for as Hedging Instruments	Fund	Asset Derivatives			Liability Derivatives
		Statements of Financial Condition Location	Unrealized Appreciation		Statements of Financial Condition Location	Unrealized Depreciation
VIX Futures Contracts		Receivables on open futures contracts, unrealized appreciation on swap agreements			Payable on open futures contracts, unrealized depreciation on swap agreements
	-1x Short VIX Futures ETF		$835,808			$	*
	2x Long VIX Futures ETF		(256,944	)*			—
		Total Trust	$578,864	*		$	*

____________

*        Includes cumulative appreciation (depreciation) of futures contracts as reported in the Schedule of Investments. Only current day’s variation margin is reported within the Statements of Financial Condition in receivable/payable on open futures.

The Effect of Derivative Instruments on the Statement of Operations
For the three months ended June 30, 2022

Derivatives Not Accounted for as Hedging Instruments	Location of Gain (Loss) on Derivatives Recognized in Income	Fund	Realized Gain (Loss) on Derivatives Recognized in Income	Change in Unrealized Appreciation (Depreciation) on Derivatives Recognized in Income
VIX Futures Contracts	Net realized gain loss on futures contracts changes in unrealized appreciation (depreciation) on futures contracts
		-1x Short VIX Futures ETF	$(4,573,051)	$835,808
		2x Long VIX Futures ETF	7,528,449	(256,944)
		Total Trust	$(4,532)	$140,925

Offsetting Assets and Liabilities

Each Fund is subject to master netting agreements or similar arrangements that allow for amounts owed between each Fund and the counterparty to be netted upon an early termination. The party that has the larger payable pays the excess of the larger amount over the smaller amount to the other party. The master netting agreements or similar arrangements do not apply to amounts owed to/from different counterparties. As described above, the Funds utilize derivative instruments to achieve their investment objective during the year. The amounts shown in the Statements of Financial Condition do not take into consideration the effects of legally enforceable master netting agreements or similar arrangements.

VS Trust
NOTES TO FINANCIAL STATEMENTS
June 30, 2022
(unaudited)

NOTE 3 — INVESTMENTS (cont.)

For financial reporting purposes, the Funds do not offset derivative assets and derivative liabilities that are subject to netting arrangements in the Statements of Financial Condition. The following table presents each Fund’s derivatives by investment type and by counterparty net of amounts available for offset under a master netting agreement and the related collateral received or pledged by the Funds as of June 30, 2022.

	Fair Values of Derivative Instruments as of June 30, 2022
	Assets			Liabilities
Fund	Gross Amounts of Recognized Assets presented in the Statements of Financial Condition	Gross Amounts Offset in the Statements of Financial Condition	Net Amounts of Assets presented in the Statements of Financial Condition	Gross Amounts of Recognized Liabilities presented in the Statements of Financial Condition	Gross Amounts Offset in the Statements of Financial Condition	Net Amounts of Liabilities presented in the Statements of Financial Condition
-1x Short VIX Futures ETF				583,031		583,031
2x Long VIX Futures ETF	1,433,096		1,433,096

Asset (Liability) amounts shown in the table below represent amounts owed to (by) the Funds for the derivative-related investments at June 30, 2022. These amounts may be collateralized by cash or financial instruments, segregated for the benefit of the Funds or the counterparties, depending on whether the related contracts are in an appreciated or depreciated position at period end. Amounts shown in the column labeled “Net Amount” represent the uncollateralized portions of these amounts at period end. These amounts may be un-collateralized due to timing differences related to market movements or due to minimum thresholds for collateral movement, as further described above under the caption “Accounting for Derivative Instruments”.

	Gross Amounts Not Offset in the Statements of Financial Condition as of June 30, 2022
Fund	Amounts of Recognized Assets/ (Liabilities) presented in the Statements of Financial Condition	Financial Instruments for the Benefit of (the Funds)/the Counterparties	Cash Collateral for the Benefit of (the Funds)/the Counterparties	Net Amount
-1x Short VIX Futures ETF	$(583,031)	$	$583,031	$
2x Long VIX Futures ETF	1,433,096		1,433,096

NOTE 4 — AGREEMENTS

Management Fee

SVIX pays the Sponsor a management fee (the “Management Fee”), monthly in arrears, in an amount equal to 1.35% per annum of its average daily net assets. UVIX pays the Sponsor a Management Fee, monthly in arrears, in an amount equal to 1.65% per annum of its average daily net assets. “Average daily net assets” is calculated by dividing the month-end net assets of each Fund by the number of calendar days in such month.

No other Management Fee is paid by the Funds. The Management Fee is paid in consideration of the Sponsor’s trading advisory services and the other services provided to the Fund that the Sponsor pays directly.

VS Trust
NOTES TO FINANCIAL STATEMENTS
June 30, 2022
(unaudited)

NOTE 4 — AGREEMENTS (cont.)

Pursuant to the Sponsor Agreement between Sponsor and the Trust, on behalf of the Funds, the Sponsor oversees and pays Milliman FRM (“Commodity Sub-Adviser”) for its services as Commodity Sub-Adviser. The Commodity Sub-Adviser is paid by the Sponsor an annual sub-advisory fee of 0.25% based on each Fund’s average daily net assets (total assets of the Fund, minus the sum of its accrued liabilities). The commodity sub-advisory fee is waived for the first 6 months of each Fund’s operations or until a Fund reaches $35 million in average daily net assets. The Funds do not directly pay the Commodity Sub-Adviser.

Non-Recurring Fees and Expenses

Each Fund pays all its non-recurring and unusual fees and expenses, if any, as determined by the Sponsor. Non-recurring and unusual fees and expenses are fees and expenses that are unexpected or unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other material expenses which are not currently anticipated obligations of the Funds.

The Administrator, Transfer Agent and Custodian

U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services (“Fund Services”), an indirect subsidiary of U.S. Bancorp, serves as the Fund’s fund accountant, administrator and transfer agent pursuant to certain fund accounting servicing, fund administration servicing and transfer agent servicing agreements. U.S. Bank National Association, a subsidiary of U.S. Bancorp and parent company of Fund Services, intends to serve as the Fund’s custodian pursuant to a custody agreement.

The Marketing Agent

Foreside Fund Services, LLC (the “Marketing Agent”) serves as the Marketing Agent of the Funds. Its principal duties are: (i) to work with the Transfer Agent to review and approve orders placed by Authorized Participants and transmitted to the Transfer Agent; (ii) maintain copies of confirmations of Creation Unit creation and redemption order acceptances; (iii) maintain telephonic, facsimile and/or access to direct computer communications links with the Transfer Agent; and (iv) review and approve, prior to use, all Trust marketing materials for compliance with applicable SEC and FINRA advertising rules.

The Marketing Agent retains all marketing materials separately for the Funds, at their offices located at Three Canal Plaza, Suite 100 Portland, Maine 04101.

As compensation for the services it provides, the Marketing Agent receives a fee from the Funds.

NOTE 5 — OFFERING COSTS

Offering costs will be amortized by the Funds over a twelve month period on a straight-line basis beginning once the fund commences operations. The Sponsor will not charge its Management Fee in the first year of operations of a Fund in an amount equal to the offering costs. Normal and expected expenses incurred in connection with the continuous offering of Shares of a Fund after the commencement of its trading operations will be paid by the Sponsor.

NOTE 6 — CREATION AND REDEMPTION OF CREATION UNITS

Each Fund issues and redeems shares from time to time, but only in one or more Creation Units. A Creation Unit is a block of at least 10,000 Shares of a Fund. Creation Units may be created or redeemed only by Authorized Participants.

Except when aggregated in Creation Units, the Shares are not redeemable securities. Retail investors, therefore, generally will not be able to purchase or redeem Shares directly from or with a Fund. Rather, most retail investors will purchase or sell Shares in the secondary market with the assistance of a broker. Thus, some of the information contained in these Notes to Financial Statements — such as references to the Transaction Fees imposed on purchases and redemptions is not relevant to retail investors.

VS Trust
NOTES TO FINANCIAL STATEMENTS
June 30, 2022
(unaudited)

NOTE 6 — CREATION AND REDEMPTION OF CREATION UNITS (cont.)

Transaction Fees on Creation and Redemption Transactions

The manner by which Creation Units are purchased or redeemed is governed by the terms of the Authorized Participant Agreement and Authorized Participant Procedures Handbook. By placing a purchase order, an Authorized Participant agrees to: (1) deposit cash with the Custodian; and (2) if permitted by the Sponsor in its sole discretion, enter into or arrange for an exchange of futures contract for related position or block trade with the relevant fund whereby the Authorized Participant would also transfer to such Fund a number and type of exchange-traded futures contracts at or near the closing settlement price for such contracts on the purchase order date.

Authorized Participants may pay a fee up to 0.20% of the value of each order they place with each order to create or redeem a Creation Unit in order to compensate the Administrator, the Custodian and the Transfer Agent of each Fund and its Shares, for services in processing the creation and redemption of Creation Units and to offset the costs of increasing or decreasing derivative positions, unless the transaction fee is waived or otherwise adjusted by the Sponsor. The Sponsor provides such Authorized Participant with prompt notice in advance of any such waiver or adjustment of the transaction fee. Authorized Participants may sell the Shares included in the Creation Units they purchase from the Funds to other investors in the secondary market.

Transaction fees for the three months ended June 30, 2022 were as follows:

Fund	Three Months Ended June 30, 2022
-1x Short VIX Futures ETF	$62,214
2x Long VIX Futures ETF	45,789
Total Trust	$108,003

NOTE 7 — FINANCIAL HIGHLIGHTS

Selected data is for a Share outstanding throughout the three months ended June 30, 2022

For the Three Months Ended June 30, 2022 (unaudited)

Per Share Operating Performance	-1x Short VIX Futures ETF	2x Long VIX Futures ETF
Net asset value, beginning of period	$14.16	$16.64
Net investment loss	(0.05)	(0.12)
Net realized and unrealized gain (loss)(1)	(3.71)	0.56
Change in net asset value from operations	(3.76)	0.44
Net asset value, end of period	$10.40	$17.08
Market value per share, at March 31, 2022(2)	$10.40	$17.08
Total Return, at net asset value(3)	-26.56%	2.83%
Total Return, at market value(3)	-25.93%	1.30%

Ratios to Average Net Assets:(4)
Expense ratio(5)	2.18%	2.91%
Net investment loss	-0.50%	-0.67%

____________

(1)      The amount shown for a share outstanding throughout the period may not accord with the change in aggregate gains and losses during the period because of timing of creation and redemption units in relation to fluctuating net asset value during the period.

(2)      Market values are determined at the close of the applicable primary listing exchange, which may be later than when the Funds’ net asset value is calculated.

VS Trust
NOTES TO FINANCIAL STATEMENTS
June 30, 2022
(unaudited)

NOTE 7 — FINANCIAL HIGHLIGHTS (cont.)

(3)      Percentages are not annualized for the period ended June 30, 2022.

(4)      Percentages are annualized.

(5)      The expense ratio would be 2.00% and 2.81% respectively, if brokerage commissions and futures account fees were excluded.

NOTE 8 — RISK

Correlation and Compounding Risk

The Funds do not seek to achieve their stated investment objective over a period of time greater than a single day (as measured from NAV calculation time to NAV calculation time). The return of a Fund for a period longer than a single day is the result of its return for each day compounded over the period and usually will differ in amount and possibly even direction from the inverse (-1x) or two times (2x) the return of the Fund’s benchmark for the period. A Fund will lose money if its benchmark performance is flat over time, and it is possible for a Fund to lose money over time even if the performance of its benchmark increases in the case of UVIX (or decreases in the case of SVIX), as a result of daily rebalancing, the benchmark’s volatility, compounding, and other factors. Compounding is the cumulative effect of applying investment gains and losses and income to the principal amount invested over time. Gains or losses experienced over a given period will increase or reduce the principal amount invested from which the subsequent period’s returns are calculated. The effects of compounding will likely cause the performance of a Fund to differ from the Fund’s stated multiple times the return of its benchmark for the same period. The effect of compounding becomes more pronounced as benchmark volatility and holding period increase. The impact of compounding will impact each shareholder differently depending on the period of time an investment in a Fund is held and the volatility of the benchmark during the holding period of an investment in the Fund. Longer holding periods, higher benchmark volatility, inverse exposure and greater leverage each affect the impact of compounding on a Fund’s returns. Daily compounding of a Fund’s investment returns can dramatically and adversely affect its longer-term performance during periods of high volatility. Volatility may be at least as important to a Fund’s return for a period as the return of the Fund’s underlying benchmark.

Each Fund uses leverage and should produce daily returns that are more volatile than that of its benchmark. For example, the daily return of UVIX should be approximately two times as volatile on a daily basis as is the return of a fund with an objective of matching the same benchmark. The daily return of SVIX is designed to return the inverse (-1x) of the return that would be expected of a fund with an objective of matching the same benchmark. The Funds are not appropriate for all investors and present significant risks not applicable to other types of funds. The Funds use leverage and are riskier than similarly benchmarked exchange-traded funds that do not use leverage. An investor should only consider an investment in a Fund if he or she understands the consequences of seeking daily leveraged or daily inverse investment results. Shareholders who invest in the Funds should actively manage and monitor their investments, as frequently as daily.

While the Funds seek to meet their investment objectives, there is no guarantee they will do so. Factors that may affect a Fund’s ability to meet its investment objective include: (1) the Sponsor’s ability to purchase and sell Financial Instruments in a manner that correlates to a Fund’s objective; (2) an imperfect correlation between the performance of Financial Instruments held by a Fund and the performance of the applicable benchmark; (3) bid-ask spreads on such Financial Instruments; (4) fees, expenses, transaction costs, financing costs associated with the use of Financial Instruments and commission costs; (5) holding or trading instruments in a market that has become illiquid or disrupted; (6) a Fund’s Share prices being rounded to the nearest cent and/or valuation methodology; (7) changes to a benchmark Index that are not disseminated in advance; (8) the need to conform a Fund’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; (9) early and unanticipated closings of the markets on which the holdings of a Fund trade, resulting in the inability of the Fund to execute intended portfolio transactions; (10) accounting standards; and (11) differences caused by a Fund obtaining exposure to only a representative sample of the components of a benchmark, over weighting or under weighting certain components of a benchmark or obtaining exposure to assets that are not included in a benchmark.

VS Trust
NOTES TO FINANCIAL STATEMENTS
June 30, 2022
(unaudited)

NOTE 8 — RISK (cont.)

A number of factors may affect a Fund’s ability to achieve a high degree of correlation with its benchmark, and there can be no guarantee that a Fund will achieve a high degree of correlation. Failure to achieve a high degree of correlation may prevent a Fund from achieving its investment objective. In order to achieve a high degree of correlation with their underlying benchmarks, the Funds seek to rebalance their portfolios daily to keep exposure consistent with their investment objectives. Being materially under- or over-exposed to the benchmark may prevent such Funds from achieving a high degree of correlation with such benchmark. Market disruptions or closure, large amounts of assets into or out of the Funds, regulatory restrictions, extreme market volatility, and other factors will adversely affect such Funds’ ability to adjust exposure to requisite levels. The target amount of portfolio exposure is impacted dynamically by the benchmarks’ movements during each day. Other things being equal, more significant movement in the value of its benchmark up or down will require more significant adjustments to a Fund’s portfolio. Because of this, it is unlikely that the Funds will be perfectly exposed (i.e., --1x, -2x, as applicable) to its benchmark at the end of each day, and the likelihood of being materially under- or over-exposed is higher on days when the benchmark levels are volatile near the close of the trading day.

Each Fund seeks to rebalance its portfolio on a daily basis. The time and manner in which a Fund rebalances its portfolio may vary from day to day depending upon market conditions and other circumstances at the discretion of the Sponsor. Unlike other funds that do not rebalance their portfolios as frequently, each Fund may be subject to increased trading costs associated with daily portfolio rebalancing in order to maintain appropriate exposure to the underlying benchmarks.

Counterparty Risk

Each Fund may use derivatives such as swap agreements and forward contracts (collectively referred to herein as “derivatives”) in the manner described herein as a means to achieve their respective investment objectives. The use of derivatives by a Fund exposes the Fund to counterparty risks.

Regulatory Treatment

Derivatives are generally traded in OTC markets and have only recently become subject to comprehensive regulation in the United States. Cash-settled forwards are generally regulated as “swaps”, whereas physically settled forwards are generally not subject to regulation (in the case of commodities other than currencies) or subject to the federal securities laws (in the case of securities). Title VII of the Dodd-Frank Act (“Title VII”) created a regulatory regime for derivatives, with the CFTC responsible for the regulation of swaps and the SEC responsible for the regulation of “security-based swaps.” The SEC requirements have largely yet to be made effective, but the CFTC requirements are largely in place. The CFTC requirements have included rules for some of the types of transactions in which the Funds will engage, including mandatory clearing and exchange trading, reporting, and margin for OTC swaps. Title VII also created new categories of regulated market participants, such as “swap dealers,” “security-based swap dealers,” “major swap participants,” and “major security-based swap participants” who are, or will be, subject to significant new capital, registration, recordkeeping, reporting, disclosure, business conduct and other regulatory requirements. The regulatory requirements under Title VII continue to be developed and there may be further modifications that could materially and adversely impact the Funds, the markets in which a Fund trades and the counterparties with which the Fund engages in transactions.

As noted, the CFTC rules may not apply to all of the swap agreements and forward contracts entered into by the Funds. Investors, therefore, may not receive the protection of CFTC regulation or the statutory scheme of the Commodity Exchange Act (the “CEA”) in connection with each Fund’s swap agreements or forward contracts. The lack of regulation in these markets could expose investors to significant losses under certain circumstances, including in the event of trading abuses or financial failure by participants.

VS Trust
NOTES TO FINANCIAL STATEMENTS
June 30, 2022
(unaudited)

NOTE 8 — RISK (cont.)

Counterparty Credit Risk

The Funds will be subject to the credit risk of the counterparties to the derivatives. In the case of cleared derivatives, the Funds will have credit risk to the clearing corporation in a similar manner as the Funds would for futures contracts. In the case of OTC derivatives, the Funds will be subject to the credit risk of the counterparty to the transaction — typically a single bank or financial institution. As a result, a Fund is subject to increased credit risk with respect to the amount it expects to receive from counterparties to OTC derivatives entered into as part of that Fund’s principal investment strategy. If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, a Fund could suffer significant losses on these contracts and the value of an investor’s investment in a Fund may decline.

The Funds have sought to mitigate these risks by generally requiring that the counterparties for each Fund agree to post collateral for the benefit of the Fund, marked to market daily, subject to certain minimum thresholds. However, there are no limitations on the percentage of assets each Fund may invest in swap agreements or forward contracts with a particular counterparty. To the extent any such collateral is insufficient or there are delays in accessing the collateral, the Funds will be exposed to counterparty risk as described above, including possible delays in recovering amounts as a result of bankruptcy proceedings. The Funds typically enter into transactions only with major global financial institutions.

OTC derivatives of the type that may be utilized by the Funds are generally less liquid than futures contracts because they are not traded on an exchange, do not have uniform terms and conditions, and are generally entered into based upon the creditworthiness of the parties and the availability of credit support, such as collateral, and in general, are not transferable without the consent of the counterparty. These agreements contain various conditions, events of default, termination events, covenants and representations. The triggering of certain events or the default on certain terms of the agreement could allow a party to terminate a transaction under the agreement and request immediate payment in an amount equal to the net positions owed to the party under the agreement. For example, if the level of the Fund’s benchmark has a dramatic intraday move that would cause a material decline in the Fund’s NAV, the terms of the swap may permit the counterparty to immediately close out the transaction with the Fund. In that event, it may not be possible for the Fund to enter into another swap or to invest in other Financial Instruments necessary to achieve the desired exposure consistent with the Fund’s objective. This, in turn, may prevent the Fund from achieving its investment objective, particularly if the level of the Fund’s benchmark reverses all or part of its intraday move by the end of the day.

In addition, cleared derivatives benefit from daily marking-to-market and settlement, and segregation and minimum capital requirements applicable to intermediaries. To the extent the Fund enters into cleared swap transactions, the Fund will deposit collateral with a FCM in cleared swaps customer accounts, which are required by CFTC regulations to be separate from its proprietary collateral posted for cleared swaps transactions. Cleared swap customer collateral is subject to regulations that closely parallel the regulations governing customer segregated funds for futures transactions but provide certain additional protections to cleared swaps collateral in the event of a clearing broker or clearing broker customer default. For example, in the event of a default of both the clearing broker and a customer of the clearing broker, a clearing house is only permitted to access the cleared swaps collateral in the legally separate (but operationally comingled) account of the defaulting cleared swap customer of the clearing broker, as opposed to the treatment of customer segregated funds, under which the clearing house may access all of the commingled customer segregated funds of a defaulting clearing broker. Derivatives entered into directly between two counterparties do not necessarily benefit from such protections, particularly if entered into with an entity that is not registered as a “swap dealer” with the CFTC. This exposes the Funds to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a dispute over the terms of the contract (whether or not bona fide) or because of a credit or liquidity problem, thus causing the Funds to suffer a loss.

VS Trust
NOTES TO FINANCIAL STATEMENTS
June 30, 2022
(unaudited)

NOTE 8 — RISK (cont.)

The Sponsor regularly reviews the performance of its counterparties for, among other things, creditworthiness and execution quality. In addition, the Sponsor periodically considers the addition of new counterparties and the counterparties used by a Fund may change at any time. Each day, the Funds disclose their portfolio holdings as of the prior Business Day. Each Fund’s portfolio holdings identifies its counterparties, as applicable. This portfolio holdings information may be accessed through the web on the Sponsor’s website at www.volatilityshares.com.

Each counterparty and/or any of its affiliates may be an Authorized Participant or shareholder of a Fund, subject to applicable law.

The counterparty risk for cleared derivatives transactions is generally lower than for OTC derivatives. Once a transaction is cleared, the clearing organization is substituted and is a Fund’s counterparty on the derivative. The clearing organization guarantees the performance of the other side of the derivative. Nevertheless, some risk remains, as there is no assurance that the clearing organization, or its members, will satisfy its obligations to a Fund.

Leverage Risk

The Funds may utilize leverage in seeking to achieve their respective investment objectives and will lose more money in market environments adverse to their respective daily investment objectives than funds that do not employ leverage. The use of leveraged and/or inverse leveraged positions increases the risk of total loss of an investor’s investment, even over periods as short as a single day.

For example, because UVIX includes a two times (2x) multiplier, a single-day movement in the relevant benchmark approaching 50% at any point in the day could result in the total loss or almost total loss of an investor’s investment if that movement is contrary to the investment objective of the Fund in which an investor has invested, even if such Fund’s benchmark subsequently moves in an opposite direction, eliminating all or a portion of the movement. This would be the case with downward single-day or intraday movements in the underlying benchmark of a Fund or upward single-day or intraday movements in the benchmark of a Fund, even if the underlying benchmark maintains a level greater than zero at all times.

Liquidity Risk

Financial Instruments cannot always be liquidated at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption can also make it difficult to liquidate a position or find a swap or forward contract counterparty at a reasonable cost. Market illiquidity may cause losses for the Funds. The large size of the positions which the Funds may acquire increases the risk of illiquidity by both making their positions more difficult to liquidate and increasing the losses incurred while trying to do so. Any type of disruption or illiquidity will potentially be exacerbated due to the fact that the Funds will typically invest in Financial Instruments related to one benchmark, which in many cases is highly concentrated.

“Contango” and “Backwardation” Risk

The Funds typically hold futures contracts. As the futures contracts near expiration, they are generally replaced by contracts that have a later expiration. Thus, for example, a contract purchased and held in November 2019 may specify a January 2020 expiration. As that contract nears expiration, it may be replaced by selling the January 2020 contract and purchasing the contract expiring in March 2020. This process is referred to as “rolling.” Rolling may have a positive or negative impact on performance. For example, historically, the prices of certain types of futures contracts have frequently been higher for contracts with shorter-term expirations than for contracts with longer-term expirations, which is referred to as “backwardation.” In these circumstances, absent other factors, the sale of the January 2020 contract would take place at a price that is higher than the price at which the March 2020 contract is purchased, thereby creating a gain in connection with rolling. While certain types of futures contracts have historically exhibited consistent periods of backwardation, backwardation will likely not exist in these markets at all times.

VS Trust
NOTES TO FINANCIAL STATEMENTS
June 30, 2022
(unaudited)

NOTE 8 — RISK (cont.)

Since the introduction of VIX futures contracts, there have frequently been periods where VIX futures prices reflect higher expected volatility levels further out in time. This can result in a loss from “rolling” the VIX futures to maintain the constant weighted average maturity of the applicable Fund benchmark. Losses from exchanging a lower priced VIX future for a higher priced longer-term future in the rolling process could adversely affect the value of a Fund and, accordingly, decrease the return of a Fund.

Natural Disaster/Epidemic Risk

Natural or environmental disasters, such as earthquakes, fires, floods, hurricanes, tsunamis and other severe weather-related phenomena generally, and widespread disease, including pandemics and epidemics (for example, the novel coronavirus COVID-19), have been and can be highly disruptive to economies and markets and have recently led, and may continue to lead, to increased market volatility and significant market losses. Such natural disaster and health crises could exacerbate political, social, and economic risks previously mentioned, and result in significant breakdowns, delays, shutdowns, social isolation, and other disruptions to important global, local and regional supply chains affected, with potential corresponding results on the operating performance of the Funds and their investments. A climate of uncertainty and panic, including the contagion of infectious viruses or diseases, may adversely affect global, regional, and local economies and reduce the availability of potential investment opportunities, and increases the difficulty of performing due diligence and modeling market conditions, potentially reducing the accuracy of financial projections. Under these circumstances, the Funds may have difficulty achieving their investment objectives which may adversely impact performance. Further, such events can be highly disruptive to economies and markets, significantly disrupt the operations of individual companies (including, but not limited to, the Funds’ Sponsor and third party service providers), sectors, industries, markets, securities and commodity exchanges, currencies, interest and inflation rates, credit ratings, investor sentiment, and other factors affecting the value of the Funds’ investments. These factors can cause substantial market volatility, exchange trading suspensions and closures and can impact the ability of the Funds to complete redemptions and otherwise affect Fund performance and Fund trading in the secondary market. A widespread crisis may also affect the global economy in ways that cannot necessarily be foreseen at the current time. How long such events will last and whether they will continue or recur cannot be predicted. Impacts from these events could have significant impact on a Fund’s performance, resulting in losses to your investment.

Risk that Current Assumptions and Expectations Could Become Outdated As a Result of Global Economic Shocks

The onset of the novel coronavirus (COVID-19) has caused significant shocks to global financial markets and economies, with many governments taking extreme actions to slow and contain the spread of COVID-19. These actions have had, and likely will continue to have, a severe economic impact on global economies as economic activity in some instances has essentially ceased. Financial markets across the globe are experiencing severe distress at least equal to what was experienced during the global financial crisis in 2008. In March 2020, U.S. equity markets entered a bear market in the fastest such move in the history of U.S. financial markets. Contemporaneous with the onset of the COVID-19 pandemic in the US, oil experienced shocks to supply and demand, impacting the price and volatility of oil. The global economic shocks being experienced as of the date hereof may cause the underlying assumptions and expectations of the Funds to become outdated quickly or inaccurate, resulting in significant losses.

NOTE 9 — SUBSEQUENT EVENTS

Management has evaluated the possibility of subsequent events existing in the Trust’s and the Funds’ financial statements through the date the financial statements were issued. Management has determined that there are no material events that would require disclosure in the Trust’s or the Funds’ financial statements through this date.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following chart reflects estimated amounts required to prepare and file this Registration Statement and complete the offering of the Shares registered hereby.

Approximate Amount
Securities and Exchange Commission Registration Fee	$(1)
FINRA Filing Fee	$0
Printing Expenses	$15,000
Fees of Certified Public Accountants	$0
Fees of Counsel	$15,000
Total	$(2)

____________

(1)      Applicable registration fees have been deferred in accordance with Rules 456(d) and 457(u) under the Securities Act and will be paid on an annual net basis no later than 90 days after the end of each fiscal year and are therefore not estimable at this time.

(2)      Because an indeterminable amount of securities is covered by this Registration Statement, the total expenses in connection with the issuance and distribution of the Shares are, therefore, not currently determinable.

Item 14. Indemnification of Directors and Officers.

The amended and restated Trust Agreement of the Trust provides for, and as amended from time-to-time, will provide for, the indemnification of the Sponsor. The Sponsor (including Covered Persons as will be provided under each amended and restated Trust Agreement) shall be indemnified by the Trust (or any Fund separately to the extent the matter in question relates to a single Fund or is otherwise disproportionate), against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Sponsor may be or may have been involved as a party or otherwise or with which such Sponsor may be or may have been threatened, while in office or thereafter, by reason of any alleged act or omission as the Sponsor or by reason of his or her being or having been the Sponsor except with respect to any matter as to which such Sponsor shall have been finally adjudicated in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Sponsor’s action was in the best interests of the Trust and except that the Sponsor shall not be indemnified against any liability to the Trust or its Shareholders by reason of willful misconduct or gross negligence of such Sponsor.

Item 15. Recent Sales of Unregistered Securities.

None.

Item 16. Exhibits and Financial Statement Schedules.

The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

(a)     Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description of Document
3.1*	Restated Certificate of Trust
4.1*	Trust Agreement
4.2*	Form of Authorized Participant Agreement
5.1*	Form of Opinion of Richards, Layton & Finger, P.A. as to legality and Delaware law
8.1*	Form of Opinion of Chapman & Cutler LLP as to income tax matters
10.1*	Form of Sponsor Agreement
10.2*	Form of Transfer Agency Servicing Agreement
10.3*	Form of Custody Agreement
10.4*	Form of Marketing Agent Agreement
10.5*	Form of Futures Account Agreement
10.6*	Form of Administration Servicing Agreement
10.7*	Form of Sub-Administration Servicing Agreement
10.8*	Form of Fund Accounting Servicing Agreement
10.9*	Commodity Sub-Advisory Agreement
23.1*	Consent of Chapman & Cutler LLP as tax counsel is included as part of Exhibit 8.1
23.2*	Consent of Richards, Layton & Finger, P.A. is included as part of Exhibit 5.1
23.3**	Consent of Tait, Weller & Baker LLP

____________

*        Previously submitted.

**      Included herewith

(b)    The following financial statements are included in the Prospectus:

VS Trust
-1x Short VIX Futures ETF
2x Long VIX Futures ETF
Audited Financial Statements as of December 31, 2021 and 2020
Report of Independent Registered Public Accounting Firm
Statements of Financial Condition
Notes to Financial Statements

Unaudited Financial Statements as of March 31, 2022
Statements of Financial Condition, Schedule of Investments, Statements of Operations,
Statements of Changes in Shareholders’ Equity, and Statements of Cash Flows
Notes to Financial Statements

Unaudited Financial Statements as of June 30, 2022
Statements of Financial Condition, Schedule of Investments, Statements of Operations,
Statements of Changes in Shareholders’ Equity, and Statements of Cash Flows
Notes to Financial Statements

Item 17. Undertakings.

(a)     The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement

(i)     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 per cent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A)    Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S–8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B)    Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S–3 or Form F–3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)     If the registrant is relying on Rule 430B:

That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to this offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in this registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into a registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or their securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their respective counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i)     The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Palm Beach Gardens, State of Florida, on October 7, 2022.

VS Trust
/s/ Justin Young
Name:	Justin Young
Title:	Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Justin Young
Name:	Justin Young
Titles:	Principal Executive Officer, VS Trust
Principal Financial Officer, VS Trust
Principal Accounting Officer, VS Trust
Date:	October 7, 2022

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed, on behalf of the Sponsor, by the following persons in the capacities and on the dates indicated.

/s/ Justin Young
Name:	Justin Young
Titles:	Principal of the Sponsor
Date:	October 7, 2022
/s/ Stuart Barton
Name:	Stuart Barton
Titles:	Principal of the Sponsor
Date:	October 7, 2022